WAIVER, CONSENT AND THIRTEENTH AMENDMENT
TO REVOLVING CREDIT, TERM LOAN AND
GUARANTY AGREEMENT

            WAIVER, CONSENT AND THIRTEENTH AMENDMENT, dated as of August 11, 2005 (the "Amendment"), to the REVOLVING CREDIT, TERM LOAN AND GUARANTY AGREEMENT, dated as of December 24, 2002, among UNITED AIR LINES, INC., a Delaware corporation (the "Borrower"), a debtor and a debtor-in-possession in a case pending under Chapter 11 of the Bankruptcy Code, UAL CORPORATION, a Delaware corporation and the parent company of the Borrower (the "Parent") and all of the direct and indirect subsidiaries of the Borrower and the Parent signatory thereto (the "Subsidiaries" and together with the Parent, each a "Guarantor" and collectively the "Guarantors"), each of which Guarantors referred to in this paragraph is a debtor and a debtor-in-possession in a case pending under Chapter 11 of the Bankruptcy Code, JPMORGAN CHASE BANK, N.A. (formerly known as JPMorgan Chase Bank), a national banking corporation ("JPMCB"), CITICORP USA, INC., a Delaware corporation ("CITI"), THE CIT GROUP/BUSINESS CREDIT, INC., a New York corporation ("CIT Group"), GENERAL ELECTRIC CAPITAL CORPORATION, a Delaware corporation ("GECC"), each of the other financial institutions from time to time party hereto (together with JPMCB, CITI, CIT Group and GECC, the "Lenders"), JPMORGAN CHASE BANK, N.A. and CITI, as co-administrative agents (together, the "Agents") for the Lenders and JPMORGAN CHASE BANK, N.A., as paying agent (in such capacity, the "Paying Agent") for the Lenders.

W I T N E S S E T H:

            WHEREAS, the Borrower, the Guarantors, the Lenders, the Paying Agent and the Agents are parties to that certain Revolving Credit, Term Loan and Guaranty Agreement, dated as of December 24, 2002 (as heretofore amended, modified, supplemented or restated, and as in effect on the date hereof, the "Credit Agreement");

            WHEREAS, the Borrower and the Guarantors have requested that the Lenders agree to (A) waive the Events of Default described in Article II hereof, (B) consent to (i) the consummation by the Borrower of certain transactions described in Article III hereof and (ii) the amendments and supplemental grants to the Security and Pledge Agreement and SGR Security Agreement described in Article III hereof and (C) amend the Credit Agreement as set forth in Article IV hereof to, among other things, add a new $320,000,000 "Tranche C Loan" to the Credit Agreement which may be increased to $350,000,000 as set forth in Section 2.01(c) of Exhibit A attached hereto, all subject to and upon the terms and conditions set forth herein; and

            WHEREAS, upon the occurrence of the Effective Date of this Amendment, each of the Tranche C Lenders shall be deemed to have become, by executing and delivering this Amendment, a party to the Credit Agreement (as in effect after giving effect to the Amendment) in the form of Exhibit A hereto as a "Lender" and shall have the rights and obligations of a Lender thereunder and each of the Tranche C Lenders shall have the interest shown opposite its name on Annex A to the Credit Agreement (as is in effect after giving effect to this Amendment) under the heading "Tranche C Term Loan Commitment", as each of the same may be reduced from time to time pursuant to Section 2.10 or Section 2.13 of the Credit Agreement.

            NOW, THEREFORE, the parties hereto hereby agree as follows:

ARTICLE I. Definition

            1.    As used herein, all terms that are defined in the Credit Agreement after giving effect to this Amendment
(which will be in the form of the document attached as Exhibit A hereto) shall have the same meanings herein.

ARTICLE II. Waivers

            2.  Waiver. The Lenders hereby waive any Defaults or Events of Default that have occurred as a result of the Borrower's (i) having expended funds to purchase certain "Tranche B" and "Tranche C" indebtedness under the EETC Facility in violation of Sections 6.10 and 6.16 of the Credit Agreement, (ii) having expended approximately $290,000,000 to purchase certain "Tranche A" indebtedness under the EETC Facility in violation of Sections 6.10 and 6.16 of the Credit Agreement, (iii) having applied to the Bankruptcy Court for authority to consummate the transactions described in clauses (i) and (ii) of this Paragraph 3 in violation of Section 6 to the Credit Agreement, (iv) having applied to the Bankruptcy Court for authority to consummate the transactions contemplated by the PDG Restructuring in violation of Section 6 of the Credit Agreement, (v) having granted Liens (and having applied to the Bankruptcy Court for authority to grant such Liens) on, or made, the EETC Deposit (relating to any potential disputes concerning the amount of accrued interest owed by the Borrower with respect to Tranche A of the EETC Facility) in violation of Sections 6.01 and 6.16 of the Credit Agreement, (vi) having taken any action with respect to the relinquishment of two (2) Primary Foreign Slots (for each season commencing summer 2006) at Charles de Gaulle International Airport set forth on Schedule 1 attached hereto prior to the Effective Date (as defined in Article V of this Amendment), (vii) having taken any action to exchange, or consummated a transaction relating to the exchange, of one pair of Primary Foreign Slots at Heathrow London Airport as described on Exhibit E attached hereto prior to the Effective Date or (viii) having consummated the sale or disposition of certain fuel equipment and related assets located at Chicago O'Hare International Airport in connection with the Borrower's outsourcing of its fueling operations in violation of Section 6.11 of the Credit Agreement.

ARTICLE III. Consents

            3.    (A)    Amendments to Security Documents. The Lenders hereby consent to, and authorize the Collateral Agent to execute, (i) a Sixth Amendment to the Aircraft Mortgage, substantially in the form of Exhibit B attached hereto, to incorporate modifications to the Aircraft Mortgage appropriate to accommodate the execution of the Tranche C Aircraft Mortgage; (ii) a Third Amendment and Supplemental Grant to the SGR Security Agreement, substantially in the form of Exhibit C attached hereto, to among other things provide for a grant by the Borrower and each Guarantor of a security interest in the Collateral (as defined in the SGR Security Agreement) in favor of the Tranche C Collateral Agent; and (iii) a Second Amendment and Supplemental Grant to the Security and Pledge Agreement, substantially in the form of Exhibit D attached hereto, to among other things provide a grant of a security interest in the Collateral (as defined in the Security and Pledge Security Agreement) in favor the Tranche C Collateral Agent.

                    (B)    Collateral Matters.

                                    (i)    The Lenders hereby consent to, (x) to the extent that the relinquishment described in paragraph 2(vi) of this Amendment shall not have been consummated prior to the Effective Date, the permanent relinquishment by the Borrower of such Primary Foreign Slots at Charles de Gaulle International Airport and (y) the modification of Schedule 1.01(b) to the Credit Agreement and Schedule 4(f) to the SGR Security Agreement upon the relinquishment of the two (2) Primary Foreign Slots at Charles de Gaulle International Airport referred to in Article II of this Amendment to reflect such relinquishment;

                                    (ii)    The Lenders hereby consent to (i) the consummation by the Borrower of certain transactions relating to Primary Foreign Slots at London Heathrow Airport as described in Exhibit E hereto to the extent set forth therein and (ii) the modification of Schedule 1.01(b) to the Credit Agreement and Schedule 4(f) to the SGR Security Agreement as set forth in Exhibit E hereto; and

                                    (iii)    Consent to Release of Collateral. The Lenders hereby consent to the disposition by the Borrower of, and the release by the Collateral Agent of liens of record filed with the FAA on, up to three (3) engines to be identified by the Borrower, which engines shall be reasonably satisfactory to the Collateral Agent, in connection with the Borrower's grant in favor of an 1110 financier of a security interest in such engine in order to permit the Borrower to satisfy its contractual obligation to such financier to pledge an engine in replacement of an engine constituting a Section 1110 Asset.

ARTICLE IV. Amendments

            4.  Amendments to Body of Credit Agreement. The Credit Agreement is hereby amended by inserting each of the provisions which appear with computerized underscoring and by deleting each of the provisions which appear with computerized strike-through in the document annexed hereto as Exhibit A.

            5.  Amendment to Annex A. Annex A to the Credit Agreement is hereby replaced in its entirety by Annex A to the document attached as Exhibit A hereto (it being understood that the Tranche A Commitments and Tranche B Commitments on such new Annex A shall reflect the Tranche A Commitments and Tranche B Commitments held by each Tranche A Lender and Tranche B Lender, respectively, on August 11, 2005).

            6.  Amendment to Exhibits and Schedules. The Credit Agreement is hereby amended by incorporating therein (A) a new Schedule B ("Tranche C Priority Collateral") in the form of Exhibit F to this Amendment and (B) a new Exhibit I ("Form of Tranche C Aircraft Mortgage") in the form of Exhibit G to this Amendment.

            7.  Amendment to Schedules. Schedule 3.06 to the Credit Agreement is hereby replaced in its entirety with revised Schedule 3.06 attached hereto as Exhibit H.

            8.  Amendments to Table of Contents. The Table of Contents of the Credit Agreement is hereby replaced in its entirety by the Table of Contents of the document attached as Exhibit A hereto.

ARTICLE V. Miscellaneous

            9.  Conditions to Effectiveness. The waivers, consents and amendments set forth in Article IV of this Amendment shall not become effective until the date (the "Effective Date") on which the following conditions precedent shall have been satisfied (or waived by the Required Lenders):

                    (A)    Execution. This Amendment shall have been executed by the Borrower, the Guarantors, Lenders constituting the Required Lenders and each of the Tranche C Lenders and each Agent shall have received evidence reasonably satisfactory to it of such execution.

                    (B)    Bankruptcy Court Order. The Bankruptcy Court shall have entered an order reasonably satisfactory in form and substance to the Agents and the Tranche C Agent approving the terms of this Amendment (and of the payment of the fees referred to in Paragraph C below) which order shall be in full force and effect, and shall not have been vacated, stayed, reversed, modified or amended in any respect that the Agents or the Tranche C Agent reasonably determine to be adverse to the interests of the Lenders; and, if such order is the subject of a pending appeal in any respect, the continued performance by the Borrower or any of the Guarantors of any of their respective obligations under the Credit Agreement or under the Loan Documents or under any other instrument or agreement referred to therein shall not be the subject of a presently effective stay pending appeal.

                    (C)    Payment of Fees to JPMCB. The Borrower shall have paid to the Tranche C Agent for its own account the fees in the amounts heretofore agreed upon by the Borrower and the Tranche C Agent.

                    (D)    Corporate and Judicial Proceedings. All corporate and judicial proceedings and all instruments and agreements in connection with the transactions among the Borrower, the Guarantors, the Agents, the Tranche C Agent and the Lenders contemplated by this Amendment shall be reasonably satisfactory in form and substance to the Lenders, and the Agents, the Tranche C Agent and the Lenders shall have received all information and copies of all documents and papers, including records of corporate and judicial proceedings, which the Agents or the Tranche C Agent may have reasonably requested in connection herewith, such documents and papers where appropriate to be certified by proper corporate, governmental or judicial authorities.

            10.  Ratification. Except to the extent hereby amended, the Credit Agreement and each of the Loan Documents remain in full force and effect and are hereby ratified and affirmed.

            11.  Costs and Expenses. The Borrower agrees that its obligations set forth in Section 10.05 of the Credit Agreement shall extend to the preparation, execution and delivery of this Amendment and the commitment letter relating to this Amendment, including the reasonable fees and disbursements of special counsel to the Agents and the Tranche C Agent.

            12.  Representations and Warranties. The Borrower represents and warrants to the Lenders, to induce the Lenders to enter into this Amendment, that no Event of Default or event with the passage of time would constitute an Event of Default (other than the Events of Default described in Article II herein) exists on the date hereof and that each of the representations and warranties made by the Borrower in the Credit Agreement and each other Loan Document are true and correct in all material respects as of the date hereof except where such representation or warranty relates to a specific date, in which such representation or warranty shall be true and correct in all material respects as of such date.

            13.  References. This Amendment shall be limited precisely as written and shall not be deemed (a) to be a consent granted pursuant to, or a waiver or modification of, any other term or condition of the Credit Agreement or any of the instruments or agreements referred to therein or (b) to prejudice any right or rights which the Agents, the Tranche C Agent or the Lenders may now have or have in the future under or in connection with the Credit Agreement or any of the instruments or agreements referred to therein. Whenever the Credit Agreement is referred to in the Credit Agreement or any of the instruments, agreements or other documents or papers executed or delivered in connection therewith, such reference shall be deemed to mean the Credit Agreement as modified by this Amendment.

            14.  Counterparts. This Amendment may be executed in any number of counterparts and by the different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute but one and the same instrument. A fax copy or PDF copy of a counterpart signature page shall serve as the functional equivalent of a manually executed copy for all purposes.

            15.Applicable Law. This Amendment shall be governed by, and construed in accordance with, the laws of the State of New York.

[SIGNATURE PAGES TO FOLLOW]

                    IN WITNESS WHEREOF, the parties hereto have caused this Waiver, Consent and Thirteenth Amendment to be duly executed as of the day and the year first written.

BORROWER:

UNITED AIR LINES, INC. By: /s/ Frederic F. Brace Name: Frederic F. Brace Title: Executive Vice President & CFO

GUARANTORS:

AIR WIS SERVICES, INC. By: /s/ Frederic F. Brace Name: Frederic F. Brace Title: Executive Vice President & CFO

AIR WISCONSIN, INC. By: /s/ Frederic F. Brace Name: Frederic F. Brace Title: Executive Vice President & CFO

DOMICILE MANAGEMENT SERVICES, INC. By: /s/ Paul R. Lovejoy Name: Paul R. Lovejoy Vice President and Secretary

FOUR STAR LEASING, INC. By: /s/ Frederic F. Brace Name: Frederic F. Brace Title: Executive Vice President & CFO

KION LEASING, INC. By: /s/ Frederic F. Brace Name: Frederic F. Brace Title: Executive Vice President & CFO

MILEAGE PLUS, INC. By: /s/ Frederic F. Brace Name: Frederic F. Brace Title: Vice President

PREMIER MEETING AND TRAVEL SERVICES, INC. By: /s/ Frederic F. Brace Name: Frederic F. Brace Title: Vice President and Treasurer

UAL BENEFITS MANAGEMENT, INC. By: /s/ Frederic F. Brace Name: Frederic F. Brace Title: Vice President and Treasurer

UAL COMPANY SERVICES, INC. By: /s/ Frederic F. Brace Name: Frederic F. Brace Title: Vice President and Treasurer

UAL CORPORATION By: /s/ Frederic F. Brace Name: Frederic F. Brace Title: Vice President

UNITED AVIATION FUELS CORPORATION By: /s/ Frederic F. Brace Name: Frederic F. Brace Title: Vice President

UNITED COGEN, INC. By: /s/ Paul Lovejoy Name: Paul R. Lovejoy Title: Senior Vice President & Secretary

UNITED GHS, INC. By: /s/ Frederic F. Brace Name: Frederic F. Brace Title: President

UNITED VACATIONS, INC. By: /s/ Frederic F. Brace Name: Frederic F. Brace Title: Vice President

UNITED WORLDWIDE CORPORATION By: /s/ Frederic F. Brace Name: Frederic F. Brace Title: President

LENDERS:

JPMORGAN CHASE BANK, as Agent, Collateral Agent, Tranche C Agent, Tranche C Collateral Agent, Tranche A Lender, Tranche B Lender and Tranche C Lender

By: /s/Matthew H. Massie
Name: Matthew H. Massie
Title: Managing Director

CITICORP USA, INC. as Agent, Collateral Agent, Tranche A Lender and Tranche B Lender By: /s/ James J. McCarthy Name: James J. McCarthy Title: Vice President and Director
            TRANCHE A LENDERS AND
            TRANCHE B LENDERS:

                                                    ACCESS INSTITUTIONAL LOAN FUND
                                                     By: Deefield Capital Management LLC as
                                                     its Portfolio Manager

                                                      By: /s/ Peter Sakon
                                                    Name: Peter Sakon
                                        Title: Vice President                                                         AIM FLOATING RATE FUND
                                                      By: INVESCO Senior Secured Management, Inc.
                                                      As Sub-Advisor                                                        By: /s/ Thomas H. B. Ewald                                                    Name: Thomas H. B. Ewald
                                                   Title: Authorized Signatory

                                                       APIDOS CDO I

                                                     By: /s/ John W. Stelwagon

                                                   Name: John W. Stelwagon
                                                  Title: Managing Director
APIDOS CDO II WAREHOUSE By: /s/ John W. Stelwagon Name: John W. Stelwagon Title: Managing Director

ASSETS MANAGEMENT COMMITTEE OF THE COCA-COLA COMPANY MASTER RETIREMENT TRUST
By: Fidelity Management Trust Company, as Investment Manager under power of attorney

By: /s/ John P. [Illegible]
Name: John P. [Illegible]
Title:

AVALON CAPITAL LTD. 3 By: INVESCO Senior Secured Management, Inc. As Asset Manager By: /s/ Thomas H. B. Ewald Name: Thomas H. B. Ewald Title: Authorized Signatory

AVERY POINT CLO, LTD. By: Sankaty Advisors, LLC as Collateral Manager By: /s/ James F. Kellogg III Name: James F. Kellogg III Title: Managing Director

AVL LOAN FUNDING LLC By: AVL Loan Funding LLC for itself or as agent for AVL2 Loan Funding LLC By: /s/ Janet Haack Name: Janet Haack Title: Attorney-In-Fact

BALLYROCK CDO I LIMITED By: Ballyrock Investment Advisors LLC, as Collateral Manager By: /s/ Lisa Rymut Name: Lisa Rymut Title: Assistant Treasurer

BALLYROCK CLO II LIMITED By: Ballyrock Investment Advisors LLC, as Collateral Manager By: /s/ Lisa Rymut Name: Lisa Rymut Title: Assistant Treasurer

BALLYROCK CLO III LIMITED By: Ballyrock Investment Advisors LLC, as Collateral Manager By: /s/ Lisa Rymut Name: Lisa Rymut Title: Assistant Treasurer

BAYERISCHE LANDESBANK By: /s/ Gerard Machado Name: Gerard Machado Title: Vice President By: /s/ Stuart Schulman Name: Stuart Schulman Title: Senior Vice President

BLUE SQUARE FUNDING LIMITED SERIES 3 By: /s/ Deborah O'Keeffe Name: Deborah O'Keeffe Title: Vice President

BRYN MAWR CLO, Ltd. By: Deerfield Capital Management LLC as its Collateral Manager By: /s/ Peter Sakon Name: Peter Sakon Title: Vice President

CANPARTNERS INVESTMENTS IV, LLC By: Canyon Investments IV, LLC, a California limited liability company By: /s/ Mitchell R. Julius Name: Mitchell R. Julius Title: Managing Director

CANYON CAPITAL CDO 2002-1 LTD By: Canyon Capital Advisors LLC, a Delaware limited liability company, its Collateral Manager By: /s/ Mitchell R. Julius Name: Mitchell R. Julius Title: Managing Director

CANYON CAPITAL CLO 2004-1 LTD.
By: Canyon Capital Advisors LLC, a Delaware
limited liability company, its
Collateral Manager

By: /s/ Mitchell R. Julius
Name: Mitchell R. Julius
Title: Managing Director

CARLYLE HIGH YIELD PARTNERS III, LTD. By: /s/ Linda Pace Name: Linda Pace Title: Managing Director

CARLYLE HIGH YIELD PARTNERS IV, LTD. By: /s/ Linda Pace Name: Linda Pace Title: Managing Director

CARLYLE HIGH YIELD PARTNERS VI, LTD. By: /s/ Linda Pace Name: Linda Pace Title: Managing Director

CARLYLE HIGH YIELD PARTNERS VII LTD. By: /s/ Linda Pace Name: Linda Pace Title: Managing Director

CARLYLE LOAN INVESTMENT, LTD. By: /s/ Linda Pace Name: Linda Pace Title: Managing Director

CARLYLE LOAN OPPORTUNITY FUND By: /s/ Linda Pace Name: Linda Pace Title: Managing Director

CASPIAN CAPITAL PARTNERS, L.P. By: Mariner Investment Group By: /s/ Charles. Howe II Name: Charles Howe II Title: Treasurer

CASTLE HILL I - INGOTS, LTD. By: Sankaty Advisors, LLC as Collateral Manager By: /s/ James F. Kellogg III Name: James F. Kellogg III Title: Managing Director

CASTLE HILL II - INGOTS, LTD. By: Sankaty Advisors, LLC as Collateral Manager By: /s/ James F. Kellogg III Name: James F. Kellogg III Title: Managing Director

CASTLE HILL III CLO By: Sankaty Advisors, LLC as Collateral Manager By: /s/ James F. Kellogg III Name: James F. Kellogg III Title: Managing Director

CHAMPLAIN CLO, LTD. By: INVESCO Senior Secured Management, Inc. As Asset Manager By: /s/ Thomas H. B. Ewald Name: Thomas H. B. Ewald Title: Authorized Signatory

CHARTER VIEW PORTFOLIO By: INVESCO Senior Secured Management, Inc. As Asset Manager By: /s/ Thomas H. B. Ewald Name: Thomas H. B. Ewald Title: Authorized Signatory

THE CIT GROUP/BUSINESS CREDIT, INC. By: /s/ Carl Giordano Name: Carl Giordano Title: Assistant Vice President

CITIGROUP FINANCIAL PRODUCTS INC. By: /s/ Jeffrey S. Jacob Name: Jeffrey S. Jacob Title: Managing Director

CLASSIC CAYMAN B.D. LIMITED By: /s/ Craig Meisner Name: Craig Meisner Title: Authorized Signatory By: /s/ Janet Wolff Name: Janet Wolff Title: Authorized Signatory

COSTANTINUS EATON VANCE CDO V, LTD. By: Eaton Vance Management as Investment Advisor By: /s/ Michael B. Botthof Name: Michael B. Botthof Title: Vice President

CUMBERLAND II CLO, LTD. By: Deerfield Capital Management LLC as its Collateral Manager By: /s/ Peter Sakon Name: Peter Sakon Title: Vice President

CYPRESSTREE CLAIF FUNDING LLC By: /s/ Anna M. Tallent Name: Anna M. Tallent Title: Assistant Vice President

Investors Bank & Trust Company as Sub-Custodian Agent of

CYPRESSTREE INTERNATIONAL LOAN HOLDING COMPANY LIMITED

By: /s/ John A. Frabotta
Name: John A. Frabotta
Title: Director

By: /s/ Richard E. [Illegible]
Name: Richard E. [Illegible]
Title:

DIAMOND SPRINGS TRADING LLC By: /s/ Anna M. Tallent Name: Anna M. Tallent Title: Assistant Vice President

DIVERSIFIED CREDIT PORTFOLIO LTD. By: INVESCO Senior Secured Management, Inc. as Investment Advisor By: /s/ Thomas H. B. Ewald Name: Thomas H.B. Ewald Title: Authorized Signatory

DUANE STREET CLO 1, LTD. By: /s/ Paul Travers Name: Paul Travers Title: Managing Director

DUNES FUNDING LLC By: /s/ Anna M. Tallent Name: Anna M. Tallent Title: Assistant Vice President

EAGLE MASTER FUND LTD. By: Citigroup Alternative Investments LLC, as Investment Manager for and on behalf of Eagle Master Fund Ltd. By: /s/ Roger Yees Name: Roger Yee Title: Vice President

EATON VANCE CDO III, LTD. By: Eaton Vance Management as Investment Advisor By: /s/ Michael B. Botthof Name: Michael B. Botthof Title: Vice President

EATON VANCE CDO VI, LTD. By: Eaton Vance Management as Investment Advisor By: /s/ Michael B. Botthof Name: Michael B. Botthof Title: Vice President

EATON VANCE FLOATING-RATE INCOME TRUST By: Eaton Vance Management as Investment Advisor By: /s/ Michael B. Botthof Name: Michael B. Botthof Title: Vice President

EATON VANCE INSTITUTIONAL SENIOR LOAN FUND By: Eaton Vance Management as Investment Advisor By: /s/ Michael B. Botthof Name: Michael B. Botthof Title: Vice President

EATON VANCE LIMITED DURATION INCOME FUND By: Eaton Vance Management as Investment Advisor By: /s/ Michael B. Botthof Name: Michael B. Botthof Title: Vice President

EATON VANCE SENIOR FLOATING-RATE TRUST By: Eaton Vance Management as Investment Advisor By: /s/ Michael B. Botthof Name: Michael B. Botthof Title: Vice President

EATON VANCE SENIOR INCOME TRUST By: Eaton Vance Management as Investment Advisor By: /s/ Michael B. Botthof Name: Michael B. Botthof Title: Vice President

EATON VANCE SHORT DURATION DIVERSIFIED INCOME FUND By: Eaton Vance Management as Investment Advisor By: /s/ Michael B. Botthof Name: Michael B. Botthof Title: Vice President

ELF FUNDING TRUST I
By: Highland Capital Management, L.P. as
Collateral Manager
By: Strand Advisors, Inc., its General Partner

By: /s/ Chad Schramek
Name: Chad Schramek
Title: Assistant Treasurer of Strand
Advisors, Inc., General Partner of
Highland Capital Management, L.P.

EMERALD ORCHARD LIMITED By: /s/ Denton Robinson Name: Denton Robinson Title: Loans Officer

EMPLOYERS INSURANCE COMPANY OF WASAU
By: Highland Capital Management, L.P. as
Collateral Manager
By: Strand Advisors, Inc., its General Partner

By: /s/ Chad Schramek
Name: Chad Schramek
Title: Assistant Treasurer of Strand
Advisors, Inc., General Partner of
Highland Capital Management, L.P.

FIDELITY ADVISOR SERIES II: FIDELITY ADVISOR STATEGIC INCOME FUND By: /s/ John H. Costello Name: John H. Costello Title: Assistant Treasurer

FIDELITY CENTRAL INVESTMENT PORTFOLIOS LLC: FIDELITY RATE CENTRAL INVESTMENT PORTFOLIO By: /s/ John H. Costello Name: John H. Costello Title: Assistant Treasurer

FIDELITY SCHOOL STREET TRUST: FIDELITY STRATEGIC INCOME FUND By: /s/ John H. Costello Name: John H. Costello Title: Assistant Treasurer

FIDELITY SUMMER STREET TRUST: FIDELITY CAPITAL & INCOME FUND By: /s/ John H. Costello Name: John H. Costello Title: Assistant Treasurer

FIRST TRUST/FOUR CORNERS SENIOR FLOATING RATE INCOME FUND II By: Four Corners Capital Management LLC, as Sub-Advisor By: /s/ Vijay Srinivasan Name: Vijay Srinivasan Title: Assistant Vice President

FOREST CREEK CLO, LTD By: Deerfield Capital Management LLC as its Collateral Manager By: /s/ Peter Sakon Name: Peter Sakon Title: Vice President

FORTRESS CREDIT FUNDING I LP By: /s/ Marc K. Furstein Name: Marc K. Furstein Title: Chief Operation Officer

FORTRESS CREDIT FUNDING II LP By: /s/ Marc K. Furstein Name: Marc K. Furstein Title: Chief Operation Officer

FORTRESS CREDIT OPPORTUNITIES I LP By: /s/ Marc K. Furstein Name: Marc K. Furstein Title: Chief Operating Officer

FORTRESS CREDIT OPPORTUNITIES II LP By: /s/ Marc K. Furstein Name: Marc K. Furstein Title: Chief Operating Officer

FORTRESS PORTFOLIO TRUST By: Four Corners Capital Management LLC, as Collateral Manager By: /s/ Vijay Srinivasan Name: Vijay Srinivasan Title: Assistant Vice President

FOUR CORNERS CLO 2005-I, LTD., as Lender By: Four Corners Capital Management LLC, as Collateral Manager By: /s/ Vijay Srinivasan Name: Vijay Srinivasan Title: Assistant Vice President

GALAXY CLO 1991-1, LTD. By AIG Global Investment Corp. Its Collateral Manager By: /s/ Steven S. Oh Name: Steven S. Oh Title: Managing Director

GALAXY CLO 2003-1, LTD. By AIG Global Investment Corp. Its Collateral Manager By: /s/ Steven S. Oh Name: Steven S. Oh Title: Managing Director

GALAXY III CLO LTD. By AIG Global Investment Corp. Its Collateral Manager By: /s/ Steven S. Oh Name: Steven S. Oh Title: Managing Director

GALAXY IV CLO LTD. By AIG Global Investment Corp. Its Collateral Manager By: /s/ Steven S. Oh Name: Steven S. Oh Title: Managing Director

GALAXY V CLO, LTD. By AIG Global Investment Corp. Its Collateral Manager By: /s/ Steven S. Oh Name: Steven S. Oh Title: Managing Director

GENERAL ELECTRIC CAPITAL CORPORATION By: /s/ Dennis W. Cloud Name: Dennis W. Cloud Title: Duly Authorized Signatory

GRAND CENTRAL ASSET TRUST, BDC SERIES By: /s/ Dominic Blea Name: Dominic Blea Title: Attorney-in-Fact

GRAND CENTRAL ASSET TRUST, ECL SERIES By: /s/ Janet Haack Name: Janet Haack Title: Attorney-in-Fact

GRAND CENTRAL ASSET TRUST, SINGLE NAME SERIES By: /s/ Suzanne Smith Name: Suzanne Smith Title: Attorney-in-Fact

GRAYSON & CO. By: Boston Management and Research as Investment Advisor By: /s/ Michael B. Botthof Name: Michael B. Botthof Title: Vice President

HARBOURTOWN FUNDING LLC By: /s/ Anna M. Tallent Name: Anna M. Talent Title: Assistant Vice President

HARCH CLO II LIMITED By: /s/ Michael E. Lewitt Name: Michael E. Lewitt Title: Authorized Signatory

HEWETT'S ISLAND CDO, LTD. By: CypressTree Investment Management Company, Inc. as Portfolio Manager By: /s/ John A. Frabotta Name: John A. Frabotta Title: Director

HEWETT'S ISLAND CDO II, LTD. By: CypressTree Investment Management Company, Inc. as Portfolio Manager By: /s/ John A. Frabotta Name: John A. Frabotta Title: Director

HEWETT'S ISLAND CDO III, LTD. By: CypressTree Investment Management Company, Inc. as Portfolio Manager By: /s/ John A. Frabotta Name: John A. Frabotta Title: Director

HIGHLAND FLOATING RATE ADVANTAGE FUND
By: Highland Capital Management, L.P., as Collateral Manager
By: Strand Advisors, Inc., its Investment Advisor

By: /s/ Joe Dougherty
Name: Joe Dougherty
Title: Senior Portfolio Manager Strand Advisors, Inc., General Partner of Highland Capital Management, L.P.

HIGHLAND FLOATING RATE LIMITED LIABILITY COMPANY
By: Highland Capital Management, L.P., as Collateral Manager
By: Strand Advisors, Inc., its Investment Advisor

By: /s/ Joe Dougherty
Name: Joe Dougherty
Title: Senior Portfolio Manager Strand Advisors, Inc., General Partner of Highland Capital Management, L.P.

HIGHLAND LEGACY LIMITED
By: Highland Capital Management, L.P. as Collateral Manager
By: Strand Advisors, Inc., its Investment Advisor

By: /s/ Chad Schramek
Name: Chad Schramek
Title: Assistant Treasurer Strand Advisors, Inc.,General Partner of Highland Capital Management, L.P.

HIGHLAND LOAN FUNDING V LTD.
By: Highland Capital Management, L.P., as Collateral Manager
By: Strand Advisors, Inc., its Investment Advisor

By: /s/ Chad Schramek
Name: Chad Schramek
Title: Assistant Treasurer Strand Advisors, Inc.,General Partner of Highland Capital Management, L.P.

HORIZON INCOME FUND, LTD. By: its investment advisor, MJX Asset Management LLC By: /s/ Ken Ostmann Name: Ken Ostmann Title: Director

ILLINOIS MUNICIPAL RETIREMENT FUND MASTER TRUST By: Fidelity Management Trust Company, as Investment Manager under power of attorney By: /s/ John P. [Illegible] Name: John P. [Illegible] Title:

Metropolitan West Asset Management, LLC, on behalf of ILLINOIS STATE UNIVERSITY RETIREMENT SYSTEM By: /s/ Joseph D. Hattesohl Name: Joseph D. Hattesohl Title: Chief Financial Officer

JASPER CLO, LTD.
By: Highland Capital Management, L.P., as Collateral Manager
By: Strand Advisors, Inc., its General Partner

By: /s/ Chad Schramek
Name: Chad Schramek
Title: Assistant Treasurer Strand Advisors, Inc., General Partner of Highland Capital Management, L.P.

KATONAH III, LTD. By: Sankaty Advisors, LLC as Sub-Advisors By: /s/ James E. Kellogg III Name: James E. Kellogg III Title: Managing Director

KATONAH IV, LTD. By: Sankaty Advisors, LLC as Sub-Advisors By: /s/ James E. Kellogg III Name: James E. Kellogg III Title: Managing Director

KATONAH V, Ltd. By: INVESCO Senior Secured Management, Inc. as Investment Manager By: /s/ Thomas H.B. Ewald Name: Thomas H.B. Ewald Title: Authorized Signatory

KNIGHT CBNA LOAN-FUNDING - KNIGHT CFPI LOAN FUNDING LLC, Knight CBNA Loan Funding, LLC for itself or as agent for Knight CFPI Loan Funding LLC

By: /s/ Dominic Blea
Name: Dominic Blea
Title: Attorney-in-Fact

LIBERTY MUTUAL FIRE INSURANCE COMPANY
By: Highland Capital Management, L.P. its Investment Advisor
By: Strand Advisors, Inc., its General Partner

By: /s/ Chad Schramek
Name: Chad Schramek
Title: Assistant Treasurer Strand Advisors,
Inc., General Partner of Highland Capital
Management, L.P.

LIBERTY MUTUAL INSURANCE COMPANY
By: Highland Capital Management, L.P. its Investment Advisor
By: Strand Advisors, Inc., its General Partner

By: /s/ Chad Schramek
Name: Chad Schramek
Title: Assistant Treasurer Strand Advisors,
Inc., General Partner of Highland
Capital Management, L.P.

LIGHTPOINT CLO 2004-1, LTD. PREMIUM LOAN TRUST I, LTD. LIGHTPOINT CLO III, LTD. By: /s/ Guia Trutter Name: Guia Trutter Title: Managing Director

LISPENARD STREET CREDIT (MASTER), LTD. By: /s/ Lawrence Wolfson Name: Lawrence Wolfson Title: Authorized Signatory

LOAN FUNDING VII LLC
By: Highland Capital Management, L.P. its Investment Advisor
By: Strand Advisors, Inc., its General Partner

By: /s/ Chad Schramek
Name: Chad Schramek
Title: Assistant Treasurer Strand
Advisors, Inc., General Partner of
Highland Capital Management, L.P.

LOAN FUNDING IX LLC, for itself or as agent for Corporate Loan Funding IX LLC
By: INVESCO Senior Secured Management, Inc. as Portfolio Manager

By: /s/ Thomas H.B. Ewald
Name: Thomas H.B. Ewald
Title: Authorized Signatory

Sankaty Advisors, LLC as Collateral Manager for LOAN FUNDING XI LLC By: /s/ James F. Kellogg III Name: James F. Kellogg III Title: Managing Director

LONG GROVE CLO, LIMITED By: Deerfield Capital Management LLC as its Collateral Manager By: /s/ Peter Sakon Name: Peter Sakon Title: Vice President

MARINER LDC By: Mariner Investment Group By: /s/ Charles Howe II Name: Charles Howe II Title: Treasurer

MARINER OPPORTUNITY FUND, LP By: Mariner Investment Group By: /s/ Charles Howe II Name: Charles Howe II Title: Treasurer

MARKET SQUARE CLO, LTD. By: Deerfield Capital Management LLC as its Collateral Manager By: /s/ Peter Sakon Name: Peter Sakon Title: Vice President

MCDONNELL LOAN OPPORTUNITY LTD. By: McDonnell Investment Management, LLC, as Investment Manager By: /s/ Kathleen A. Zarn Name: Kathleen A. Zarn Title: Vice President

METROPOLITAN WEST ALPHATRAK 500 FUND By: /s/ Joseph D. Hattesohl Name: Joseph D. Hattesohl Title: Treasurer

METROPOLITAN WEST HIGH YIELD BOND FUND By: /s/ Joseph D. Hattesohl Name: Joseph D. Hattesohl Title: Treasurer

METROPOLITAN WEST STRATEGIC INCOME FUND By: /s/ Joseph D. Hattesohl Name: Joseph D. Hattesohl Title: Treasurer

MFS FLOATING RATE HIGH INCOME FUND By: /s/ Philip Robbins Name: Philip Robbins Title: Vice President

MFS FLOATING RATE INCOME FUND By: /s/ Philip Robbins Name: Philip Robbins Title: Vice President

Metropolitan West Asset Management, LLC, on behalf of MISSISSIPPI UNITED METHODIST FOUNDATION, INC. By: /s/ Joseph D. Hattesohl Name: Joseph D. Hattesohl Title: Chief Financial Officer

MOSELLE CLO S.A. By: INVESCO Senior Secured Management, Inc. Interim Collateral Manager By: /s/ Thomas H.B. Ewald Name: Thomas H.B. Ewald Title: Authorized Signatory

MUIRFIELD TRADING LLC. By: /s/ Anna M. Tallent Name: Anna M. Tallent Title: Assistant Vice President

PAM CAPITAL FUNDING L.P.
By: Highland Capital Management, L.P. As Collateral Manager

By: Strand Advisors, Inc., its General Partner
By: /s/ Chad Schramek
Name: Chad Schramek
Title: Assistant Treasurer Strand Advisors, Inc., General Partner of Highland Capital Management, L.P.

PIONEER FLOATING RATE TRUST
By: Highland Capital Management, L.P. As Collateral Manager

By: Strand Advisors, Inc., its General Partner
By: /s/ Joe Dougherty
Name: Joe Dougherty
Title: Senior Portfolio Manager Strand Advisors, Inc., General Partner of Highland Capital Management, L.P.

Sankaty Advisors, LLC as Collateral Manager for PROSPECT FUNDING I, LLC By: /s/ James F. Kellogg III Name: James F. Kellogg III Title: Managing Director

Sankaty Advisors, LLC as Collateral Manager for RACE POINT CLO, LIMITED By: /s/ James F. Kellogg III Name: James F. Kellogg III Title: Managing Director

Sankaty Advisors, LLC as Collateral Manager for RACE POINT II CLO, LIMITED By: s/ James F. Kellogg III Name: James F. Kellogg III Title: Managing Director

Sankaty Advisors, LLC as Collateral Manager for RACE POINT III CLO, LTD. By: /s/ James F. Kellogg III Name: James F. Kellogg III Title: Managing Director

Metropolitan West Asset Management, LLC on behalf of SAN-DIEGO CITY EMPLOYEES' RETIREMENT SYSTEM By: /s/ Joseph D. Hattesohl Name: Joseph D. Hattesohl Title: Chief Financial Officer

SECURITY BENEFIT LIFE INSURANCE COMPANY By: Four Corners Capital Management, LLC As Sub-Adviser By: /s/ Vijay Srinivasan l Name: Vijay Srinivasan Title: Assistant Vice President

SENIOR DEBT PORTFOLIO By: Boston Management and Research as Investment Advisor By: /s/ Michael B. Botthof Name: Michael B. Botthof Title: Vice President

SEQUILS-LIBERTY, LTD.
By: INVESCO Senior Secured Management, Inc.
As Collateral Manager

By: /s/ Thomas H. B. Ewald
Name: Thomas H. B. Ewald
Title: Authorized Signatory

Metropolitan West Asset Management, LLC, on behalf ofSIMT HIGH YIELD BOND FUND

By: /s/ Joseph D. Hattesohl
Name: Joseph D. Hattesohl
Title: Chief Financial Officer

SUNAMERICA SENIOR FLOATING RATE FUND, INC. By: AIG Global Investment Corp. Investment Sub-Advisor By: /s/ Steven S. Oh Name: Steven S. Oh Title: Managing Director

TORONTO DOMINION (NEW YORK), LLC By: /s/ Mazod Fikree Name: Mazod Fikree Title: Authorized Signatory

TRS FEINGOLD O'KEEFFE LLC By: /s/ Alice L. Wagner Name: Alice L. Wagner Title: Vice President

TRS FORE LLC By: /s/ Alice L. Wagner Name: Alice L. Wagner Title: Vice President

UAL INVESTORS, L.L.C. By: Farallon Capital Management, L.L.C., as its Manager By: /s/ Charles Ellewin Name: Charles Ellewin Title: Managing Member

UBS LOAN FINANCE LLC

By: /s/ Wilfred V. Saint
Name: Wilfred V. Saint
Title: Director, Banking Products Services, US

By: /s/ Richard L. Tavrow
Name: Richard L. Tavrow
Title: Director, Banking Products Services, US

VARIABLE INSURANCE PRODUCTS FUND IV: VIP STRATEGIC INCOME PORTFOLIO By: /s/ John H. Costello Name: John H. Costello Title: Assistant Treasurer

VENTURE CDO 2002 LIMITED By its investment advisor, MJX Asset Management LLC By: /s/ Ken Ostmann Name: Ken Ostmann Title: Director

VENTURE II CDO 2002 LIMITED By its investment advisor, MJX Asset Management LLC By: /s/ Ken Ostmann Name: Ken Ostmann Title: Director

VENTURE III CDO LIMITED By its investment advisor, MJX Asset Management LLC By: /s/ Ken Ostmann Name: Ken Ostmann Title: Director

VENTURE IV CDO LIMITED By its investment advisor, MJX Asset Management LLC By: /s/ Ken Ostmann Name: Ken Ostmann Title: Director

VISTA LEVERAGED INCOME FUND By its investment advisor, MJX Asset Management LLC By: /s/ Ken Ostmann Name: Ken Ostmann Title: Director

WIND RIVER CLO I LTD. By: McDonnell Investment Management, LLC, as Manager By: /s/ Kathleen A. Zarn Name: Kathleen A. Zarn Title: Vice President

WIND RIVER CLO II - TATE INVESTORS LTD. By: McDonnell Investment Management, LLC, as Manager By: /s/ Kathleen A. Zarn Name: Kathleen A. Zarn Title: Vice President

TRANCHE C LENDERS:
[intentionally omitted from conformed version of Waiver, Consent and Thirteenth Amendment]

WAIVER, CONSENT AND THIRTEENTH AMENDMENT

TO REVOLVING CREDIT, TERM LOAN AND

GUARANTY AGREEMENT

WAIVER, CONSENT AND THIRTEENTH AMENDMENT, dated as of August 11, 2005 (the "Amendment"), to the REVOLVING CREDIT, TERM LOAN AND GUARANTY AGREEMENT, dated as of December 24, 2002, among UNITED AIR LINES, INC., a Delaware corporation (the "Borrower"), a debtor and a debtor-in-possession in a case pending under Chapter 11 of the Bankruptcy Code, UAL CORPORATION, a Delaware corporation and the parent company of the Borrower (the "Parent") and all of the direct and indirect subsidiaries of the Borrower and the Parent signatory thereto (the "Subsidiaries" and together with the Parent, each a "Guarantor" and collectively the "Guarantors"), each of which Guarantors referred to in this paragraph is a debtor and a debtor-in-possession in a case pending under Chapter 11 of the Bankruptcy Code, JPMORGAN CHASE BANK, N.A. (formerly known as JPMorgan Chase Bank), a national banking corporation ("JPMCB"), CITICORP USA, INC., a Delaware corporation ("CITI"), THE CIT GROUP/BUSINESS CREDIT, INC., a New York corporation ("CIT Group"), GENERAL ELECTRIC CAPITAL CORPORATION, a Delaware corporation ("GECC"), each of the other financial institutions from time to time party hereto (together with JPMCB, CITI, CIT Group and GECC, the "Lenders"), JPMORGAN CHASE BANK, N.A. and CITI, as co-administrative agents (together, the "Agents") for the Lenders and JPMORGAN CHASE BANK, N.A., as paying agent (in such capacity, the "Paying Agent") for the Lenders.

W I T N E S S E T H:

WHEREAS, the Borrower, the Guarantors, the Lenders, the Paying Agent and the Agents are parties to that certain Revolving Credit, Term Loan and Guaranty Agreement, dated as of December 24, 2002 (as heretofore amended, modified, supplemented or restated, and as in effect on the date hereof, the "Credit Agreement");

WHEREAS, the Borrower and the Guarantors have requested that the Lenders agree to (A) waive the Events of Default described in Article II hereof, (B) consent to (i) the consummation by the Borrower of certain transactions described in Article III hereof and (ii) the amendments and supplemental grants to the Security and Pledge Agreement and SGR Security Agreement described in Article III hereof and (C) amend the Credit Agreement as set forth in Article IV hereof to, among other things, add a new $320,000,000 "Tranche C Loan" to the Credit Agreement which may be increased to $350,000,000 as set forth in Section 2.01(c) of Exhibit A attached hereto, all subject to and upon the terms and conditions set forth herein; and

WHEREAS, upon the occurrence of the Effective Date of this Amendment, each of the Tranche C Lenders shall be deemed to have become, by executing and delivering this Amendment, a party to the Credit Agreement (as in effect after giving effect to the Amendment) in the form of Exhibit A hereto as a "Lender" and shall have the rights and obligations of a Lender thereunder and each of the Tranche C Lenders shall have the interest shown opposite its name on Annex A to the Credit Agreement (as is in effect after giving effect to this Amendment) under the heading "Tranche C Term Loan Commitment", as each of the same may be reduced from time to time pursuant to Section 2.10 or Section 2.13 of the Credit Agreement.

NOW, THEREFORE, the parties hereto hereby agree as follows:

ARTICLE I. Definitions

    As used herein, all terms that are defined in the Credit Agreement after giving effect to this Amendment (which will be in the form of the document attached as Exhibit A hereto) shall have the same meanings herein.

    ARTICLE II. Waivers

    Waiver. The Lenders hereby waive any Defaults or Events of Default that have occurred as a result of the Borrower's (i) having expended funds to purchase certain "Tranche B" and "Tranche C" indebtedness under the EETC Facility in violation of Sections 6.10 and 6.16 of the Credit Agreement, (ii) having expended approximately $290,000,000 to purchase certain "Tranche A" indebtedness under the EETC Facility in violation of Sections 6.10 and 6.16 of the Credit Agreement, (iii) having applied to the Bankruptcy Court for authority to consummate the transactions described in clauses (i) and (ii) of this Paragraph 3 in violation of Section 6 to the Credit Agreement, (iv) having applied to the Bankruptcy Court for authority to consummate the transactions contemplated by the PDG Restructuring in violation of Section 6 of the Credit Agreement, (v) having granted Liens (and having applied to the Bankruptcy Court for authority to grant such Liens) on, or made, the EETC Deposit (relating to any potential disputes concerning the amount of accrued interest owed by the Borrower with respect to Tranche A of the EETC Facility) in violation of Sections 6.01 and 6.16 of the Credit Agreement, (vi) having taken any action with respect to the relinquishment of two (2) Primary Foreign Slots (for each season commencing summer 2006) at Charles de Gaulle International Airport set forth on Schedule 1 attached hereto prior to the Effective Date (as defined in Article V of this Amendment), (vii) having taken any action to exchange, or consummated a transaction relating to the exchange, of one pair of Primary Foreign Slots at Heathrow London Airport as described on Exhibit E attached hereto prior to the Effective Date or (viii) having consummated the sale or disposition of certain fuel equipment and related assets located at Chicago O'Hare International Airport in connection with the Borrower's outsourcing of its fueling operations in violation of Section 6.11 of the Credit Agreement.

    ARTICLE III. Consents

    Amendments to Security Documents. The Lenders hereby consent to, and authorize the Collateral Agent to execute, (i) a Sixth Amendment to the Aircraft Mortgage, substantially in the form of Exhibit B attached hereto, to incorporate modifications to the Aircraft Mortgage appropriate to accommodate the execution of the Tranche C Aircraft Mortgage; (ii) a Third Amendment and Supplemental Grant to the SGR Security Agreement, substantially in the form of Exhibit C attached hereto, to among other things provide for a grant by the Borrower and each Guarantor of a security interest in the Collateral (as defined in the SGR Security Agreement) in favor of the Tranche C Collateral Agent; and (iii) a Second Amendment and Supplemental Grant to the Security and Pledge Agreement, substantially in the form of Exhibit D attached hereto, to among other things provide a grant of a security interest in the Collateral (as defined in the Security and Pledge Security Agreement) in favor the Tranche C Collateral Agent.
      Collateral Matters.
        The Lenders hereby consent to, (x) to the extent that the relinquishment described in paragraph 2(vi) of this Amendment shall not have been consummated prior to the Effective Date, the permanent relinquishment by the Borrower of such Primary Foreign Slots at Charles de Gaulle International Airport and (y) the modification of Schedule 1.01(b) to the Credit Agreement and Schedule 4(f) to the SGR Security Agreement upon the relinquishment of the two (2) Primary Foreign Slots at Charles de Gaulle International Airport referred to in Article II of this Amendment to reflect such relinquishment;
        The Lenders hereby consent to (i) the consummation by the Borrower of certain transactions relating to Primary Foreign Slots at London Heathrow Airport as described in Exhibit E hereto to the extent set forth therein and (ii) the modification of Schedule 1.01(b) to the Credit Agreement and Schedule 4(f) to the SGR Security Agreement as set forth in Exhibit E hereto; and
        Consent to Release of Collateral. The Lenders hereby consent to the disposition by the Borrower of, and the release by the Collateral Agent of liens of record filed with the FAA on, up to three (3) engines to be identified by the Borrower, which engines shall be reasonably satisfactory to the Collateral Agent, in connection with the Borrower's grant in favor of an 1110 financier of a security interest in such engine in order to permit the Borrower to satisfy its contractual obligation to such financier to pledge an engine in replacement of an engine constituting a Section 1110 Asset.
    ARTICLE IV. Amendments
    Amendments to Body of Credit Agreement. The Credit Agreement is hereby amended by inserting each of the provisions which appear with computerized underscoring and by deleting each of the provisions which appear with computerized strike-through in the document annexed hereto as Exhibit A.
    Amendment to Annex A. Annex A to the Credit Agreement is hereby replaced in its entirety by Annex A to the document attached as Exhibit A hereto (it being understood that the Tranche A Commitments and Tranche B Commitments on such new Annex A shall reflect the Tranche A Commitments and Tranche B Commitments held by each Tranche A Lender and Tranche B Lender, respectively, on August 11, 2005).
    Amendment to Exhibits and Schedules. The Credit Agreement is hereby amended by incorporating therein (A) a new Schedule B ("Tranche C Priority Collateral") in the form of Exhibit F to this Amendment and (B) a new Exhibit I ("Form of Tranche C Aircraft Mortgage") in the form of Exhibit G to this Amendment.
    Amendment to Schedules. Schedule 3.06 to the Credit Agreement is hereby replaced in its entirety with revised Schedule 3.06 attached hereto as Exhibit H.
    Amendments to Table of Contents. The Table of Contents of the Credit Agreement is hereby replaced in its entirety by the Table of Contents of the document attached as Exhibit A hereto.

    ARTICLE V. Miscellaneous

    Conditions to Effectiveness. The waivers, consents and amendments set forth in Article IV of this Amendment shall not become effective until the date (the "Effective Date") on which the following conditions precedent shall have been satisfied (or waived by the Required Lenders):
      Execution. This Amendment shall have been executed by the Borrower, the Guarantors, Lenders constituting the Required Lenders and each of the Tranche C Lenders and each Agent shall have received evidence reasonably satisfactory to it of such execution.
      Bankruptcy Court Order. The Bankruptcy Court shall have entered an order reasonably satisfactory in form and substance to the Agents and the Tranche C Agent approving the terms of this Amendment (and of the payment of the fees referred to in Paragraph C below) which order shall be in full force and effect, and shall not have been vacated, stayed, reversed, modified or amended in any respect that the Agents or the Tranche C Agent reasonably determine to be adverse to the interests of the Lenders; and, if such order is the subject of a pending appeal in any respect, the continued performance by the Borrower or any of the Guarantors of any of their respective obligations under the Credit Agreement or under the Loan Documents or under any other instrument or agreement referred to therein shall not be the subject of a presently effective stay pending appeal.
      Payment of Fees to JPMCB. The Borrower shall have paid to the Tranche C Agent for its own account the fees in the amounts heretofore agreed upon by the Borrower and the Tranche C Agent.
      Corporate and Judicial Proceedings. All corporate and judicial proceedings and all instruments and agreements in connection with the transactions among the Borrower, the Guarantors, the Agents, the Tranche C Agent and the Lenders contemplated by this Amendment shall be reasonably satisfactory in form and substance to the Lenders, and the Agents, the Tranche C Agent and the Lenders shall have received all information and copies of all documents and papers, including records of corporate and judicial proceedings, which the Agents or the Tranche C Agent may have reasonably requested in connection herewith, such documents and papers where appropriate to be certified by proper corporate, governmental or judicial authorities.
    Ratification. Except to the extent hereby amended, the Credit Agreement and each of the Loan Documents remain in full force and effect and are hereby ratified and affirmed.
    Costs and Expenses. The Borrower agrees that its obligations set forth in Section 10.05 of the Credit Agreement shall extend to the preparation, execution and delivery of this Amendment and the commitment letter relating to this Amendment, including the reasonable fees and disbursements of special counsel to the Agents and the Tranche C Agent.
    Representations and Warranties. The Borrower represents and warrants to the Lenders, to induce the Lenders to enter into this Amendment, that no Event of Default or event with the passage of time would constitute an Event of Default (other than the Events of Default described in Article II herein) exists on the date hereof and that each of the representations and warranties made by the Borrower in the Credit Agreement and each other Loan Document are true and correct in all material respects as of the date hereof except where such representation or warranty relates to a specific date, in which such representation or warranty shall be true and correct in all material respects as of such date.
    References. This Amendment shall be limited precisely as written and shall not be deemed (a) to be a consent granted pursuant to, or a waiver or modification of, any other term or condition of the Credit Agreement or any of the instruments or agreements referred to therein or (b) to prejudice any right or rights which the Agents, the Tranche C Agent or the Lenders may now have or have in the future under or in connection with the Credit Agreement or any of the instruments or agreements referred to therein. Whenever the Credit Agreement is referred to in the Credit Agreement or any of the instruments, agreements or other documents or papers executed or delivered in connection therewith, such reference shall be deemed to mean the Credit Agreement as modified by this Amendment.
    Counterparts. This Amendment may be executed in any number of counterparts and by the different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute but one and the same instrument. A fax copy or PDF copy of a counterpart signature page shall serve as the functional equivalent of a manually executed copy for all purposes.
    Applicable Law. This Amendment shall be governed by, and construed in accordance with, the laws of the State of New York.
[SIGNATURE PAGES TO FOLLOW]

EXHIBIT A
TO
THIRTEENTH AMENDMENT

FOURTH AMENDED AND RESTATED

REVOLVING CREDIT, TERM LOAN AND GUARANTY AGREEMENT

Among

UNITED AIR LINES, INC.,
a Debtor and a Debtor-in-Possession under Chapter 11 of the Bankruptcy Code,

as Borrower,

and

UAL CORPORATION,
a Debtor and a Debtor-in-Possession under Chapter 11 of the Bankruptcy Code,

the Parent,

and

THE SUBSIDIARIES OF THE BORROWER AND THE PARENT NAMED HEREIN,
Each a Debtor and a Debtor-in-Possession under Chapter 11 of the Bankruptcy Code,

as Guarantors

and

THE LENDERS PARTY HERETO,

and

JPMORGAN CHASE BANK, N.A. (formerly known as JPMorgan Chase Bank), as Co-Administrative Agent[~~,~~ ] for the Tranche A Lenders and the Tranche B Lenders,
Co-Collateral Agent for the Tranche A Lenders and the Tranche B Lenders, and Paying Agent,

CITICORP USA, INC.,

as Co-Administrative Agent and Co-Collateral Agent for the Tranche A Lenders and the Tranche B Lenders,

J.P. MORGAN SECURITIES INC.,

as Joint Lead Arranger and Joint Bookrunner for the Tranche A Loans and the Tranche B Loans,

CITIGROUP GLOBAL MARKETS, INC.,
as Joint Lead Arranger and Joint Bookrunner for the Tranche A Loans and the Tranche B Loans,

THE CIT GROUP/BUSINESS CREDIT, INC.,

as Co-Arranger for the Tranche A Loans and the Tranche B Loans,

[~~and~~]

GENERAL ELECTRIC CAPITAL CORPORATION,

as Co-Arranger for the Tranche A Loans and the Tranche B Loans

JPMORGAN CHASE BANK, N.A.,

as Administrative Agent and Collateral Agent for the Tranche C Lenders

and

J.P. MORGAN SECURITIES, INC.,

as Lead Arranger and Bookrunner for the Tranche C Loans

Dated as of December 24, 2002

[~~CONFORMED TO REFLECT MODIFICATIONS SET FORTH IN THE WAIVER AND AMENDMENT LETTER DATED AS OF FEBRUARY 7, 2003, THE FIRST AMENDMENT TO REVOLVING CREDIT, TERM LOAN AND GUARANTY AGREEMENT DATED AS OF FEBRUARY 10, 2003, THE SECOND AMENDMENT TO REVOLVING CREDIT, TERM LOAN AND GUARANTY AGREEMENT DATED AS OF FEBRUARY 10, 2003, THE CORRECTION LETTER DATED AS OF FEBRUARY 14, 2003, THE THIRD AMENDMENT TO REVOLVING CREDIT, TERM LOAN AND GUARANTY AGREEMENT DATED AS OF FEBRUARY 18, 2003, THE FOURTH AMENDMENT TO REVOLVING CREDIT, TERM LOAN AND GUARANTY AGREEMENT DATED AS OF MARCH 27, 2003, THE WAIVER AND FIFTH AMENDMENT TO REVOLVING CREDIT, TERM LOAN AND GUARANTY AGREEMENT DATED AS OF MAY 15, 2003, THE WAIVER AND SIXTH AMENDMENT TO REVOLVING CREDIT, TERM LOAN AND GUARANTY AGREEMENT DATED AS OF OCTOBER 10, 2003, THE SEVENTH AMENDMENT TO REVOLVING CREDIT, TERM LOAN AND GUARANTY AGREEMENT DATED AS OF MAY 7, 2004, THE WAIVER AND EIGHTH AMENDMENT TO REVOLVING CREDIT, TERM LOAN AND GUARANTY AGREEMENT DATED AS OF JULY 22, 2004, THE WAIVER, CONSENT AND NINTH AMENDMENT TO REVOLVING CREDIT, TERM LOAN AND GUARANTY AGREEMENT DATED AS OF NOVEMBER 5, 2004, THE WAIVER, CONSENT AND TENTH AMENDMENT TO REVOLVING CREDIT, TERM LOAN AND GUARANTY AGREEMENT DATED AS OF JANUARY 26, 2005, THE WAIVER, CONSENT AND ELEVENTH AMENDMENT TO REVOLVING CREDIT, TERM LOAN AND GUARANTY AGREEMENT DATED AS OF APRIL 8, 2005 AND THE WAIVER, CONSENT AND TWELFTH AMENDMENT TO REVOLVING CREDIT, TERM LOAN AND GUARANTY AGREEMENT DATED AS OF JUNE 27, 2005.~~]

SECTION 1. DEFINITIONS 3 SECTION 1.01 Defined Terms 3

SECTION 1.02 Terms Generally [~~24~~]31

 SECTION 2. AMOUNT AND TERMS OF CREDIT [~~25~~]31 SECTION 2.01 Commitment of the Lenders; Availability [~~25~~]31

SECTION 2.02 Borrowing Base [~~26~~]33

SECTION 2.03 Letters of Credit [~~26~~]33

SECTION 2.04 Issuance [~~28~~]35

SECTION 2.05 Nature of Letter of Credit Obligations Absolute [~~28~~]35

SECTION 2.06 Making of Loans [~~29~~]36

SECTION 2.07 Repayment of Loans; Evidence of Debt [~~30~~]37

SECTION 2.08 Interest on Loans [~~30~~]37

SECTION 2.09 Default Interest [~~31~~]38

SECTION 2.10 Optional Termination or Reduction of Commitment [~~31~~]38

SECTION 2.11 Alternate Rate of Interest [~~31~~]38

SECTION 2.12 Refinancing of Loans [~~31~~]39

SECTION 2.13 Mandatory Prepayments; Commitment Termination; Cash Collateral [~~32~~]40

SECTION 2.14 Optional Prepayment of Loans; Reimbursement of Lenders [~~34~~]42

SECTION 2.15 Reserve Requirements; Change in Circumstances [~~36~~]44

SECTION 2.16 Change in Legality [~~37~~]45

SECTION 2.17 Pro Rata Treatment, etc [~~38~~]46

SECTION 2.18 Taxes [~~38~~]46

SECTION 2.19 Certain Fees [~~39~~]47

SECTION 2.20 Commitment Fee [~~39~~]47

SECTION 2.21 Letter of Credit Fees [~~39~~]47

SECTION 2.22 Nature of Fees [~~40~~]48

SECTION 2.23 Priority and Liens [~~40~~]48

SECTION 2.24 Right of Set-Off [~~41~~]50

SECTION 2.25 Security Interest in Letter of Credit Account [~~42~~]50

SECTION 2.26 Payment of Obligations [~~42~~]50

SECTION 2.27 No Discharge; Survival of Claims [~~42~~]50

 SECTION 3. REPRESENTATIONS AND WARRANTIES [~~42~~]51 SECTION 3.01 Organization and Authority [~~42~~]51

SECTION 3.02 Air Carrier Status [~~43~~]51

SECTION 3.03 Due Execution; No Consents [~~43~~]51

SECTION 3.04 Statements Made [~~44~~]52

SECTION 3.05 Financial Statements [~~44~~]52

SECTION 3.06 Ownership [~~44~~]53

SECTION 3.07 Liens [~~44~~]53

SECTION 3.08 Compliance with Laws [~~45~~]53

SECTION 3.09 Insurance [~~45~~]54

SECTION 3.10 Use of Proceeds [~~45~~]54

SECTION 3.11 Litigation [~~46~~]54

SECTION 3.12 Slot Utilization [~~46~~]54

SECTION 3.13 Primary Foreign Slot Utilization [~~46~~]55

SECTION 3.14 Primary Route Utilization [~~46~~]55

SECTION 3.15 Non-Primary Route Utilization [~~46~~]55

SECTION 3.16 Margin Regulations; Investment Company Act [~~47~~]55

SECTION 3.17 Ownership Interest in Slots, Routes and Gates [~~47~~]56

 SECTION 4. CONDITIONS OF LENDING [~~47~~]56 SECTION 4.01 Conditions Precedent to Initial Loans and Initial Letters of Credit [~~47~~]56

SECTION 4.02 Conditions Precedent to Each Loan and Each Letter of Credit [~~50~~]59

SECTION 4.03 Conditions Precedent to Tranche C Loan 60

 SECTION 5. AFFIRMATIVE COVENANTS [~~51~~]61 SECTION 5.01 Financial Statements, Reports, etc [~~52~~]62

SECTION 5.02 Corporate Existence [~~55~~]65

SECTION 5.03 Insurance [~~55~~]65

SECTION 5.04 Obligations and Taxes [~~56~~]66

SECTION 5.05 Notice of Event of Default, etc [~~56~~]66

SECTION 5.06 Access to Books and Records [~~56~~]66

SECTION 5.07 Borrowing Base Certificate [~~56~~]67

SECTION 5.08 Collateral Monitoring and Review [~~57~~]67

SECTION 5.09 Appraisals [~~57~~]67

SECTION 5.10 FAA and DOT Matters; Citizenship [~~57~~]67

SECTION 5.11 Gate Leasehold Utilization [~~57~~]68

SECTION 5.12 Compliance With Terms of Leaseholds [~~58~~]68

SECTION 5.13 Slot Utilization. [~~58~~]68

SECTION 5.14 Primary Foreign Slot Utilization [~~58~~]69

SECTION 5.15 Primary Route Utilization; Route Reporting. [~~59~~]69

SECTION 5.16 Business Plan [~~60~~]70

SECTION 5.17 [Intentionally Omitted] [~~60~~]70

SECTION 5.18 Concentration Account [~~60~~]70

SECTION 5.19 Operational Matters [~~60~~]70

SECTION 5.20 Additional Collateral. [~~60~~]71

SECTION 5.21 Post Closing [~~61~~]72

SECTION 5.22 Updated Business Plan [~~61~~]72

SECTION 5.23 Cost Savings Report 72

 SECTION 6. NEGATIVE COVENANTS [~~61~~]72 SECTION 6.01 Liens [~~61~~]72

SECTION 6.02 Merger, etc [~~62~~]74

SECTION 6.03 Indebtedness [~~62~~]74

SECTION 6.04 Capital Expenditures [~~64~~]75

SECTION 6.05 EBITDAR [~~64~~]77

SECTION 6.06 Guarantees and Other Liabilities [~~65~~]78

SECTION 6.07 Chapter 11 Claims [~~66~~]78

SECTION 6.08 Dividends; Capital Stock [~~66~~]78

SECTION 6.09 Transactions with Affiliates [~~66~~]79

SECTION 6.10 Investments, Loans and Advances [~~66~~]79

SECTION 6.11 Disposition of Assets [~~67~~]80

SECTION 6.12 Nature of Business [~~69~~]82

SECTION 6.13 Minimum Cash [~~69~~]82

SECTION 6.14 [Intentionally Omitted] [~~69~~]82

SECTION 6.15 Modification of Jet Fuel Supply Agreement [~~69~~]82

SECTION 6.16 Payments [~~69~~]82

SECTION 6.17 Aircraft Acquisition Cash Leakage 82

SECTION 6.18 Tranche C Priority Collateral Maintenance Covenant 82

 SECTION 7. EVENTS OF DEFAULT [~~69~~]82 SECTION 7.01 Events of Default [~~69~~]82 SECTION 8. THE AGENTS [~~73~~]87 SECTION 8.01 Administration by Agents [~~73~~]87

SECTION 8.02 Advances and Payments [~~73~~]87

SECTION 8.03 Sharing of Setoffs [~~74~~]88

SECTION 8.04 Agreement of Requisite Lenders [~~74~~]88

SECTION 8.05 Liability of Agents [~~75~~]89

SECTION 8.06 Reimbursement and Indemnification [~~75~~]90

SECTION 8.07 Rights of Agents [~~76~~]90

SECTION 8.08 Independent Lenders [~~76~~]90

SECTION 8.09 Notice of Transfer [~~76~~]90

SECTION 8.10 Successor Agents [~~76~~]90

 SECTION 9. GUARANTY [~~77~~]94 SECTION 9.01 Guaranty [~~77~~]94

SECTION 9.02 No Impairment of Guaranty [~~78~~]95

SECTION 9.03 Subrogation [~~78~~]95

 SECTION 10. MISCELLANEOUS [~~78~~]96 SECTION 10.01 Notices [~~78~~]96

SECTION 10.02 Survival of Agreement, Representations and Warranties, etc [~~78~~]96

SECTION 10.03 Successors and Assigns [~~79~~]96

SECTION 10.04 Confidentiality [~~81~~]99

SECTION 10.05 Expenses [~~82~~]99

SECTION 10.06 Indemnity [~~82~~]100

SECTION 10.07 CHOICE OF LAW [~~83~~]100

SECTION 10.08 No Waiver [~~83~~]101

SECTION 10.09 Extension of Maturity [~~83~~]101

SECTION 10.10 Amendments, etc [~~83~~]101

SECTION 10.11 [~~Severability 84~~]Additional Amendments Requirements; Tranche C Voting 102

SECTION 10.12 [~~Headings 85~~]Severability 104

SECTION 10.13 Headings 104

SECTION 10.14 Execution in Counterparts [~~85~~]104

SECTION [~~10.14~~]10.15 Prior Agreements [~~85~~]104

SECTION [~~10.15~~]10.16 Further Assurances [~~85~~]104

SECTION [~~10.16~~]10.17 WAIVER OF JURY TRIAL [~~85~~]104

 SECTION 11. INTERCREDITOR PROVISIONS 105 SECTION 11.01 Lien Priorities 105

SECTION 11.02 Enforcement; Insurance; Remedies 105

SECTION 11.03 Revolving Nature of Certain Tranches A and B Obligations 106

SECTION 11.04 Post-Bankruptcy Issues 106

SECTION 11.05 Disposition of Collateral; Release of Liens. 106

SECTION 11.06 Contesting Liens or Security Interest 107

SECTION 11.07 No Benefit to Third Parties 107

SECTION 11.08 Limitation on Inter-Agent Liability 107

SECTION 11.09 Amendments to Financing Arrangements or to this Agreement 107

 ANNEX A - Commitment Amounts

EXHIBIT A-1 - Form of Interim Order

EXHIBIT A-2 - Form of Final Order

EXHIBIT B - Form of Security and Pledge Agreement

EXHIBIT C - Form of Slot, Gate and Route Security and Pledge Agreement

EXHIBIT D - Form of Aircraft Mortgage

EXHIBIT E-1 - Form of Opinion of Kirkland & Ellis

EXHIBIT E-2 Form of Opinion of Vedder, Price, Kaufman & Kammholz

EXHIBIT E-3 Form of Opinion of McAfee & Taft

EXHIBIT F - Form of Assignment and Acceptance

EXHIBIT H - Form of Borrowing Base Certificate

EXHIBIT I Form of Tranche C Aircraft Mortgage

SCHEDULE A - Excluded Joint Ventures

SCHEDULE 1.01(a) - Excluded Flight Simulators

SCHEDULE 1.01(b) - Primary Foreign Slots

SCHEDULE 1.01(c) - Primary Routes

SCHEDULE 3.06 - Subsidiaries

SCHEDULE 3.07 - Existing Liens

SCHEDULE 3.11 - Litigation

SCHEDULE 5.01(n) - Airports and Time Allotments

SCHEDULE 5.01(o) - Primary Foreign Slots

SCHEDULE 5.19(c) - Operational Information

SCHEDULE 6.03 - Capitalized Leases

SCHEDULE 6.10 - Existing Investments

SCHEDULE 6.11 - Asset Sales

FOURTH AMENDED AND RESTATED

REVOLVING CREDIT, TERM LOAN AND GUARANTY AGREEMENT
Dated as of December 24, 2002

REVOLVING CREDIT, TERM LOAN AND GUARANTY AGREEMENT, dated as of December 24, 2002, among UNITED AIR LINES, INC., a Delaware corporation (the "Borrower"), a debtor and a debtor-in-possession in a case pending under Chapter 11 of the Bankruptcy Code, UAL CORPORATION, a Delaware corporation and the parent company of the Borrower (the "Parent") and all of the direct and indirect subsidiaries of the Borrower and the Parent signatory hereto (the "Subsidiaries" and together with the Parent, each a "Guarantor" and collectively the "Guarantors"), each of which Guarantors referred to in this paragraph is a debtor and a debtor-in-possession in a case pending under Chapter 11 of the Bankruptcy Code (the cases of the Borrower and the Guarantors, each a "Case" and collectively, the "Cases"), JPMORGAN CHASE BANK, N.A. (formerly known as JPMorgan Chase Bank), a national banking corporation ("JPMorgan Chase"), CITICORP USA, INC., a Delaware corporation ("[~~CUSA~~]CITI"), JPMORGAN CHASE BANK, N.A. (successor by merger to Bank One, NA), a national banking corporation ("Bank One"), THE CIT GROUP/BUSINESS CREDIT, INC., a New York corporation ("CIT Group"), each of the other financial institutions from time to time party hereto (together with JPMorgan Chase, [~~CUSA~~]CITI, Bank One and CIT Group, the "Lenders"), JPMORGAN CHASE and [~~CUSA~~]CITI, as co-administrative agents (together in such capacity, the "Agents") for the [~~Lenders~~]Tranche A Lenders and the Tranche B Lenders, JPMORGAN CHASE, as administrative agent (the "Tranche C Agent") for the Tranche C Lenders, and JPMORGAN CHASE, as paying agent (in such capacity, the "Paying Agent") for the Lenders.

INTRODUCTORY STATEMENT

On December 9, 2002, the Borrower and the Guarantors filed voluntary petitions with the Bankruptcy Court initiating the Cases and have continued in the possession of their assets and in the management of their business pursuant to Sections 1107 and 1108 of the Bankruptcy Code.

The Borrower has applied to the Lenders for a loan facility of up to $[~~1,300,000,000~~]1,650,000,000 comprised of [~~a~~ ](i) a tranche A revolving credit and letter of credit facility in an aggregate principal amount not to exceed $200,000,000 as set forth herein[ ~~and~~], (ii) a tranche B term loan in an aggregate principal amount of $1,100,000,000 as set forth herein and (iii) a tranche C term loan in an aggregate principal amount of $320,000,000 (which shall be increased to $350,000,000 under the circumstances described in Section 2.01(c)) as set forth herein, all of the Borrower's obligations under each of which are to be guaranteed by the Guarantors.

The proceeds of (i) the Tranche A Loans and the Tranche B Loan will be used for working capital and other general corporate purposes of the Borrower and the Guarantors and for the other purposes described in Section [~~3.10.~~]3.10 and (ii) the Tranche C Loan will be used to refinance a portion (relating to up to fourteen (14), but no fewer than ten (10), aircraft owned by the Borrower) of the amounts paid by the Borrower to acquire all of the A, B and C tranches of the outstanding indebtedness under the EETC Facility.

To provide guarantees and security for the repayment of the Loans, the reimbursement of any draft drawn under a Letter of Credit and the payment of the other obligations of the Borrower and the Guarantors hereunder and under the other Loan Documents (including, without limitation, the Obligations of the Borrower to any Lender or any of their banking Affiliates permitted under Section 6.03(viii)), the Borrower and the Guarantors will provide to the Agents, the Collateral Agent, the Tranche C Agent, the Tranche C Collateral Agent and the Lenders the following (each as more fully described herein):

    a guaranty from each of the Guarantors of the due and punctual payment and performance of the obligations of the Borrower hereunder;
    a joint and several allowed administrative expense claim in each of the Cases pursuant to Section 364(c)(1) of the Bankruptcy Code having priority over all administrative expenses of the kind specified in Sections 503(b) and 507(b) of the Bankruptcy Code;
    (1) a perfected first priority Lien in favor of the Collateral Agent for the benefit of the Tranche A Lenders and the Tranche B Lenders, pursuant to Section 364(c)(2) of the Bankruptcy Code, upon all tangible and intangible property of the Borrower's and the Guarantors' respective estates in the Cases that is not subject to valid, perfected and non-avoidable liens as of the commencement of the Cases, including, without limitation, all unencumbered aircraft (other than the Tranche C Priority Collateral), spare engines, spare parts inventory, accounts receivable, routes, supporting route facilities, domestic and foreign slots, airport gate leaseholds (to the extent that the grant of a Lien on such supporting route facilities, foreign slots and gate leaseholds is permitted by applicable law, it being understood that in any event, the Lien described in this paragraph shall extend to the proceeds of any disposition of any such supporting route facilities, foreign slots and gate leaseholds), quick engine change kits, flight simulators, trademarks, tradenames, inventory, leasehold interests (including, without limitation, leasehold interests in hangars and parts depots), and other property, plant and equipment of, and debt and equity investments by, the Borrower and the Guarantors, and on all cash maintained in the Letter of Credit Account[~~, excluding~~] and (2) a perfected first priority Lien in favor of the Tranche C Collateral Agent for the benefit of the Tranche C Lenders, pursuant to Section 364(c)(2) of the Bankruptcy Code, upon the Tranche C Priority Collateral, excluding in each case the (i) Avoidance Actions (it being understood that, notwithstanding such exclusion, the proceeds of such actions shall be available to repay the Obligations), (ii) Escrow Accounts (it being understood that, notwithstanding such exclusion, the Borrower's and any applicable Guarantor's rights to receive any excess funds remaining in the Escrow Accounts following the payment in full of the taxes, fees and charges payable from such Escrow Accounts shall be subject to the first priority Lien described in this paragraph), (iii) Section 1110 Assets, (iv) [Intentionally Omitted] and (v) interests of the Borrower and any Guarantor in the joint ventures set forth on Schedule A (but only to the extent that applicable law or the organizational documents with respect to any such joint venture do not permit an assignment of such interests, it being understood that in any event, the Lien described in this paragraph shall extend to the proceeds of any disposition of any such joint venture interests and all distributions thereon); and
    (1) a perfected junior Lien in favor of the Collateral Agent for the benefit of the Tranche A Lenders and the Tranche B Lenders, pursuant to Section 364(c)(3) of the Bankruptcy Code, upon the Tranche C Priority Collateral (junior only to the Lien granted in favor of the Tranche C Collateral Agent) and all tangible and intangible property of the Borrower's and the Guarantors' respective estates in the Cases (other than Section 1110 Assets) that is subject to valid, perfected and non-avoidable Liens in existence on the Filing Date or to valid Liens in existence on the Filing Date that are perfected subsequent to the Filing Date as permitted by Section 546(b) of the Bankruptcy Code and (2) a perfected junior Lien in favor of the Tranche C Collateral Agent for the benefit of the Tranche C Lenders, pursuant to Section 364(c)(3) of the Bankruptcy Code, upon the Tranches A and B Priority Collateral which Lien shall be immediately junior to the Liens granted to the Collateral Agent pursuant to Sections 364(c)(2) and 364(c)(3) of the Bankruptcy Code.
All of the claims and the Liens granted hereunder in the Cases to the Collateral Agent, the Tranche C Collateral Agent and the Lenders shall be subject to the Carve-Out to the extent provided in Section 2.23.

Accordingly, the parties hereto hereby agree as follows:

  DEFINITIONS
    Defined Terms.
"Air Transportation Stabilization Act and Regulations" shall mean the Air Transportation Safety and System Stabilization Act, P.L. 107-42, as the same may be amended from time to time, and the regulations promulgated thereunder (14 C.F.R. Part 1310) and related OMB Regulations, 14 C.F.R. Part 1300.

"ABR Loan" shall mean any Loan bearing interest at a rate determined by reference to the Alternate Base Rate in accordance with the provisions of Section 2.

"Acquired 1110 Asset" shall mean a Section 1110 Total Asset, the liens upon which shall have become satisfied or released or title shall be transferred to the Borrower pursuant to a Permitted 1110 Acquisition.

"Acquired Aircraft Asset" shall mean an aircraft, engine or spare engine acquired by the Borrower pursuant to a Permitted Aircraft Acquisition.

"Acquisition Deposit" shall mean any cash expenditure made as a deposit in connection with the Borrower's commitment to acquire any Section 1110 Total Assets or Acquired Aircraft Assets until applied to reduce the purchase price in a fully consummated transaction for such Section 1110 Total Asset or Acquired Aircraft Asset.

"Additional Credit" shall have the meaning given such term in Section 4.02(d) hereof.

"Adjusted LIBOR Rate" shall mean, with respect to any Eurodollar Borrowing for any Interest Period, an interest rate per annum (rounded upwards, if necessary, to the next 1/16 of 1%) equal to the quotient of (i) the LIBOR Rate in effect for such Interest Period divided by (ii) a percentage (expressed as a decimal) equal to 100% minus Statutory Reserves. For purposes hereof, the term "LIBOR Rate" shall mean the rate at which dollar deposits approximately equal in principal amount to such Eurodollar Borrowing and for a maturity comparable to such Interest Period are offered to the principal London office of the Paying Agent in immediately available funds in the London interbank market at approximately 11:00 a.m., London time, two (2) Business Days prior to the commencement of such Interest Period.

"Adjusted Orderly Liquidation Value" shall mean, at the time of any determination thereof, an amount equal to the Orderly Liquidation Value of Borrowing Base Collateral, less an amount equal to the aggregate Orderly Liquidation Value of Borrowing Base Collateral sold or otherwise disposed of by the Borrower or any of the Guarantors since the date of the Current Appraisal hereinafter referred to most recently delivered to the Agents (such amount shall be determined by either Agent (in consultation with the other Agent) by estimating such Orderly Liquidation Value based on the most current appraisal of Collateral delivered pursuant to Section 4.01(h), 4.02(h) or 5.09, as the case may be (such appraisal, the "Current Appraisal")).

"Affiliate" shall mean, as to any Person, any other Person which, directly or indirectly, is in control of, is controlled by, or is under common control with, such Person. For purposes of this definition, a Person (a "Controlled Person") shall be deemed to be "controlled by" another Person (a "Controlling Person") if the Controlling Person possesses, directly or indirectly, power to direct or cause the direction of the management and policies of the Controlled Person whether by contract or otherwise, provided, however, that an Affiliate shall not include the Parent's Employee Stock Option Plan (for purposes of this definition, the "ESOP"), the trustee of the ESOP or any Person who is a beneficial owner of voting stock of the Parent that is subject to the ESOP and who is eligible to report and reports such beneficial ownership on Schedule 13G promulgated under the Securities Exchange Act of 1934, as amended.

"Agents" shall have the meaning set forth in the first paragraph of this Agreement.

"Agreement" shall mean this Revolving Credit, Term Loan and Guaranty Agreement, as the same may from time to time be amended, modified or supplemented.

"Aircraft Mortgage" shall mean that "Aircraft Mortgage" as defined in Section 4.01(e), as the same may be amended, modified, supplemented, extended or restated from time to time.

"Alternate Base Rate" shall mean, for any day, a rate per annum equal to the greatest of (a) the Prime Rate in effect on such day, (b) the Base CD Rate in effect on such day plus 1% and (c) the Federal Funds Effective Rate in effect on such day plus 1/2 of 1%. For purposes hereof, "Prime Rate" shall mean the rate of interest per annum publicly announced from time to time by the Paying Agent as its prime rate in effect at its principal office in New York City; each change in the Prime Rate shall be effective on the date such change is publicly announced. "Base CD Rate" shall mean the sum of (a) the quotient of (i) the Three-Month Secondary CD Rate divided by (ii) a percentage expressed as a decimal equal to 100% minus Statutory Reserves and (b) the Assessment Rate. "Three-Month Secondary CD Rate" shall mean, for any day, the secondary market rate for three-month certificates of deposit reported as being in effect on such day (or, if such day shall not be a Business Day, the next preceding Business Day) by the Board through the public information telephone line of the Federal Reserve Bank of New York (which rate will, under the current practices of the Board, be published in Federal Reserve Statistical Release H.15(519) during the week following such day), or, if such rate shall not be so reported on such day or such next preceding Business Day, the average of the secondary market quotations for three-month certificates of deposit of major money center banks in New York City received at approximately 10:00 a.m., New York City time, on such day (or, if such day shall not be a Business Day, on the next preceding Business Day) by the Paying Agent from three New York City negotiable certificate of deposit dealers of recognized standing selected by it. "Federal Funds Effective Rate" shall mean, for any day, the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for the day of such transactions received by the Paying Agent from three Federal funds brokers of recognized standing selected by it. If for any reason the Paying Agent shall have determined (which determination shall be conclusive absent manifest error) that it is unable to ascertain the Base CD Rate or the Federal Funds Effective Rate or both for any reason, including the inability or failure of the Paying Agent to obtain sufficient quotations in accordance with the terms hereof, the Alternate Base Rate shall be determined without regard to clause (b) or (c), or both, of the first sentence of this definition, as appropriate, until the circumstances giving rise to such inability no longer exist. Any change in the Alternate Base Rate due to a change in the Prime Rate, the Three-Month Secondary CD Rate or the Federal Funds Effective Rate shall be effective on the effective date of such change in the Prime Rate, the Three-Month Secondary CD Rate or the Federal Funds Effective Rate, respectively.

"Appraisers" shall mean Simat, Helliesen & Eichner, Inc. or such other appraisal firms as may be retained by the Agents from time to time.

"Assessment Rate" shall mean for any date the annual rate (rounded upwards, if necessary, to the next 1/100 of 1%) most recently estimated by the Paying Agent as the then current net annual assessment rate that will be employed in determining amounts payable by the Paying Agent to the Federal Deposit Insurance Corporation (or any successor) for insurance by such corporation (or any successor) of time deposits made in dollars at the Paying Agent's domestic offices.

"Assignment and Acceptance" shall mean an assignment and acceptance entered into by a Lender and an Eligible Assignee, and accepted by the Paying Agent, substantially in the form of Exhibit F.

"Avoidance Actions" shall mean the Borrower and Guarantors' claims and causes of action arising under Section 502(d), 544, 547, 548 or 550 of the Bankruptcy Code or any other avoidance action under the Bankruptcy Code.

"AWAC" shall mean Air Wisconsin Airlines Corporation, a Delaware corporation.

"Bank One" shall have the meaning set forth in the first paragraph of this Agreement.

"Bankruptcy Code" shall mean The Bankruptcy Reform Act of 1978, as heretofore and hereafter amended, and codified as 11 U.S.C. Section 101 et seq.

"Bankruptcy Court" shall mean the United States Bankruptcy Court for the Northern District of Illinois or any other court having jurisdiction over the Cases from time to time.

"Board" shall mean the Board of Governors of the Federal Reserve System of the United States.

"Borrower" shall have the meaning set forth in the first paragraph of this Agreement.

"Borrowing" shall mean the incurrence of Loans of a single Type made from all the Lenders on a single date and having, in the case of Eurodollar Loans, a single Interest Period (with any ABR Loan made pursuant to Section 2.16 being considered a part of the related Borrowing of Eurodollar Loans).

"Borrowing Base" shall mean on any date the amount (calculated based on the most recent Borrowing Base Certificate delivered pursuant to this Agreement) that is equal to the sum of (A) 55% of Eligible Borrowing Base Collateral Value minus (i) the Carve-Out, (ii) a reserve satisfactory to the Agents (in consultation with the Initial Lenders) on account of pari passu cash management claims granted pursuant to Section 2.23(a) and permitted by Section 6.03(viii), (iii) the Tranche A Reserve and (iv) other availability reserves established by the Agents in their commercially reasonable discretion plus (B) Eligible Primary Routes Collateral Value. Borrowing Base standards (in respect of matters other than cash management claims) may be established and revised from time to time by the Agents in their sole commercially reasonable discretion (provided, that the Agents may not revise Borrowing Base standards if the effect thereof would be to increase the foregoing advance rate or the amount of the Borrowing Base without the consent of the requisite Lenders as set forth in Section 10.10), with any changes in such standards to become effective five (5) Business Days after delivery of notice thereof to the Borrower.

"Borrowing Base Amendment" shall mean that certain First Amendment, dated as of February 10, 2003 to the Revolving Credit, Term Loan and Guaranty Agreement.

"Borrowing Base Certificate" shall mean a certificate substantially in the form of Exhibit H together with all supporting documentation required to be delivered as specified in Schedule 1 to Exhibit H (with such changes therein from time to time as may be required by the Collateral Agent to reflect the components of and reserves against the Borrowing Base as provided for hereunder from time to time), executed and certified by a Financial Officer of the Borrower, which shall include appropriate exhibits, schedules and collateral reporting requirements as referred to therein and as provided for in Section 5.07.

"Borrowing Base Collateral" shall mean Mortgaged Collateral (excluding the Tranche C Priority Collateral), Flight Simulators and QEC Kits (other than QEC Kits constituting Tranche C Priority Collateral).

"Business Day" shall mean any day other than a Saturday, Sunday or other day on which banks in the State of New York are required or permitted to close (and, for a Letter of Credit, other than a day on which the Fronting Bank issuing such Letter of Credit is closed); provided, however, that when used in connection with a Eurodollar Loan, the term "Business Day" shall also exclude any day on which banks are not open for dealings in dollar deposits on the London interbank market.

"Capital Expenditures" shall mean, for any period, the aggregate of all expenditures (whether (i) paid in cash and not theretofore accrued or (ii) accrued as liabilities during such period, and including that portion of any post-petition Capitalized Lease which is capitalized on the consolidated balance sheet of the Parent and its Subsidiaries) net of cash amounts received by the Borrower and the Guarantors from other Persons during such period in reimbursement of Capital Expenditures made by the Borrower and the Guarantors, excluding interest capitalized during construction, made by the Borrower and the Guarantors during such period that, in conformity with GAAP, are required to be included in or reflected by the property, plant, equipment or similar fixed asset accounts reflected in the consolidated balance sheet of the Parent and its Subsidiaries (including equipment which in the ordinary course of business is purchased simultaneously with the trade-in or exchange of existing equipment owned by the Borrower or any of the Guarantors to the extent of the gross amount of such purchase price less the book value of the equipment being traded in or exchanged at such time), but excluding expenditures made in connection with the replacement or restoration of assets to the extent reimbursed or financed from (x) insurance proceeds paid on account of the loss of or the damage to the assets being replaced or restored, (y) awards of compensation arising from the taking by condemnation or eminent domain of such assets being replaced or (z) proceeds of asset sales permitted by this Agreement which proceeds are not required to be used to prepay the Loans pursuant to Section 2.13.

"Capitalized Lease" shall mean, as applied to any Person, any lease of property by such Person as lessee which would be capitalized on a balance sheet of such Person prepared in accordance with GAAP (excluding any leases that become Capitalized Leases as a result of a recharacterization of operating leases as Capitalized Leases in connection with the renegotiation thereof, provided that the Borrower's payment obligation thereunder are unchanged).

"Carve-Out" shall have the meaning set forth in Section 2.23.

"Cases" shall have the meaning set forth in the first paragraph of this Agreement.

"CGMI" shall mean Citigroup Global Markets, Inc.

"Change of Control" shall mean (i) the acquisition of ownership, directly or indirectly, beneficially or of record, by any Person or group (within the meaning of the Securities Exchange Act of 1934 and the rules of the Securities and Exchange Commission thereunder as in effect on the date hereof), of shares representing more than 50% of the aggregate ordinary voting power represented by the issued and outstanding capital stock of the Parent or the Borrower; or (ii) the occupation of a majority of the seats (other than vacant seats) on the Board of Directors of the Parent or the Borrower by Persons who were neither (A) nominated by the Board of Directors of the Parent or the Borrower nor (B) appointed by directors so nominated.

"CIT Group" shall have the meaning set forth in the first paragraph of this Agreement.

"CITI" shall have the meaning set forth in the first paragraph of this Agreement.

"Closing Date" shall mean the date on which this Agreement has been executed and the conditions precedent to the making of the initial Loans set forth in Section 4.01 have been satisfied or waived by the Initial Lenders, which date shall occur promptly upon entry of the Interim Order, but not later than December 31, 2002.

"Co-Arrangers" shall mean JPMorgan Chase, [~~CUSA~~]CITI, CIT Group and GECC.

"Code" shall mean the Internal Revenue Code of 1986, as amended from time to time, and the regulations promulgated and rulings issued thereunder.

"Collateral" shall mean all of the "Collateral" referred to in the Collateral Documents, which shall (i) not include Avoidance Actions (it being understood that, notwithstanding such exclusion, the proceeds of Avoidance Actions shall be available to repay the Obligations), the Escrow Accounts (it being understood that, notwithstanding such exclusion, the Borrower's and any applicable Guarantor's rights to receive any excess funds remaining in the Escrow Accounts following the payment in full of the taxes, fees and charges payable from such Escrow Accounts shall be subject to the first priority Lien described in Section 2.23(a)) and the Section 1110 Assets and (ii) be otherwise limited as set forth in Section 2.23(a)(ii) and (a)(iii).

"Collateral Agent" shall mean, collectively, JPMorgan Chase and [~~CUSA~~]CITI in their capacities as co-collateral agents for the Tranche A Lenders and the Tranche B Lenders.

"Collateral Documents" shall mean, collectively, the Security and Pledge Agreement, the Aircraft Mortgage (including, without limitation, any Mortgage Supplement), the SGR Security Agreement, the Mortgage Amendment, Mortgage Amendment No. 2, Mortgage Amendment No. 3, Mortgage Amendment No. 4, Mortgage Amendment No. 5, Mortgage Amendment No. 6, the Tranche C Aircraft Mortgage (including, without limitation, any Mortgage Supplement) and other agreements, instruments or documents that create or purport to create a Lien in favor of the Collateral Agent for the benefit of the Lenders.

"Combined DIP Total Commitment" shall mean, at any time, the sum of the Total Tranche A Commitment, the Total Tranche B Commitment and the Total Tranche C Commitment at such time.

"Combined DIP Total Commitment Percentage" shall mean, at any time, with respect to each Tranche A Lender, Tranche B Lender or Tranche C Lender, the percentage obtained by dividing the sum of such Lender's Tranche A Commitment, Tranche B Commitment and/or Tranche C Commitment by the Combined DIP Total Commitment.

"Commitment Fee" shall have the meaning set forth in Section 2.20.

"Consummation Date" shall mean the date of the substantial consummation (as defined in Section 1101 of the Bankruptcy Code) of a Reorganization Plan for the Borrower that is confirmed pursuant to an order of the Bankruptcy Court.

[~~"CUSA] "Current Appraisal~~" shall have the meaning set forth [~~in the first paragraph of this Agreement~~]within the definition of the term Adjusted Orderly Liquidation Value.

"DCA" shall mean Ronald Reagan Washington National Airport.

"Dollars" and "$" shall mean lawful money of the United States of America.

"DOT" shall mean the United States Department of Transportation.

"EBITDAR" shall mean, for any period, all as determined in accordance with GAAP, the consolidated net income (or net loss) of the Parent and its Subsidiaries for such period, plus (a) the sum of (i) depreciation expense; (ii) amortization expense; (iii) other non-cash charges; (iv) consolidated federal, state and local income tax expense; (v) gross interest expense for such period less gross interest income for such period; (vi) (A) aircraft rent expense, (B) a one-time rent expense in an amount not in excess of $44,000,000 paid in 2004 in connection with a settlement of the dispute relating to the Chicago O'Hare municipal bond transaction relating to the out-of-period portion (relating to 2004) of such rent expense, (C) a one-time rent expense in an amount not in excess of $24,000,000 paid in 2005 in connection with the settlement of the dispute described in the preceding clause (a)(vi)(B) relating to the out-of-period portion (relating to 2005) of such rent expense and (D) a one-time rent expense in an amount not in excess of $8,800,000 paid in 2005 in connection with a settlement of the dispute relating to the San Francisco municipal bond transaction relating to the out-of-period portion (relating to 2005) of such rent expense; (vii) extraordinary losses; (viii) any non-recurring charge or restructuring charge; (ix) the cumulative effect (whether positive or negative) of any change in accounting principles; (x) any Fees paid by the Borrower and not otherwise added back to consolidated net income (or net loss) pursuant to any of the foregoing clauses of this definition; (xi) the difference (whether positive or negative) between the cash paid by Chase Manhattan Bank USA (formerly known as Bank One Delaware, NA) during such period pursuant to its "Annual Guaranteed Miles Purchased" (as defined in that certain Co-Branded Card Marketing Services Agreement, dated July 1, 2001, as heretofore amended, among Chase Manhattan Bank USA (formerly known as Bank One Delaware, NA), Parent, the Borrower and UAL Loyalty Services, Inc.) and the amount of the revenue recorded during such period on account of the miles so purchased by Bank One pursuant to such agreement during such period and prior periods; (xii) for the period commencing on the first fiscal month period ending on September 30, 2004 and ending on the fiscal month period ending on January 31, 2005, in the event that the average price of fuel during any fiscal month period exceeds the price of fuel reflected in the updated business plan delivered by the Borrower to the Agents on July 13, 2004 for such fiscal month period, the amount (not to exceed $20,000,000 for such fiscal month period) by which Borrower's expenditures for fuel for such fiscal month period exceeds the Borrower's projected expenditures for fuel for such fiscal month period in such business plan; (xiii) for the period commencing on the first fiscal month period ending on February 28, 2005 and ending on the fiscal month period ending on May 31, 2005, in the event that the average price of fuel during any fiscal month period exceeds the price of fuel reflected in the updated business plan delivered by the Borrower to the Agents on January 25, 2005 for such fiscal month period, the amount (not to exceed $20,000,000 for such fiscal month period) by which Borrower's expenditures for fuel for such fiscal month period exceeds the Borrower's projected expenditures for fuel for such fiscal month period in such business plan; (xiv) a one time adjustment to EBITDAR for an expense in an amount not in excess of $84,000,000 incurred as a result of replacing services provided by AWAC on forward-looking terms that are more economically favorable to the Borrower than the terms of the AWAC service arrangement existing as of January 25, 2005; and (xv) for the period commencing on the first fiscal month period ending on June 30, 2005, in the event that the average price of fuel during any fiscal month period exceeds the price of fuel reflected in the updated business plan delivered by the Borrower to the Agents on June 14, 2005 for such fiscal month period, an amount equal to the difference between (in no case to exceed $20,000,000 or be a negative number for such fiscal month period) (A) the product of such increase in fuel price per gallon multiplied by the Borrower's actual number of gallons of fuel consumed during such fiscal month, less (B) an amount equal to the product of the increase, if any, in the ratio of passenger revenue to available seat miles ("PRASM") during any fiscal month period as compared to the PRASM reflected in such updated business plan for such fiscal month multiplied by the Borrower's actual available seat miles flown during such fiscal month less (b) extraordinary gains (including, without limitation, cash or other one time gains in connection with a replacement of Air Wisconsin in accordance with clause (a)(xiv) above) plus or minus (c) the amount of cash received or expended in such period in respect of any amount which, under clause (a)(viii) above, was taken into account in determining EBITDAR for such or any prior period, provided, however, that (X) a one-time amount not in excess of $50,000,000 paid in respect of the Chicago O'Hare municipal bond transaction relating to the out-of-period portion (relating to 2003) of rent expense, and a one-time amount not in excess of $50,000,000 so paid relating to the out-of-period portion (relating to 2004) of such rent expense and (Y) a one-time amount not in excess of $9,000,000 paid in respect of the San Francisco municipal bond transaction relating to the out-of-period portion (relating to 2003) of rent expense, and a one-time amount not in excess of $9,000,000 so paid relating to the out-of-period portion (relating to 2004) of such rent expense, shall not be so deducted for purposes of this clause (c).

"EETC Deposit" shall mean certain funds that may be segregated or otherwise set aside in connection with any potential dispute concerning the amount of accrued interest that may be owed by the Borrower with respect to Tranche A of the EETC Facility.

"EETC Facility" shall mean that certain multiple tranche enhanced equipment pass through trust certificate financing commonly referred to as the "1997-1 EETC Transaction," the purpose of which was to finance 14 aircraft in the Borrower's fleet, which the Borrower entered into in December, 1997, pursuant to which certain tranches of indebtedness were outstanding, which indebtedness was secured by the Tranche C Priority Collateral.

"Eighth Amendment" shall mean that certain Waiver and Eighth Amendment to Revolving Credit, Term Loan and Guaranty Agreement dated as of July 22, 2004 among the Borrower, the Guarantors, the Lenders party thereto and the Agents.

"Eighth Amendment Order" shall mean an order of the Bankruptcy Court in form and substance reasonably satisfactory to the Agents and the Co-Arrangers approving the execution of the Eighth Amendment and the payment of the fees contemplated thereby.

"Eleventh Amendment Order" shall mean an order of the Bankruptcy Court in form and substance reasonably satisfactory to the Agents approving the execution of the Waiver, Consent and Eleventh Amendment dated as of April 22, 2005.

"Eligible Assignee" shall mean (i) a commercial bank having total assets in excess of $1,000,000,000; (ii) a finance company, insurance company or other financial institution or fund, in each case reasonably acceptable to the Agents, which in the ordinary course of business extends credit of the type contemplated herein and has total assets in excess of $200,000,000 and whose becoming an assignee would not constitute a prohibited transaction under Section 4975 of ERISA; (iii) a Lender Affiliate of the assignor Lender; and (iv) any other financial institution reasonably satisfactory to the Agents.

"Eligible Borrowing Base Collateral Value" shall mean, at the time of any determination thereof, an amount equal to Adjusted Orderly Liquidation Value minus the Ineligible Collateral and Reserves Amount.

"Eligible Primary Routes Collateral Value" shall mean, at the time of any determination thereof, an amount equal to the lesser of (i) $600,000,000 in respect of the Primary Routes and (ii) 25% of the appraised value of the Primary Routes as set forth in the Current Appraisal.

"Enforcement" shall mean, collectively or individually, for one or both of the Tranche C Collateral Agent and the Collateral Agent to repossess or otherwise gain possession or control of any material amount of Collateral or commence the enforcement of any of the rights and remedies relating to the Tranche A Loans, the Tranche B Loan or the Tranche C Loan under this Agreement or any other Loan Documents (including the Aircraft Mortgage and the Tranche C Aircraft Mortgage), any related deeds of trust, mortgages, security agreements, the Orders, or applicable law, including pursuant to the UCC, by foreclosure, by setoff, by judicial action or otherwise as a result of the occurrence (and during the continuance) of an Event of Default.

"Enforcement Notice" shall mean a written notice delivered at a time when an Event of Default has occurred and is continuing, by either the Tranche C Collateral Agent or the Collateral Agent to the other, specifying the relevant Event of Default and announcing its intention to commence Enforcement.

"Environmental Lien" shall mean a Lien in favor of any Governmental Authority for (i) any liability under federal or state environmental laws or regulations, or (ii) damages arising from or costs incurred by such Governmental Authority in response to a release or threatened release of a hazardous or toxic waste, substance or constituent, or other substance into the environment.

"ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated and rulings issued thereunder.

"ERISA Affiliate" shall mean each person (as defined in Section 3(9) of ERISA) which together with the Borrower or a Subsidiary of the Borrower would be deemed to be a single employer within the meaning of Section 414(b), (c), (m), or (o) of the Code.

"Escrow Accounts" shall mean (1) certain funds set aside by the Borrower or any Guarantor to manage the collection and payment of amounts collected by the Borrower or such Guarantor for the benefit of third party beneficiaries relating to: (a) federal income tax withholding and backup withholding tax, employment taxes, transportation excise taxes and security related charges, including (i) federal payroll withholding taxes, as described in Sections 3101, 3111 and 3402 of the Code, (ii) federal Unemployment Tax Act taxes, as described in Chapter 23 of Subtitle C of the Code, (iii) federal air transportation excise taxes, as described in Sections 4261 and 4271 of the Code, (iv) federal security charges, as described in Title 49 of the Code of Federal Regulations of 2002 (referred to in this definition as the "CFR"), Chapter XII, Part 1510, (v) federal Animal and Plant Health Inspection Service of the United States Department of Agriculture (APHIS) user fees, as described in Title 21 United States Code (2002) (referred to in this definition as "U.S.C.") Section 136a and 7 CFR Section 354.3, (vi) federal Immigration and Naturalization Service (INS) fees, as described in 8 CFR Part 286, (vii) federal customs taxes as described in 19 U.S.C. Section 58c, and (viii) federal jet fuel taxes as described in Sections 4091 and 4092 of the Code collected on behalf of and owed to the federal government; (b) any and all state and local income tax withholding, employment taxes and related charges and fees and similar taxes, charges and fees, including, but not limited to, state and local payroll withholding taxes, unemployment and supplemental unemployment taxes, disability taxes, workman's or workers' compensation charges and related charges and fees that are analogous to those described in Subtitle C of the Code and that are described in or are analogous to Chapter 23 of Title 19 Delaware Code Annotated (2002) collected on behalf of and owed to state and local authorities, agencies and entities; and (c) passenger facility fees and charges as described in Title 49 Section 40117 (2002) and Title 14 of the Code of Federal Regulations of 2002, Subchapter 1, Part 158 collected on behalf of and owed to various administrators, institutions, authorities, agencies and entities; in each case held in escrow accounts or trust funds in an aggregate amount for all of such Escrow Accounts not in excess of $200,000,000 (provided that such amount may be increased upon an increase in any of the foregoing taxes, fees and charges for which the Borrower's officers and directors may have personal liability if not paid) and (2) the EETC Deposit.

"Eurocurrency Liabilities" shall have the meaning given to such term in Regulation D issued by the Board, as in effect from time to time.

"Eurodollar Borrowing" shall mean a Borrowing comprised of Eurodollar Loans.

"Eurodollar Loan" shall mean any Loan bearing interest at a rate determined by reference to the Adjusted LIBOR Rate in accordance with the provisions of Section 2.

"Event of Default" shall have the meaning given such term in Section 7.

"Excluded Taxes" shall mean, with respect to the Paying Agent, Agents, Collateral Agent, Tranche C Agent, Tranche C Collateral Agent, any Lender, the Fronting Bank or any other recipient of any payment to be made by or on account of any obligation of the Borrower hereunder, (a) income or franchise taxes imposed on (or measured by) its net income by the United States of America, or by the jurisdiction under the laws of which such recipient is organized or in which its principal office is located or, in the case of any Lender, in which its applicable lending office is located, (b) any branch profits taxes imposed by the United States of America or any similar tax imposed by any other jurisdiction in which the Borrower is located and (c) in the case of a Foreign Lender, any withholding tax that is imposed by any jurisdiction other than the United States of America or any state thereof or is imposed by the United States of America on amounts payable to such Foreign Lender at the time such Foreign Lender becomes a party to this Agreement (or designates a new lending office) or is attributable to such Foreign Lender's failure to comply with Section 2.18(e), except to the extent that such Foreign Lender (or its assignor, if any) was entitled, at the time of designation of a new lending office (or assignment), to receive additional amounts from the Borrower with respect to such withholding tax pursuant to Section 2.18(a).

"Existing 1110 Repurchase Documents" shall mean (i) that certain letter of intent dated June 3, 2005 among the Borrower and certain financiers of four (4) aircraft constituting Section 1110 Total Assets, which letter of intent provides for, among other things, a commitment by the Borrower to (a) purchase such four (4) aircraft and (b) provide for a cash deposit of approximately $11,400,000 to secure the Borrower's commitment to purchase such four (4) aircraft and (ii) any other documents, instruments or agreements that the Borrower may be reasonably required to execute to consummate the transactions contemplated thereby.

"FAA" shall mean the Federal Aviation Administration.

"Fees" shall collectively mean the Commitment Fees, Letter of Credit Fees and any other fees referred to in Sections 2.19, 2.20 and 2.21.

"Fifth-Freedom Rights" shall mean the operational right to enplane passenger traffic and cargo in a foreign country and deplane it in another foreign country.

"Filing Date" shall mean December 9, 2002.

"Final Order" shall have the meaning given such term in Section 4.02(d).

"Financial Officer" shall mean the Chief Financial Officer, Principal Accounting Officer, Controller, Treasurer or Vice President of the Borrower or the Guarantor, if applicable.

"Financing Shortfall" shall mean (i) the difference between cash Capital Expenditures and other cash disbursements made in connection with any Permitted 1110 Acquisition and any Permitted Aircraft Acquisition and the amount refinanced pursuant to a Permitted Aircraft Financing (including any shortfall in connection with the transactions described in the Existing 1110 Repurchase Documents) which Permitted Aircraft Financing shall have occurred by the earliest of (x) ninety (90) days from the execution of any letter of intent or similar commitment to purchase such Acquired 1110 Asset or Acquired Aircraft Asset, (y) forty-five (45) days from the closing of the Permitted 1110 Acquisition or Permitted Aircraft Acquisition relating to such Acquired 1110 Asset or Acquired Aircraft Asset and (z) December 30, 2005 (it being understood that no deadline for refinancing set forth in the preceding clauses (x), (y) or (z) may be extended beyond December 30, 2005 by application of Section 7.01(d)) and (ii) in connection with any refinancing or replacement of a financing arrangement secured directly or indirectly by "equipment" described in Section 1110(a)(3) of the Bankruptcy Code in connection with which the Borrower at no time obtains title to such equipment, cash Capital Expenditures or other cash disbursements by the Borrower in connection with such refinancing or replacement.

"Flight Simulators" shall mean the flight simulators and flight training devices of the Borrower or any applicable Guarantor other than the flight simulators listed on Schedule 1.01(a) (as such Schedule may be amended from time to time with the consent of the Agents to remove one or more flight simulators from such Schedule).

"Foreign Aviation Authorities" shall mean any foreign governmental, quasi-governmental, regulatory or other agencies or private entities which exercise jurisdiction over the issuance or authorization (i) to serve any foreign point on each of the Routes and/or operations related to the Routes and Supporting Route Facilities and/or (ii) to hold and operate any Foreign Slots.

"Foreign Lender" shall mean any Lender that is organized under the laws of a jurisdiction other than that in which the Borrower is located. For purposes of this definition, the United States of America, each State thereof and the District of Columbia shall be deemed to constitute a single jurisdiction.

"Foreign Slot" shall mean all of the rights and operational authority, now held or hereafter acquired, of Borrower and, if applicable, a Guarantor, to conduct one landing or takeoff at a specific time or in a specific time period on a specific day of the week at each non-U.S. airport served in conjunction with Borrower's, or, if applicable, a Guarantor's operations over a Route.

"Forfeited Acquisition Deposits" shall have the meaning set forth in Section 6.04(e)(iii).

"Fronting Bank" shall mean JPMorgan Chase or [~~CUSA~~]CITI, or one or more other Lenders (or any of their banking affiliates), reasonably satisfactory to the Borrower and the Agents, that may, from time to time, act as a Fronting Bank.

"GAAP" shall mean generally accepted accounting principles applied in accordance with Section 1.02.

"Gate Leaseholds" shall mean all of the right, title, privilege, interest, and authority now or hereafter acquired or held by the Borrower or, if applicable, a Guarantor in connection with the right to use or occupy space in any airport or terminal at which the Borrower conducts scheduled operations, including, without limitation, Gates and Miscellaneous Airport Leases.

"Gates" shall mean the area in an airport through which passengers enplane and deplane an aircraft (including associated aircraft parking positions) and the corresponding holding room areas, seating areas and check-in service counter(s) leased or otherwise made available to the Borrower on an exclusive or preferential use basis.

"GECC" shall mean General Electric Capital Corporation.

"Governmental Authority" shall mean any Federal, state, municipal or other governmental department, commission, board, bureau, agency, administration or instrumentality or any court, in each case whether of the United States or foreign.

"Guarantor" shall have the meaning set forth in the first paragraph of this Agreement.

"Indebtedness" shall mean, at any time and with respect to any Person: (i) all indebtedness of such Person for borrowed money; (ii) all indebtedness of such Person for the deferred purchase price of property or services (other than property, including inventory, and services purchased, and expense accruals and deferred compensation items arising, in the ordinary course of business); (iii) all obligations of such Person evidenced by notes, bonds, debentures or other similar instruments (other than performance, surety and appeal bonds arising in the ordinary course of business); (iv) all indebtedness of such Person created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property); (v) all obligations of such Person under Capitalized Leases; (vi) all reimbursement, payment or similar obligations of such Person, contingent or otherwise, under acceptance, letter of credit or similar facilities and all obligations of such Person in respect of (x) currency swap agreements, currency future or option contracts and other similar agreements designed to hedge against fluctuations in foreign interest rates and currency values, (y) interest rate swap, cap or collar agreements and interest rate future or option contracts, and (z) fuel hedges and other derivatives contracts; (vii) all Indebtedness referred to in clauses (i) through (vi) above guaranteed directly or indirectly by such Person, or in effect guaranteed directly or indirectly by such Person through an agreement (A) to pay or purchase such Indebtedness or to advance or supply funds for the payment or purchase of such Indebtedness, (B) to purchase, sell or lease (as lessee or lessor) property, or to purchase or sell services, primarily for the purpose of enabling the debtor to make payment of such Indebtedness or to assure the holder of such Indebtedness against loss in respect of such Indebtedness, (C) to supply funds to or in any other manner invest in the debtor (including any agreement to pay for property or services irrespective of whether such property is received or such services are rendered or to maintain the net worth or other financial condition or ratio of the debtor) or (D) otherwise to assure a creditor against loss in respect of such Indebtedness; and (viii) all Indebtedness referred to in clauses (i) through (vii) above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien upon or in property (including, without limitation, accounts and contract rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such Indebtedness (it being understood that claims arising upon the rejection of unexpired leases and other executory contracts shall not be treated as Indebtedness hereunder).

"Indemnified Taxes" means Taxes other than Excluded Taxes.

"Ineligible Collateral and Reserves Amount" shall mean, at the time of any determination thereof, the sum of each of the following, without duplication (at the time of each such determination, (x) each ineligible item described in clauses (a) through (o) shall be supported by the Borrower's internal financial books and records or estimated by the Borrower in a manner reasonably satisfactory to either Agent (in consultation with the other Agent) and (y) certain ineligibles and reserves will be based upon the Current Appraisal):

    an amount equal to any maintenance costs anticipated by the Borrower to be in excess of the amount thereof assumed in the Current Appraisal;
    an amount equal to the Orderly Liquidation Value of Borrowing Base Collateral (including, without limitation, parked or stored aircraft (including aircraft temporarily out of service)), on an aggregate basis, stored at a location not owned by the Borrower or a Guarantor unless either Agent (in consultation with the other Agent) has consented to such storage location, in such Agent's sole commercially reasonable discretion;
    an amount equal to the amount by which the Orderly Liquidation Value of an aircraft has decreased (as reasonably determined by either Agent (in consultation with the other Agent and the Appraiser)) as a result of variations to aircraft reliability assumptions with respect to such aircraft in the Current Appraisal as set forth in the reliability report delivered in conjunction with the Borrowing Base Certificate in accordance with Schedule I of the most recent Borrowing Base Certificate;
    an amount equal to the Orderly Liquidation Value of Borrowing Base Collateral located on vendor premises, and any additional amounts the Agents deem reasonably necessary;
    an amount equal to the Orderly Liquidation Value of Borrowing Base Collateral that is not located in the United States (excluding Borrowing Base Collateral maintained in the United States but used for service outside of the United States);
    an amount equal to the Orderly Liquidation Value of aircraft, engines and spare engines that have been leased or sub-leased to third parties, or spare parts that have been loaned to or exchanged with third parties;
    an amount equal to the Orderly Liquidation Value of any Borrowing Base Collateral (or portion thereof) that has been modified specifically for the Borrower's use or Borrowing Base Collateral designed exclusively for the Borrower's use, including, but not limited to, property containing technology, logos, designs, fashion and other proprietary property of this nature (for example, but not by way of limitation, seat covers and tapestries);
    an amount equal to three times the monthly expenses for rent and related charges incurred by the Borrower and the Guarantors for leased storage and maintenance facilities where Borrowing Base Collateral is maintained;
    an amount equal to the Orderly Liquidation Value of Borrowing Base Collateral stored at a leased location for which either Agent (in consultation with the other Agent and in its sole commercially reasonable discretion) has requested the Borrower obtain a landlord waiver, if such waiver (i) has not been delivered to the Agents, (ii) is not reasonably satisfactory in form and substance to the Agents or (iii) is not in full force and effect;
    an amount equal to the Orderly Liquidation Value of Borrowing Base Collateral that is subject to a perfected first priority Lien in favor of any Person other than the Collateral Agent;
    an amount equal to the Orderly Liquidation Value of Borrowing Base Collateral to which the Borrower does not have sole, good, valid and unencumbered title (other than Liens which are permitted pursuant to Section 6.01 and junior by operation of law or otherwise contractually subordinate to the Liens securing the Obligations), including, without limitation, Borrowing Base Collateral that is on consignment and is not owned solely by the Borrower;
    an amount equal to the Orderly Liquidation Value of Borrowing Base Collateral that is not adequately insured as determined by either Agent (in consultation with the other Agent) in its sole commercially reasonable discretion, pursuant to the terms of the Agreement (it being understood that the determination hereunder shall be consistent with the determinations by the Agent pursuant to Section 5.03);
    an amount equal to the Orderly Liquidation Value of unserviceable (as determined by the Borrower) QEC Kits, to the extent that such QEC Kits had been appraised as serviceable in the Current Appraisal;
    an amount equal to the Orderly Liquidation Value of Borrowing Base Collateral that is spare engines that have been scrapped or surveyed for scrap by the Borrower, or determined by the Borrower to be surplus, to the extent that such spare engines had been appraised as spare engines in the Current Appraisal; plus an amount equal to the anticipated costs to comply with modifications (aviation directives) from time to time mandated by the FAA.
"Initial Lenders" shall mean JPMorgan Chase, [~~CUSA~~]CITI, Bank One and CIT Group.

"Insufficiency" shall mean, with respect to any Plan, its "amount of unfunded benefit liabilities" within the meaning of Section 4001(a)(18) of ERISA, if any.

"Interim Order" shall have the meaning given such term in Section 4.01(b).

"Interest Payment Date" shall mean (i) as to any Eurodollar Loan, the last day of each consecutive 30 day period running from the commencement of the applicable Interest Period, and (ii) as to all ABR Loans, the last calendar day of each month and the date on which any ABR Loans are refinanced with Eurodollar Loans pursuant to Section 2.12.

"Interest Period" shall mean, as to any Borrowing of Eurodollar Loans, the period commencing on the date of such Borrowing (including as a result of a refinancing of ABR Loans) or on the last day of the preceding Interest Period applicable to such Borrowing and ending on the numerically corresponding day (or if there is no corresponding day, the last day) in the calendar month that is one, three or six months thereafter, as the Borrower may elect in the related notice delivered pursuant to Sections 2.06(b) or 2.12; provided, however, that (i) if any Interest Period would end on a day which shall not be a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day, and (ii) no Interest Period shall end later than the Termination Date.

"Investments" shall have the meaning given such term in Section 6.10.

"IRS Stipulation" shall mean that certain Stipulation for Settlement of Controversy Between the Debtors and the United States of America approved by the Bankruptcy Court in March 2003.

"Jet Fuel Supply Agreement" shall mean that certain Jet Fuel Supply Agreement, dated as of October [_[~~_~~]], 2003, as it may be amended from time to time, among the Borrower, UAFC and MSCG, pursuant to which MSCG will supply jet fuel for the Borrower's domestic operations, will assume certain of the Borrower's and UAFC's existing supply and third-party sale agreements and will sublease certain of the Borrower's and UAFC's existing infrastructure agreements.

"JFK" shall mean New York's John F. Kennedy (JFK) International Airport.

"Joint Commitment Letter" shall mean that certain Joint Commitment Letter dated December 8, 2002 among JPMorgan Chase, JPMSI, [~~CUSA~~]CITI, SSB, Bank One, CIT Group and the Borrower.

"Joint Lead Arrangers" shall mean JPMSI and CGMI.

"JPMorgan Chase" shall have the meaning set forth in the first paragraph of this Agreement.

"JPMSI" shall mean J.P Morgan Securities, Inc.

"Lender Affiliate" means, (a) with respect to any Lender, (i) an Affiliate of such Lender or (ii) any entity (whether a corporation, partnership, trust or otherwise) that is engaged in making, purchasing, holding or otherwise investing in bank loans and similar extensions of credit in the ordinary course of its business and is administered or managed by a Lender or an Affiliate of such Lender and (b) with respect to any Lender that is a fund which invests in bank loans and similar extensions of credit, any other fund that invests in bank loans and similar extensions of credit and is managed by the same investment advisor as such Lender or by an Affiliate of such investment advisor.

"Lenders" shall mean the Tranche A Lenders, the Tranche B Lenders and the Tranche [~~B~~]C Lenders.

"Letter of Credit" shall mean any irrevocable letter of credit issued pursuant to Section 2.03, which letter of credit shall be (i) a standby or import documentary letter of credit, (ii) issued for purposes that are consistent with the ordinary course of business of the Borrower or any Guarantor, or for such other purposes as are reasonably acceptable to the Agents, (iii) denominated in Dollars and (iv) otherwise in such form as may be reasonably approved from time to time by the Agents and the applicable Fronting Bank.

"Letter of Credit Account" shall mean the account established by the Borrower under the sole and exclusive control of the Paying Agent maintained at the office of the Paying Agent at 270 Park Avenue, New York, New York 10017 designated as the "United Airlines Letter of Credit Account" that shall be used solely for the purposes set forth in Sections 2.03(b) and 2.13.

"Letter of Credit Fees" shall mean the fees payable in respect of Letters of Credit pursuant to Section 2.21.

"Letter of Credit Outstandings" shall mean, at any time, the sum of (i) the aggregate undrawn stated amount of all Letters of Credit then outstanding plus (ii) all amounts theretofore drawn under Letters of Credit and not then reimbursed.

"LGA" shall mean New York's LaGuardia Airport.

"Lien" shall mean any mortgage, pledge, security interest, encumbrance, lien or charge of any kind whatsoever (including any conditional sale or other title retention agreement or any lease in the nature thereof).

"Loan" shall mean, collectively, the Tranche A Loans[ ~~and~~], the Tranche B Loan and the Tranche C Loans.

"Loan Documents" shall mean this Agreement, the Letters of Credit, the Collateral Documents[~~,~~] and any other instrument or agreement executed and delivered to the Paying Agent, the Agents, the Collateral Agent, the Tranche C Agent, the Tranche C Collateral Agent or any Lender in connection herewith (including, without limitation, applications for Letters of Credit and related reimbursement agreements), in each case, as the same may be amended, modified, supplemented, extended or restated from time to time.

"Maturity Date" shall mean December 30, 2005, provided that such date may be extended to March 31, 2006 at the sole option of the Borrower upon written notice delivered to Agents and the Tranche C Agent no later than December 15, 2005 of the Borrower's intention to exercise such option only if there shall be no Event of Default or event which upon notice or lapse of time or both would constitute an Event of Default on December 30, 2005.

"Minority Lenders" shall have the meaning set forth in Section 10.10(b).

"Minority Tranche C Lenders" shall have the meaning set forth in Section 10.11(b).

"Miscellaneous Airport Leases" shall mean all of the right, title, privilege, interest and authority now or hereafter acquired or held by the Borrower or, if applicable, a Guarantor in connection with the right to use or occupy space (other than Gates) in any airport or terminal at which the Borrower conducts scheduled operations.

"Mortgage Amendment" shall mean that certain Amendment No. 1 to the Aircraft Mortgage dated as of May 7, 2004.

"Mortgage Amendment No. 2" shall mean that certain Second Amendment to the Aircraft Mortgage dated as of September 1, 2004.

"Mortgage Amendment No. 3" shall mean that certain Third Amendment to the Aircraft Mortgage dated as of February 22, 2005.

"Mortgage Amendment No. 4" shall mean that certain Fourth Amendment to the Aircraft Mortgage dated as of April 27, 2005.

"Mortgage Amendment No. 5" shall mean that certain Fifth Amendment to the Aircraft Mortgage dated as of July [~~__~~]18, 2005.

"Mortgage Amendment No. 6" shall mean that certain Sixth Amendment to the Aircraft Mortgage dated as of [August __], 2005.

"Mortgaged Collateral" shall mean all of the "Collateral" as defined in the Aircraft Mortgage (including any Mortgage Supplement), defined to include, without limitation, all aircraft (including the Tranche C Priority Collateral, but subject to the priorities set forth in Section 2.23 and Section 11), spare engines and spare parts inventory included within the Collateral described in Section 2.23(a)(ii).

"Mortgage Supplement" shall have the meaning set forth in the Aircraft Mortgage or the Tranche C Aircraft Mortgage, as the case may be.

"MSCG" shall mean Morgan Stanley Capital Group Inc. "Multiemployer Plan" shall mean a "multiemployer plan" as defined in Section 4001(a)(3) of ERISA, which is maintained or contributed to by (or to which there is an obligation to contribute of) the Borrower or a Subsidiary of the Borrower or an ERISA Affiliate, and each such plan for the five-year period immediately following the latest date on which the Borrower, or a Subsidiary of the Borrower or an ERISA Affiliate maintained, contributed to or had an obligation to contribute to such plan.

"Multiple Employer Plan" shall mean a Single Employer Plan, which (i) is maintained for employees of the Borrower or an ERISA Affiliate and at least one person (as defined in Section 3(9) of ERISA) other than the Borrower and its ERISA Affiliates or (ii) was so maintained and in respect of which the Borrower or an ERISA Affiliate could have liability under Section 4064 or 4069 of ERISA in the event such Plan has been or were to be terminated.

"Net Proceeds" shall mean, in respect of any sale of assets, the cash proceeds of such sale after the payment of or reservation for (i) expenses that are directly related to (or the need for which arises as a result of) the transaction of sale, including, but not limited to, related severance costs, taxes payable, brokerage commissions, professional expenses, other similar costs that are directly related to the sale (all of which expenses shall be reasonably satisfactory to the Agents in their reasonable judgment) and (ii) the amount secured by valid and perfected Liens, if any, that are senior to the Liens on such assets held by the Collateral Agent on behalf of the [~~Lenders~~]Tranche A Lenders and the Tranche B Lenders and the Tranche C Collateral Agent on behalf of the Tranche C Lenders, as the case may be.

"Non-Primary Routes" shall mean all of the Routes other than the Primary Routes.

"Obligations" shall mean (a) the due and punctual payment of principal of and interest on the Loans and the reimbursement of all amounts drawn under Letters of Credit, and (b) the due and punctual payment of the Fees and all other present and future, fixed or contingent, monetary obligations of the Borrower and the Guarantors to the Lenders and the Agents under the Loan Documents.

"Orderly Liquidation Value" shall mean, at the time of any determination thereof, the most current valuation (as required pursuant to Sections 4.01(h), 4.02(h) and 5.09 of this Agreement, as the case may be) of the orderly liquidation value of unencumbered aircraft, spare engines, Flight Simulators, spare parts inventory and QEC Kits included within the Tranche A and B Priority Collateral described in Section 2.23(a)(ii) as determined by the Appraisers.

"Orders" shall mean the Interim Order and the Final Order of the Bankruptcy Court referred to in Sections 4.01(b) and 4.02(d) and the Seventh Amendment Order, the Eighth Amendment Order, the Tenth Amendment Order, the Eleventh Amendment Order[ ~~and~~], the Twelfth Amendment Order and the Thirteenth Amendment Order.

"Other Taxes" shall mean any and all present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies arising from any payment made hereunder or from the execution, delivery or enforcement of, or otherwise with respect to, this Agreement.

"Parent" shall have the meaning set forth in the first paragraph of this Agreement.

"Paying Agent" shall have the meaning set forth in the first paragraph of this Agreement.

"PBGC" shall mean the Pension Benefit Guaranty Corporation, or any successor agency or entity performing substantially the same functions.

"PDG Restructuring" shall mean a restructuring of those transactions under which the Indebtedness existing under each of the (i) 2000-1 United Air Lines EETC, (ii) 2000-2 United Air Lines EETC, (iii) 2001-1 United Air Lines EETC, (iv) Jet Equipment Trust Series 1994-A, (v) Jet Equipment Trust Series 1995-A, (vi) Jet Equipment Trust Series 1995-B, (vii) 1991 Series ETC Class A, (viii) 1991 Series ETC Class B, (ix) 1991 Series ETC Class C, (x) 1991 Series ETC Class D, (xi) 1991 Series ETC Class E, (xii) 1991 A PTC, (xiii) 1991 B PTC, (xiv) 1992 A PTC, (xv) 1992 B PTC, (xvi) 1993 A PTC, (xvii) 1993 B PTC, (xviii) 1993 C PTC, (xix) 1994 AA PTC, (xx) 1994 BB PTC, (xxi) 1995 A PTC, (xxii) 1996 A PTCs and (xxiii) non-public transactions relating to financing arrangements covering seventeen (17) aircraft, which restructuring shall be on terms and conditions reasonably satisfactory to the Agents and the Tranche C Agent.

"Pension Plan" shall mean a defined benefit plan (as defined in Section 414(j) of the Code and Section 3(35) of ERISA) which is intended to be qualified under Section 401(a) of the Code.

"Permitted 1110 Acquisition" shall mean a transaction entered into in accordance with the terms herein pursuant to which the Borrower shall satisfy all of its obligations under all security agreements, leases or conditional sale agreements with recourse against any Section 1110 Total Asset and (a) if the Borrower previously held title to such Section 1110 Total Asset, all Liens and obligations with recourse against such Section 1110 Total Asset are satisfied or otherwise released (other than the Liens granted in favor of the Collateral Agent and the Tranche C Collateral Agent) or (b) if the Borrower did not previously hold title to such Section 1110 Total Asset, the Borrower shall obtain title to such Section 1110 Total Asset free and clear of any Liens and obligations with recourse against such Section 1110 Total Asset (other than the Liens granted in favor of the Collateral Agent and the Tranche C Collateral Agent).

"Permitted Aircraft Acquisition" shall mean a transaction (other than a Permitted 1110 Acquisition) entered into in accordance with the terms herein pursuant to which the Borrower shall purchase an aircraft, engine or spare engine and such equipment shall be (i) acquired for the sole purpose of replacing a Section 1110 Total Asset that was repossessed or rejected after March 27, 2005 or is expected to be imminently repossessed or rejected and (ii) delivered to the Borrower free and clear of any Liens or any other interests therein (other than the Liens granted in favor of the Collateral Agent and the Tranche C Collateral Agent) , provided, that the aggregate Retained Acquisition Amount, measured at the end of each fiscal month, may not exceed a [~~20~~]30% variance from the aircraft cash expenditure provisions contained in the updated business plan delivered to the Agents on June 14, 2005 or the supplement thereto delivered to the Agents on July 13, 2005 for such fiscal month end.

"Permitted Aircraft Financing" shall mean the consummation by the Borrower of (i) a sale of an Acquired 1110 Asset or an Acquired Aircraft Asset to an equipment financier and a substantially contemporaneous lease of such Acquired 1110 Asset or Acquired Aircraft Asset back to the Borrower or (ii) a transaction pursuant to a financing or re-financing arrangement in connection with which an Acquired 1110 Asset or an Acquired Aircraft Asset is pledged or otherwise subjected to Liens granted in favor of an equipment financier in exchange for loans made in connection with such financing or re-financing arrangement (it being understood that such transactions described in clauses (i) and (ii) may be consummated either substantially contemporaneous with the Permitted 1110 Acquisition or Permitted Aircraft Acquisition relating to a relevant Acquired 1110 Asset or Acquired Aircraft Asset, as the case may be, or subsequent thereto), provided that the transactions described in clauses (i) and (ii) shall (a) have a maturity no earlier than March 31, 2006, (b) not be secured by Liens on any other assets of the Borrower or the Guarantors other than the Acquired 1110 Asset or Acquired Aircraft Asset, as the case may be, being pledged as security therefor, (c) be in a financed amount, which together with the financed amounts for all other Acquired 1110 Assets and Acquired Assets is equal to at least 75% of the aggregate purchase price paid by the Borrower or Guarantor for all Acquired 1110 Assets and Acquired Aircraft Assets as of the date of such Permitted Aircraft Financing, (d) not receive any claim which is pari passu with or senior to the claims of the Agents, Tranche C Agent and the Lenders against the Borrower and the Guarantors or the Carve-Out, (e) not contain default provisions arising solely as a result of a default under this Agreement, (f) contain covenants and other agreements relating exclusively to the Acquired 1110 Asset or Acquired Aircraft Asset, as the case may be, being pledged as security therefor and (g) contain cash expenditure provisions, on an aggregate basis with any other Permitted Aircraft Financings, measured at the end of each fiscal month, of not more than a [~~20~~]30% variance from the aircraft cash expenditure provisions contained in the updated business plan delivered to the Agents on June 14, 2005 or the supplement thereto delivered to the Agents on July 13, 2005 for such fiscal month end (it being understood that the cash expenditures relating to Permitted Aircraft Financings of up to five (5) aircraft which were not part of the Borrower's aircraft fleet on June 27, 2005 shall not be subject to, or included in, the analysis under this clause (g) for any purpose), provided further that copies of all material agreements in connection with the transactions described in clauses (i) and (ii) shall be promptly delivered to the Agents upon consummation of such transactions.

"Permitted Investments" shall mean:

      direct obligations of, or obligations the principal of and interest on which are unconditionally guaranteed by, the United States of America (or by any agency thereof to the extent such obligations are backed by the full faith and credit of the United States of America), in each case maturing within twelve months from the date of acquisition thereof;
      investments in commercial paper maturing within six months from the date of acquisition thereof and having, at such date of acquisition, a rating of at least "A-2" or the equivalent thereof from Standard & Poor's, a division of The McGraw-Hill Companies, Inc. or of at least "P-2" or the equivalent thereof from Moody's Investors Service, Inc.;
      investments in certificates of deposit, banker's acceptances and time deposits (including Eurodollar time deposits) maturing within six months from the date of acquisition thereof issued or guaranteed by or placed with (i) any domestic office of the Paying Agent or the bank with whom the Borrower and the Guarantors maintain their cash management system, or (ii) any domestic office of any other commercial bank of recognized standing organized under the laws of the United States of America or any State thereof that has a combined capital and surplus and undivided profits of not less than $250,000,000 and is the principal banking Subsidiary of a bank holding company having a long-term unsecured debt rating of at least "A-2" or the equivalent thereof from Standard & Poor's, a division of The McGraw-Hill Companies, Inc. or at least "P-2" or the equivalent thereof from Moody's Investors Service, Inc.;
      investments in commercial paper maturing within six months from the date of acquisition thereof and issued by (i) the holding company of the Paying Agent or (ii) the holding company of any other commercial bank of recognized standing organized under the laws of the United States of America or any State thereof that has (A) a combined capital and surplus in excess of $250,000,000 and (B) commercial paper rated at least "A-2" or the equivalent thereof from Standard & Poor's, a division of The McGraw-Hill Companies, Inc. or of at least "P-2" or the equivalent thereof from Moody's Investors Service, Inc.;
      investments in repurchase obligations with a term of not more than seven days for underlying securities of the types described in clause (a) above entered into with any office of a bank or trust company meeting the qualifications specified in clause (c) above; and
      investments in money market funds substantially all the assets of which are comprised of securities of the types described in clauses (a) through (e) above.

      "Permitted Liens" shall mean: (i) Liens imposed by law (other than Environmental Liens and any Lien imposed under ERISA) for taxes, assessments or charges of any Governmental Authority for claims not yet due or which are being contested in good faith by appropriate proceedings and with respect to which adequate reserves or other appropriate provisions are being maintained in accordance with GAAP; (ii) Liens of landlords and Liens of carriers, warehousemen, consignors, mechanics, materialmen and other Liens (other than Environmental Liens and any Lien imposed under ERISA) in existence on the Filing Date or thereafter imposed by law and created in the ordinary course of business; (iii) Liens (other than any Lien imposed under ERISA) incurred or deposits (including, without limitation, surety bonds and appeal bonds) in connection with workers' compensation, unemployment insurance and other types of social security benefits or to secure the performance of tenders, bids, leases, contracts (other than for the repayment of Indebtedness), statutory obligations and other similar obligations or arising as a result of progress payments under government contracts; (iv) easements (including, without limitation, reciprocal easement agreements and utility agreements), rights-of-way, covenants, consents, reservations, encroachments, variations and zoning and other restrictions, charges or encumbrances (whether or not recorded) and interest of ground lessors, which do not interfere materially with the ordinary conduct of the business of the Borrower or any Guarantor, as the case may be, and which do not materially detract from the value of the property to which they attach or materially impair the use thereof to the Borrower or any Guarantor, as the case may be; (v) purchase money Liens (including Capitalized Leases) upon or in any property acquired or held in the ordinary course of business to secure the purchase price of such property or to secure Indebtedness permitted by Section 6.03(v) solely for the purpose of financing the acquisition of such property; (vi) letters of credit or deposits in the ordinary course to secure leases; and (vii) extensions, renewals or replacements of any Lien referred to in paragraphs (i) through (vi) above, provided, that the principal amount of the obligation secured thereby is not increased and that any such extension, renewal or replacement is limited to the property originally encumbered thereby.

      "Person" shall mean any natural person, corporation, division of a corporation, partnership, trust, joint venture, association, company, estate, unincorporated organization or government or any agency or political subdivision thereof.

      "Plan" shall mean a Single Employer Plan or a Multiemployer Plan.

      "Prepayment Date" shall mean forty-five (45) days after the entry of the Interim Order by the Bankruptcy Court if the Final Order has not been entered by the Bankruptcy Court prior to the expiration of such forty-five (45) day period.

      "Pre-Petition Payment" shall mean a payment (by way of adequate protection or otherwise) of principal or interest or otherwise on account of any pre-petition Indebtedness or trade payables (including, without limitation, in respect of reclamation claims) or other pre-petition claims against the Borrower or any Guarantor.

      "Primary Foreign Slots" shall mean the Foreign Slots set forth on Schedule 1.01(b), as such Schedule may be amended from time to time pursuant to Section 5.14(c) or Section 5.20(b).

      "Primary Routes" shall mean the Routes set forth on Schedule 1.01(c), as such Schedule may be amended from time to time pursuant to Section 5.20(b) or Section 5.20(c).

      "QEC Kits" shall mean the quick engine change kits of the Borrower and any applicable Guarantor.

      "Register" shall have the meaning set forth in Section 10.03(d).

      "Reorganization Plan" shall mean a plan of reorganization in any of the Cases.

      "Required Lenders" shall mean, at any time, Lenders having Tranche A Commitments and Tranche B Commitments representing in excess of 50% of the Total Commitment.

      "Retained Acquisition Amount" shall mean the aggregate amount of cash Capital Expenditures made in connection with any Permitted 1110 Acquisition and any Permitted Aircraft Acquisition (including Capital Expenditures made in connection with the transactions described in the Existing 1110 Repurchase Documents) with respect to which the relevant Acquired 1110 Asset or Acquired Aircraft Asset (as the case may be) has not been refinanced pursuant to a Permitted Aircraft Financing by the earliest to occur of (x) ninety (90) days from the execution of any letter of intent or similar commitment to purchase such Acquired 1110 Asset or Acquired Aircraft Asset, (y) forty-five (45) days from the closing of the Permitted 1110 Acquisition or Permitted Aircraft Acquisition relating to such Acquired 1110 Asset or Acquired Aircraft Asset and (z) December 30, 2005 (it being understood that no deadline for refinancing set forth in the preceding clauses (x), (y) or (z) may be extended beyond December 30, 2005 by application of Section 7.01(d)).

      "Routes" shall mean the routes for which the Borrower or, if applicable, a Guarantor, holds or hereafter acquires the requisite authority to operate pursuant to Title 49 including, without limitation, applicable frequencies, exemption and certificate authorities, Fifth-Freedom Rights and "behind/beyond rights".

      "Second Amendment Effective Date" shall mean the Effective Date as defined in that certain Second Amendment, dated as of February 10, 2003, to this Agreement.

      "Section 1110 Assets" shall mean (i) property (and agreements related to such property) that qualifies as an "aircraft," "aircraft engine," "propeller," "appliance" or "spare part" (as defined in Section 40102 of Title 49) as those terms are used in Section 1110(a)(3)(A)(i) and (B) of the Bankruptcy Code to the extent that the Borrower or any applicable Guarantor is expressly prohibited from granting liens thereon or assignments thereof under the terms of any security agreement, lease or conditional sale agreement related thereto under which the applicable secured party, lessor or seller is entitled to the protections afforded under Section 1110 of the Bankruptcy Code with respect to such property or agreements or (ii) property referred to in the previous clause that the Borrower or any of the Guarantors elects to return to the party providing financing therefor in exchange for a discharge of the related indebtedness provided, that any property which shall have been the subject of a Permitted 1110 Acquisition shall no longer constitute a Section 1110 Asset.

      "Section 1110 Total Assets" shall mean property (and agreements related to such property) that qualifies as an "aircraft," "aircraft engine," "propeller," "appliance" or "spare part" (as defined in Section 40102 of Title 49) as those terms are used in Section 1110(a)(3)(A)(i) and (B) of the Bankruptcy Code which is subject to a security agreement, lease or conditional sale agreement related thereto (regardless of whether such security agreement, lease or conditional sale agreement expressly prohibits the Borrower or any applicable Guarantor from granting liens thereon or assignments thereof) under which the applicable secured party, lessor or seller is entitled to the protections afforded under Section 1110 of the Bankruptcy Code with respect to such property or agreements.

      "Security and Pledge Agreement" shall mean that certain Security and Pledge Agreement as defined in Section 4.01(c), as [~~the same may be~~]amended by that certain First Amendment to Security and Pledge Agreement dated as of April 8, 2005 and that certain Second Amendment and Supplemental Grant to Security and Pledge Agreement dated as of the date of the making of the Tranche C Loan as delivered in accordance with Section 4.03(e), and as the same may be further amended, modified, supplemented, extended or restated from time to time.

      "Seventh Amendment Order" shall mean an order of the Bankruptcy Court in form and substance reasonably satisfactory to the Agents approving the execution of the Seventh Amendment dated as of May 7, 2004.

      "SGR Security Agreement" shall mean that certain Slot, Gate and Route Security and Pledge Agreement as defined in section 4.01(d), as [~~the same may be~~]amended by that certain First Amendment to Slot, Gate and Route Security and Pledge Agreement dated as of May 15, 2003, that certain Second Amendment to Slot, Gate and Route Security and Pledge Agreement dated as of June 27, 2005 and that certain Third Amendment and Supplemental Grant to Slot, Gate and Route Security and Pledge Agreement dated as of the date of the making of the Tranche C Loan as delivered in accordance with Section 4.03(e), and as the same may be further amended, modified, supplemented, extended or restated from time to time.

      "Single Employer Plan" shall mean a single employer plan, as defined in Section 4001(a)(15) of ERISA, that (i) is maintained for employees of the Borrower or an ERISA Affiliate or (ii) was so maintained and in respect of which the Borrower could reasonably be expected to have liability under Title IV of ERISA in the event such Plan has been or were to be terminated.

      "Slot" shall mean all of the rights and operational authority of the Borrower and, if applicable, a Guarantor, now held or hereafter acquired, to conduct one Instrument Flight Rule (as defined under the FAA regulations) landing or takeoff operation during a specific hour or half-hour period at LGA, DCA or JFK pursuant to FAA regulations, including Title 14 (as defined in the SGR Security Agreement).

      "Slot Reporting Guidelines" shall mean that, for purposes of each slot utilization report delivered pursuant to Section 5.01(n),

        a Slot will be deemed "utilized" if (A) such Slot is used for a take-off or landing operation, (B) by regulation or other regulatory notice, the FAA considers such Slot as "used" for purposes of 14 C.F.R. Section 93.227, regardless of whether or not such Slot was, in fact, used (e.g., holidays as defined in 14 C.F.R. Section 93.227(l) and labor actions), (C) by waiver, the FAA considers such Slot as "used" for purposes of 14 C.F.R. Section 93.227, even though such Slot was not, in fact, used or (D) the FAA otherwise waives the slot utilization requirement of 14 C.F.R. Section 93.227, if the Borrower engages in a temporary Slot trade, transfer, exchange or lease with another air carrier, the Borrower shall report the utilization rate for the slot received in the trade, transfer or lease, rather than for the Slot traded, transferred or leased to such other air carrier, for so long as the slot received continues to be operated by the Borrower, a "week" is defined as a seven-day period, and
        the two month FAA reporting period shall be the period for which air carriers provide slot utilization reports to the FAA pursuant to 14 C.F.R. Section 93.227.
"Statutory Reserves" shall mean on any date the percentage (expressed as a decimal) established by the Board and any other banking authority which is (i) for purposes of the definition of Base CD Rate, the then stated maximum rate of all reserves (including, but not limited to, any emergency, supplemental or other marginal reserve requirement) for a member bank of the Federal Reserve System in New York City, for new three month negotiable nonpersonal time deposits in dollars of $100,000 or more or (ii) for purposes of the definition of Adjusted LIBOR Rate, the then stated maximum rate for all reserves (including but not limited to any emergency, supplemental or other marginal reserve requirements) applicable to any member bank of the Federal Reserve System in respect of Eurocurrency Liabilities (or any successor category of liabilities under Regulation D issued by the Board, as in effect from time to time). Such reserve percentages shall include, without limitation, those imposed pursuant to said Regulation. The Statutory Reserves shall be adjusted automatically on and as of the effective date of any change in such percentage.

"Subsidiary" shall mean, with respect to any Person (herein referred to as the "parent"), any corporation, association or other business entity (whether now existing or hereafter organized) of which at least a majority of the securities or other ownership interests having ordinary voting power for the election of directors is, at the time as of which any determination is being made, owned or controlled by the parent or one or more subsidiaries of the parent or by the parent and one or more subsidiaries of the parent.

"Super-majority Lenders" shall have the meaning given such term in Section 10.10(b).

"Super-majority Tranche C Lenders" shall have the meaning given such term in Section 10.11(b).

"Superpriority Claim" shall mean a claim against the Borrower and any Guarantor in any of the Cases which is an administrative expense claim having priority over any or all administrative expenses of the kind specified in Sections 503(b) or 507(b) of the Bankruptcy Code.

"Supporting Route Facilities" shall mean gates, ticket counters and other facilities at each non-U.S. airport necessary to operate a Route including, but not limited to, those at the following airports: London, Heathrow; Tokyo, Narita; Osaka, Kansai; Beijing, Capital Airport; Shanghai, Puo Dong; and Hong Kong, Hong Kong International; Frankfurt, Frankfurt Airport; Paris, Charles de Gaulle Airport; and Munich, Munich International Airport.

"Taxes" shall mean any and all present or future taxes, levies, imposts, duties, deductions, charges or withholdings imposed by any Governmental Authority.

"Tenth Amendment Order" shall mean an order of the Bankruptcy Court in form and substance reasonably satisfactory to the Agents approving the execution of the Waiver, Consent and Tenth Amendment dated as of January 26, 2005.

"Termination Date" shall mean the earliest to occur of (i) the Prepayment Date, (ii) the Maturity Date, (iii) the Consummation Date and (iv) the acceleration of the Loans and the termination of the Combined DIP Total Commitment in accordance with the terms hereof.

"Termination Event" shall mean (i) a "reportable event", as such term is described in Section 4043(c) of ERISA (other than a "reportable event" as to which the 30-day notice is waived under subsection ..22, .23, .25, .27 or .28 of PBGC Regulation Section 4043) or an event described in Section 4068 of ERISA and excluding events which would not be reasonably likely (as reasonably determined by the Agent) to have a material adverse effect on the financial condition, operations, business, properties or assets of the Borrower and the Guarantors taken as a whole, or (ii) the withdrawal of the Borrower or any ERISA Affiliate from a Multiple Employer Plan during a plan year in which it was a "substantial employer," as such term is defined in Section 4001(a)(2) of ERISA, the incurrence of liability by the Borrower or any ERISA Affiliate under Section 4064 of ERISA upon the termination of a Multiple Employer Plan, the imposition of Withdrawal Liability, or (iii) providing notice of intent to terminate a Pension Plan pursuant to Section 4041(c) of ERISA (provided such termination would have a material adverse effect on the operations, business, properties, assets, prospects or condition (financial or otherwise) of the Borrower and the Guarantors taken as a whole) or the treatment of a Pension Plan amendment as a termination under Section 4041 of ERISA, if such amendment requires the provision of security, or (iv) the institution of proceedings to terminate a Pension Plan by the PBGC under Section 4042 of ERISA (provided such termination would have a material adverse effect on the operations, business, properties, assets, prospects or condition (financial or otherwise) of the Borrower and the Guarantors taken as a whole), or (v) any other event or condition (other than the commencement of the Cases and the failure to have made any contribution accrued as of the Filing Date but not paid) which would reasonably be expected to constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan, or the imposition of any liability under Title IV of ERISA (other than for the payment of premiums to the PBGC in the ordinary course), excluding events or conditions which would not be reasonably likely (as reasonably determined by the Agent) to have a material adverse effect on the operations, business, properties, assets, prospects or condition (financial or otherwise) of the Borrower and the Guarantors taken as a whole.

"Thirteenth Amendment" shall mean that certain Waiver, Consent and Thirteenth Amendment dated as of August 11, 2005.

"Thirteenth Amendment Order" shall mean an order of the Bankruptcy Court in form and substance reasonably satisfactory to the Agents and the Tranche C Agent approving the execution of the Thirteenth Amendment and the payment of the fees contemplated thereby.

"Title 49" shall mean Title 49 of the United States Code, which, among other things, recodified and replaced the U.S. Federal Aviation Act of 1958, and the regulations promulgated pursuant thereto or any subsequent legislation that amends, supplements or supersedes such provisions.

"Total Commitment" shall mean, at any time, the sum of the Total Tranche A Commitment and the Total Tranche B Commitment at such time.

"Total Commitment Percentage" shall mean, at any time, with respect to each Tranche A Lender or Tranche B Lender, the percentage obtained by dividing the sum of such Lender's Tranche A Commitment and/or Tranche B Commitment[~~, as the case may be,~~] by the Total Commitment at such time[~~.~~][~~"Total Commitment Usage" shall mean, at any time, the sum of the Tranche A Total Commitment Usage and the outstanding principal amount of the Tranche B Loan~~].

"Total Shares" shall mean as of the date of the Eighth Amendment the number of shares of stock in Orbitz owned directly or indirectly, beneficially or of record, by the Borrower, which number of shares is equal to 6,733,847.

"Total Tranche A Commitment" shall mean, at any time, the sum of the Tranche A Commitments at such time.

"Total Tranche B Commitment" shall mean, at any time, the outstanding amount of the Tranche B Loan at such time.

"Total Tranche C Commitment" shall mean, at any time, the outstanding amount of the Tranche C Loan at such time.

"Tranche A Commitment" shall mean the commitment of each Tranche A Lender to make Tranche A Loans hereunder in the amount set forth opposite its name on Annex A hereto or as may subsequently be set forth in the Register from time to time, as the case may be, and as may be reduced from time to time pursuant to Section 2.10 and Section 2.13.

"Tranche A Commitment Percentage" shall mean at any time, with respect to each Tranche A Lender, the percentage obtained by dividing its Tranche A Commitment at such time by the Total Tranche A Commitment.

"Tranche A Lender" shall mean each Lender having a Tranche A Commitment.

"Tranche A Loan" shall have the meaning set forth in Section 2.01(a).

"Tranche A Reserve" shall mean an amount equal to $100,000,000 which (except as otherwise provided in Section 2.01(a)(2)) shall be held back as a reserve from the availability of the Total Tranche A Commitment for maintenance of the Collateral and liquidation expenses.

"Tranche A Total Commitment Usage" shall mean at any time, the sum of (i) the aggregate outstanding principal amount of all Tranche A Loans and (ii) the aggregate Letter of Credit Outstandings.

"Tranche B Commitment" shall mean the commitment of each Tranche B Lender to make the Tranche B Loan hereunder in the amount set forth opposite its name on Annex A hereto or as may subsequently be set forth in the Register from time to time, as the case may be, and as may be reduced from time to time pursuant to Section 2.10 and Section 2.13.

"Tranche B Commitment Percentage" shall mean at any time, with respect to each Tranche B Lender, the percentage obtained by dividing its Tranche B Commitment at such time by the Total Tranche B Commitment.

"Tranche B Lender" shall mean each Lender having a Tranche B Commitment.

"Tranche B Loan" shall have the meaning set forth in Section 2.01(b).

"Tranche C Agent" shall mean JPMorgan Chase in its capacity as administrative agent for the Tranche C Loans.

"Tranche C Aircraft Mortgage" shall mean that "Tranche C Aircraft Mortgage" as defined in Section 4.03(d), as the same may be amended, modified, supplemented, extended or restated from time to time.

"Tranche C Collateral Agent" shall mean JPMorgan Chase in its capacity as collateral agent for the Tranche C Lenders.

"Tranche C Commitment" shall mean the commitment of each Tranche C Lender to make the Tranche C Loan hereunder in the amount set forth opposite its name on Annex A hereto or as may subsequently be set forth in the Register from time to time, as the case may be, and as may be reduced from time to time pursuant to Section 2.10 and Section 2.13.

"Tranche C Commitment Percentage" shall mean, at any time, with respect to each Tranche C Lender, the percentage obtained by dividing its Tranche C Commitment at such time by the Total Tranche C Commitment.

"Tranche C Lender" shall mean each Lender having a Tranche C Commitment.

"Tranche C Loan" shall have the meaning set forth in Section 2.01(c).

"Tranche C Obligations" shall mean the Obligations with respect to the Tranche C Loans.

"Tranche C Priority Collateral" shall mean the ten (10) aircraft listed on Schedule B hereto as "owned" by the Borrower and the four (4) aircraft listed on Schedule B hereto as "leased" by the Borrower but only to the extent the Borrower has legal title to such identified "leased" aircraft free and clear of all Liens and encumbrances immediately prior to and at the time of the making of the Tranche C Loan, and the corresponding QEC Kits with respect to each such aircraft.

"Tranche C Required Lenders" shall mean, at any time, Tranche C Lenders having Tranche C Commitments representing in excess of 50% of the Total Tranche C Commitment.

"Tranches A and B Obligations" shall mean the Obligations with respect to the Tranche A Loans and the Tranche B Loans.

"Tranches A and B Priority Collateral" shall mean the Collateral excluding the Tranche C Priority Collateral.

"Twelfth Amendment" shall mean that certain Waiver, Consent and Twelfth Amendment dated as of June 27, 2005.

"Twelfth Amendment Order" shall mean an order of the Bankruptcy Court in form and substance reasonably satisfactory to the Agents approving the execution of the Twelfth Amendment and the payment of the fees contemplated thereby.

"Type" when used in respect of any Loan or Borrowing shall refer to the Rate of interest by reference to which interest on such Loan or on the Loans comprising such Borrowing is determined. For purposes hereof, "Rate" shall mean the Adjusted LIBOR Rate and the Alternate Base Rate.

"UAFC" shall mean United Aviation Fuels Corporation.

"UCC" shall mean the Uniform Commercial Code as in effect in all appropriate jurisdictions.

"United States Citizen" shall have the meaning set forth in Section 3.02.

"Unused Total Tranche A Commitment" shall mean, at any time, (i) the Total Tranche A Commitment less the Tranche A Total Commitment Usage.

"Use or Lose Rule" shall mean with respect to Slots, the terms of 14 C.F.R. Section 93.227.

"Withdrawal Liability" shall have the meaning given such term under Part I of Subtitle E of Title IV of ERISA.

    Terms Generally. The definitions in Section 1.01 shall apply equally to both the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. All references herein to Sections, Exhibits and Schedules shall be deemed references to Sections of, and Exhibits and Schedules to, this Agreement unless the context shall otherwise require. Except as otherwise expressly provided herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time; provided, however, that for purposes of determining compliance with any covenant set forth in Section 6, such terms shall be construed in accordance with GAAP as in effect on the date of this Agreement applied on a basis consistent with the application used in the Borrower's audited financial statements referred to in Section 3.05.
  AMOUNT AND TERMS OF CREDIT
    Commitment of the Lenders; Availability.
      Tranche A Revolving Commitment. Each Tranche A Lender severally and not jointly with the other Tranche A Lenders agrees, upon the terms and subject to the conditions herein set forth, to make revolving credit loans (each a "Tranche A Loan" and collectively, the "Tranche A Loans") to the Borrower at any time and from time to time during the period commencing on the date of satisfaction (or waiver) of the conditions set forth in Section 4.01 hereof and ending on the Termination Date in an aggregate principal amount not to exceed, when added to such Tranche A Lender's Tranche A Commitment Percentage of the then aggregate Letter of Credit Outstandings, the Tranche A Commitment of such Lender, which Tranche A Loans may be repaid and reborrowed in accordance with the provisions of this Agreement. At no time shall the sum of the then outstanding aggregate principal amount of the Tranche A Loans plus the then aggregate Letter of Credit Outstandings exceed the lesser of (i) an amount equal to (A) the Total Tranche A Commitment of $200,000,000 as the same may be reduced from time to time pursuant to Section 2.10, Section 2.13 or Section 2.14 less (B) the Tranche A Reserve, which Tranche A Reserve may be advanced only as set forth in Section 2.01(a)(2), and (ii) following the execution and delivery of the Borrowing Base Amendment, the Borrowing Base minus the outstanding principal amount of the Tranche B Loan.
          Each Tranche A Loan shall be made by the Tranche A Lenders pro rata in accordance with their respective Tranche A Commitments; provided, however, that the failure of any Tranche A Lender to make any Tranche A Loan shall not in itself relieve the other Tranche A Lenders of their obligations to lend.
          Upon the exercise of remedies following the occurrence of an Event of Default, each of the Tranche A Lenders agrees, severally and not jointly, in accordance with such Tranche A Lender's Tranche A Commitment Percentage, to make the proceeds of Tranche A Loans available to the Collateral Agent (notwithstanding the failure of the Borrower to satisfy the applicable lending conditions thereto) in an aggregate amount not to exceed such Lender's Tranche A Commitment Percentage of the Tranche A Reserve as follows: (i) the proceeds of Tranche A Loans in an aggregate amount up to $20,000,000 shall be made available to the Collateral Agent in the sole discretion of the Collateral Agent; and (ii) Tranche A Loans in excess of an aggregate of $20,000,000 shall be made available to the Collateral Agent upon the consent of the Required Lenders. Such proceeds shall be used by the Collateral Agent for expenses incurred in the Collateral Agent's sole discretion for maintenance of the Collateral and liquidation expenses.
      Tranche B Term Loan Commitment. The Tranche B Lenders agree, upon the terms and subject to the conditions herein set forth, to make available to the Borrower an aggregate principal amount of $1,100,000,000 in term loans (collectively, the "Tranche B Loan"). Each Tranche B Lender, severally and not jointly with the other Tranche B Lenders, agrees, upon the satisfaction (or waiver) of (i) the conditions set forth in Section 4.01, to make a Tranche B Loan to the Borrower in an amount equal to such Tranche B Lender's Tranche B Commitment Percentage of $400,000,000, (ii) the conditions to effectiveness of the Eighth Amendment, to make an additional Tranche B Loan to the Borrower in an amount equal to such Tranche B Lender's Tranche B Commitment Percentage of the amount by which $800,000,000 exceeds the aggregate Tranche B [~~Loans~~]Loan then outstanding and (iii) the conditions to effectiveness of the Twelfth Amendment, to make an additional Tranche B Loan to the Borrower in an amount equal to such Tranche B Lender's Tranche B Commitment Percentage of the amount by which $1,100,000,000 exceeds the aggregate Tranche B [~~Loans~~]Loan then outstanding. Once repaid, no Tranche B Loan may be reborrowed and the Total Tranche B Commitment shall be automatically and permanently reduced by an amount equal to the amount so repaid.
          The Tranche B Loan shall be made by the Tranche B Lenders pro rata in accordance with their respective Tranche B Commitments; provided, however, that the failure of any Tranche B Lender to make its Tranche B Loan shall not in itself relieve the other Tranche B Lenders of their obligations to lend.
      Tranche C Term Loan Commitment. The Tranche C Lenders agree, upon the terms and subject to the conditions herein set forth, to make available to the Borrower, no later than September 30, 2005, an aggregate principal amount of $320,000,000 (which amount shall be increased to $350,000,000 in the event that the Borrower obtains title to all fourteen (14) aircraft currently securing the EETC Facility prior to the making of the Tranche C Loan) in term loans (collectively, the "Tranche C Loan"). Each Tranche C Lender, severally and not jointly with the other Tranche C Lenders, agrees, upon the satisfaction (or waiver) of (i) the conditions set forth in Section 4.03, to make a Tranche C Loan to the Borrower in an amount equal to such Tranche C Lender's Tranche C Commitment Percentage of $320,000,000 (or $350,000,000, as the case may be). Once repaid, no Tranche C Loan may be reborrowed and the Total Tranche C Commitment shall be automatically and permanently reduced by an amount equal to the amount so repaid.
          The Tranche C Loan shall be made by the Tranche C Lenders pro rata in accordance with their respective Tranche C Commitments; provided, however, that the failure of any Tranche C Lender to make its Tranche C Loan shall not in itself relieve the other Tranche C Lenders of their obligations to lend.
    Borrowing Base. Notwithstanding any other provision of this Agreement to the contrary, the aggregate principal amount of all outstanding Tranche A Loans and the Tranche B Loan plus the then aggregate Letter of Credit Outstandings (in excess of the amount of cash then held in the Letter of Credit Account pursuant to Section 2.03(b)) shall not at any time following the date upon which the Borrowing Base Amendment shall have been executed exceed the Borrowing Base, and no Tranche A Loan or Tranche B Loan shall be made or Letter of Credit issued in violation of the foregoing.
    Letters of Credit.
      Upon the terms and subject to the conditions herein set forth, the Borrower may request a Fronting Bank, at any time and from time to time after the date of satisfaction (or waiver) of the conditions set forth in Section 4.01 and prior to the Termination Date, to issue, and, subject to the terms and conditions contained herein, such Fronting Bank shall issue, for the account of the Borrower or a Guarantor one or more Letters of Credit, provided, that no Letter of Credit shall be issued if after giving effect to such issuance (i) the aggregate Letter of Credit Outstandings shall exceed $100,000,000 or (ii) the aggregate Letter of Credit Outstandings, when added to the aggregate outstanding principal amount of the Tranche A Loans, would exceed the Total Tranche A Commitment and, provided, further, that no Letter of Credit shall be issued if the Fronting Bank shall have received notice from either Agent (in consultation with the other Agent) or the Required Lenders that the conditions to such issuance have not been met.
      No Letter of Credit shall expire later than the Maturity Date, provided that if any Letter of Credit shall be outstanding on the Termination Date, the Borrower shall, at or prior to the Termination Date, except as either Agent (in consultation with the other Agent) may otherwise agree in writing, (i) cause all Letters of Credit which expire after the Termination Date to be returned to the Fronting Bank undrawn and marked "cancelled" or (ii) if the Borrower is unable to do so in whole or in part, either (x) provide a "back-to-back" letter of credit to one or more Fronting Banks in a form reasonably satisfactory to such Fronting Bank and the Agents, issued by a bank reasonably satisfactory to such Fronting Bank and the Agents, and in an amount equal to 105% of the then undrawn stated amount of all outstanding Letters of Credit issued by such Fronting Banks (less the amount, if any, then on deposit in the Letter of Credit Account) and/or (y) deposit cash in the Letter of Credit Account in an amount equal to 105% of the then undrawn stated amount of all Letter of Credit Outstandings (less the amount of cash, if any, then on deposit in the Letter of Credit Account) as collateral security for the Borrower's reimbursement obligations in connection therewith, such cash to be remitted to the Borrower upon the expiration, cancellation or other termination or satisfaction of such reimbursement obligations and the other Obligations (other than contingent indemnification obligations in respect of which no claims giving rise thereto have been asserted) hereunder and under the other Loan Documents.
      The Borrower shall pay to each Fronting Bank, in addition to such other fees and charges as are specifically provided for in Section 2.21 hereof, such fees and charges in connection with the issuance and processing of the Letters of Credit issued by such Fronting Bank as are customarily imposed by such Fronting Bank from time to time in connection with letter of credit transactions.
      Drafts drawn under each Letter of Credit shall be reimbursed by the Borrower in Dollars not later than the first Business Day following the date of draw and shall bear interest from the date of draw until the first Business Day following the date of draw at a rate per annum equal to the Alternate Base Rate plus [~~3.5~~]3.25% and thereafter on the reimbursed portion until reimbursed in full at a rate per annum equal to the Alternate Base Rate plus [~~5.5~~]5.25% (computed on the basis of the actual number of days elapsed over a year of 360 days or when the Alternate Base Rate is based on the Prime Rate, a year with 365 days or 366 days in a leap year). The Borrower shall effect such reimbursement (x) if such draw occurs prior to the Termination Date, in cash or through a Borrowing regardless of whether the conditions precedent set forth in Section 4.02 are then met or (y) if such draw occurs on or after the Termination Date, in cash. Each Tranche A Lender agrees to make the Tranche A Loans described in clause (x) of the preceding sentence notwithstanding a failure of the Borrower to satisfy the applicable lending conditions thereto.
      Immediately upon the issuance of any Letter of Credit by any Fronting Bank, such Fronting Bank shall automatically be deemed to have sold to each Tranche A Lender other than such Fronting Bank and each such other Tranche A Lender shall be deemed unconditionally and irrevocably to have purchased from such Fronting Bank, without recourse or warranty, an undivided interest and participation, to the extent of such Tranche A Lender's Tranche A Commitment Percentage, in such Letter of Credit, each drawing thereunder and the obligations of the Borrower and the Guarantors under this Agreement with respect thereto. Upon any change in the Tranche A Commitments pursuant to Section 10.03, it is hereby agreed that with respect to all Letter of Credit Outstandings, there shall be an automatic adjustment to the participations hereby created to reflect the new Tranche A Commitment Percentages of the assigning and assignee Tranche A Lenders. Any action taken or omitted by a Fronting Bank under or in connection with a Letter of Credit shall not create for such Fronting Bank any resulting liability to any other Lender except to the extent that the actions or inactions of the Fronting Bank with respect to such Letter of Credit are judicially determined to have constituted bad faith, gross negligence or willful misconduct.
      In the event that a Fronting Bank makes any payment under any Letter of Credit and the Borrower shall not have reimbursed such amount in full to such Fronting Bank pursuant to this Section, the Fronting Bank shall promptly notify the Paying Agent, which shall promptly notify each Tranche A Lender of such failure, and each Tranche A Lender shall promptly and unconditionally pay to the Paying Agent (without defense, set-off, counterclaim or other deduction) for the account of the Fronting Bank the amount of such Tranche A Lender's Tranche A Commitment Percentage of such unreimbursed payment in Dollars and in same day funds. If the Fronting Bank so notifies the Paying Agent, and the Paying Agent so notifies the Tranche A Lenders prior to 11:00 a.m. (New York City time) on any Business Day, each Tranche A Lender shall make available to the Fronting Bank such Tranche A Lender's Tranche A Commitment Percentage of the amount of such payment on such Business Day in same day funds, and if the Paying Agent so notifies the Tranche A Lenders after 11:00 a.m. (New York City time), on the next Business Day. If and to the extent such Tranche A Lender shall not have so made its Tranche A Commitment Percentage of the amount of such payment available to the Fronting Bank, such Tranche A Lender agrees to pay to such Fronting Bank, forthwith on demand such amount, together with interest thereon, for each day from such date until the date such amount is paid to the Paying Agent for the account of such Fronting Bank at the Federal Funds Effective Rate. The failure of any Tranche A Lender to make available to the Fronting Bank its Tranche A Commitment Percentage of any payment under any Letter of Credit shall not relieve any other Tranche A Lender of its obligation hereunder to make available to the Fronting Bank its Tranche A Commitment Percentage of any payment under any Letter of Credit on the date required, as specified above, but no Tranche A Lender shall be responsible for the failure of any other Tranche A Lender to make available to such Fronting Bank such other Tranche A Lender's Tranche A Commitment Percentage of any such payment. Whenever a Fronting Bank receives a payment of a reimbursement obligation as to which it has received any payments from the Tranche A Lenders pursuant to this paragraph, such Fronting Bank shall pay to each Tranche A Lender which has paid its Tranche A Commitment Percentage thereof, in Dollars and in same day funds, an amount equal to such Tranche A Lender's Tranche A Commitment Percentage thereof.
    Issuance. Whenever the Borrower desires a Fronting Bank to issue a Letter of Credit, it shall give to such Fronting Bank and the Paying Agent prior written (including telegraphic, telex, facsimile or cable communication) notice reasonably in advance of the requested date of issuance specifying the date on which the proposed Letter of Credit is to be issued (which shall be a Business Day), the stated amount of the Letter of Credit so requested, the expiration date of such Letter of Credit and the name and address of the beneficiary thereof.
    Nature of Letter of Credit Obligations Absolute. The obligations of the Borrower to reimburse the Tranche A Lenders for drawings made under any Letter of Credit shall be unconditional and irrevocable and shall be paid strictly in accordance with the terms of this Agreement under all circumstances, including, without limitation (it being understood that any such payment by the Borrower shall be without prejudice to, and shall not constitute a waiver of, any rights the Borrower might have or might acquire as a result of the payment by the Fronting Bank of any draft or the reimbursement by the Borrower thereof): (i) any lack of validity or enforceability of any Letter of Credit; (ii) the existence of any claim, set-off, defense or other right which the Borrower or any Guarantor may have at any time against a beneficiary of any Letter of Credit or against any of the Lenders, whether in connection with this Agreement, the transactions contemplated herein or any unrelated transaction; (iii) any draft, demand, certificate or other document presented under any Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect; (iv) payment by a Fronting Bank of any Letter of Credit against presentation of a demand, draft or certificate or other document which does not comply with the terms of such Letter of Credit; (v) any other circumstance or happening whatsoever, which is similar to any of the foregoing; or (vi) the fact that any Event of Default or event which upon notice or lapse of time or both would constitute an Event of Default shall have occurred and be continuing.
    Making of Loans.
      Except as contemplated by Section 2.11, Loans shall be either ABR Loans or Eurodollar Loans as the Borrower may request subject to and in accordance with this Section, provided, that all Loans made pursuant to the same Borrowing shall, unless otherwise specifically provided herein, be Loans of the same Type. Each Lender may fulfill its Tranche A Commitment, Tranche B Commitment or Tranche [~~B~~]C Commitment with respect to any Eurodollar Loan or ABR Loan by causing any lending office of such Lender to make such Loan; provided, that any such use of a lending office shall not affect the obligation of the Borrower to repay such Loan in accordance with the terms of this Agreement. Each Lender shall, subject to its overall policy considerations, use reasonable efforts (but shall not be obligated) to select a lending office which will not result in the payment of increased costs by the Borrower pursuant to Section 2.15. Subject to the other provisions of this Section and the provisions of Section 2.12, Borrowings of Loans of more than one Type may be incurred at the same time, provided that no more than ten (10) Borrowings of Eurodollar Loans may be outstanding at any time.
      The Borrower shall give the Paying Agent prior notice of each Borrowing hereunder of at least three (3) Business Days for Eurodollar Loans and one (1) Business Day for ABR Loans (subject, in the case of ABR Loans, to the last sentence of this Section); such notice shall be irrevocable and shall specify the amount of the proposed Borrowing (which shall not be less than $5,000,000 (and integral multiples of $1,000,000) in the case of Eurodollar Loans and $1,000,000 (and integral multiples of $100,000) in the case of ABR Loans) and the date thereof (which shall be a Business Day) and shall contain disbursement instructions. Such notice, to be effective, must be received by the Paying Agent not later than 1:00 p.m., New York City time, on the third Business Day in the case of Eurodollar Loans and 12:00 noon, New York City time on the first Business Day in the case of ABR Loans, preceding the date on which such Borrowing is to be made except as provided in the last sentence of this Section 2.06(b). Such notice shall specify whether the Borrowing then being requested is to be a Borrowing of ABR Loans or Eurodollar Loans. If no election is made as to the Type of Loan, such notice shall be deemed a request for a Borrowing of ABR Loans. The Paying Agent shall promptly notify each Lender of its proportionate share of such Borrowing, the date of such Borrowing, the Type of Borrowing or Loans being requested and the Interest Period or Interest Periods applicable thereto, as appropriate. On the borrowing date specified in such notice, each Lender shall make its share of the Borrowing available at the office of the Paying Agent at 270 Park Avenue, New York, New York 10017, no later than 12:00 noon, New York City time, in immediately available funds. Upon receipt of the funds made available by the Lenders to fund any borrowing hereunder, the Paying Agent shall disburse such funds in the manner specified in the notice of borrowing delivered by the Borrower and shall use reasonable efforts to make the funds so received from the Lenders available to the Borrower no later than 2:00 p.m. New York City time (other than as provided in the following sentence). With respect to ABR Loans in an aggregate amount of $20,000,000 or less, the Lenders shall make such Borrowings available to the Paying Agent and the Paying Agent shall disburse such Borrowings in accordance with the Borrower's instructions consistent with this Agreement by 3:00 p.m., New York City time, on the same Business Day that the Borrower gives notice to the Paying Agent of such Borrowing by 10:00 a.m., New York City time.
    Repayment of Loans; Evidence of Debt.
      The Borrower hereby unconditionally promises to pay to the Paying Agent for the account of each Lender the then unpaid principal amount of the Tranche A Loans, the Tranche B Loan and the Tranche [~~B~~]C Loan on the Termination Date.
      Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrower to such Lender resulting from each Tranche A Loan, Tranche B Loan or Tranche [~~B~~]C Loan, as the case may be, made by such Lender, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.
      The Paying Agent shall maintain accounts in which it shall record (i) the amount of each Loan made hereunder, the Type thereof and the Interest Period applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder and (iii) the amount of any sum received by the Paying Agent hereunder for the account of the Lenders and each Lender's share thereof.
      The entries made in the accounts maintained pursuant to paragraph (b) or (c) of this Section shall be prima facie evidence of the existence and amounts of the obligations recorded therein; provided, that the failure of any Lender or the Paying Agent to maintain such accounts or any error therein shall not in any manner affect the obligation of the Borrower to repay the Loans in accordance with the terms of this Agreement.
      Any Lender may request that Loans made by it be evidenced by a promissory note. In such event, the Borrower shall execute and deliver to such Lender a promissory note payable to the order of such Lender (or, if requested by such Lender, to such Lender and its registered assigns) in a form furnished by the Paying Agent and reasonably acceptable to the Borrower. Thereafter, the Loans evidenced by such promissory note and interest thereon shall at all times (including after assignment pursuant to Section 10.03) be represented by one or more promissory notes in such form payable to the order of the payee named therein (or, if such promissory note is a registered note, to such payee and its registered assigns).
    Interest on Loans.
      Subject to the provisions of Section 2.09, [~~each~~](i) each Tranche A Loan and Tranche B Loan that is an ABR Loan shall bear interest (computed on the basis of the actual number of days elapsed over a year of 360 days or, when the Alternate Base Rate is based on the Prime Rate, a year with 365 days or 366 days in a leap year) at a rate per annum equal to the Alternate Base Rate plus 3.25% and (ii) each Tranche C Loan that is an ABR Loan shall bear interest (computed on the basis of the actual number of days elapsed over a year of 360 days or, when the Alternate Base Rate is based on the Prime Rate, a year with 365 days or 366 days in a leap year) at a rate per annum equal to the Alternate Base Rate plus 3.75%.
      Subject to the provisions of Section 2.09, [~~each~~](i) each Tranche A Loan and Tranche B Loan that is a Eurodollar Loan shall bear interest (computed on the basis of the actual number of days elapsed over a year of 360 days) at a rate per annum equal, during each Interest Period applicable thereto, to the Adjusted LIBOR Rate for such Interest Period in effect for such Borrowing plus 4.25% and (ii) each Tranche C Loan that is a Eurodollar Loan shall bear interest (computed on the basis of the actual number of days elapsed over a year of 360 days) at a rate per annum equal, during each Interest Period applicable thereto, to the Adjusted LIBOR Rate for such Interest Period in effect for such Borrowing plus 4.75%.
      Accrued interest on all Loans shall be payable monthly in arrears on each Interest Payment Date applicable thereto, on the Termination Date, after the Termination Date on demand and (with respect to Eurodollar Loans) upon any repayment or prepayment thereof (on the amount so repaid or prepaid).
    Default Interest. In the event that, and for so long as, any Event of Default shall have occurred and be continuing, the Borrower and the Guarantors shall on demand from time to time pay interest, to the extent permitted by law, on all Loans and overdue amounts (after as well as before judgment) (i) in the case of Borrowings consisting of Eurodollar Loans, at two percent (2%) in excess of the rate then in effect for each such Eurodollar Loan and (ii) in the case of all other amounts, at two percent (2%) in excess of the rate then in effect for ABR Loans for each such amount.
    Optional Termination or Reduction of Commitment. Upon at least two (2) Business Days' prior written notice to the Paying Agent, the Borrower may at any time in whole permanently terminate, or from time to time in part permanently reduce, the Unused Total Tranche A Commitment. Each such reduction of the Tranche A Commitment shall be in the principal amount of $5,000,000 or any integral multiple thereof. Simultaneously with each termination or reduction, the Borrower shall pay to the Paying Agent for the account of each Tranche A Lender the Commitment Fee accrued and unpaid on the amount of the Tranche A Commitment of such Tranche A Lender so terminated or reduced through the date thereof. Any such termination or reduction shall be applied to reduce the Tranche A Commitment of each Tranche A Lender, the Tranche B Commitment of each Tranche B Lender and the Tranche [~~B~~]C Commitment of each Tranche [~~B~~]C Lender pro rata in accordance with the Combined DIP Total Commitment Percentage of each Tranche A Lender, Tranche B Lender and Tranche [~~B~~]C Lender, as applicable. Notwithstanding the foregoing, the Borrower may not reduce the Total Tranche A Commitment to an amount that would be less than an amount equal to the Tranche A Reserve as then in effect.
    Alternate Rate of Interest. In the event, and on each occasion, that on the day two (2) Business Days prior to the commencement of any Interest Period for a Eurodollar Loan, the Paying Agent shall have determined (which determination shall be conclusive and binding upon the Borrower absent manifest error) that reasonable means do not exist for ascertaining the applicable Adjusted LIBOR Rate, the Paying Agent shall, as soon as practicable thereafter, give written, facsimile or telegraphic notice of such determination to the Borrower and the Lenders, and any request by the Borrower for a Borrowing of Eurodollar Loans (including pursuant to a refinancing with Eurodollar Loans) pursuant to Section 2.06 or 2.12 shall be deemed a request for a Borrowing of ABR Loans. After such notice shall have been given and until the circumstances giving rise to such notice no longer exist, each request for a Borrowing of Eurodollar Loans shall be deemed to be a request for a Borrowing of ABR Loans.
    Refinancing of Loans. The Borrower shall have the right, at any time, on three (3) Business Days' prior irrevocable notice to the Paying Agent (which notice, to be effective, must be received by the Paying Agent not later than 1:00 p.m., New York City time, on the third Business Day preceding the date of any refinancing), (x) to refinance (without the satisfaction of the conditions set forth in Section 4 as a condition to such refinancing) any outstanding Borrowing or Borrowings of Loans of one Type (or a portion thereof) with a Borrowing of Loans of the other Type or (y) to continue an outstanding Borrowing of Eurodollar Loans for an additional Interest Period, subject to the following:
      as a condition to the refinancing of ABR Loans with Eurodollar Loans and to the continuation of Eurodollar Loans for an additional Interest Period, no Event of Default shall have occurred and be continuing at the time of such refinancing;
      if less than a full Borrowing of Loans shall be refinanced, such refinancing shall be made pro rata among the Lenders in accordance with the respective principal amounts of the Loans comprising such Borrowing held by the Lenders immediately prior to such refinancing;
      the aggregate principal amount of Loans being refinanced shall be at least $5,000,000, provided, that no partial refinancing of a Borrowing of Eurodollar Loans shall result in the Eurodollar Loans remaining outstanding pursuant to such Borrowing being less than $10,000,000 in aggregate principal amount;
      each Lender shall effect each refinancing by applying the proceeds of its new Eurodollar Loan or ABR Loan, as the case may be, to its Loan being refinanced;
      the Interest Period with respect to a Borrowing of Eurodollar Loans effected by a refinancing or in respect to the Borrowing of Eurodollar Loans being continued as Eurodollar Loans shall commence on the date of refinancing or the expiration of the current Interest Period applicable to such continuing Borrowing, as the case may be;
      a Borrowing of Eurodollar Loans may be refinanced only on the last day of an Interest Period applicable thereto; and
      each request for a refinancing with a Borrowing of Eurodollar Loans which fails to state an applicable Interest Period shall be deemed to be a request for an Interest Period of one month.
    In the event that the Borrower shall not give notice to refinance any Borrowing of Eurodollar Loans, or to continue such Borrowing as Eurodollar Loans, or shall not be entitled to refinance or continue such Borrowing as Eurodollar Loans, in each case as provided above, such Borrowing shall automatically be refinanced with a Borrowing of ABR Loans at the expiration of the then-current Interest Period. The Paying Agent shall, after it receives notice from the Borrower, promptly give each Lender notice of any refinancing, in whole or part, of any Loan made by such Lender.
    Mandatory Prepayments; Commitment Termination; Cash Collateral.
      If at any time the aggregate principal amount of the outstanding Tranche A Loans and the Tranche B Loan plus the Letter of Credit Outstandings exceeds the lesser of (i) the Total Commitment minus the Tranche A Reserve and (ii) the Borrowing Base, the Borrower will, no later than the next Business Day, (x) prepay, first, the Tranche A Loans and, second, the Tranche B Loan in an amount necessary to cause the aggregate principal amount of the outstanding Tranche A Loans and the Tranche B Loan plus the aggregate Letter of Credit Outstandings to be equal to or less than the Borrowing Base and (y) if, after giving effect to the prepayment in full of the Tranche A Loans and the Tranche B Loan, the undrawn amount of outstanding Letter of Credit Outstandings in excess of the amount of cash held in the Letter of Credit Account exceeds the lesser of the Total Commitment and/or the Borrowing Base, as the case may be, deposit into the Letter of Credit Account an amount equal to 105% of the amount by which the aggregate Letter of Credit Outstandings in excess of the amount of cash held in the Letter of Credit Account so exceeds the Borrowing Base.
      Upon the sale or other disposition of any property or assets of the Borrower or the Guarantors permitted pursuant to Section 6.11(ii) or Section 6.11(xxiii), the Borrower shall apply (x) 75% of the Net Proceeds of any such sale or other disposition of aircraft included within the Borrowing Base at the time of such sale or other disposition to the prepayment of the Loans in accordance with Section 2.13(e) and (y) 75% of the cumulative Net Proceeds of such sales or other dispositions of property or assets (other than aircraft included within the Borrowing Base) in an aggregate amount in excess of (1) $200,000,000 in respect of such sales or other dispositions made during the period from the Closing Date through December 31, 2003 and (2) $300,000,000 (including the fair market value of non-cash proceeds realized in connection with asset sales or other dispositions permitted pursuant to Section 6.11(xxiii)) in respect of such sales or other dispositions made during the term of this Agreement, to the prepayment of the Loans in accordance with Section 2.13(e).
        Upon the sale or other disposition of any property or assets of the Borrower or the Guarantors permitted pursuant to Section 6.11(v), the Borrower shall apply 100% of the Net Proceeds of such sales or other dispositions to the prepayment of the Loans in accordance with Section 2.13(e), provided that such prepayments shall be made each time the cumulative Net Proceeds of such sales or other dispositions not theretofore so applied is equal to $1,000,000.
      Upon an Event of Loss concerning an Airframe (each as defined in the Aircraft Mortgage and the Tranche C Aircraft Mortgage, as the case may be), the Borrower shall deposit 100% of all net cash proceeds of any insurance claim, indemnity payments or other amounts received therefrom immediately upon receipt thereof by the Borrower or any Guarantor into an account that is maintained with the Paying Agent which the Borrower may use to replace such Airframe in accordance with the requirements of the Aircraft Mortgage and the Tranche C Aircraft Mortgage, provided that upon the occurrence of an Event of Default prior to the use of such deposit for such purpose, such deposit may be applied by the Paying Agent to the prepayment of the Loans in accordance with Section 2.13(e).
      Upon an Event of Loss concerning an Engine, Spare Engine or Spare Parts (each as defined in the Aircraft Mortgage and the Tranche C Aircraft Mortgage, as the case may be), the Borrower shall prepay an aggregate principal amount of the Loans equal to 100% of the net cash proceeds of any insurance claim, indemnity payments or other amounts received by the Borrower or any Guarantor in accordance with Section 2.13(e), provided that prior to the occurrence of an Event of Default, or an event which upon notice or lapse of time or both would constitute an Event of Default, if such party has (x) within 30 days after the occurrence of such Event of Loss, determined to apply such net cash proceeds to replace such Engine, and (y) as soon as commercially reasonable and in any event within 120 days after the occurrence of such Event of Loss, has so applied such net cash proceeds or has entered into a binding contractual arrangement for such application, the amount of net cash proceeds necessary to replace such Engine need not be prepaid hereunder, provided that the replacement Engine shall be reasonably satisfactory to the Appraisers.
      Each prepayment of Loans pursuant to paragraphs (b), (c) or (d) of this Section 2.13 or pursuant to Section 6.11(xiv) or (xvii) shall be applied to the Loans as follows:
        in the case of a prepayment resulting from a disposition of or Event of Loss relating to any Tranches A and B Priority Collateral, (A) until the point at which all Tranche A Loans and Tranche B Loans shall have been paid in full and all Tranches A and B Obligations shall have been discharged, the proceeds of such disposition or Event of Loss shall be applied to the Tranche A Loans and Tranche B Loan pro rata based on the respective Tranche A Commitment Percentages and Tranche B Commitment Percentages of the Tranche A Lenders and the Tranche B Lenders and (B) once all Tranche A Loans and the Tranche B Loan shall have been paid in full and all Tranches A and B Obligations shall have been discharged, the proceeds of such disposition or Event of Loss shall be applied to the Tranche C Loan based on the Tranche C Commitment Percentages of the Tranche C Lenders.
        in the case of a prepayment resulting from a disposition of or Event of Loss relating to any Tranche C Priority Collateral, (A) until the point at which the Tranche C Loan shall have been paid in full and all Tranche C Obligations shall have been discharged, the proceeds of such disposition or Event of Loss shall be applied to the Tranche C Loan based on the Tranche C Commitment Percentages of the Tranche C Lenders and (B) once the Tranche C Loan shall have been paid in full and all Tranche C Obligations shall have been discharged, the proceeds of such disposition or Event of Loss shall be applied to the Tranche A Loans and Tranche B Loan pro rata based on the respective Tranche A Commitment Percentages and Tranche B Commitment Percentages of the Tranche A Lenders and the Tranche B Lenders.
      [~~(e) Each prepayment of Loans pursuant to paragraphs (b), (c) or (d) of this Section 2.13 or pursuant to Section 6.11(xiv) or (xvii) shall be applied to the Loans, pro rata based on the Total Commitment Percentages of the Tranche A Lenders and the Tranche B Lenders.~~ ]Upon any such prepayment, the Total Tranche A Commitment, the Total Tranche B Commitment and the Total Tranche [~~B~~]C Commitment, as applicable, shall be automatically and permanently reduced in an amount equal to the amount so prepaid, provided, that if, at the time of any prepayment pursuant to this Section 2.13(e), the amounts to be applied to prepay the Tranche A Loans shall exceed the Tranche A Loans outstanding at such time, then such excess portion of such prepayment shall be deposited into a reserve cash collateral account under the control of the Paying Agent to be held as collateral security in the event any additional Tranche A Loans shall be made in accordance with Section 2.01(a)(2).
      Upon the Termination Date, the Combined DIP Total Commitment shall be terminated in full and the Borrower shall pay the Loans in full (plus any accrued but unpaid interest thereon, unpaid Fees and all other Obligations hereunder) and, except as the Agent may otherwise agree in writing, if any Letter of Credit remains outstanding, deposit into the Letter of Credit Account an amount equal to 105% of the amount by which the Letter of Credit Outstandings exceeds the amount of cash held in the Letter of Credit Account, such cash to be remitted to the Borrower upon the expiration, cancellation, satisfaction or other termination of such reimbursement obligations, or otherwise comply with Section 2.03(b).
    Optional Prepayment of Loans; Reimbursement of Lenders.
      The Borrower shall have the right at any time and from time to time to prepay any Loans (other than, with the exceptions of prepayments of the Tranche C Loan required pursuant to Section 6.18 and prepayments of the entire Tranche C Loan permitted by Section 2.14(f), the Tranche C Loan), in whole or in part, (x) with respect to Eurodollar Loans, upon at least (3) three Business Days' prior written or facsimile notice to the Paying Agent and (y) with respect to ABR Loans on the same Business Day if written or facsimile notice is received by the Paying Agent prior to 12:00 noon, New York City time, and thereafter upon at least one (1) Business Day's prior written or facsimile notice to the Paying Agent; provided, that (i) each such partial prepayment shall be in integral multiples of $1,000,000, (ii) no prepayment of Eurodollar Loans shall be permitted pursuant to this Section 2.14(a) other than on the last day of an Interest Period applicable thereto unless such prepayment is accompanied by the payment of the amounts described in clause (i) of the first sentence of Section 2.14(b), and (iii) no partial prepayment of a Borrowing of Eurodollar Loans shall result in the aggregate principal amount of the Eurodollar Loans remaining outstanding pursuant to such Borrowing being less than $10,000,000; provided, further, that any optional prepayment of the Tranche B Loan shall be made on a basis that is pro rata with[~~,~~] the Tranche A Loans (upon any such prepayment, the Total Tranche A Commitments shall be automatically and permanently reduced in an amount equal to such Tranche A Loan prepayment), it being understood that the Borrower may voluntarily prepay the Tranche A Loans from time to time without permanently reducing the Tranche A Commitments or prepaying the Tranche B Loan or Tranche C Loan. Each notice of prepayment shall specify the prepayment date, the principal amount of the Loans to be prepaid and in the case of Eurodollar Loans, the Borrowing or Borrowings pursuant to which prepayment is to be made, shall be irrevocable and shall commit the Borrower to prepay such Loan by the amount and on the date stated therein. The Paying Agent shall, promptly after receiving notice from the Borrower hereunder, notify each Lender of the principal amount of the Loans held by such Lender which are to be prepaid, the prepayment date and the manner of application of the prepayment.
      The Borrower shall reimburse each Lender, promptly upon written demand therefor together with backup documentation reasonably supporting such reimbursement request, for any loss incurred or to be incurred by it in the reemployment of the funds released (i) resulting from any prepayment (for any reason whatsoever, including, without limitation, by acceleration, or by refinancing with ABR Loans) of any Eurodollar Loan required or permitted under this Agreement, if such Loan is prepaid other than on the last day of the Interest Period for such Loan (including, without limitation, any such prepayment in connection with the syndication of the credit facility evidenced by this Agreement) or (ii) in the event that after the Borrower delivers a notice of borrowing under Section 2.06 in respect of Eurodollar Loans, such Loans are not made on the first day of the Interest Period specified in such notice of borrowing for any reason other than a breach by such Lender of its obligations hereunder. Such loss shall be the amount as reasonably determined by such Lender as the excess, if any, of (A) the amount of interest which would have accrued to such Lender on the amount so paid or not borrowed at a rate of interest equal to the Adjusted LIBOR Rate for such Loan, for the period from the date of such payment or failure to borrow to the last day (x) in the case of a payment or refinancing with ABR Loans other than on the last day of the Interest Period for such Loan, of the then current Interest Period for such Loan, or (y) in the case of such failure to borrow, of the Interest Period for such Loan which would have commenced on the date of such failure to borrow, over (B) the amount of interest which would have accrued to such Lender on such amount by placing such amount on deposit for a comparable period with leading banks in the London interbank market. Upon request, each Lender shall deliver to the Borrower from time to time one or more certificates setting forth the amount of such loss as determined by such Lender, which certificate shall be conclusive as to the matters stated therein.
      In the event the Borrower fails to prepay any Loan on the date specified in any prepayment notice delivered pursuant to Section 2.14(a), the Borrower promptly upon written demand by any Lender shall pay to the Paying Agent for the account of such Lender any amounts required to compensate such Lender for any loss incurred by such Lender as a result of such failure to prepay, including, without limitation, any loss, cost or expenses incurred by reason of the acquisition of deposits or other funds by such Lender to fulfill deposit obligations incurred in anticipation of such prepayment, but without duplication of any amounts paid under Section 2.14(b). Each Lender shall deliver to the Borrower from time to time one or more certificates setting forth the amount of such loss as determined by such Lender.
      Any partial prepayment of the Loans by the Borrower pursuant to Sections 2.13 or 2.14 shall be applied as specified by the Borrower or, in the absence of such specification, as provided for in Section 8.02(b), provided, that in the latter case no Eurodollar Loans shall be prepaid pursuant to Section 2.13 to the extent that such Loan has an Interest Period ending after the required date of prepayment unless and until all outstanding ABR Loans and Eurodollar Loans with Interest Periods ending on such date have been repaid in full.
      The obligations of the Borrower and the Guarantors under this Section shall survive the termination of this Agreement and/or the payment of the Loans.
      The Borrower may prepay the entire Tranche C Loan at any time upon at least five (5) Business Days' prior written or facsimile notice to the Tranche C Agent and the Paying Agent. Upon such prepayment of the Tranche C Loans, (i) the Tranche C Lenders hereby authorize and direct the Tranche C Collateral Agent to release the Liens it holds on the Tranche C Priority Collateral and the remainder of the Collateral and (ii) the Tranche A Lenders and the Tranche B Lenders hereby authorize and direct the Collateral Agent to release the junior Liens it holds on the Tranche C Priority Collateral.
    Reserve Requirements; Change in Circumstances.
      Notwithstanding any other provision herein, if after the date of this Agreement any change in applicable law or regulation or in the interpretation or administration thereof by any Governmental Authority charged with the interpretation or administration thereof (whether or not having the force of law) shall change the basis of taxation of payments to any Lender of the principal of or interest on any Eurodollar Loan made by such Lender or any fees or other amounts payable hereunder (other than changes in respect of Taxes, Other Taxes and taxes imposed on, or measured by, the net income or overall gross receipts or franchise taxes of such Lender by the national jurisdiction in which such Lender has its principal office or in which the applicable lending office for such Eurodollar Loan is located or by any political subdivision or taxing authority therein, or by any other jurisdiction or by any political subdivision or taxing authority therein other than a jurisdiction in which such Lender would not be subject to tax but for the execution and performance of this Agreement), or shall impose, modify or deem applicable any reserve, special deposit or similar requirement against assets of, deposits with or for the account of or credit extended by such Lender (except any such reserve requirement which is reflected in the Adjusted LIBOR Rate) or shall impose on such Lender or the London interbank market any other condition affecting this Agreement or the Eurodollar Loans made by such Lender, and the result of any of the foregoing shall be to increase the cost to such Lender of making or maintaining any Eurodollar Loan or to reduce the amount of any sum received or receivable by such Lender hereunder (whether of principal, interest or otherwise), in each case, by an amount deemed by such Lender to be material, then the Borrower will pay to such Lender in accordance with paragraph (c) below such additional amount or amounts as will compensate such Lender for such additional costs incurred or reduction suffered.
      If any Lender shall have determined that the adoption or effectiveness after the date hereof of any law, rule, regulation or guideline regarding capital adequacy, or any change in any of the foregoing or in the interpretation or administration of any of the foregoing by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Lender (or any lending office of such Lender) or any Lender's holding company with any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on such Lender's capital or on the capital of such Lender's holding company, if any, as a consequence of this Agreement, the Loans made by such Lender pursuant hereto, such Lender's Tranche A Commitment[ ~~or~~], Tranche B Commitment or Tranche C Commitment hereunder, as the case may be, or the issuance of, or participation in, any Letter of Credit by such Lender to a level below that which such Lender or such Lender's holding company could have achieved but for such adoption, change or compliance (taking into account Lender's policies and the policies of such Lender's holding company with respect to capital adequacy), in each case, by an amount deemed by such Lender to be material (except to the extent that such amount is reflected in the Adjusted LIBOR Rate), then from time to time the Borrower shall pay to such Lender such additional amount or amounts as will compensate such Lender or such Lender's holding company for any such reduction suffered.
      A certificate of each Lender setting forth such amount or amounts as shall be necessary to compensate such Lender or its holding company as specified in paragraph (a) or (b) above, as the case may be, shall be delivered to the Borrower and shall be conclusive absent manifest error. The Borrower shall pay each Lender the amount shown as due on any such certificate delivered to it within 10 days after its receipt of the same. Any Lender receiving any such payment shall promptly make a refund thereof to the Borrower if the law, regulation, guideline or change in circumstances giving rise to such payment is subsequently deemed or held to be invalid or inapplicable.
      Failure on the part of any Lender to demand compensation for any increased costs or reduction in amounts received or receivable or reduction in return on capital with respect to any period shall not constitute a waiver of such Lender's right to demand compensation with respect to such period or any other period, provided, that the Borrower shall not be required to compensate a Lender pursuant to this Section for any increased costs or reductions incurred more than 270 days prior to the date that such Lender notifies the Borrower of the circumstance giving rise to such increased costs or reductions and of such Lender's intention to claim compensation therefor. The protection of this Section shall be available to each Lender regardless of any possible contention of the invalidity or inapplicability of the law, rule, regulation, guideline or other change or condition which shall have occurred or been imposed.
      The obligations of the Borrower and the Guarantors under this Section shall survive the termination of this Agreement and/or the payment of the Loans.
    Change in Legality.
      Notwithstanding anything to the contrary contained elsewhere in this Agreement, if (x) any change after the date of this Agreement in any law or regulation or in the interpretation thereof by any Governmental Authority charged with the administration thereof shall make it unlawful for a Lender to make or maintain a Eurodollar Loan or to give effect to its obligations as contemplated hereby with respect to a Eurodollar Loan or (y) at any time any Lender reasonably determines that the making or continuance of any of its Eurodollar Loans has become impracticable as a result of a contingency occurring after the date hereof which adversely affects the London interbank market or the position of such Lender in such market, then, by written notice to the Borrower, such Lender may (i) declare that Eurodollar Loans will not thereafter be made by such Lender hereunder, whereupon any request by the Borrower for a Eurodollar Borrowing shall, as to such Lender only, be deemed a request for an ABR Loan unless such declaration shall be subsequently withdrawn; and (ii) require that all outstanding Eurodollar Loans made by it be converted to ABR Loans, in which event all such Eurodollar Loans shall be automatically converted to ABR Loans as of the effective date of such notice as provided in paragraph (b) below. In the event any Lender shall exercise its rights under clause (i) or (ii) of this paragraph (a), all payments and prepayments of principal which would otherwise have been applied to repay the Eurodollar Loans that would have been made by such Lender or the converted Eurodollar Loans of such Lender shall instead be applied to repay the ABR Loans made by such Lender in lieu of, or resulting from the conversion of, such Eurodollar Loans.
      For purposes of this Section 2.16, a notice to the Borrower by any Lender pursuant to paragraph (a) above shall be effective, if lawful, and if any Eurodollar Loans shall then be outstanding, on the last day of the then-current Interest Period, otherwise, such notice shall be effective on the date of receipt by the Borrower.
    Pro Rata Treatment, etc. Except in the case of repayments of Tranche A Loans that are not accompanied by a reduction of the Unused Total Tranche A Commitment, all payments and repayments of principal and interest in respect of the Tranche A Loans[ ~~or~~], the Tranche B [~~Loans~~]Loan or the Tranche C Loan (except as provided in Sections 2.13(e), 2.14(f), 2.15 and 2.16) shall be made pro rata among the Tranche A Lenders, Tranche B Lenders or Tranche [~~B~~]C Lenders (as applicable) in accordance with the then outstanding principal amount of such Loans and/or participations in Letter of Credit Outstandings hereunder and all payments of Commitment Fees and Letter of Credit Fees (other than those payable to a Fronting Bank) shall be made pro rata among the Tranche A Lenders in accordance with each Tranche A Lender's Tranche A Commitment Percentage. All payments by the Borrower hereunder shall be (i) net of any tax applicable to the Borrower or Guarantor and (ii) made in Dollars in immediately available funds at the office of the Paying Agent by 12:00 noon, New York City time, on the date on which such payment shall be due. Interest in respect of any Loan hereunder shall accrue from and including the date of such Loan to but excluding the date on which such Loan is paid in full or converted to a Loan of a different Type.
    Taxes. Any and all payments by or on account of any obligation of the Borrower hereunder shall be made free and clear of, and without deduction for, any Indemnified Taxes or Other Taxes; provided, that if the Borrower shall be required to deduct any Indemnified Taxes or Other Taxes from such payments, then (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section) the Paying Agent, Lender or Fronting Bank (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrower shall make such deductions and (iii) the Borrower shall pay the full amount deducted to the relevant Governmental Authority in accordance with applicable law.
      In addition, the Borrower shall pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law.
      The Borrower will indemnify the Paying Agent, each Lender and the Fronting Bank, within 10 days after written demand therefor, for the full amount of any Indemnified Taxes or Other Taxes paid by the Paying Agent, such Lender or the Fronting Bank, as the case may be, on or with respect to any payment by or on account of any obligation of the Borrower hereunder (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to any amount payable under this Section) and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Borrower by a Lender or the Fronting Bank, on its own behalf or on behalf of the Paying Agent, a Lender or the Fronting Bank, shall be conclusive absent manifest error.
      As soon as practicable after any payment of Indemnified Taxes or Other Taxes by the Borrower to a Governmental Authority, the Borrower shall deliver to the Paying Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Paying Agent.
      Any Foreign Lender that is entitled to an exemption from or reduction of withholding tax under the law of the jurisdiction in which the Borrower is located, or any treaty to which such jurisdiction is a party, with respect to payments under this Agreement shall deliver to the Borrower (with a copy to the Paying Agent), at the time or times prescribed by applicable law, such properly completed and executed documentation prescribed by applicable law or reasonably requested by the Borrower as will permit such payments to be made without withholding or at a reduced rate.
      The obligations of the Borrower and the Guarantors under this Section shall survive the termination of this Agreement and/or the payment of the Loans.
    Certain Fees. The Borrower shall pay to the Paying Agent, for the respective accounts of JPMorgan Chase, [~~CUSA~~]CITI, Bank One and CIT Group (and each of their respective banking Affiliates), the respective fees that were approved by the Bankruptcy Court pursuant to the Interim Order entered on December 9, 2002.
    Commitment Fee. The Borrower shall pay to the Tranche A Lenders a commitment fee (the "Commitment Fee") for the period commencing on the Closing Date to the Termination Date or the earlier date of termination of the Total Tranche A Commitment, computed (on the basis of the actual number of days elapsed over a year of 360 days) at the rate of (i) one percent (1%) per annum on the average daily Unused Total Tranche A Commitment at all times during which the average daily Tranche A Total Commitment Usage is less than or equal to 33 1/3% of the average daily Total Tranche A Commitment, (ii) three-quarters of one percent (.75%) per annum on the average daily Unused Total Tranche A Commitment at all times during which the average daily Tranche A Total Commitment Usage is more than 33 1/3% but less than or equal to 66 2/3% of the average daily Total Tranche A Commitment and (iii) one-half of one percent (.50%) per annum on the average daily Unused Total Tranche A Commitment at all times during which the average daily Tranche A Total Commitment Usage is more than 66 2/3% of the average daily Total Tranche A Commitment. Such Commitment Fee, to the extent then accrued, shall be payable (x) monthly, in arrears, on the last calendar day of each month, (y) on the Termination Date and (z) as provided in Section 2.10 hereof, upon any reduction or termination in whole or in part of the Total Tranche A Commitment.
    Letter of Credit Fees. The Borrower shall pay with respect to each Letter of Credit (i) to the Paying Agent on behalf of the Tranche A Lenders a fee calculated (on the basis of the actual number of days elapsed over a year of 360 days) at the rate of four and one-quarter percent (4.25%) per annum on the daily average Letter of Credit Outstandings and (ii) to the Fronting Bank such Fronting Bank's customary fees for issuance, amendments and processing referred to in Section 2.03. In addition, the Borrower agrees to pay each Fronting Bank for its account a fronting fee of one quarter of one percent (1/4%) per annum in respect of each Letter of Credit issued by such Fronting Bank, for the period from and including the date of issuance of such Letter of Credit to and including the date of termination of such Letter of Credit, and payable at times by such Fronting Bank, the Borrower and the Paying Agent. Accrued fees described in clause (i) of the first sentence of this paragraph in respect of each Letter of Credit shall be due and payable monthly in arrears on the last calendar day of each month and on the Termination Date. Accrued fees described in clause (ii) of the first sentence of this paragraph in respect of each Letter of Credit shall be payable at times to be determined by the Fronting Bank, the Borrower and the Paying Agent.
    Nature of Fees. All Fees shall be paid on the dates due, in immediately available funds, to the Paying Agent for the respective accounts of the Paying Agent and the Lenders, as provided herein and approved in the Interim Order. Once paid, none of the Fees shall be refundable under any circumstances.
    Priority and Liens.
      The Borrower and each of the Guarantors hereby covenants, represents and warrants that, upon entry of the Interim Order and the Thirteenth Amendment Order, the Obligations of the Borrower and the Guarantors hereunder and under the Loan Documents and in respect of Indebtedness arising after the Filing Date owed to any Lender (or its banking Affiliates) permitted by Section 6.03(viii): (i) pursuant to Section 364(c)(1) of the Bankruptcy Code, shall at all times constitute joint and several allowed administrative expense claims in the Cases having priority over all administrative expenses of the kind specified in Sections 503(b) or 507(b) of the Bankruptcy Code; (ii) pursuant to Section 364(c)(2) of the Bankruptcy Code, shall at all times be secured by (1) a perfected first priority Lien in favor of the Collateral Agent for the benefit of the Tranche A Lenders and the Tranche B Lenders on all tangible and intangible property (excluding the Tranche C Priority Collateral) of the Borrower's and the Guarantors' respective estates in the Cases that is not subject to valid, perfected and non-avoidable liens in existence as of the Filing Date, including, without limitation, unencumbered aircraft, spare engines, spare parts inventory, accounts receivable, general intangibles (including, without limitation, all rights to receive the equity value of property subject to Liens referred to in Section 6.01(i) and Permitted Liens after the payment in full of the Indebtedness secured by such Liens), Routes, Slots, QEC Kits, Flight Simulators, Supporting Route Facilities, Gate Leaseholds, Foreign Slots (to the extent that the grant of a Lien on such Supporting Route Facilities, Gate Leaseholds and/or Foreign Slots is permitted by applicable law, it being understood that in any event the Lien described in this clause shall extend to the proceeds of any disposition of any such Supporting Route Facilities, Gate Leaseholds and/or Foreign Slots), trademarks, tradenames, inventory, leasehold interests (including, without limitation, leasehold interests in hangars and parts depots) and other property, plant and equipment of, and debt and equity investments by, the Borrower and the Guarantors, and on all cash maintained in the Letter of Credit Account and any direct investments of the funds contained therein [~~(excluding]and (2) a perfected first priority Lien in favor of the Tranche C Collateral Agent for the benefit of the Tranche C Lenders on the Tranche C Priority Collateral (excluding in each case,~~ (v) the Avoidance Actions (it being understood that, notwithstanding such exclusion, the proceeds of such actions shall be available to repay the Obligations), (w) the Escrow Accounts (it being understood that, notwithstanding such exclusion, the Borrower's and any applicable Guarantor's rights to receive any excess funds remaining in the Escrow Accounts following the payment in full of the taxes, fees and charges payable from such Escrow Accounts shall be subject to the first priority Lien described in this clause), (x) the Section 1110 Assets and any Acquired 1110 Assets pledged as security for Permitted Aircraft Financing, (y) that certain parcel of real property referred to in clause (xxi) of Section 6.01 of the Credit Agreement and (z) interests of the Borrower and any Guarantor in the joint ventures set forth on Schedule A (but only to the extent that applicable law does not permit an assignment of such interests, it being understood that in any event the Lien described in this clause shall extend to the proceeds of any disposition of any such joint venture interests and all distributions thereon)), and (iii) pursuant to Section 364(c)(3) of the Bankruptcy Code, shall be secured by (1) a perfected Lien [~~upon~~]in favor of the Collateral Agent for the benefit of the Tranche A Lenders and the Tranche B Lenders upon the Tranche C Priority Collateral (junior only to the Lien granted in favor of the Tranche C Collateral Agent) and all tangible and intangible property of the Borrower and the Guarantors' respective estates in the Cases that is subject to valid, perfected and non-avoidable Liens in existence on the Filing Date, to valid Liens in existence on the Filing Date that are perfected subsequent to the Filing Date as permitted by Section 546(b) of the Bankruptcy Code (other than the Section 1110 Assets) or to Permitted Liens, junior to such valid and perfected Liens[~~, subject~~] and (2) a perfected Lien in favor of the Tranche C Collateral Agent for the benefit of the Tranche C Lenders immediately junior to the Liens granted to the Collateral Agent pursuant to Sections 364(c)(2) and 364(c)(3) of the Bankruptcy Code in the assets described in subparagraphs (ii)(1) and (iii)(1) of this Section 2.23(a), subject in each case only to (x) in the event of the occurrence and during the continuance of an Event of Default, the payment of allowed and unpaid professional fees and disbursements incurred or accrued by the Borrower, the Guarantors and any statutory committees appointed in the Cases in an aggregate amount not in excess of $35,000,000 (plus all unpaid professional fees and disbursements accrued or incurred prior to the occurrence of an Event of Default and reflected on the most recent Borrowing Base Certificate, or otherwise reported in writing to the Agents, to the extent allowed by the Bankruptcy Court at any time) and (y) the payment of unpaid fees pursuant to 28 U.S.C. Section 1930 and to the Clerk of the Bankruptcy Court ((x) and (y) collectively, the "Carve-Out"), provided, that, no portion of the Carve-Out shall be utilized to fund prosecution or assertion of any claims against the Agents, the Tranche C Agent, the Lenders, the Paying Agent, the Collateral Agent, the Tranche C Collateral Agent or Fronting Bank (it being understood that, in the event of the liquidation of the Borrower's and the Guarantors' estates the amount of the Carve-Out shall be funded into a segregated account prior to the making of the distributions). The Lenders agree that so long as no Event of Default shall have occurred and be continuing, the Borrower and the Guarantors shall be permitted to pay compensation and reimbursement of fees and expenses allowed and payable under 11 U.S.C. SectionSection 321, 330 and 331, as the same may be due and payable, and the same shall not reduce the Carve-Out.
      Subject to the priorities set forth in subsection (a) above and in Section 11 and to the Carve-Out, as to all real property the title to which is held by the Borrower or any of the Guarantors, or the possession of which is held by the Borrower or any of the Guarantors pursuant to leasehold interest, the Borrower and each Guarantor hereby assigns and conveys as security, grants a security interest in, hypothecates, mortgages, pledges and sets over, first, unto the Collateral Agent on behalf of the Tranche A Lenders and the Tranche B Lenders and, second, the Tranche C Collateral Agent on behalf of the Tranche C Lenders all of the right, title and interest of the Borrower and such Guarantor in all of such owned real property and in all such leasehold interests, together in each case with all of the right, title and interest of the Borrower and such Guarantor in and to all buildings, improvements, and fixtures related thereto, any lease or sublease thereof, all general intangibles relating thereto and all proceeds thereof. The Borrower and each Guarantor acknowledges that, pursuant to the Orders, the Liens in favor of the Collateral Agent on behalf of the Tranche A Lenders and the Tranche B Lenders and in favor of the Tranche C Collateral Agent on behalf of the Tranche C Lenders in all of such real property and leasehold instruments (limited, in the case of leasehold interests, to the proceeds received upon any sale, disposition or termination thereof) shall be perfected without the recordation of any instruments of mortgage or assignment. The Borrower and each Guarantor further agrees that, upon the request of either Agent (in consultation with the other Agent) or the Tranche C Agent, the Borrower and such Guarantor shall enter into separate fee or leasehold mortgages in recordable form with respect to such properties on terms reasonably satisfactory to the Agents or the Tranche C Agent.
    Right of Set-Off. Subject to the provisions of Section [~~7.01,~~]7.01 and Section 11, upon the occurrence and during the continuance of any Event of Default, the Agents, the Tranche C Agent and each Lender are hereby authorized at any time and from time to time, to the fullest extent permitted by law and without further order of or application to the Bankruptcy Court, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by the Agents and each such Lender (or any of its banking Affiliates) to or for the credit or the account of the Borrower or any Guarantor (other than deposits maintained in Escrow Accounts, other trust accounts, if any, and payroll accounts, if any) against any and all of the obligations of such Borrower or Guarantor now or hereafter existing under the Loan Documents, irrespective of whether or not such Lender shall have made any demand under any Loan Document and although such obligations may not have been accelerated. Each Lender, the Agents and the [~~Agents~~]Tranche C Agent agree promptly to notify the Borrower and Guarantors after any such set-off and application made by such Lender or by the Agents, as the case may be, provided, that the failure to give such notice shall not affect the validity of such set-off and application. The rights of each Lender, the Agents and the [~~Agents~~]Tranche C Agent under this Section are in addition to other rights and remedies which such Lender and the Agent may have upon the occurrence and during the continuance of any Event of Default.
    Security Interest in Letter of Credit Account. Pursuant to Section 364(c)(2) of the Bankruptcy Code, the Borrower and the Guarantors hereby assign and pledge to the Collateral Agent, for its benefit and for the ratable benefit of the Tranche A Lenders and the Tranche B Lenders and, subject to the intercreditor provisions set forth in Section 11, the Tranche C Collateral Agent, for its benefit and for the ratable benefit of the Tranche C Lenders, and hereby grant to the Collateral Agent, for its benefit and for the ratable benefit of the Tranche A Lenders and the Tranche B Lenders and, subject to the intercreditor provisions set forth in Section 11, the Tranche C Collateral Agent, for its benefit and for the ratable benefit of the Tranche C Lenders, a[ ~~first~~] priority security interest, senior to all other Liens, if any, in all of the Borrower's and the Guarantors' right, title and interest in and to the Letter of Credit Account and any direct investment of the funds contained therein. Cash held in the Letter of Credit Account shall not be available for use by the Borrower, whether pursuant to Section 363 of the Bankruptcy Code or otherwise and shall be released to the Borrower as described in clause (ii)(y) of Section 2.03(b).
    Payment of Obligations. Subject to the provisions of Section 7.01, upon the Termination Date, the Lenders shall be entitled to immediate payment of such Obligations without further application to or order of the Bankruptcy Court.
    No Discharge; Survival of Claims. Each of the Borrower and the Guarantors agrees that (i) its obligations hereunder shall not be discharged by the entry of an order confirming a Reorganization Plan (and each of the Borrower and the Guarantors, pursuant to Section 1141(d)(4) of the Bankruptcy Code, hereby waives any such discharge) and (ii) the Superpriority Claim granted to the Agents, the Tranche C Agent and the Lenders pursuant to the Orders and described in Section 2.23 and the Liens granted to the [~~Agents~~]Collateral Agent and the Tranche C Collateral Agent pursuant to the Orders and described in Sections 2.23 and 2.25 shall not be affected in any manner by the entry of an order confirming a Reorganization Plan.
  REPRESENTATIONS AND WARRANTIES

  In order to induce the Lenders to make Loans and issue and/or participate in Letters of Credit hereunder, the Borrower and each of the Guarantors jointly and severally represent and warrant as follows:

    Organization and Authority. Each of the Borrower and the Guarantors (i) is duly organized and validly existing under the laws of the State of its organization and is duly qualified as a foreign organization and is in good standing in each jurisdiction in which the failure to so qualify would have a material adverse effect on the financial condition, operations, business, properties, assets or prospects of the Borrower and the Guarantors taken as a whole; (ii) subject to the entry by the Bankruptcy Court of the [~~Interim Order (or the Final Order, when applicable)~~]Orders has the requisite corporate power and authority to effect the transactions contemplated hereby, and by the other Loan Documents to which it is a party, and (iii) subject to the entry by the Bankruptcy Court of the [~~Interim Order (or the Final Order, when applicable)~~]Orders has all requisite organizational power and authority and, upon the entry of the [~~Interim Order (or the Final Order, when applicable)~~]Orders the legal right to own, pledge, mortgage and operate its properties, and to conduct its business as now or currently proposed to be conducted.
    Air Carrier Status. (a) The Borrower is an "air carrier" within the meaning of Section 40102 of Title 49 and holds a certificate under Section 41102 of Title 49. The Borrower holds an air carrier operating certificate issued pursuant to Chapter 447 of Title 49. The Borrower and the Parent are each a "citizen of the United States" as defined in Section 40102(a)(15) of Title 49 and as that statutory provision has been interpreted by the DOT pursuant to its policies (a "United States Citizen"). The Borrower possesses all necessary certificates, franchises, licenses, permits, rights, designations, authorizations, exemptions, concessions, frequencies and consents which are material to the operation of the routes flown by it and the conduct of its business and operations as currently conducted.

    (b) No Guarantor is (or will become) an "air carrier" within the meaning of Section 40102(a)(2) of Title 49, and no Guarantor holds (or will hold) a certificate under Section 41102 of Title 49.

    Due Execution; No Consents. Upon the entry by the Bankruptcy Court of the [~~Interim Order (or the Final Order, when applicable)~~]Orders, the execution, delivery and performance by each of the Borrower and the Guarantors of each of the Loan Documents to which it is a party (i) are within the respective organizational powers of each of the Borrower and the Guarantors, have been duly authorized by all necessary organizational action including the consent of equity holders where required, and do not (A) contravene the charter or by-laws or other constituent documents of any of the Borrower or the Guarantors, (B) violate any law (including, without limitation, the Securities Exchange Act of 1934) or regulation (including, without limitation, Regulations T, U or X of the Board of Governors of the Federal Reserve System), or any order or decree of any court or Governmental Authority, (C) conflict with or result in a breach of, or constitute a default under, any material indenture, mortgage or deed of trust entered into after the Filing Date or any material lease, agreement or other instrument entered into after the Filing Date binding on the Borrower or the Guarantors or any of their properties, or (D) result in or require the creation or imposition of any Lien upon any of the property of any of the Borrower or the Guarantors other than the Liens granted pursuant to this Agreement, the other Loan Documents or the Orders; and (ii) do not require the consent, authorization by or approval of or notice to or filing or registration with any Governmental Authority other than the entry of the Orders, the filing of financing statements under the New York Uniform Commercial Code and the filings contemplated by the Collateral Documents. This Agreement has been duly executed and delivered by each of the Borrower and the Guarantors. This Agreement is, and each of the other Loan Documents to which the Borrower and each of the Guarantors is or will be a party, when delivered hereunder or thereunder, will be, a legal, valid and binding obligation of the Borrower and each Guarantor, as the case may be, enforceable against the Borrower and the Guarantors, as the case may be, in accordance with its terms and the Orders.
    Statements Made. The information that has been delivered in writing by the Borrower or any of the Guarantors to the Initial Lenders or to the Bankruptcy Court in connection with any Loan Document, and any financial statement delivered pursuant hereto or thereto (other than to the extent that any such statements constitute projections), taken as a whole and in light of the circumstances in which made, contains no untrue statement of a material fact and does not omit to state a material fact necessary to make such statements not misleading; and, to the extent that any such information constitutes projections, such projections were prepared in good faith on the basis of assumptions, methods, data, tests and information believed by the Borrower or such Guarantor to be reasonable at the time such projections were furnished (it being understood that projections by their nature are inherently uncertain, that no assurances can be given that projections will be realized and that actual results may in fact differ materially from any projections provided to the Initial Lenders).
    Financial Statements. The Borrower has furnished the Lenders with copies of the audited consolidated financial statement and schedules of the Parent and its Subsidiaries for the fiscal year ended December 31, 2001 and the unaudited consolidated financial statements for the Parent and its Subsidiaries for the fiscal quarter ended September 30, 2002. Such financial statements present fairly in all material respects the financial condition and results of operations of the Parent and its Subsidiaries on a consolidated basis as of such dates and for such periods; such balance sheets and the notes thereto disclose all liabilities, direct or contingent, of the Parent and its Subsidiaries as of the dates thereof required to be disclosed by GAAP and such financial statements were prepared in a manner consistent with GAAP. No material adverse change in the operations, business, properties, assets, prospects or condition (financial or otherwise) of the Parent and its Subsidiaries, taken as a whole, has occurred from the date set forth in the Parent's and its Subsidiaries' financial statements for the fiscal year ended December 31, 2001 and the fiscal quarter ended September 30, 2002 other than those occurring as a result of events leading up to and following the commencement of a proceeding under Chapter 11 of the Bankruptcy Code and the commencement of the Cases.
    Ownership. Except for changes in ownership permitted by this Agreement, the Borrower is a direct wholly-owned Subsidiary of the Parent and the Parent owns no other Subsidiaries, whether directly or indirectly, other than the Borrower, the Guarantors (other than the Parent) and other than as listed on Schedule 3.06 (which shall be updated, on a quarterly basis, to reflect changes in ownership permitted by this Agreement). Other than as set forth on Schedule 3.06, (i) each of the Persons listed on Schedule 3.06 is a wholly-owned, direct or indirect Subsidiary of the Borrower, and (ii) the Borrower owns no other Subsidiaries, whether directly or indirectly.
    Liens. Except for the Liens existing on the Filing Date as reflected on Schedule 3.07, there are no Liens of any nature whatsoever on any assets of the Borrower or any of the Guarantors other than: (i) Permitted Liens; (ii) other Liens permitted pursuant to Section 6.01; [~~and~~ ](iii) Liens in favor of the Collateral Agent [~~and the~~]for the benefit of the Tranche A Lenders and the Tranche B Lenders; and (iv) Liens in favor of the Tranche C Collateral Agent the benefit of the Tranche C Lenders. Neither the Borrower nor the Guarantors are parties to any contract, agreement, lease or instrument the performance of which, either unconditionally or upon the happening of an event, will result in or require the creation of a Lien on any assets of the Borrower or any Guarantor (other than Liens permitted pursuant to Section 6.01) or otherwise result in a violation of this Agreement other than (x) the Liens granted to the Collateral Agent for the benefit of the Tranche A Lenders and the Tranche B Lenders as provided for in this Agreement, (y) [~~[Intentionally Omitted]~~]the Liens granted to the Tranche C Collateral Agent for the benefit of the Tranche C Lenders and (z) to the extent that the terms of any mortgage or security agreement in effect on the Filing Date extends any Lien over an airframe or engine for parts which are subsequently installed on such airframe or engine (to the extent permitted by law).
    Compliance with Laws.
      Except for matters which could not reasonably be expected to have a material adverse effect on the financial condition, operations, business, properties, assets or prospects of the Borrower and the Guarantors taken as a whole (i) the operations of the Borrower and the Guarantors comply in all material respects with all applicable aviation, transportation, environmental, health and safety statutes and regulations, including, without limitation, regulations promulgated under the Resource Conservation and Recovery Act (42 U.S.C. SectionSection 6901 et seq.) and foreign aviation laws and regulations; (ii) to the Borrower's and each of the Guarantor's knowledge, none of the operations of the Borrower or the Guarantors is the subject of any Federal or state investigation evaluating whether any remedial action involving a material expenditure by the Borrower or any Guarantor is needed to respond to a release of any Hazardous Waste or Hazardous Substance (as such terms are defined in any applicable state or Federal environmental law or regulations) into the environment; and (iii) to the Borrower's and each of the Guarantor's knowledge, the Borrower and the Guarantors do not have any material contingent liability in connection with any release of any Hazardous Waste or Hazardous Substance into the environment.
      Neither the Borrower nor any Guarantor is, to the best of its knowledge, in violation of any law, rule or regulation, or in default with respect to any judgment, writ, injunction or decree of any Governmental Authority or Foreign Aviation Authorities the violation of which, or a default with respect to which, would have a material adverse effect on the financial condition, operations, business, properties, assets or prospects of the Borrower and the Guarantors taken as a whole.
    Insurance. All policies of insurance of any kind or nature owned by or issued to the Borrower and the Guarantors, including, without limitation, policies of life, fire, theft, product liability, public liability, property damage, other casualty, employee fidelity, workers' compensation, employee health and welfare, title, property and liability insurance, are in full force and effect and are of a nature and provide such coverage, including, without limitation, war risk and terrorism liability insurance, that is in an amount that is no less than the greater of (i) the maximum amount available to the Borrower and the Guarantors from the DOT under the Federal Aviation Insurance Program, as amended by the Air Transportation Safety and Stabilization Act and further amended by the Homeland Security Act of 2002 and as further amended by the Vision - 100 Century of Aviation Reorganization Act and the maximum (to the extent requested by the Agents) amount available under programs established pursuant to the Terrorism Risk Insurance Act of 2002 and (ii) such amount as is customarily carried by major United States air carriers in the United States domestic airline industry; and the Borrower and the Guarantors maintain other insurance that is sufficient and in such amounts as is customary in the United States domestic airline industry for major United States air carriers.
    Use of Proceeds. The proceeds of (a) the Tranche A Loans and the Tranche B Loan and Letters of Credit shall be used for (i) working capital and for other general corporate purposes of the Borrower and the Guarantors (including for the payment of fees and transaction costs as contemplated hereby and as referred to in Section 2.19) and (ii) from and after the effectiveness of the Twelfth Amendment in accordance with the terms thereof, Permitted 1110 Acquisitions and Permitted Aircraft Acquisitions in accordance with the terms herein and (b) the Tranche C Loan shall be used to refinance a portion (relating to the Tranche C Priority Collateral) of the amounts paid by the Borrower to acquire all of the A, B and C tranches of outstanding Indebtedness under the EETC Facility. Such proceeds may not be used in connection with the investigation (including discovery proceedings), initiation or prosecution of any claims, causes of action, adversary proceedings or other litigation against the Lenders, the Agent, the Tranche C Agent, the Collateral Agent or the Tranche C Collateral Agent in their capacities as such.
    Litigation. Other than as set forth on Schedule 3.11, there are no unstayed actions, suits, proceedings or investigations pending or, to the knowledge of the Borrower or the Guarantors, threatened against or affecting the Borrower or the Guarantors or any of their respective properties, before any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, which is reasonably likely to be determined adversely to the Borrower or the Guarantors and, if so determined adversely to the Borrower or the Guarantors would have a material adverse effect on the financial condition, business, properties, prospects, operations or assets of the Borrower and the Guarantors, taken as a whole.
    Slot Utilization. The Borrower is utilizing the Slots in a manner consistent with applicable regulations and contracts in order to preserve both its right to hold and operate the Slots, taking into account any waivers or other relief granted to the Borrower by the FAA. The Borrower has not received any notice from the FAA, and is not aware of any other event or circumstance, that would be reasonably likely to impair its right to hold and operate the Slots in any material respect.
    Primary Foreign Slot Utilization. The Borrower is utilizing the Primary Foreign Slots in a manner consistent with applicable regulations, foreign laws and contracts in order to preserve its right to hold and operate the Primary Foreign Slots. The Borrower has not received any notice from any applicable Foreign Aviation Authorities, nor is the Borrower aware of any other event or circumstance, that would be reasonably likely to impair its right to hold and operate any Primary Foreign Slots in any material respect.
    Primary Route Utilization. The Borrower holds the requisite authority to operate over each of the Primary Routes pursuant to Title 49, all rules and regulations promulgated thereunder, applicable foreign law, and the applicable rules and regulations of the FAA, the DOT and any applicable Foreign Aviation Authorities, and has, at all times after being awarded each such Primary Route, complied in all material respects with all of the terms, conditions and limitations of each such certificate or order issued by the DOT and the applicable Foreign Aviation Authorities regarding such Primary Route and with all applicable provisions of Title 49 or applicable foreign law. There exists no violation of such terms, conditions or limitations that gives the FAA, DOT or any applicable Foreign Aviation Authorities the right to terminate, cancel, withdraw or modify in any material adverse respect the rights of the Borrower in any such Primary Route.
    Non-Primary Route Utilization. The Borrower holds the requisite authority to operate over each of the Non-Primary Routes pursuant to Title 49, all rules and regulations promulgated thereunder, and the applicable rules and regulations of the DOT and FAA. To the best of the Borrower's knowledge, there exists no violation of such terms, conditions or limitations that gives the FAA, DOT or any applicable Foreign Aviation Authorities the right to terminate, cancel, withdraw or modify in any material adverse respect the rights of the Borrower in any such Non-Primary Route over which the Borrower currently operates.
    Margin Regulations; Investment Company Act.
      The Borrower is not engaged and will not engage, principally or as one of its important activities, in the business of purchasing or carrying margin stock (within the meaning of Regulation U issued by the Board), or extending credit for the purpose of purchasing or carrying margin stock and no proceeds of any Loans or proceeds from any Letter of Credit will be used to purchase or carry any margin stock or to extend credit to others for the purpose of purchasing or carrying any margin stock.
      Neither the Borrower nor any Guarantor is or is required to be registered as an "investment company" under the Investment Company Act of 1940. Neither the making of any Loan, nor the issuance of any Letters of Credit, nor the application of the proceeds or repayment thereof by the Borrower, nor the consummation of the other transactions contemplated by the Loan Documents, will violate any provision of such Act or any rule, regulation or order of the Securities and Exchange Commission thereunder.
    Ownership Interest in Slots, Routes and Gates. No Guarantor has (or will have) any right, title or interest in any of the Slots, Foreign Slots, Routes, Supporting Route Facilities or Gate Leaseholds.
  CONDITIONS OF LENDING
    Conditions Precedent to Initial Loans and Initial Letters of Credit. The obligation of the Lenders to make the initial Loans or the Fronting Bank to issue the initial Letter of Credit, whichever may occur first, is subject to the satisfaction (or waiver by the Initial Lenders) of the following conditions precedent:
      Supporting Documents. The Agents shall have received for each of the Borrower and the Guarantors:
        a copy of such entity's certificate of incorporation, as amended, certified as of a recent date by the Secretary of State of the state of its incorporation;
        a certificate of such Secretary of State, dated as of a recent date, as to the good standing of and payment of taxes by that entity and as to the charter documents on file in the office of such Secretary of State (provided that such good standing certificate for iTarget.com, Inc. shall be delivered to the Agents within 30 days of the Closing Date); and
        a certificate of the Secretary or an Assistant Secretary of that entity dated the date of the initial Loans or the initial Letter of Credit hereunder, whichever first occurs, and certifying (A) that attached thereto is a true and complete copy of the by-laws of that entity as in effect on the date of such certification, (B) that attached thereto is a true and complete copy of resolutions adopted by the Board of Directors of that entity authorizing the Borrowings and Letter of Credit issuances hereunder, the execution, delivery and performance in accordance with their respective terms of this Agreement, the Loan Documents and any other documents required or contemplated hereunder or thereunder and the granting of the security interest in the Letter of Credit Account and other Liens contemplated hereby, (C) that the certificate of incorporation of that entity has not been amended since the date of the last amendment thereto indicated on the certificate of the Secretary of State furnished pursuant to clause (i) above and (D) as to the incumbency and specimen signature of each officer of that entity executing this Agreement and the Loan Documents or any other document delivered by it in connection herewith or therewith (such certificate to contain a certification by another officer of that entity as to the incumbency and signature of the officer signing the certificate referred to in this clause (iii)).
      Interim Order. The order of the Bankruptcy Court attached hereto as Exhibit A-1 (the "Interim Order") approving the Loan Documents and granting the Superpriority Claim status and senior and other Liens described in Section 2.23 shall be in full force and effect, and shall not have been vacated, stayed, reversed, modified or amended in any respect that the Initial Lenders reasonably determine to be adverse to their interests; and, if the Interim Order is the subject of a pending appeal in any respect, neither the making of such Loans nor the issuance of such Letters of Credit nor the performance by the Borrower or any of the Guarantors of any of their respective obligations hereunder or under the Loan Documents or under any other instrument or agreement referred to herein shall be the subject of a presently effective stay pending appeal.
      Security and Pledge Agreement. The Borrower and each of the Guarantors shall have duly executed and delivered to the Collateral Agent a Security and Pledge Agreement in substantially the form of Exhibit B (the "Security and Pledge Agreement"), and shall have delivered to the Collateral Agent any pledged Collateral required to be delivered thereunder.
      SGR Security Agreement. The Borrower shall have duly executed and delivered to the Collateral Agent a slot, gate and route security and pledge agreement, in substantially the form of Exhibit C (the "SGR Security Agreement"), duly executed by the Borrower as of the Closing Date and have taken such actions as may be contemplated by such agreement to perfect the Liens granted to the Collateral Agent thereunder.
      Aircraft Mortgage. The Borrower shall have duly executed and delivered to the Collateral Agent an aircraft mortgage, in substantially the form of Exhibit D (the "Aircraft Mortgage"), and a Mortgage Supplement with respect to the Mortgaged Collateral in substantially the form annexed to the Aircraft Mortgage, and the Collateral Agent shall have received evidence that the Aircraft Mortgage and the Mortgage Supplement has been recorded with the FAA. The parties hereto acknowledge and agree that any Lien described in this Agreement on the Mortgaged Collateral is a Lien in favor of the Collateral Agent for the ratable benefit of the Tranche A Lenders and the Tranche B Lenders.
      [Intentionally omitted]
      [Intentionally Omitted]
      Appraisals. (i) The Borrower shall have delivered to the Initial Lenders all information necessary for the Appraisers to complete the appraisals, including, without limitation, detailed maintenance records for all aircraft, engines and spare engines included in Mortgaged Collateral and (ii) the Initial Lenders shall have received appraisals of Routes, Slots, Mortgaged Collateral, Flight Simulators and QEC Kits that are reasonably satisfactory to the Initial Lenders.
      [Intentionally omitted]
      Minimum Cash. Borrower's cash and cash equivalents (net of amounts contained in the Escrow Accounts) shall be no less than $500,000,000.
      Opinions of Counsel. The Agents, the Initial Lenders and the Collateral Agent shall have received:
        a favorable written opinion of Kirkland & Ellis, counsel to the Borrower and the Guarantors, dated the date of the initial Loans or the issuance of the initial Letters of Credit, whichever first occurs, substantially in the form of Exhibit E-1;
        a favorable written opinion of Vedder, Price, Kaufman & Kammholz, special counsel to the Borrower and the Guarantors, dated the date of the initial Loans or the issuance of the initial Letters of Credit, whichever first occurs, substantially in the form of Exhibit E-2; and
        a favorable written opinion of McAfee & Taft, special counsel to the Agents, dated the date of the initial Loans or the issuance of the initial Letters of Credit, whichever first occurs, substantially in the form of Exhibit E-3.
      Payment of Fees. The Borrower shall have paid to the Paying Agent the then unpaid balance of all accrued and unpaid Fees due under and pursuant to this Agreement and as referred to in Section 2.19.
      Corporate and Judicial Proceedings. All corporate and judicial proceedings and all instruments and agreements in connection with the transactions among the Borrower, the Guarantors, the Agents, the Initial Lenders and the Lenders contemplated by this Agreement shall be reasonably satisfactory in form and substance to the Initial Lenders, and the Agents and the Initial Lenders shall have received all information and copies of all documents and papers, including records of corporate and judicial proceedings, which the Agents may have reasonably requested in connection therewith, such documents and papers where appropriate to be certified by proper corporate, governmental or judicial authorities.
      Information. The Initial Lenders shall have received such other information (financial or otherwise) as may be reasonably requested by the Initial Lenders, and shall have discussed the Borrower's business plan as delivered to the Agents on December 2, 2002 with the Borrower's management, including, without limitation, at a meeting with the Borrower's chief executive officer and shall be reasonably satisfied with the nature and substance of such discussions.
      Access; Compliance with Environmental Laws. The Borrower and the Guarantors shall have granted the Initial Lenders access to and the right to inspect all reports, audits and other internal information of the Borrower and the Guarantors relating to environmental matters, and any third party verification of certain maters relating to compliance with environmental laws and regulations reasonably requested by the Agents, and the Initial Lenders shall be reasonably satisfied that the Borrower and the Guarantors are in compliance in all material respects with all applicable environmental laws and negotiations and the Borrower has made adequate provision for the costs of maintaining such compliance.
      Lien Searches. The Agents shall have received UCC searches (including tax liens and judgment liens) conducted in such jurisdictions in which the Borrower and the Guarantors conduct business and Lien searches conducted in the recording office of the Federal Aviation Administration as may be reasonably satisfactory to the Agents (dated as of a date reasonably satisfactory to them), reflecting the absence of Liens and encumbrances on the assets of the Borrower and the Guarantors other than such Liens permitted hereunder and as may be reasonably satisfactory to the Initial Lenders and (in the case of the searches conducted at the recording office of the FAA) indicating that the Borrower (or a Guarantor) is the registered owner of each of the aircraft which is intended to be covered by the Aircraft Mortgage.
      Insurance Designation. The Collateral Agent shall have been named as loss payee with respect to the Mortgaged Collateral, and additional insured (as its interests may appear), on such policies of insurance of the Borrower and the Guarantors as the Collateral Agent may have reasonably requested.
      Closing Documents. The Agents and, where applicable, Initial Lenders, shall have received all documents required by this Section 4.01 reasonably satisfactory in form and substance to the Agents and, where applicable, Initial Lenders.
    Conditions Precedent to Each Loan and Each Letter of Credit. The obligation of the Lenders to make each Loan (other than the Tranche C Loan) and of the Fronting Bank to issue each Letter of Credit, including the initial Loan and the initial Letter of Credit and any Additional Credit, is subject to the following conditions precedent:
      Notice. The Paying Agent shall have received a notice with respect to such borrowing or issuance, as the case may be, as required by Section 2.
      Representations and Warranties. All representations and warranties contained in this Agreement and the other Loan Documents shall be true and correct in all material respects on and as of the date of each Borrowing or the issuance of each Letter of Credit hereunder with the same effect as if made on and as of such date except to the extent such representations and warranties expressly relate to an earlier date.
      No Default. On the date of each Borrowing hereunder or the issuance of each Letter of Credit, no Event of Default or event which upon notice or lapse of time or both would constitute an Event of Default shall have occurred and be continuing.
      Orders. The Interim Order shall be in full force and effect and shall not have been vacated, stayed, reversed, modified or amended in any respect that the Initial Lenders reasonably determine to be adverse to their interests without the prior written consent of the Initial Lenders, provided, that at the time of the making of any Loan or the issuance of any Letter of Credit the aggregate amount of either of which, when added to the sum of the principal amount of all Loans then outstanding and the Letter of Credit Outstandings, would exceed the amount authorized by the Interim Order and available to the Borrower during Stage I pursuant to Section 2.01(c)(i) (collectively, the "Additional Credit"), the Agents and each of the Lenders shall have received a certified copy of an order of the Bankruptcy Court in substantially the form of Exhibit A-2 (the "Final Order"), with only such modifications as are reasonably satisfactory in form and substance to the Initial Lenders, which, in any event, shall have been entered by the Bankruptcy Court no later than 45 days after the entry of the Interim Order, and at the time of the extension of any Additional Credit the Final Order shall be in full force and effect, and shall not have been vacated, stayed, reversed, modified or amended in any respect that the Initial Lenders reasonably determine to be adverse to their interests without the prior written consent of the Super-majority Lenders; and if either the Interim Order or the Final Order is the subject of a pending appeal in any respect, neither the making of the Loans nor the issuance of any Letter of Credit nor the performance by the Borrower or any Guarantor of any of their respective obligations under any of the Loan Documents shall be the subject of a presently effective stay pending appeal.
      Payment of Fees. The Borrower shall have paid to the Paying Agent the then unpaid balance of all accrued and unpaid Fees then payable under and pursuant to this Agreement and as referred to in Section 2.19.
      Work Stoppage. No material work disruptions or stoppages by employees of the Borrower or the Guarantors shall have occurred and be continuing that could reasonably be expected to have a material adverse effect on the financial condition, operations, business, properties, assets or prospects of the Borrower and the Guarantors taken as a whole.
      Borrowing Base Certificate. From and after the execution and delivery of the Borrowing Base Amendment, the Agents shall have received for themselves and for distribution to the Lenders the timely delivery of the most recent Borrowing Base Certificate (delivered no more than thirty-one (31) days prior to the making of a Loan or the issuance of a Letter of Credit) required to be delivered hereunder.
      Intentionally Omitted.
    The request by the Borrower for, and the acceptance by the Borrower of, each extension of credit hereunder shall be deemed to be a representation and warranty by the Borrower that the conditions specified in this Section have been satisfied or waived at that time.
    Conditions Precedent to Tranche C Loan. The obligation of the Tranche C Lenders to make the Tranche C Loan is subject to the satisfaction (or waiver by the Tranche C Lenders) of the following conditions precedent:
      Effectiveness. The Effective Date (as defined in the Thirteenth Amendment) shall have occurred.
      Tranche C Priority Collateral. The Tranche C Priority Collateral shall be free and clear of all Liens and encumbrances, including, without limitation, any Liens on such collateral which may have been granted in connection with the EETC Facility. The Tranche C Agent shall have received an Appraisal for the Tranche C Priority Collateral that is reasonably satisfactory to it.
      Order. The Bankruptcy Court shall have entered the Thirteenth Amendment Order which order shall be in full force and effect, and shall not have been vacated, stayed, reversed, modified or amended in any respect that the Agents or the Tranche C Agent reasonably determine to be adverse to the interests of the Lenders; and, if such order is the subject of a pending appeal in any respect, the continued performance by the Borrower or any of the Guarantors of any of their respective obligations under the Credit Agreement or under the Loan Documents or under any other instrument or agreement referred to therein shall not be the subject of a presently effective stay pending appeal.
      Tranche C Aircraft Mortgage. The Borrower shall have duly executed and delivered to the Tranche C Collateral Agent an aircraft mortgage, in substantially the form of Exhibit I attached hereto (the "Tranche C Aircraft Mortgage"), and a Mortgage Supplement with respect to the Tranche C Priority Collateral and the Mortgaged Collateral in substantially the form annexed to the Tranche C Aircraft Mortgage, and the Tranche C Collateral Agent shall have received evidence that the Tranche C Aircraft Mortgage and the Mortgage Supplement has been recorded with the FAA. The parties hereto acknowledge and agree that any Lien described in this Agreement on the Mortgaged Collateral is a Lien in favor of the Tranche C Collateral Agent for the ratable benefit of the Tranche C Lenders subject to the priorities set forth in Section 2.23 and Section 11.
      Mortgage Supplement to Aircraft Mortgage. The Borrower shall have duly executed and delivered to the Collateral Agent a Mortgage Supplement and the Collateral Agent shall have received evidence that the Mortgage Supplement has been recorded with the FAA.
      Amendments to Certain Collateral Documents. The Borrower shall have executed and duly delivered to the Collateral Agent and the Tranche C Collateral Agent (i) a Second Amendment and Supplement Grant to the Security and Pledge Agreement in substantially the form of Exhibit [E] attached to the Thirteenth Amendment, (ii) a Third Amendment and Supplement Grant to the SGR Security Agreement in substantially the form of Exhibit [D] attached to the Thirteenth Amendment and (iii) Mortgage Amendment No. 6 in substantially the form of Exhibit [B] attached to the Thirteenth Amendment.
      Opinions of Counsel. The Tranche C Agent and the Tranche C Collateral Agent shall have received:
        a favorable written opinion of Kirkland & Ellis LLP, counsel to the Borrower and the Guarantors, dated the date of the making of the Tranche C Loan, reasonably satisfactory in form and substance to the Tranche C Agent; and
        a favorable written opinion of McAfee & Taft, special counsel to the Tranche C Agent, dated the date of the making of the Tranche C Loan, reasonably satisfactory in form and substance to the Tranche C Agent.
      Insurance Designation. The Tranche C Collateral Agent shall have been named as loss payee with respect to the Tranche C Priority Collateral, and additional insured (as its interests may appear), on such policies of insurance of the Borrower and the Guarantors as the Tranche C Collateral Agent may have reasonably requested.
      Corporate and Judicial Proceedings. All corporate and judicial proceedings and all instruments and agreements in connection with the transactions among the Borrower, the Guarantors, the Agents, the Tranche C Agent and the Lenders contemplated by this Amendment shall be reasonably satisfactory in form and substance to the Lenders, and the Agents, the Tranche C Agent and the Lenders shall have received all information and copies of all documents and papers, including records of corporate and judicial proceedings, which the Agents or the Tranche C Agent may have reasonably requested in connection herewith, such documents and papers where appropriate to be certified by proper corporate, governmental or judicial authorities.
      Notice. The Paying Agent shall have received a notice with respect to the borrowing of the Tranche C Loan, as required by Section 2.
      Representations and Warranties. All representations and warranties contained in this Agreement and the other Loan Documents shall be true and correct in all material respects on and as of the date of the Borrowing of the Tranche C Loan hereunder with the same effect as if made on and as of such date except to the extent such representations and warranties expressly relate to an earlier date in which case they shall have been true and correct in all material respects as of such date.
      No Default. On the date of the Borrowing of the Tranche C Loan hereunder, no Event of Default or event which upon notice or lapse of time or both would constitute an Event of Default shall have occurred and be continuing.
  AFFIRMATIVE COVENANTS

  From the date hereof and for so long as any Tranche A Commitment[ ~~or~~], Tranche B Commitment or Tranche C Commitment shall be in effect or any Letter of Credit shall remain outstanding (in a face amount in excess of the amount of cash then held in the Letter of Credit Account, or in excess of the face amount of back-to-back letters of credit delivered, in each case pursuant to Section 2.03(b)), or any amount shall remain outstanding or unpaid under this Agreement (other than contingent indemnification obligations in respect of which no claims giving rise thereto have been asserted), the Borrower and each of the Guarantors agree that, unless the [~~Required~~ ]Lenders shall otherwise consent in writing[~~,~~] as required pursuant to Sections 10.10 and 10.11, the Borrower and each of the Guarantors will:

    Financial Statements, Reports, etc. In the case of the Borrower and the Guarantors, deliver to the Agents, Tranche C Agent and each of the Lenders:
      within 90 days after the end of each fiscal year, the Parent's consolidated balance sheet and related statement of income and cash flows, showing the financial condition of the Borrower, the Parent and its Subsidiaries on a consolidated basis as of the close of such fiscal year and the results of their respective operations during such year, the consolidated statement of the Parent to be audited for the Parent by Deloitte and Touche LP or other independent public accountants of recognized national standing and accompanied by an opinion of such accountants (which shall not be qualified in any material respect other than with respect to the Cases or a going concern qualification) and to be certified by a Financial Officer of the Parent to the effect that such consolidated financial statements fairly present the financial condition and results of operations of the Borrower, the Parent and its Subsidiaries on a consolidated basis in accordance with GAAP;
      within 45 days after the end of each of the first three fiscal quarters, the Parent's consolidated balance sheets and related statements of income and cash flows, showing the financial condition of the Borrower, the Parent and its Subsidiaries on a consolidated basis as of the close of such fiscal quarter and the results of their operations during such fiscal quarter and the then elapsed portion of the fiscal year, each certified by a Financial Officer as fairly presenting in all material respects the financial condition and results of operations of the Borrower, the Parent and its Subsidiaries on a consolidated basis in accordance with GAAP, subject to normal year-end audit adjustments and the absence of footnotes;
      (i) concurrently with any delivery of financial statements under (a) and (b) above, a certificate of a Financial Officer certifying such statements (A) certifying that no Event of Default or event which upon notice or lapse of time or both would constitute an Event of Default has occurred, or, if such an Event of Default or event has occurred, specifying the nature and extent thereof and any corrective action taken or proposed to be taken with respect thereto and (B) setting forth computations in reasonable detail satisfactory to the Agents and the Tranche C Agent demonstrating compliance with the provisions of Sections 6.03, 6.04, 6.05, 6.10, 6.11 and 6.13 and (ii) concurrently with any delivery of financial statements under (a) above, a certificate (which certificate may be limited to accounting matters and disclaim responsibility for legal interpretations) of the accountants auditing the consolidated financial statements delivered under (a) above certifying that, in the course of the regular audit of the business of the Borrower, the Parent and its Subsidiaries, such accountants have obtained no knowledge that an Event of Default has occurred and is continuing, or if, in the opinion of such accountants, an Event of Default has occurred and is continuing, specifying the nature thereof and all relevant facts with respect thereto;
      as soon as available, but no more than 30 days after the end of each fiscal month (i) the unaudited monthly cash flow reports, consolidated balance sheets and related statements of income of the Borrower and its Subsidiaries on a consolidated basis and as of the close of such fiscal month and the results of their operations during such month and the then elapsed portion of the fiscal quarter, (ii) an updated 13-week rolling cash flow projection together with a weekly reconciliation of such cash flows to actual weekly results, (iii) a monthly report detailing professional fees and expenses that have been billed and paid or billed but unpaid to date, the accumulated "hold-back" of professional fees and expenses to date, material adverse events or changes (if any) to the financial condition, operations, business, properties, assets or prospects of the Borrower and the Guarantors taken as a whole and material litigation (if any), and (iv) other than for fiscal months for which such certificate would be duplicative of a certificate delivered pursuant to Section 5.01(c), a certificate of a Financial Officer as to calculations setting forth in reasonable detail satisfactory to the Agents and the Tranche C Agent compliance with the provisions of Sections 6.04 and 6.05;
      as soon as possible, and in any event within 30 days of the Closing Date, a consolidated pro forma balance sheet of the Parent's and its Subsidiaries' financial condition as of the Filing Date;
      promptly after the same become publicly available, copies of all periodic and other reports, proxy statements and other materials filed by it with the Securities and Exchange Commission, or any governmental authority succeeding to any of or all the functions of said commission, or with any national securities exchange, as the case may be;
      as soon as available and in any event (A) within 30 days after the Borrower or any of its ERISA Affiliates knows or has reason to know that any Termination Event described in clause (i) of the definition of Termination Event with respect to any Single Employer Plan of the Borrower or such ERISA Affiliate has occurred and (B) within 10 Business Days after the Borrower or any of its ERISA Affiliates knows or has reason to know that any other Termination Event with respect to any such Plan has occurred, a statement of a Financial Officer of the Borrower describing the full details of such Termination Event and the action, if any, which the Borrower or such ERISA Affiliate is required or proposes to take with respect thereto, together with any notices required or proposed to be given to or filed with or by the Borrower, the ERISA Affiliate, the PBGC, a Plan participant or the Plan administrator with respect thereto;
      promptly and in any event within 10 Business Days after receipt thereof by the Borrower or any of its ERISA Affiliates from the PBGC copies of each notice received by the Borrower or any such ERISA Affiliate of the PBGC's intention to terminate any Single Employer Plan of the Borrower or such ERISA Affiliate or to have a trustee appointed to administer any such Plan;
      if requested by either Agent (in consultation with the other Agent) or the Tranche C Agent, promptly and in any event within 30 days after the filing thereof with the Internal Revenue Service, copies of each Schedule B (Actuarial Information) to the annual report (Form 5500 Series) with respect to each Single Employer Plan of the Borrower or any of its ERISA Affiliates;
      within 10 Business Days after notice is given or required to be given to the PBGC under Section 302(f)(4)(A) of ERISA of the failure of the Borrower or any of its ERISA Affiliates to make timely payments to a Plan, a copy of any such notice filed and a statement of a Financial Officer of the Borrower setting forth (A) sufficient information necessary to determine the amount of the lien under Section 302(f)(3), (B) the reason for the failure to make the required payments and (C) the action, if any, which the Borrower or any of its ERISA Affiliates proposed to take with respect thereto;
      promptly and in any event within 10 Business Days after receipt thereof by the Borrower or any ERISA Affiliate from a Multiemployer Plan sponsor, a copy of each notice received by the Borrower or any ERISA Affiliate concerning (A) the imposition of Withdrawal Liability by a Multiemployer Plan, (B) the determination that a Multiemployer Plan is, or is expected to be, in reorganization within the meaning of Title IV of ERISA, (C) the termination of a Multiemployer Plan within the meaning of Title IV of ERISA, or (D) the amount of liability incurred, or which may be incurred, by the Borrower or any ERISA Affiliate in connection with any event described in clause (A), (B) or (C) above;
      promptly, from time to time, such other information regarding the operations, business affairs and financial condition of the Borrower or any Guarantor, or compliance with the terms of any material loan or financing agreement as the Agents, at the request of any Tranche A Lender or Tranche B Lender, or the Tranche C Agent, at the request of any Tranche C Lender, may reasonably request;
      furnish to the Initial Lenders and their counsel promptly after the same is available, copies of all pleadings, motions, applications, judicial information, financial information and other documents filed by or on behalf of the Borrower or any of the Guarantors with the Bankruptcy Court in the Cases, or distributed by or on behalf of the Borrower or any of the Guarantors to any official committee appointed in the Cases;
      on the fifth Business Day following the end of (i) each calendar month, a certificate of an Officer of the Borrower stating that the Borrower is monitoring its usage of each Slot identified on Schedule 5.01(n), as the same shall be amended from time-to-time pursuant to Section 5.13(c), and is conducting its operations in a manner such that the Borrower should be able to meet the Use or Lose Rule for such Slots with respect to the applicable two-month FAA reporting Period; (ii) each calendar month in which the Borrower does not file with the FAA a report pursuant to 14 C.F.R. Part 93, a report in detail reasonably satisfactory to the Agents and the Tranche C Agent showing, for each airport listed on such Schedule 5.01(n), as same shall be amended from time-to-time pursuant to Section 5.13(c), the number of Slots held at that airport by applicable hour or half-hour allocation period (and, if applicable, separately setting forth those Slots that are designated as arrivals or departures) and the total number of operations the Borrower has conducted in each such allocation period during the one-month period covered by such report; provided, that if Borrower engages in any temporary trade, transfer, exchange or lease (collectively, a "Transfer") of a Slot identified on Schedule 5.01(n), as then in effect, the Borrower shall provide the Agents and the Tranche C Agent such information as the Agents and the Tranche C Agent may from time-to-time reasonably request regarding such Transfer; and (iii) each calendar month in which the Borrower files with the FAA a report on Slot utilization pursuant to 14 C.F.R. Part 93, a copy of such report, and a summary thereof, if reasonably requested by the Agents, in a format reasonably acceptable to the Agents and the Tranche C Agent;
      on the fifth Business Day following the end of each calendar month, (i) a certificate of an Officer of the Borrower stating that the Borrower is conducting its operations and monitoring its usage of each Primary Foreign Slot identified on Schedule 1.01(b), as the same shall be updated from time to time pursuant to Section 5.14(c) in a manner such that the Borrower should be able to meet the requisite 80%/20%, or other applicable utilization requirement, to retain its right to each such Primary Foreign Slot in the next comparable scheduling season; and (ii) for each Primary Foreign Slot listed on Schedule 1.01(b), as such Schedule shall be updated from time to time pursuant to Section 5.14(c), a Primary Foreign Slot Utilization Report, in a format reasonably acceptable to the Agents and the Tranche C Agent, showing by day of week the number of times Borrower canceled a service utilizing each such Primary Foreign Slot during the current IATA scheduling season; and
      for each fiscal month ending from and after June 30, 2005, concurrently with the statements and reports delivered pursuant to Section 5.01(d), a report setting forth a reconciliation between the Borrower's (i) expenditures for fuel during such fiscal month and the projected fuel expenditures for such fiscal month set forth the updated business plan delivered to the Agents on June 14, 2005 and (ii) passenger unit revenues during such fiscal month and the projected passenger unit revenues for such fiscal month set forth the updated business plan delivered to the Agents on June 14, 2005.
    Corporate Existence. Preserve and maintain in full force and effect all governmental rights, privileges, qualifications, permits, licenses and franchises necessary or desirable in the normal conduct of its business except if such failure to preserve the same could not, in the aggregate, reasonably be expected to have a material adverse effect on the operations, business, properties, assets, prospects or condition (financial or otherwise) of the Borrower and the Guarantors, taken as a whole.
    Insurance.
      In addition to the requirements of Section 5.03(b), (i) keep its insurable properties insured at all times, against such risks, including fire and other risks insured against by extended coverage, as is customary with companies of the same or similar size in the same or similar businesses (including, without limitation, casualty insurance or reinsurance on its aircraft at the appraised value) and which is reasonably satisfactory to the Agent and the Tranche C Agent; and maintain in full force and effect public liability insurance against claims for personal injury or death or property damage occurring upon, in, about or in connection with the use of any properties owned, occupied or controlled by the Borrower or any Guarantor, as the case may be, in such amounts (giving effect to self-insurance) and with such deductibles as are customary with companies of the same or similar size in the same or similar businesses and in the same geographic area; and (ii) maintain such other insurance or self insurance as may be required by law.
      Maintain in full force and effect war risk and terrorism insurance on all its property in an amount that is no less than the maximum amount available to the Borrower and the Guarantors from the DOT under the Federal Aviation Insurance Program, as amended by the Air Transportation Stabilization Act and Regulations and further amended by the Homeland Security Act of 2002, and as further amended by the Vision-100 Century of Aviation Reauthorization Act.
      Maintain business interruption insurance in amounts that are reasonably satisfactory to the Agents and the Tranche C Agent and customary in the airline industry for major United States carriers with foreign operations.
      Promptly deliver to the Agents and the Tranche C Agent copies of any notices received from its insurers with respect to insurance programs required by the Terrorism Risk Insurance Act of 2002 and, if so requested by the Agents or the Tranche C Agent, procure and maintain in force the insurance that is offered in such programs.
    Obligations and Taxes. With respect to the Borrower and each Guarantor, pay all its material obligations arising after the Filing Date promptly and in accordance with their terms and pay and discharge promptly all material taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits or in respect of its property arising after the Filing Date, before the same shall become in default, as well as all material lawful claims for labor, materials and supplies or otherwise arising after the Filing Date which, if unpaid, would become a Lien or charge upon such properties or any part thereof; provided, however, that the Borrower and each Guarantor shall not be required to pay and discharge or to cause to be paid and discharged any such obligation, tax, assessment, charge, levy or claim so long as the validity or amount thereof shall be contested in good faith by appropriate proceedings (if the Borrower and the Guarantors shall have set aside on their books adequate reserves therefor); and provided, further, however, that this Section shall not be construed to require the Borrower to pay any obligation arising under any agreement with respect to Section 1110 Assets unless the Borrower is compelled by the Bankruptcy Court to make such payment (it being understood that the Borrower shall deliver to the Agents and the Tranche C Agent, as soon as available, but no later than 15 days after the end of each fiscal month, a report setting forth, for the immediately preceding month, all payments not made under any Section 1110 Asset agreements that have not yet been rejected).
    Notice of Event of Default, etc. Promptly give to the Agents and the Tranche C Agent notice in writing of any Event of Default or the occurrence of any event or circumstance which with the passage of time or giving of notice or both would constitute an Event of Default.
    Access to Books and Records. Maintain or cause to be maintained at all times true and complete books and records in accordance with GAAP of the financial operations of the Borrower and the Guarantors; and provide the Agents, the Tranche C Agent, the Collateral Agent, the Tranche C Collateral Agent, the Initial Lenders and their respective representatives and advisors access to all such books and records, as well as any appraisals of the Collateral, during regular business hours, in order that the Agents, the Tranche C Agent, the Collateral Agent, the Tranche C Collateral Agent and the Initial Lenders may upon reasonable prior notice examine and make abstracts from such books, accounts, records, appraisals and other papers for the purpose of verifying the accuracy of the various reports delivered by the Borrower or the Guarantors to the Agents, the Tranche C Agent or the Lenders pursuant to this Agreement or for otherwise ascertaining compliance with this Agreement; and at any reasonable time and from time to time during regular business hours, upon reasonable notice and with reasonable frequency, permit the Agents, the Tranche C Agent, the Collateral Agent, the Tranche C Collateral Agent, the Initial Lenders and any agents or representatives (including, without limitation, appraisers) thereof to visit the properties of the Borrower and the Guarantors and to conduct examinations of and to monitor the Collateral held by the Collateral Agent and the Tranche C Collateral Agent, in each case at the expense of the Borrower.
    Borrowing Base Certificate. Following the execution and delivery of the Borrowing Base Amendment, furnish to the Agents and the Collateral Agent as soon as available and in any event (i) on or before the last Business Day of each month, a monthly Borrowing Base Certificate as of the last day of the immediately preceding month and (ii) if requested by either Agent (in consultation with the other Agent) or Collateral Agent at any other time when either Agent (in consultation with the other Agent) or Collateral Agent reasonably believes that the then existing Borrowing Base Certificate is materially inaccurate, or at any time following the occurrence and continuation of an Event of Default, as soon as reasonably available but in no event later than three (3) Business Days after such request, a Borrowing Base Certificate showing the Borrowing Base as of the date so requested, in each case with supporting documentation and additional reports with respect to the Borrowing Base as either Agent (in consultation with the other Agent) or Collateral Agent shall reasonably request.
    Collateral Monitoring and Review. Following the execution and delivery of the Borrowing Base Amendment, at any time upon the reasonable request of the Collateral Agent and upon reasonable notice, permit the Agents, the Collateral Agent or their professionals (including consultants, accountants and appraisers) to conduct evaluations and appraisals of (i) the Borrower's and/or the Guarantors' practices in the computation of the Borrowing Base and (ii) the assets included in the Borrowing Base, and pay the reasonable fees and expenses in connection therewith (including, without limitation, the reasonable and customary fees and expenses associated with the Agents' or the Collateral Agent's collateral agent services or control group). In connection with any collateral monitoring or review and appraisal relating to the computation of the Borrowing Base, the Borrower shall make such adjustments to the Borrowing Base as either Agent (in consultation with the other Agent) and the Collateral Agent shall reasonably require based upon the terms of this Agreement and results of such collateral monitoring, review or appraisal.
    Appraisals. Permit the Agents, the Tranche C Agent, the Collateral Agent, the Tranche C Collateral Agent and their advisors to conduct updated appraisals of the Mortgaged Collateral, the Tranche C Priority Collateral, Routes, Slots, Foreign Slots, Flight Simulators, Gate Leaseholds and QEC Kits, constituting part of the Collateral, such that updated appraisals, dated as of a recent date and reasonably satisfactory to the Initial Lenders are delivered within 45 days of the end of each fiscal quarter or prior to the end of a fiscal quarter upon the reasonable request of either Agent (in consultation with the other Agent) or the Tranche C Agent.
    FAA and DOT Matters; Citizenship. In the case of the Borrower, (a) maintain at all times its status at the DOT as an "air carrier" within the meaning of Section 40102(a)(2) of Title 49, and hold a certificate under Section 41102(a)(1) of Title 49; (b) at all times hereunder be a United States Citizen; (c) maintain at all times its status at the FAA as an air carrier and hold an air carrier operating certificate and other operating authorizations issued by the FAA pursuant to 14 C.F.R. Sections 119 and 121 as currently in effect or as may be amended or recodified from time to time; and (d) possess and maintain all necessary certificates, exemptions, franchises, licenses, permits, designations, rights, concessions, authorizations, frequencies and consents which are material to the operation of the Slots, the Primary Routes and Primary Foreign Slots flown by it and the conduct of its business and operations as currently conducted except in any case described in this clause (d), where the failure to do so, either individually or in the aggregate, could not be reasonably likely to have a material adverse effect on the financial condition, business, properties, operations, assets or prospects of the Borrower or the Guarantors taken as a whole.
    Gate Leasehold Utilization. Utilize all of its Gate Leaseholds in a manner sufficient to comply in all material respects with applicable lease provisions governing such [~~airport gate leaseholds~~]Gate Leaseholds.
    Compliance With Terms of Leaseholds. Make all post-petition payments and otherwise perform all obligations in respect of all leases of real property (including, without limitation, arrangements with respect to airport gate leaseholds to which the Borrower may be party), to the extent necessary to keep such leases in full force and effect and not allow such leases to lapse or be terminated or any rights to renew such leases to be forfeited or cancelled, notify the Agents and the Tranche C Agent of any default by any party with respect to such leases and cooperate with the Agents and the Tranche C Agent in all respects to cure any such default, except, in any case, where the failure to do so, either individually or in the aggregate, could not be reasonably likely to have a material adverse effect on the operations, business, properties, assets, prospects or condition (financial or otherwise) of the Borrower and the Guarantors, taken as a whole.
    Slot Utilization.
      Utilize the Slots in a manner consistent in all material respects with applicable regulations and contracts in order to preserve its right to hold and operate the Slots, taking into account any waivers or other relief granted to the Borrower by the FAA.
      Cause to be done all things reasonably necessary to preserve and keep in full force and effect its rights in and use of its Slots, including, without limitation, satisfying the Use or Lose Rule. Without in any way limiting the foregoing, the Borrower shall promptly take all such steps as may be reasonably necessary now or in the future to maintain, renew and obtain the rights, licenses, authorizations or certifications as are necessary to the continued and future holding and operation by the Borrower of its Slots.
      Cause to be delivered to the Agents and the Tranche C Agent an updated Schedule 5.01(n) to replace the then-existing Schedule 5.01(n) within ten (10) Business Days after (i) the allocation to, or the acquisition, by whatever means, of any permanent Slot to be added to Borrower's FAA-approved base of Slots; (ii) any permanent disposition or transfer by Borrower of any Slot permitted pursuant to the terms of this Agreement and the SGR Security Agreement; or (iii) any reasonable request by the Agents or the Tranche C Agent to update such Schedule 5.01(n).
    Primary Foreign Slot Utilization.
      Utilize the Primary Foreign Slots in a manner consistent in all material respects with applicable regulations and contracts in order to preserve its right to hold and operate the Primary Foreign Slots, taking into account any waivers or other relief granted to the Borrower by any applicable Foreign Aviation Authorities other than with respect to two (2) Primary Foreign Slots in connection with one non-stop round trip frequency during the winter off-peak season 2004/2005; it being understood that [~~the~~]such two Primary Foreign Slots shall not include any of the Primary Foreign Slots located at London Heathrow Airport or Tokyo Narita Airport.
      Cause to be done all things reasonably necessary to preserve and keep in full force and effect its right in and use of its Primary Foreign Slots other than with respect to two (2) Primary Foreign Slots in connection with one non-stop round trip frequency during the winter off-peak season 2004/2005; it being understood that [~~the~~]such two Primary Foreign Slots shall not include any of the Primary Foreign Slots located at London Heathrow Airport or Tokyo Narita Airport. Without in any way limiting the foregoing, the Borrower shall promptly take all such steps as may be reasonably necessary now or in the future to maintain, renew and obtain the rights, licenses, authorizations or certifications as are necessary to the continued and future holding and operation by the Borrower of its Primary Foreign Slots.
      Cause to be delivered to the Agents and the Tranche C Agent an updated Schedule 1.01(b) to replace the then-existing Schedule 1.01(b) within ten (10) Business Days after (i) the allocation to, or acquisition by, Borrower of an additional slot at any airport outside the United States listed on Schedule 1.01(b); (ii) any permanent disposition or transfer of any Primary Foreign Slot permitted pursuant to the terms of this Agreement and the SGR Security Agreement; or (iii) any reasonable request by the Agents or the Tranche C Agent to update such Schedule 1.01(b).
    Primary Route Utilization; Route Reporting.
      Utilize the Primary Routes in a manner consistent in all material respects with Title 49, rules and regulations promulgated thereunder, and applicable foreign law, and the applicable rules and regulations of the FAA, DOT and any applicable Foreign Aviation Authorities, including, without limitation, any operating authorizations, certificates, permits, bilateral or multi-lateral authorizations and bilateral agreements with any applicable Foreign Aviation Authorities and contracts with respect to such Primary Routes, in order to preserve its rights to hold and operate the Primary Routes and utilize the Supporting Route Facilities for the Primary Routes.
      Cause to be done all things reasonably necessary to preserve and keep in full force and effect its material rights in and to use its Primary Routes, except as to its authority for seven weekly services on a Fifth-Freedom basis between Hong Kong and Japan pursuant to Notice of Action Taken issued by DOT Docket OST-02-13760, dated November 22, 2002. Without in any way limiting the foregoing, the Borrower shall promptly take (i) all such steps as may be reasonably necessary to obtain renewal of each such Primary Route authority from the DOT and any applicable Foreign Aviation Authorities, within a reasonable time prior to the expiration of such authority (as prescribed by law or regulation, if any), and notify the Agents and the Tranche C Agent of the status of such renewal and (ii) all such other steps as may be necessary to maintain, renew and obtain any and all Supporting Route Facilities for the Primary Routes as needed for the continued and future operations of the Borrower over the Primary Routes which are now allocated or possessed, or as may hereafter be allocated or acquired. The Borrower shall further take all actions reasonably necessary or, in the reasonable judgment of either Agent (in consultation with the other Agent) and the Tranche C Agent, advisable in order to maintain its material rights to use its Primary Routes (including, without limitation, protecting the Primary Routes from dormancy or withdrawal by the DOT) and Supporting Route Facilities for the Primary Routes. The Borrower and any applicable Guarantor shall pay any applicable filing fees and other expenses related to the submission of applications, renewal requests, and other filings as may be reasonably necessary to maintain or obtain such entity's rights in the Primary Routes and Supporting Route Facilities for the Primary Routes.
      Promptly upon receipt thereof, deliver to the Agents and the Tranche C Agent copies of (i) each certificate or order issued by the DOT and the applicable Foreign Aviation Authorities with respect to Primary Routes and Supporting Route Facilities for the Primary Routes, (ii) all filings made by the Borrower with any Governmental Authority or any Foreign Aviation Authorities related to preserving and maintaining the Primary Routes and Supporting Route Facilities for the Primary Routes and (iii) any notices received from any Person notifying the Borrower or any applicable Guarantor of an event which could have a potential adverse effect upon the Primary Routes and Supporting Route Facilities for the Primary Routes, or the failure to preserve such Primary Routes and Supporting Route Facilities for the Primary Routes as required pursuant to this Section 5.15.
    Business Plan. Make its senior officers available to discuss the Borrower's business plan (a copy of which has heretofore been delivered to the Initial Lenders referred to in Section 4.01(n)) with the Agents or the Tranche C Agent upon the Agents' or Tranche C Agent's reasonable request.
    [Intentionally Omitted]
    Concentration Account. As promptly as practicable, but not later than thirty (30) days after the Closing Date in respect of funds deposited in domestic accounts and ninety (90) days after the Closing Date in respect of funds deposited in non-domestic accounts (to the extent such non-domestic accounts are accounts of the Borrower or the Guarantors), establish a cash management system pursuant to which JPMorgan Chase is the principal concentration bank of the Borrower and the Guarantors other than for funds maintained in (i) the Escrow Accounts, (ii) payroll accounts and trust accounts, (iii) [Intentionally Omitted] and (iv) accounts maintained at Citibank, N.A. or any of its banking Affiliates with respect to the concentration of foreign accounts.
    Operational Matters.
      Provide the Collateral Agent (with respect to Tranches A and B Priority Collateral) and the Tranche C Collateral Agent (with respect to the Tranche C Priority Collateral) with ten (10) days prior written notice of its intent to store any Aircraft, Engine or Spare Engine (each as defined in the Aircraft Mortgage and the Tranche C Aircraft Mortgage, as applicable) and obtain the written consent of either Collateral Agent (acting in consultation with the other Agent) or the Tranche C Collateral Agent, as applicable, to (i) the identity of, and servicing obligations of, any third party with which such Aircraft, Engine or Spare Engine may be stored from time to time and (ii) the location at which such Aircraft, Engine or Spare Engine will be stored (it being understood that all such storage locations shall be reasonably satisfactory to [~~the Agent~~]such Collateral Agent or Tranche C Collateral Agent, as applicable).
      Promptly notify the Agents and the Tranche C Agent of any reduction in work force or reallocation of the work force with primary responsibility for preparing and maintaining maintenance records for the Borrower and the Guarantors.
      Provide to the Agents, the Tranche C Agent, the Collateral Agent and the Tranche C Collateral Agent and the Appraisers no later than the last Business Day of each month, the information described in Schedule 5.19(c) in a format reasonably satisfactory to the Agents, the Tranche C Agent, the Collateral Agent and the Tranche C Collateral Agent and other information reasonably requested by a Collateral Agent (in consultation with the other Collateral Agent). and the Tranche C Collateral Agent.
    Additional Collateral.
      Within (i) thirty (30) days of any additional aircraft, engines, spare engines or spare parts becoming free and clear of liens other than in connection with a Permitted 1110 Acquisition or a Permitted Aircraft Acquisition, (ii) three (3) Business Days of acquiring, purchasing or otherwise taking title to any additional aircraft, engines or spare engines or any additional aircraft, engines, spare engines or any additional aircraft, engines, spare engines or spare parts becoming free and clear of liens in each case in connection with any Permitted 1110 Acquisition or any Permitted Aircraft Acquisition, or (iii) thirty (30) days of acquiring, purchasing or otherwise taking title to any additional spare parts, deliver to the Collateral Agent [~~an Aircraft Mortgage~~ ]and the Tranche C Collateral Agent Mortgage [~~Supplement~~]Supplements with respect to such aircraft, engines, spare engines or spare parts ; provided that with respect to clause (ii) above, if the Agent receives, on or before the date of such acquisition or other event described in such clause (ii), a copy of an executed commitment letter, letter of intent, memorandum of understanding or other similar document that evidences a commitment to consummate within fourteen (14) days of the date of such acquisition or other event a Permitted Aircraft Financing for the applicable Acquired 1110 Asset or Acquired Aircraft Asset, the Collateral Agent will not file such [~~Aircraft~~ ]Mortgage [~~and Mortgage Supplement~~]Supplements pertaining to such Acquired 1110 Asset or Acquired Aircraft Asset, as the case may be, with the FAA until the earlier to occur of (x) fifteen (15) days after such acquisition or other event described in clause (ii) above and (y) the date upon which such commitment letter, letter of intent, memorandum of understanding or other similar document shall have terminated, expired or shall no longer be in force and effect. Upon the occurrence of an event described in (x) or (y) above, the Collateral Agent and the Tranche C Collateral Agent shall be authorized to file such [~~Aircraft~~ ]Mortgage [~~and Mortgage Supplement~~]Supplements with the FAA, provided that upon the occurrence of the event described in clause (x), the Lenders hereby authorize the Collateral Agent and the Tranche C Collateral Agent to withhold or delay such filing if the Collateral Agent and the Tranche C Collateral Agent shall be satisfied in [~~its~~]their respective sole discretion that the applicable Permitted Aircraft Financing shall be consummated within a reasonable timeframe thereafter.
      Upon ten (10) days' notice from a Collateral Agent (in consultation with the other Collateral Agent) or the Tranche C Collateral Agent, supplement Schedules 1.01(b) and (c) to include any other Foreign Slots or Routes of the Borrower as the Collateral Agent (in consultation with the other Collateral Agent) or the Tranche C Collateral Agent may reasonably require to be added to such Schedule as a Primary Foreign Slot or Primary Route, as the case may be.
      Cause to be delivered to the Agents and the Tranche C Agent an updated Schedule 1.01(c) to replace the then-existing Schedule 1.01(c) within ten (10) Business Days of any disposition or permanent transfer of any Primary Route which is permitted pursuant to the terms of this Agreement and the SGR Security Agreement.
    Post Closing.
      Cause to be delivered to the Agents, within 45 days of the Closing Date, a favorable opinion of McAfee & Taft, special counsel to the Agents with regard to, among other things, Liens on such aircraft, engines, spare parts and spare engines on which the Collateral Agent, for the benefit of the Lenders, is entitled to have a first priority Lien, in form and substance reasonably satisfactory to the Agents and the Collateral Agent.
      Deliver to the Collateral Agent within 60 days of the Closing Date, a complete list of the Routes, Supporting Route Facilities and Foreign Slots.
    Updated Business Plan. Deliver an updated business plan for the Borrower to the Agents, the Tranche C Agent and the Lenders on or before [~~August 31,~~]September 30, 2005.
    Cost Savings Report. On or about December 15, 2004, deliver to the Lenders a status report regarding the Borrower's and the Guarantors' progress in realizing the additional cost savings projected in that certain updated business plan dated November 5, 2004 heretofore delivered to the Lenders.
  NEGATIVE COVENANTS

  From the date hereof and for so long as any Tranche A Commitment[ ~~or~~], Tranche B Commitment or Tranche C Commitment shall be in effect or any Letter of Credit shall remain outstanding (in a face amount in excess of the amount of cash then held in the Letter of Credit Account, or in excess of the face amount of back-to-back letters of credit delivered, in each case pursuant to Section 2.03(b)) or any amount shall remain outstanding or unpaid under this Agreement (other than contingent indemnification obligations in respect of which no claims giving rise thereto have been asserted), unless the [~~Required~~ ]Lenders shall otherwise consent in writing[~~,~~] as required pursuant to Sections 10.10 and 10.11, the Borrower and each of the Guarantors will not (and will not apply to the Bankruptcy Court for authority to):

    Liens. Incur, create, assume or suffer to exist any Lien on any asset of the Borrower or the Guarantors, now owned or hereafter acquired by the Borrower or any of such Guarantors, other than (i) Liens which were existing on the Filing Date as reflected on Schedule 3.07; (ii) Permitted Liens; (iii) Liens in favor of (A) the Collateral Agent [~~and the~~]for the benefit of the Tranche A Lenders and Tranche B Lenders and the Tranche C Collateral Agent for the benefit of the Tranche C Lenders; (iv) Liens securing purchase money Indebtedness or Capitalized Leases permitted by Section 6.03 (it being understood that this clause (iv) shall not permit Liens on any Acquired 1110 Assets or Acquired Aircraft Assets); (v) [Intentionally Omitted]; (vi) [Intentionally Omitted]; (vii) other Liens securing Indebtedness permitted by Section 6.03(viii); (viii) licenses, leases and subleases of Mortgaged Collateral or Tranche C Priority Collateral granted to others but only to the extent permitted by the Aircraft Mortgage or Tranche C Aircraft Mortgage, as the case may be, and not interfering in any material respect with the business of the Borrower and the Guarantors, taken as a whole; (ix) any renewal of any Lien on any "equipment" described in Section 1110(a)(3) of the Bankruptcy Code (as in effect on the Filing Date) permitted by clause (i) above (including any Liens on the four (4) aircraft identified on Schedule B attached hereto as leased aircraft, to the extent such aircraft do not constitute Tranche C Priority Collateral), provided that the Indebtedness secured is not increased and the Lien is not extended to any additional assets of the Borrower and the Guarantors provided, further, that no Liens shall be permitted pursuant to this clause (ix) on any Acquired 1110 Assets); (x) Liens arising from precautionary UCC financing statements regarding operating leases permitted by this Agreement; (xi) any interest or title of a licensor, lessor or sublessor under any lease permitted by this Agreement; (xii) Liens on real and personal property acquired in connection with acquisitions permitted by this Agreement to the extent such Liens exist on such acquired property at the time of acquisition and not incurred in contemplation of such acquisition, provided, that such Liens do not attach to other assets of the Borrower and the Guarantors; (xiii) Liens in favor of credit card processors having a right of setoff, revocation, refund or charge back with respect to money or instruments of the Borrower or any Guarantor; (xiv) Liens in favor of English travel agencies having a right of setoff, revocation, refund or charge back with respect to money or instruments of the Borrower or any Guarantor; (xv) Liens on cash collateral and fuel inventory (and the proceeds thereof) or Letters of Credit in an aggregate amount not in excess of $375,098,689 plus the aggregate amount of cash received by the Borrower upon any sale or other disposition of any of the Borrower's ownership interests in MyPoints.com, Inc., MyPoints OffLine Services, Inc., Cybergold, Inc. or itarget.com, Inc. for all of such cash, fuel and Letters of Credit securing Indebtedness permitted pursuant to Section 6.03(vi) and (vii); (xvi) other Liens incurred by the Borrower and the Guarantors so long as the value of the property subject to such Liens, and the Indebtedness and other obligations secured thereby, do not exceed $1,000,000; (xvii) a Lien in favor of the United States of America arising from the right of the Internal Revenue Service to effect a setoff or recoupment against the sum of $25,000,000 withheld pursuant to the IRS Stipulation; (xviii) Liens on the Borrower's right to receive a refund of unearned insurance premiums the payment of which is financed by Indebtedness permitted pursuant to Section 6.03(xv) granted in order to secure the Borrower's obligation in respect of such Indebtedness; (xix) Liens on cash in an aggregate amount not in excess of $18,000,000 representing a deposit securing the obligations of the Borrower and UAFC under the Jet Fuel Supply Agreement; (xx) Liens arising under ERISA as a result of the Borrower's or any ERISA Affiliate's failure to satisfy funding requirements under Section 302 of ERISA and Section 412 of the Code with respect to such funding required by such sections on or before July 15, 2004 and (if the Borrower fails to satisfy such requirements) September 15, 2004, October 15, 2004, January 15, 2005, April 15, 2005, July 15, 2005, September 15, 2005 and October 15, 2005, unless such Liens shall have been perfected or any Person shall have obtained relief from the automatic stay to enforce such Liens or funding obligations; (xxi) first priority Liens on that certain parcel of real property known as the Borrower's HNL Seaside Hotel located at 342 Seaside Ave., Waikiki, Honolulu, HI 96815 (but not on any personal property therein), in favor of Westchester Insurance Company ("Westchester") in connection with the release of Westchester's lien on that certain parcel of real property located on Linneman Road in Elk Grove Village, IL; (xxii) Liens in favor of equipment financiers on any Acquired 1110 Aircraft or Acquired Aircraft Asset in connection with any Permitted Aircraft Financing; [~~and~~ ](xxiii) Acquisition Deposits in an aggregate amount not in excess of $75,000,000 at any one time outstanding including the deposit described in clause (b) of the definition of Existing 1110 Repurchase Documents, provided that no such Acquisition Deposit shall be greater than twenty-five percent (25%) of the purchase price of the Section 1110 Total Asset or Acquired Aircraft Asset for which such deposit is made[~~.~~]; (xiv) Liens on the Tranche C Priority Collateral in connection with a refinancing of the Tranche C Loan following a prepayment of the entire Tranche C Loan pursuant to Section 2.14(f); and (xv) Liens on the EETC Deposit.
    Merger, etc. Consolidate or merge with or into another Person (provided, that any Guarantor may merge or consolidate with any other Guarantor or the Borrower).
    Indebtedness. Contract, create, incur, assume or suffer to exist any Indebtedness, except for (i) Indebtedness under the Loan Documents; (ii) Indebtedness incurred prior to the Filing Date (including existing Capitalized Leases as set forth on Schedule 6.03); (iii) intercompany Indebtedness between the Borrower and the Guarantors, which Indebtedness shall be pledged to the Collateral Agent and the Tranche C Collateral Agent pursuant to the Security and Pledge Agreement, (iv) [Intentionally Omitted]; (v) Indebtedness (other than Indebtedness with respect to Acquired 1110 Assets or Acquired Aircraft Assets) incurred subsequent to the Filing Date secured by purchase money Liens or Capitalized Leases in an aggregate amount not to exceed amounts permitted under Section 6.04; (vi) Indebtedness owed to any Lender (or any of its banking Affiliates) or any other Person in respect of fuel hedges and other derivatives contracts, in each case to the extent that such agreement or contract is permitted by order of the Bankruptcy Court and entered into in the ordinary course of business consistent with past practices; (vii) Indebtedness owed to any Lender or any of its banking Affiliates in respect of (A) currency swap agreements, currency future or option contracts and other similar agreements designed to hedge against fluctuations in foreign interest rates and currency values and (B) interest rate swap, cap or collar agreements and interest rate future or option contracts, in each case to the extent that such agreement or contract is permitted by order of the Bankruptcy Court and entered into in the ordinary course of business consistent with past practices; (viii) Indebtedness owed to any Lender or any of its banking Affiliates in respect of any overdrafts and related liabilities arising from treasury, depository and cash management services or in connection with any automated clearing house transfers of funds; (ix) refinancings (including restructurings) and replacements of Indebtedness secured directly or indirectly by "equipment" described in Section 1110(a)(3) of the Bankruptcy Code (as in effect on the Filing Date hereof and permitted by Section 6.03(ii)) (including the refinancing of the indebtedness relating to the four (4) aircraft identified on Schedule B as a leased aircraft, to the extent such aircraft do not constitute Tranche C Priority Collateral), provided that (A) the principal amount of such existing Indebtedness shall not be increased above the principal amount thereof outstanding immediately prior to such refinancing or replacement, unless (1) the interest expense, if any, on any scheduled payments deferred as a result of such refinancing is not paid currently but is recapitalized as principal or (2) such refinancing increases the principal amount of such refinanced Indebtedness but the overall effect on the aggregate amount of existing Indebtedness secured directly or indirectly by "equipment" described in Section 1110(a)(3) of the Bankruptcy Code is reduced, or the financing expenses in connection with all such Indebtedness is reduced (it being understood that any such increase in Indebtedness may not be granted Superpriority Claim status pursuant to Section 364(c)(1) of the Bankruptcy Code), (B) the maturity of such existing Indebtedness shall not be shortened as a result of such refinancing or replacement (other than in connection with the PDG Restructuring), (C) the weighted average life to maturity of such existing Indebtedness shall not be reduced as a result of such refinancing or replacement (other than in connection with the PDG Restructuring), and (D) the direct and contingent obligors therefore shall not be changed, as a result of or connection with such refinancing or replacement provided, further that this clause (ix) shall not be deemed to permit refinancings or replacements of any Indebtedness secured directly or indirectly by any Acquired 1110 Asset; (x) guarantees permitted under Section 6.06; (xi) Indebtedness of any of the Borrower and the Guarantors consisting of take-or-pay obligations contained in supply agreements entered into in the ordinary course of business and consistent with past practices of the Borrower and the Guarantors; (xii) Indebtedness of any of the Borrower and the Guarantors arising in the ordinary course of business and consistent with the past practices of the relevant party and owing to Citibank, N.A. and its banking Affiliates providing netting services with respect to intercompany Indebtedness permitted to be incurred and outstanding pursuant to this Agreement so long as such Indebtedness does not remain outstanding for more than three days from the date of its incurrence; (xiii) Indebtedness of any of the Borrower and the Guarantors to credit card processors in connection with credit card processing services incurred in ordinary course of business and consistent with past practices of the Borrower and the Guarantors; (xiv) other Indebtedness incurred subsequent to the Filing Date in an aggregate amount not to exceed $10,000,000; (xv) Indebtedness of the Borrower owed to one or more Persons in connection with the financing of certain insurance premiums in an aggregate amount not to exceed $20,000,000 at any one time outstanding; (xvi) the restructuring of certain Indebtedness owed to Export Development Canada secured by Liens on five (5) flight simulators (in connection and concurrently with the refinancing of certain Indebtedness that is secured by two 757 aircraft, which refinancing is permitted by clause (ix) of this Section) pursuant to which principal payments will be deferred until August 1, 2004 (with principal payments to be made every February and August thereafter according to an agreed upon amortization) and accrued and unpaid interest will be paid upon the closing of such restructuring and in February 2004 and thereafter on any dates on which a principal payment is made (it being understood that any such restructured Indebtedness may not be granted Superpriority Claim status pursuant to Section 364(c)(1) of the Bankruptcy Code);[ ~~and~~] (xvii) Indebtedness not in excess of $750,000,000 less any cash Capital Expenditures (including any amounts described in clauses (i) through (iii) appearing in the proviso of Section 6.04(e)) incurred by the Borrower in connection with all Permitted Aircraft Financings; and (xviii) Indebtedness of the Borrower in connection with the refinancing of the Tranche C Loan following a prepayment of the entire Tranche C Loan pursuant to Section 2.14(f).
    Capital Expenditures.
      Make Capital Expenditures for each fiscal quarter ending on the dates listed below in an aggregate amount in excess of the amount listed below opposite such date, provided, that if the amount of the actual Capital Expenditures that are made during any fiscal quarter is less than such amount, 50% of the unused portion thereof may be carried forward to and made only during the immediately following fiscal quarter and any such amount carried forward shall be deemed to be the first portion spent:
Fiscal Quarter Ending	Capital Expenditures
March 31, 2003	$110,000,000
June 30, 2003	$110,000,000
September 30, 2003	$116,000,000
December 31, 2003	$142,000,000
March 31, 2004	$100,000,000

      Make Capital Expenditures during the period commencing on April 1, 2004 and ending on December 31, 2004 in an aggregate amount in excess of $375,000,000 and, promptly after the end of each fiscal month, commencing with the fiscal month ending April 30, 2004, the Borrower shall deliver a report showing that during the period commencing April 1, 2004 through the end of such fiscal month Capital Expenditures made by the Borrower and the Guarantors shall have not exceeded $375,000,000 in the aggregate.
      Make Capital Expenditures (other than Capital Expenditures in connection with any Permitted 1110 Acquisition (including those relating to the Existing 1110 Repurchase Documents)[ ~~or~~], any Permitted Aircraft Acquisition or the purchase of the A, B and C tranches of indebtedness under the EETC Facility) during the period commencing on January 1, 2005 and ending on December 31, 2005 in an aggregate amount in excess of $375,000,000.
      Make Capital Expenditures (other than any Capital Expenditures in connection with any Permitted 1110 Acquisition (including those relating to the Existing 1110 Repurchase Documents)[ ~~or~~], any Permitted Aircraft Acquisition or the purchase of the A, B and C tranches of indebtedness under the EETC Facility) during the period commencing on January 1, 2006 and ending on March 31, 2006 in an aggregate amount in excess of $75,000,000 plus the amount equal to 50% of the amount, if any, by which $375,000,000 exceeds the amount of Capital Expenditures made during the period commencing on January 1, 2005 and ending on December 31, 2005, and, promptly after the end of each fiscal month, commencing with the fiscal month ending January 31, 2006, the Borrower shall deliver a report to the Agents and the Tranche C Agent showing that during the period commencing January 1, 2006 through the end of such fiscal month, Capital Expenditures made by the Borrower and the Guarantors shall have not exceeded $75,000,000 in the aggregate plus the amount equal to 50% of the amount, if any, by which $375,000,000 exceeds the amount of Capital Expenditures made during the period commencing on January 1, 2005 and ending on December 31, 2005.
      Make Capital Expenditures in connection with any Permitted 1110 Acquisition (including the Capital Expenditures made in connection with the transaction contemplated by the Existing 1110 Repurchase Documents but excluding any Capital Expenditures made in connection with the purchase of the A, B and C tranches of indebtedness under the EETC Facility), Permitted Aircraft Acquisition (including any Capital Expenditures necessary to bring such equipment within the fleet standards of the Borrower but excluding any Capital Expenditures made in connection with the purchase of the A, B and C tranches of indebtedness under the EETC Facility), any Acquisition Deposits relating thereto or any Financing Shortfall, in an aggregate amount in excess of $750,000,000, provided that cash utilized for such Capital Expenditures shall not exceed $300,000,000 at any one time outstanding less, in each case without duplication, (i) the Retained Acquisition Amount, (ii) the Financing Shortfall, [~~and~~ ](iii) the Acquisition Deposits at any time outstanding (including, without limitation, any Acquisition Deposits forfeited or otherwise not applied against a Permitted 1110 Acquisitions or Permitted Aircraft Acquisitions for which such deposit was made ("Forfeited Acquisition Deposits")) and (iv) in the event that the four (4) aircraft identified on Schedule B attached hereto as leased aircraft do not constitute Tranche C Priority Collateral and such leased aircraft shall not have been refinanced, the current market value of such leased aircraft as reasonably determined by the Appraisers, provided further that no additional cash (including, without limitation, any Acquisition Deposits, any Financing Shortfall and Retained Acquisition Amounts) may be utilized for such Capital Expenditures if at the time of such contemplated Capital Expenditure, the Borrower would not be, after giving effect to such Capital Expenditure in compliance with Section 6.17 hereof. Promptly after the end of each fiscal month following July 2005, the Borrower shall deliver a report in form and substance reasonably satisfactory to the Agents and the Tranche C Agent indicating the amount of cash Capital Expenditures (including, without limitation, all Acquisition Deposits outstanding at such time) and Permitted Aircraft Financings that have been consummated through the date of such fiscal month end.
    EBITDAR.
      Permit cumulative consolidated EBITDAR for each fiscal period beginning on December 1, 2002 and ending in each case on the last day of each fiscal month ending on the dates listed below to be less than the amount specified opposite such date:
Month	EBITDAR
February 28, 2003	$(964,000,000)
March 31, 2003	$(881,000,000)
April 30, 2003	$(849,000,000)
May 31, 2003	$(738,000,000)
June 30, 2003	$(585,000,000)
July 31, 2003	$(448,000,000)
August 31, 2003	$(219,000,000)
September 30, 2003	$(98,000,000)
October 31, 2003	$46,000,000
November 30, 2003	$112,000,000
      Permit cumulative consolidated EBITDAR for each rolling twelve (12) fiscal month period ending on the dates listed below to be less than the amount listed opposite such month:
Month	EBITDAR
December 31, 2003	$575,000,000
January 31, 2004	$901,000,000
February 28, 2004	$1,084,000,000
March 31, 2004	$1,196,000,000
April 30, 2004	$1,297,000,000
May 31, 2004	$1,369,000,000
June 30, 2004	$1,333,000,000
July 31, 2004	$1,364,000,000
August 31, 2004	$1,354,000,000
September 30, 2004	$1,377,000,000
October 31, 2004	$1,373,000,000
November 30, 2004	$1,281,000,000
December 31, 2004	$1,224,000,000
January 31, 2005	$1,206,000,000
February 28, 2005	$960,000,000
March 31, 2005	$783,000,000
April 30, 2005	$725,000,000
May 31, 2005	$672,000,000
June 30, 2005	$850,000,000
July 31, 2005	$850,000,000
August 31, 2005	$900,000,000
September 30, 2005	$950,000,000
October 31, 2005	$950,000,000
November 30, 2005	$900,000,000
December 31, 2005	$1,000,000,000
January 31, 2006	$1,025,000,000
February 28, 2006	$1,025,000,000

    Guarantees and Other Liabilities. Purchase or repurchase (or agree, contingently or otherwise, so to do) the Indebtedness of, or assume, guarantee (directly or indirectly or by an instrument having the effect of assuring another's payment or performance of any obligation or capability of so doing, or otherwise), endorse or otherwise become liable, directly or indirectly, in connection with the obligations, stock or dividends of any Person, except (i) for any guaranty of Indebtedness or other obligations of any Borrower or Guarantor if the Guarantor could have incurred such Indebtedness or obligations under this Agreement, (ii) by endorsement of negotiable instruments for deposit or collection in the ordinary course of business, (iii) to the extent existing on the Filing Date, (iv) any guaranty of Indebtedness of joint ventures of the Borrower and the Guarantors in an aggregate amount, together with the Investments permitted by Section 6.10(xi), not to exceed $5,000,000, (v) any other guaranty by the Borrower and the Guarantors in an aggregate amount not to exceed $5,000,000, (vi) obligations of the Borrower in an aggregate amount not to exceed $1,000,000 arising under that certain Mutual Indemnification Agreement effective as of June 1, 2000, as amended, supplemented or modified, by and among Aircraft Service International, Inc., Philadelphia Fuel Facilities Corporation, the airlines party thereto and airlines which may become parties thereto by executing joinders thereto, which obligations relate to (A) a guaranty by the Borrower of certain obligations of Philadelphia Fuel Facilities Corporation, which guaranty is joint and several with the guaranty obligations of the other airlines from time to time party thereto, and (B) an indemnification by the Borrower of certain costs or obligations that may be potentially borne by Aircraft Service International, Inc. or its affiliates, and (vii) a guaranty by the Borrower of the obligations of Air Canada on a joint and several basis arising out of a Gate Leasehold interest at Newark Airport in connection with a partial assignment by the Borrower of its interest in such Gate Leasehold to Air Canada.
    Chapter 11 Claims. Incur, create, assume, suffer to exist or permit any other Super-priority Claim which is pari passu with or senior to the claims of the Agents, the Tranche A Lenders, the Tranche B Lenders, the Tranche C Agent and the Tranche C Lenders against the Borrower and the Guarantors hereunder, except for the Carve-Out.
    Dividends; Capital Stock. Declare or pay, directly or indirectly, any dividends or make any other distribution or payment, whether in cash, property, securities or a combination thereof, with respect to (whether by reduction of capital or otherwise) any shares of capital stock (or any options, warrants, rights or other equity securities or agreements relating to any capital stock), or set apart any sum for the aforesaid purposes, provided, that (i) any Guarantor other than the Parent may pay dividends to the Borrower or another Guarantor and (ii) the Borrower and any Guarantor (other than the Parent) may pay dividends or make other distributions or payments to the Parent for corporate expenses, including, without limitation, taxes and salaries.
    Transactions with Affiliates. Sell or transfer any property or assets to, or otherwise engage in any other material transactions with, any of its Affiliates (other than the Borrower and the Guarantors) or such Affiliates' shareholders, other than transactions (i) in the ordinary course of business at prices and on terms and conditions not less favorable to the Borrower or such Guarantor than could be obtained on an arm's-length basis from unrelated third parties and investments in non-Guarantor Subsidiaries of the Borrower that are permitted hereunder, (ii) transactions permitted in the Loan Documents and the transactions contemplated thereby, (iii) reasonable and customary fees and compensation paid to, and indemnity provided on behalf of, officers, directors or employees of the Borrower or any Guarantor and (iv) any dividends, other distributions or payments permitted by Section 6.08(ii).
    Investments, Loans and Advances. Purchase, hold or acquire any capital stock, evidences of indebtedness or other securities of, make or permit to exist any loans or advances to, or make or permit to exist any investment in, any other Person (all of the foregoing, "Investments"), except for: (i) ownership by the Parent of the capital stock of the Borrower or any Guarantor, as listed on Schedule 3.06, (ii) ownership by the Borrower and the Guarantors of the capital stock of each of the Subsidiaries listed on Schedule 3.06; (iii) Permitted Investments; (iv) advances and loans among the Borrower and the Guarantors in the ordinary course of business; (v) Investments in the Escrow Accounts and other trust accounts; (vi) Investments existing on the Filing Date and described on Schedule 6.10 hereto; (vii) Investments in connection with (A) currency swap agreements, currency future or option contracts and other similar agreements designed to hedge against fluctuations in foreign interest rates and currency values, (B) interest rate swap, cap or collar agreements and interest rate future or option contracts, and (C) fuel hedges and other derivatives contracts, in each case to the extent that such agreement or contract is permitted by order of the Bankruptcy Court and by Section 6.03 and entered into in the ordinary course of business consistent with past practices; (viii) investments received in settlement of amounts due to any of the Borrower and the Guarantors effected in the ordinary course of business (including as a result of dispositions permitted by this Agreement); (ix) Investments in an amount not to exceed $10,000,000 in the aggregate in travel or airline related businesses made in connection with marketing and promotion agreements, alliance agreements, distribution agreement, agreements with respect to fuel consortiums, agreements relating to flight training, agreement relating to insurance arrangements, agreement relating to parts management systems and other similar agreements; (x) advances to officers, directors and employees of the Borrower and the Guarantors in an aggregate not to exceed (A) $10,000 at any time outstanding to any individual officer, director or employee or (B) $500,000 in the aggregate at any time outstanding for all such advances; (xi)

    additional Investments in joint ventures listed on Schedule 6.10 or Investments in new joint ventures made after the Filing Date in an aggregate amount thereof at any one time not to exceed $10,000,000 for all Investments made pursuant to this clause together with any guaranty of Indebtedness pursuant to Section 6.06(iv); (xii) Investments held or invested in by any of the Borrower and the Guarantors in the form of foreign cash equivalents in the ordinary course of business and consistent with past practices of the Borrower and the Guarantors; (xiii) Investments by the Borrower and the Guarantors not otherwise permitted under this Agreement in an aggregate amount not to exceed $5,000,000; (xiv) advances to officers, directors and employees of the Borrower and the Guarantors in connection with relocation expenses or signing bonuses for newly hired officers, directors or employees of the Borrower and the Guarantors; (xv) following the distribution of UAL Loyalty Services, Inc.'s ownership interests in Orbitz, Inc. and Orbitz, LLC (together, "Orbitz") to the Parent, the Parent may transfer such ownership interests in Orbitz to the Borrower through a capital contribution in connection with the sale of such ownership interests permitted by Section 6.11(xiv); (xvi) additional capital contributions by the Parent to the Borrower;[ ~~and~~] (xvii) securities issued by ACE Aviation Holdings Inc. obtained pursuant to the exercise by the Borrower and United Aviation Fuels Corporation of subscription rights obtained under Air Canada Inc.'s plan of reorganization, provided that (A) the aggregate amount of cash paid for such securities shall not exceed $16,000,000 and (B) the Borrower and United Aviation Fuels Corporation shall sell or dispose of such ownership interests in accordance with Section 6.11(xix) as soon as commercially practicable after their acquisition of such securities so as to receive a purchase price payable to the Borrower and United Aviation Fuels Corporation in cash that exceeds the amount paid by the Borrower and United Aviation Fuels Corporation to acquire such securities; and (xviii) the ownership of the A, B and C tranches of indebtedness under the EETC Facility by the Borrower. The term "Investments" shall not include deposits to secure the performance of leases.

    Disposition of Assets. Sell or otherwise dispose of any assets (including, without limitation, the capital stock of any Subsidiary), or permit any of their Subsidiaries that are not Guarantors so to do, except for: (i) sales or dispositions of assets (not including (A) aircraft, engines, spare engines or spare parts or (B) Slots, Foreign Slots, Routes, Supporting Route Facilities or Gate Leaseholds, the disposition of which assets referred to in this clause (B) shall be in accordance with clause (xi) of this Section) in the ordinary course of business; (ii) sales or dispositions of surplus, obsolete, negligible or uneconomical assets (including, without limitation, aircraft, engines, spare engines and spare parts, but excluding Slots, Foreign Slots, Routes, Supporting Route Facilities and Gate Leaseholds) no longer used in the business of the Borrower and the Guarantors; (iii) sales or dispositions of assets among the Borrower and the Guarantors; (iv) sales or dispositions of assets set forth on Schedule 6.11 hereto; (v) sales or dispositions in arm's length transactions, at fair market value and for cash in an aggregate amount not to exceed $5,000,000; (vi) abandonment and licensing (or sublicensing) of intellectual property Collateral provided, that such abandonment and licensing (or sublicensing) is (A) consistent with past practices and (B) with respect to intellectual property that is not material to the business of the Borrower and the Guarantors; (vii) dispositions of assets located outside of the United States in an amount not to exceed $2,000,000; (viii) termination or rejection of any lease or the return, surrender or abandonment of any property subject thereto; (ix) the sale or discount of accounts receivable to a collection agency in connection with collections of delinquent receivables; (x) sales and dispositions of equipment, to the extent that (A) such property is exchanged for credit against the purchase price of similar replacement property or (B) the proceeds of such sale or disposition are promptly applied to the purchase price of such replacement property, provided, that any sale or disposition of Mortgaged Collateral or Tranche C Priority Collateral shall only be in accordance with terms of the Aircraft Mortgage or the Tranche C Aircraft Mortgage or Section 6.11(xxiii), as the case may be; (xi) dispositions permitted by any of the Loan Documents; (xii) (A) sales, exchanges and swaps of engines and spare parts in the ordinary course of business and consistent with past practice and to the extent permitted by the Loan Documents and (B) swaps of engines and spare engines constituting Collateral with Section 1110 Total Asset financiers, provided that the Borrower shall receive a replacement engine, free and clear of any Liens and encumbrances, in connection with each such swap, which replacement engine shall have a value equal to or greater than the disposed-of engine or spare engine (as reasonably determined by the Appraisers) and which replacement engine shall be reasonably satisfactory to the Agents (in connection with dispositions of engines or spare engines constituting Tranches A and B Collateral) or the Tranche C Collateral Agent (in connection with dispositions of Tranche C Collateral); (xiii) sales and dispositions of Section 1110 Assets; (xiv) the sale or other disposition by the Borrower of (A) 100% of the ownership interests which it holds in Hotwire, Inc. for net cash proceeds of no less than $80,000,000 and (B) the sale or other disposition by the Borrower of a portion of the ownership interests which it holds in Orbitz in a public offering of the common stock of Orbitz for cash proceeds of no less than $26,000,000, provided, that 100% of the Net Proceeds of each disposition permitted by this clause 6.11(xiv) shall be applied as a prepayment of the Loans in accordance with Section 2.13(e); (xv) the assignment of local supply agreements, bulk supply agreements and third-party sale agreements, the sublease of infrastructure agreements and the transfer of historical pipeline capacity contemplated under the Jet Fuel Supply Agreement; (xvi) from and after the effective date of the Eighth Amendment, the sale or other disposition by the Borrower of ownership interests which it holds in Orbitz in addition to the sales or other dispositions permitted pursuant to Section 6.11(xiv)(B); (xvii) from and after the effective date of the Eighth Amendment, the sale or other disposition by the Borrower of ownership interests which it holds directly or indirectly, beneficially or of record, in MyPoints.com, Inc., MyPoints Offline Services, Inc., Cybergold, Inc. and itarget.com, Inc., provided, that at the time of any such sale or other disposition: (A) if the ratio of EBITDAR (for the twelve month period ended on the last day of the month immediately preceding the month in which such sale or other disposition is consummated) to the sum of (I) gross interest expense for such period less gross interest income for such period plus (II) aircraft rent expense is equal to or greater than 1.0:1.0, then none of the proceeds of such sales or dispositions permitted by this clause 6.11(xvii) shall be required to be applied as a prepayment of the Loans; and (B) if the ratio of EBITDAR (for the twelve month period ended on the last day of the month immediately preceding the month in which such sale or other disposition is consummated) to the sum of (I) gross interest expense for such period less gross interest income for such period plus (II) aircraft rent expense is less than 1.0:1.0, then 75% of the Net Proceeds of such sales or dispositions permitted by this clause 6.11(xvii) shall be applied as a prepayment of the Loans in accordance with Section 2.13(e); (xviii) the sale or other disposition by the Borrower and United Aviation Fuels Corporation of their unsecured claims in the bankruptcy of Air Canada Inc.; (xix) the sale or other disposition by the Borrower and United Aviation Fuels Corporation of 100% of the securities issued by ACE Aviation Holdings Inc. which the Borrower and United Aviation Fuels Corporation may acquire in accordance with Section 6.10(xvii); (xx) from and after the effectiveness of the Twelfth Amendment, the termination, rejection, surrender, return, abandonment, assignment, license, sublicense, lease or sublease of (A) Miscellaneous Airport Leases, (B) Supporting Route Facilities for Routes other than the Primary Routes and (C) with the prior written consent of the Collateral Agent and the Tranche C Collateral Agent, Supporting Route Facilities for Primary Routes, in each case which in the reasonable business judgment of the Borrower is taken in connection with the Debtors' cost reduction efforts; (xxi) (A) from and after the effectiveness of the Twelfth Amendment the sale or disposition (including by assignment, license, sublicense, lease or sublease) of up to five (5) domestic Gates and Supporting Route Facilities used for Primary Routes in the aggregate, and (B) from and after the date of delivery of the study associated with a resource optimization project and any supplements thereto (which study and all supplements shall be in form and substance reasonably satisfactory to the Agents and the Tranche C Agent), the sale or disposition (including by assignment, license, sublicense, lease or sublease) of domestic Gates and Supporting Route Facilities used for Primary Routes in accordance with the conclusions set forth in such report; and (xxii) sales or dispositions of Acquired 1110 Asset or Acquired Aircraft Asset in connection with a Permitted Aircraft Financing; and (xxiii) from and after the effective date of the Thirteenth Amendment, the sale or other disposition of (A) certain spare parts to maintenance providers at fair market value in an amount not to exceed $70,000,000 in the aggregate in connection with an outsourcing of certain of the Borrower's engine and airframe maintenance programs, (B) certain fuel equipment and related fuel assets at fair market value and for cash in an aggregate amount not to exceed $5,200,000 (less the value of any such assets located at Chicago O'Hare International Airport sold prior to the effectiveness of the Thirteenth Amendment) disposed in the aggregate in connection with an outsourcing of the Borrower's fueling operations and (C) other assets at fair market value and for cash in connection with contracting for maintenance and other services with third parties in an amount not to exceed $10,000,000 in the aggregate.
    Nature of Business. Enter into any business that is materially different from those conducted by the Borrower and the Guarantors on the Filing Date except as required by the Bankruptcy Code.
    Minimum Cash. Permit cash and cash equivalents (net of cash maintained in the Escrow Accounts) to be less than $750,000,000.
    [Intentionally Omitted]
    Modification of Jet Fuel Supply Agreement. Enter into or permit any material amendment or modification to the Jet Fuel Supply Agreement that would materially and adversely affect the interests of the Lenders.
    Payments. Make any payments from and after the delivery by the Borrower to the Agents of the Borrower's updated business plan on June 14, 2005 that are not materially consistent with the payments proposed to be made by the Borrower and the Guarantors in such business plan (as the same may be modified with the written consent of the [~~Required~~ ]Lenders as required pursuant to Sections 10.10 and 10.11) provided, that the Borrower and the Guarantors may make payments that are not materially consistent with such business plan solely to the extent that (i) such payments are in connection with Permitted 1110 Acquisitions and Permitted Aircraft Acquisitions that are permitted under Section 6.04(e), (ii) such payments are to fund the EETC Deposit, (iii) such payments are made in connection with the PDG Restructuring not in excess of $72,000,000 in the aggregate or (iv) such payments are applied to prepay the entire Tranche C Loan pursuant to Section 2.14(f).
    Aircraft Acquisition Cash Leakage. Permit the sum of, in each case without duplication, the aggregate amount of (i) the Retained Acquisition Amount, (ii) the Financing Shortfall, [~~and~~ ](iii) Forfeited Acquisition Deposits, [~~to exceed $150,000,000.~~](iv) prior to final resolution of any potential dispute in connection with the amount of accrued interest with respect to Tranche A indebtedness under the EETC Facility, the amount of EETC Deposit, and following such resolution, the portion of the EETC Deposit that shall not have been returned to the Borrower, and (v) in the event that the four (4) aircraft identified on Schedule B attached hereto as leased aircraft do not constitute Tranche C Priority Collateral but one or more of such aircraft have been refinanced by the Borrower subsequent to the effective date of the Thirteenth Amendment, the difference between the current market value of such aircraft as reasonably determined by the Appraisers and the amount refinanced pursuant to a financing arrangement with respect to such aircraft, to exceed $150,000,000. It being understood that all amounts expended in connection with the purchase of the A, B and C tranches of indebtedness outstanding under the EETC Facility and the refinancing of such purchase shall not be included in the calculation of Retained Acquisition Amount, Financing Shortfall or Forfeited Acquisition Deposits in the immediately preceding sentence.
    Tranche C Priority Collateral Maintenance Covenant. Permit (i) the aggregate current market value of the Tranche C Priority Collateral securing the Tranche C Loan to be less than 75% of the aggregate current market value of such aircraft and corresponding QEC Kits at the time of the making of the Tranche C Loan, in each case as reasonably determined by the Appraisers unless within three (3) Business Days of written notice from the Tranche C Collateral Agent with respect to a determination by the Tranche C Agent that the Borrower is not in compliance with this Section 6.18, the Borrower shall have prepaid the Tranche C Loan in an amount such that, after such prepayment, the Tranche C Loan will be secured by the Tranche C Priority Collateral in the same relative proportion of the Tranche C Loan to 75% of the current market value of the Tranche C Priority Collateral as such proportion existed immediately prior to noncompliance with this Section 6.18(i), and (ii) from and after the date of any required prepayment pursuant to clause (i), the Tranche C Loan to be secured by Tranche C Priority Collateral in a relative proportion of the Tranche C Loan to 75% of the current market value of the Tranche C Priority Collateral less than the proportion which existed immediately prior to the noncompliance with Section 6.18(i) unless the Borrower prepays the Tranche C Loans in accordance with the prepayment procedures set forth in clause (i) above in an amount sufficient to bring the Borrower back into compliance with this clause (ii).
  EVENTS OF DEFAULT
    Events of Default. In the case of the happening of any of the following events and the continuance thereof beyond the applicable period of grace if any (each, an "Event of Default"):
      any representation or warranty made by the Borrower or any Guarantor in this Agreement or in any Loan Document or in connection with this Agreement or the credit extensions hereunder or any statement or representation made in any report, financial statement, certificate or other document furnished by the Borrower or any Guarantors to the Lenders under or in connection with this Agreement, shall prove to have been false or misleading in any material respect when made or delivered; or
      default shall be made in the payment of any (i) Fees or interest on the Loans and such default shall continue unremedied for more than two (2) Business Days, (ii) other amounts payable when due (other than amounts set forth in clauses (i) and (iii) hereof), and such default shall continue unremedied for more than five (5) Business Days or (iii) principal of the Loans or reimbursement obligations or cash collateralization in respect of Letters of Credit, when and as the same shall become due and payable, whether at the due date thereof (including the Prepayment Date) or at a date fixed for prepayment thereof or by acceleration thereof or otherwise; or
      default shall be made by the Borrower or any Guarantor in the due observance or performance of any covenant, condition or agreement contained in Section 6; or
      default shall be made by the Borrower or any Guarantor in the due observance or performance of any other covenant, condition or agreement to be observed or performed pursuant to the terms of this Agreement, any of the Orders or any of the other Loan Documents and such default shall continue unremedied for more than ten (10) days; or
      any of the Cases shall be dismissed or converted to a case under Chapter 7 of the Bankruptcy Code or the Borrower or any Guarantor shall file a motion or other pleading seeking the dismissal of any of the Cases under Section 1112 of the Bankruptcy Code or otherwise; a trustee under Chapter 7 or Chapter 11 of the Bankruptcy Code, a responsible officer or an examiner with enlarged powers relating to the operation of the business (powers beyond those set forth in Section 1106(a)(3) and (4) of the Bankruptcy Code) under Section 1106(b) of the Bankruptcy Code shall be appointed in any of the Cases and the order appointing such trustee, responsible officer or examiner shall not be reversed or vacated within 30 days after entry thereof; the Borrower's Board of Directors shall authorize a liquidation of the Borrower's business; or an application shall be filed by the Borrower or any Guarantor for the approval of any other Superpriority Claim (other than the Carve-Out) in any of the Cases which is pari passu with or senior to the claims of the Agents, the Tranche C Agent and the Lenders against the Borrower or any Guarantor hereunder, or there shall arise or be granted any such pari passu or senior Superpriority Claim; or
      [Intentionally Omitted]; or
      the Bankruptcy Court shall enter an order or orders granting relief from the automatic stay applicable under Section 362 of the Bankruptcy Code to the holder or holders of any security interest to permit foreclosure (or the granting of a deed in lieu of foreclosure or the like) on any assets of the Borrower or any of the Guarantors which have a value in excess of $10,000,000 in the aggregate (it being understood that neither (i) the relinquishment by the Borrower or Guarantors of Section 1110 Assets, or the foreclosure of security interests in Section 1110 Assets (or in property in the possession of the applicable secured party) as to which defaults have not been cured pursuant to Section 1110 of the Bankruptcy Code nor (ii) the grant of relief from the automatic stay to the United States of America with respect to the sum of $25,000,000 withheld pursuant to the IRS Stipulation to permit the payments contemplated by the IRS Stipulation, shall be considered to be included in this paragraph); or
      a Change of Control shall occur; or
      the Borrower shall fail to deliver a certified Borrowing Base Certificate when due and such default shall continue unremedied for more than three (3) Business Days; or
      any material provision of any Loan Document shall, for any reason, cease to be valid and binding on the Borrower or any of the Guarantors, or the Borrower or any of the Guarantors shall so assert in any pleading filed in any court or any material portion of any Lien (as reasonably determined by the Agents and the Tranche C Agent) intended to be created by the Loan Documents or the Orders shall cease to be or shall not be a valid and perfected Lien having the priorities contemplated hereby or thereby; or
      an order of the Bankruptcy Court shall be entered reversing, staying for a period in excess of 10 days, vacating or (without the written consent of the [~~Required~~ ]Lenders as required pursuant to Sections 10.10 and 10.11) otherwise amending, supplementing or modifying in a manner adverse to the Lenders any of the Orders or any Loan Document; or
      any judgment or order as to a post-petition liability or debt for the payment of money in excess of $10,000,000 not covered by insurance shall be rendered against the Borrower or any of the Guarantors and the enforcement thereof shall not have been stayed, vacated or discharged within 30 days; or
      any non-monetary judgment or order with respect to a post-petition event shall be rendered against the Borrower or any of the Guarantors which does or would reasonably be expected to (i) cause a material adverse change in the financial condition, business, prospects, operations or assets of the Borrower and the Guarantors taken as a whole on a consolidated basis, (ii) have a material adverse effect on the ability of the Borrower or any of the Guarantors to perform their respective obligations under any Loan Document, or (iii) have a material adverse effect on the rights and remedies of the Agents, the Collateral Agent, the Tranche C Agent, the Tranche C Collateral Agent or any Lender under any Loan Document, and there shall be any period of 10 consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect; or
      the Borrower or any Guarantor shall make any Pre-Petition Payment (including, without limitation, reclamation claims) other than payments (i) authorized by the Bankruptcy Court pursuant to "first-day" or other orders reasonably satisfactory to the Initial Lenders in amounts approved by the Bankruptcy Court in respect of (A) accrued payroll and related expenses as of the commencement of the Cases or (B) certain critical vendors and other creditors, (ii) made pursuant to Section 1110 of the Bankruptcy Code, (iii) in connection with the assumption of executory contracts and unexpired leases, or (iv) pursuant to the IRS Stipulation out of the sum of $25,000,000 withheld pursuant to the IRS Stipulation; or
      any Termination Event described in clauses (iii) or (iv) of the definition of such term shall have occurred and shall continue unremedied for more than 10 days; or
      (i) the Borrower or any ERISA Affiliate thereof shall have been notified by the sponsor or trustee of a Multiemployer Plan that it has incurred Withdrawal Liability to such Multiemployer Plan, (ii) the Borrower or such ERISA Affiliate does not have reasonable grounds, in the opinion of the Agent or the Tranche C Agent, to contest such Withdrawal Liability and is not in fact contesting such Withdrawal Liability in a timely and appropriate manner, and (iii) the amount of such Withdrawal Liability specified in such notice, when aggregated with all other amounts required to be paid to Multiemployer Plans in connection with Withdrawal Liabilities (determined as of the date of such notification), exceeds $10,000,000 allocable to post-petition obligations or requires payments exceeding $1,000,000 per annum in excess of the annual payments made with respect to such Multiemployer Plans by the Borrower or such ERISA Affiliate for the plan year immediately preceding the plan year in which such notification is received; or
      the Borrower or any ERISA Affiliate thereof shall have been notified by the sponsor of a Multiemployer Plan that such Multiemployer Plan is in reorganization or is being terminated, within the meaning of Title IV of ERISA, if as a result of such reorganization or termination the aggregate annual contributions of the Borrower and its ERISA Affiliates to all Multiemployer Plans that are then in reorganization or being terminated have been or will be increased over the amounts contributed to such Multiemployer Plans for the plan years that include the date hereof by an amount exceeding $10,000,000; or
      the Borrower or any ERISA Affiliate shall have committed a failure described in Section 302(f)(1) of ERISA (other than the failure to make any contribution accrued and unpaid as of the Filing Date or any contribution waived in accordance with the grant of a minimum funding waiver under Section 303 of ERISA or Section 412(d) of the Code) and the amount determined under Section 302(f)(3) of ERISA is equal to or greater than $10,000,000, provided, however, that the failure by the Borrower or an ERISA Affiliate to satisfy funding requirements under Section 302 of ERISA and Section 412 of the Code with respect to such funding required by such sections on July 15, 2004 and (if the Borrower fails to satisfy such requirements) September 15, 2004, October 15, 2004, January 15, 2005, April 15, 2005, July 15, 2005, September 15, 2005 and October 15, 2005, shall not constitute an Event of Default under this clause (r), unless any Lien arising as a result of such failure shall have been perfected or any Person shall have obtained relief from the automatic stay to enforce such Liens or funding obligations; or
      it shall be determined (whether by the Bankruptcy Court or by any other judicial or administrative forum) that the Borrower or any Guarantor is liable for the payment of claims arising out of any failure to comply (or to have complied) with applicable federal or state environmental laws or regulations the payment of which will have a material adverse effect on the financial condition, business, properties, operations, assets or prospects of the Borrower or the Guarantors, taken as a whole, and the enforcement thereof shall not have been stayed, vacated or discharged within 30 days; or
      (i) During the first month of any two-month FAA slot reporting period, 50% or more of the Slots are not utilized 80% or more over such period or (ii) during the two-month FAA slot reporting period, the Borrower fails to satisfy the Use or Lose Rule with respect to 20% of the Slots at DCA and LGA; or
      The Borrower loses its material rights in and to use any of its Primary Routes, Primary Foreign Slots, and/or Supporting Route Facilities for the Primary Routes, other than (i) in cases where the Primary Routes, Primary Foreign Slots and/or Supporting Route Facilities for the Primary Routes are transferred or otherwise disposed of as permitted in this Agreement or the SGR Security Agreement or (ii) in cases where the Collateral Agent [~~has~~]and the Tranche C Collateral Agent have provided prior written consent to the loss of such material rights;
  then, [~~and in every such event~~](A) and in every such event (other than an Event of Default arising as a result of a default in the performance of the covenant contained in Section 6.18 or under the Tranche C Aircraft Mortgage with respect to which the Tranche C Agent shall not have accelerated the Tranche C Loan in accordance with subparagraph (B) below) and at any time thereafter during the continuance of such event, and without further order of or application to the Bankruptcy Court, (1) either Agent (in consultation with the other Agent) may, and at the request of the Required Lenders, the Agents shall, by notice to the Borrower (with a copy to counsel for the Official Creditors' Committee appointed in the Cases, [~~and to~~ ]the United States Trustee for the Northern District of Illinois and to the Tranche C Agent), take one or more of the following actions, at the same or different times (provided, that with respect to clause (iv) below and the enforcement of Liens or other remedies with respect to the Collateral under clause (v) below, the Agents shall provide the Borrower and its counsel (with a copy to counsel for the Official Creditors' Committee in the Cases, [~~and to~~ ]the United States Trustee for the District in which the Cases are pending and to the Tranche C Agent), with five (5) Business Days' written notice prior to taking the action contemplated thereby and provided, further, that upon receipt of notice referred to in the immediately preceding clause with respect to the accounts referred to in clause (iv) below, the Borrower may continue to make ordinary course and Carve-Out disbursements from such accounts (other than the Letter of Credit Account) but may not withdraw or disburse any other amounts from such accounts; in any hearing after the giving of the aforementioned notice, the only issue that may be raised by any party in opposition thereto being whether, in fact, an Event of Default has occurred and is continuing): (i) terminate forthwith the Total Commitment; (ii) declare the Loans then outstanding to be forthwith due and payable, whereupon the principal of the Loans together with accrued interest thereon and any unpaid accrued Fees and all other liabilities of the Borrower accrued hereunder and under any other Loan Document, shall become forthwith due and payable, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived by the Borrower and the Guarantors, anything contained herein or in any other Loan Document to the contrary notwithstanding; (iii) require the Borrower and the Guarantors upon written demand to forthwith deposit in the Letter of Credit Account cash in an amount which, together with any amounts then held in the Letter of Credit Account, is equal to the sum of 105% of the then Letter of Credit Outstandings (and to the extent the Borrower and the Guarantors shall fail to furnish such funds as demanded by either Agent (in consultation with the other Agent), the Agents shall be authorized to debit the accounts of the Borrower and the Guarantors maintained with the Agents in such amount five (5) Business Days after the giving of the notice referred to above); (iv) set-off amounts in the Letter of Credit Account or any other accounts maintained with the Agents or the Collateral Agent (or any of their respective affiliates) and apply such amounts to the obligations of the Borrower and the Guarantors hereunder and in the other Loan Documents; and (v) subject to Section 11, exercise any and all remedies under the Loan Documents and under applicable law available to the Agents, the Collateral Agent and the Lenders, and (B) in every such event (other than an Event of Default as a result of a default under the Aircraft Mortgage, the Security and Pledge Agreement and the SGR Security Agreement with respect to which the Agents shall not have accelerated the Tranche A Loans and the Tranche B Loan in accordance with subparagraph (A) above) and at any time thereafter during the continuance of such event, and without further order of or application to the Bankruptcy Court, the Tranche C Agent may, and at the request of the Tranche C Required Lenders, the Tranche C Agent shall, by notice to the Borrower (with a copy to counsel for the Official Creditors' Committee appointed in the Cases, to the United States Trustee for the Northern District of Illinois and to each of the Agents), take one or more of the following actions, at the same or different times (provided, that with respect to the enforcement of Liens or other remedies with respect to the Collateral under clause (ii) below, the Tranche C Agent shall provide the Borrower and its counsel (with a copy to counsel for the Official Creditors' Committee in the Cases, the United States Trustee for the District in which the Cases are pending and each of the Agents), with five (5) Business Days' written notice prior to taking the action contemplated thereby; in any hearing after the giving of the aforementioned notice, the only issue that may be raised by any party in opposition thereto being whether, in fact, an Event of Default has occurred and is continuing): (i) declare the Tranche C Loan then outstanding to be forthwith due and payable, whereupon the principal of the Tranche C Loan together with accrued interest thereon and all other liabilities of the Borrower in connection therewith accrued hereunder and under any other Loan Document, shall become forthwith due and payable, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived by the Borrower and the Guarantors, anything contained herein or in any other Loan Document to the contrary notwithstanding; and (ii) subject to Section 11 herein, exercise any and all remedies under the Loan Documents and under applicable law available to the Tranche C Agent, the Tranche C Collateral Agent and the Tranche C Lenders.
  THE AGENTS
    Administration by Agents. The general administration of the Loan Documents in respect of the Tranche A Loans and the Tranche B Loan shall be by the Agents. Each Tranche A Lender and Tranche B Lender hereby irrevocably authorizes the Agents, at their discretion, to take or refrain from taking such actions as agent on its behalf and to exercise or refrain from exercising such powers under the Loan Documents as are delegated by the terms hereof or thereof, as appropriate, together with all powers reasonably incidental thereto (including the release of Collateral in connection with any transaction that is expressly permitted by the Loan Documents). The Agents and the Collateral Agent shall have no duties or responsibilities except as set forth in this Agreement and the remaining Loan Documents and shall have no duties or responsibilities with respect to the Tranche C Loan.
    Advances and Payments with respect to all Loans.
      On the date of each Loan to be made in accordance with the terms hereof, the Paying Agent shall be authorized (but not obligated) to advance, for the account of each of the Lenders, the amount of the Loan to be made by it in accordance with its Tranche A Commitment, Tranche B Commitment or Tranche [~~B~~]C Commitment (as the case may be) hereunder. Should the Paying Agent do so, each of the Lenders agrees forthwith to reimburse the Paying Agent in immediately available funds for the amount so advanced on its behalf by the Paying Agent, together with interest at the Federal Funds Effective Rate if not so reimbursed on the date due from and including such date but not including the date of reimbursement.
      Any amounts received by the Paying Agent in connection with this Agreement (other than amounts to which the Paying Agent or the Agents or the Collateral Agent are entitled pursuant to Sections 2.19, 8.06, 10.05 and 10.06), the application of which is not otherwise provided for in this Agreement shall be applied, first, in accordance with each Lender's Combined DIP Total Commitment Percentage to pay accrued but unpaid expenses, Commitment Fees or Letter of Credit Fees, and second, in accordance with each Lender's Combined DIP Total Commitment Percentage to pay accrued but unpaid interest and the principal balance outstanding with respect to the Tranche A Loans, the Tranche B Loan and the Tranche [~~B Loans~~]C Loan and all unreimbursed Letter of Credit drawings and to cash collateralization of Letters of Credit. All amounts to be paid to a Lender by the Paying Agent shall be credited to that Lender, after collection by the Paying Agent, in immediately available funds either by wire transfer or deposit in that Lender's correspondent account with the Paying Agent, as such Lender and the Paying Agent shall from time to time agree.
    Sharing of Setoffs Among Tranche A Lenders and Tranche B Lenders. Each Tranche A Lender and Tranche B Lender agrees that if it shall, through the exercise of a right of banker's lien, setoff or counterclaim against the Borrower, or otherwise, obtain payment in respect of its Tranche A Loans or the Tranche B Loan as a result of which the unpaid portion of its Tranche A Loans or the Tranche B Loan is proportionately less than the unpaid portion of the Tranche A Loans or the Tranche B Loan of any other Tranche A Lender and Tranche B Lender (a) it shall promptly purchase at par (and shall be deemed to have thereupon purchased) from such other Tranche A Lender or Tranche B Lender a participation in the Tranche A Loans or the Tranche B Loan of such other Tranche A Lender or Tranche B Lender, so that the aggregate unpaid principal amount of each Tranche A Lender's or Tranche B Lender's Tranche A Loans or the Tranche B Loan and its participation in Tranche A Loans or the Tranche B Loan of the other Tranche A Lenders or Tranche B Lenders shall be in the same proportion to the aggregate unpaid principal amount of all Tranche A Loans and the Tranche B Loan then outstanding as the principal amount of its [~~Loans~~]Tranche A Lenders and the Tranche B Loan prior to the obtaining of such payment was to the principal amount of all Tranche A Loans and the Tranche B Loan outstanding prior to the obtaining of such payment and (b) such other adjustments shall be made from time to time as shall be equitable to ensure that the Tranche A Lenders or Tranche B Lenders share such payment pro-rata, provided that if any such non-pro-rata payment is thereafter recovered or otherwise set aside such purchase of participations shall be rescinded (without interest). The Borrower expressly consents to the foregoing arrangements and agrees that any Tranche A Lenders or Tranche B Lender holding (or deemed to be holding) a participation in a Tranche A Loan and the Tranche B Loan may exercise any and all rights of banker's lien, setoff (in each case, subject to the same notice requirements as pertain to clause (iv) of the remedial provisions of Section 7.01) or counterclaim with respect to any and all moneys owing by the Borrower to such Lender as fully as if such Lender were the original obligee thereon, in the amount of such participation.
    Agreement of Requisite Lenders. Upon any occasion requiring or permitting an approval, consent, waiver, election or other action on the part of the applicable percentage of Tranche A Lenders and Tranche B Lenders, action shall be taken by (x) the Agents or, (y) in the case of certain action in respect of enforcement of remedies against the Collateral by the Collateral Agent, in either case for and on behalf or for the benefit of all Tranche A Lenders and Tranche B Lenders, upon the direction of the applicable percentage of Tranche A Lenders and Tranche B Lenders, and any such action shall be binding on all Tranche A Lenders and Tranche B Lenders. The Collateral Agent is hereby authorized to consent, pursuant to Section 2.01(b)(vii) of the Aircraft Mortgage, to the Borrower's entering into a Wet Lease (as defined in the Aircraft Mortgage), on terms satisfactory to the Collateral Agent, with Scandinavian Airlines System for a daily flight from Dulles Airport to Copenhagen, Denmark during the 2004-2005 winter season. No amendment, modification, consent, or waiver shall be effective except in accordance with the provisions of Section 10.10.
    Liability of Agents.
      The Agents, Collateral Agent and Paying Agent, when acting on behalf of the Lenders, may execute any of their respective duties under this Agreement by or through any of their respective officers, agents, and employees, and none of such [~~agents~~]Agents, Collateral Agent or Paying Agent nor any of their directors, officers, agents, employees or Affiliates shall be liable to the Tranche A Lenders or the Tranche B Lenders or any of them for any action taken or omitted to be taken in good faith, or be responsible to the Tranche A Lenders or the Tranche B Lenders or to any of them for the consequences of any oversight or error of judgment, or for any loss, unless the same shall happen through its gross negligence or willful misconduct. The Agents, Collateral Agent and Paying Agent, and their respective directors, officers, agents, employees and Affiliates shall in no event be liable to the Tranche A Lenders or the Tranche B Lenders or to any of them for any action taken or omitted to be taken by them pursuant to instructions received by them from the [~~Required Lenders (or any other applicable percentage of Lenders set forth in Section 10.10~~]Lenders required pursuant to Sections 10.10 and 10.11) or in reliance upon the advice of counsel selected by it. Without limiting the foregoing, none of the Agents, Collateral Agent and Paying Agent nor any of their respective directors, officers, employees, agents or Affiliates shall be responsible to any Tranche A Lender or Tranche B Lender for the due execution, validity, genuineness, effectiveness, sufficiency, or enforceability of, or for any statement, warranty, or representation in, this Agreement, any Loan Document or any related agreement, document or order, or shall be required to ascertain or to make any inquiry concerning the performance or observance by the Borrower or any Guarantor of any of the terms, conditions, covenants, or agreements of this Agreement or any of the Loan Documents.
      None of the Agents, Collateral Agent and Paying Agent nor any of their respective directors, officers, employees, agents or Affiliates shall have any responsibility to the Borrower or the Guarantors on account of the failure or delay in performance or breach by any Tranche A Lender or Tranche B Lender or by the Borrower or the Guarantors of any of their respective obligations under this Agreement or any of the Loan Documents or in connection herewith or therewith.
      The Agents, Collateral Agent and Paying Agent, in their respective agency capacities hereunder, shall be entitled to rely on any communication, instrument, or document reasonably believed by such person to be genuine or correct and to have been signed or sent by a person or persons believed by such person to be the proper person or persons, and such person shall be entitled to rely on advice of legal counsel, independent public accountants, and other professional advisers and experts selected by such person.
    Reimbursement and Indemnification. Each Tranche A Lender and Tranche B Lender agrees promptly upon demand (i) to reimburse (x) the Agents (and the Collateral Agent and Paying Agent) for such Lender's Total Commitment Percentage of any expenses and fees incurred for the benefit of the Tranche A Lenders and the Tranche B Lenders under this Agreement and any of the Loan Documents, including, without limitation, counsel fees and compensation of agents and employees paid for services rendered on behalf of the Tranche A Lenders and the Tranche B Lenders, and any other expense incurred in connection with the operations or enforcement thereof not reimbursed by the Borrower or the Guarantors and (y) the Agents (and the Collateral Agent and Paying Agent) for such Lender's Total Commitment Percentage of any expenses of the Agents (or the Collateral Agent and Paying Agent) incurred for the benefit of the Tranche A Lenders and Tranche B Lenders that the Borrower has agreed to reimburse pursuant to Section 10.05 and has failed to so reimburse and (ii) to indemnify and hold harmless the Agents, the Collateral Agent and Paying Agent and any of their directors, officers, employees, agents or Affiliates, on demand, in the amount of its proportionate share, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses, or disbursements of any kind or nature whatsoever which may be imposed on, incurred by, or asserted against it or any of them in any way relating to or arising out of this Agreement or any of the Loan Documents or any action taken or omitted by it or any of them under this Agreement or any of the Loan Documents to the extent not reimbursed by the Borrower or the Guarantors (except such as shall result from their respective gross negligence or willful misconduct).
    Rights of Agents. For so long as JPMorgan Chase or [~~CUSA~~]CITI is a Tranche A Lenders or Tranche B Lender, it is understood and agreed that JPMorgan Chase or [~~CUSA~~]CITI shall have the same rights and powers hereunder (including the right to give such instructions) as the other Tranche A Lenders and Tranche B Lenders and may exercise such rights and powers, as well as its rights and powers under other agreements and instruments to which it is or may be party, and engage in other transactions with the Borrower or any Guarantor, as though it were not an agent of the Tranche A Lenders and Tranche B Lenders under this Agreement.
    Independent Lenders. Each Tranche A Lender and Tranche B Lender acknowledges that it has decided to enter into this Agreement and to make the Tranche A Loans and the Tranche B Loan hereunder based on its own analysis of the transactions contemplated hereby and of the creditworthiness of the Borrower and the Guarantors and agrees that the Agents shall (including the intercreditor provisions of Section 11) bear no responsibility therefor.
    Notice of Transfer. The Paying Agent may deem and treat a Tranche A Lender and Tranche B Lender party to this Agreement as the owner of such Lender's portion of the Tranche A Loans and the Tranche B Loan for all purposes, unless and until an Assignment and Acceptance with respect thereto has been accepted and recorded by the Paying Agent in accordance with Section 10.03(b).
    Successor Agents. Either of the Agents or the Paying Agent may resign at any time by giving written notice thereof to the Tranche A Lenders and the Tranche B Lenders, the other Agent and the Borrower. Upon such resignation by an Agent (or by an Agent and the Paying Agent), the other Agent shall become the sole Agent hereunder. Upon any resignation by the remaining Agent, the Required Lenders shall have the right to appoint a successor for such Agent, which shall be reasonably satisfactory to the Borrower. If no successor shall have been so appointed by the Required Lenders and shall have accepted such appointment, within 30 days after the retiring agent's giving of notice of resignation, the retiring agent may, on behalf of the Tranche A Lenders and the Tranche B Lenders, appoint a successor agent, which shall be a commercial bank organized under the laws of the United States of America or of any State thereof and having a combined capital and surplus of a least $100,000,000 (or CIT Group or GECC), which shall be reasonably satisfactory to the Borrower. Upon the acceptance of any appointment as agent hereunder by a successor agent, such successor agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring agent, and the retiring agent shall be discharged from its duties and obligations under this Agreement. After any retiring agent's resignation hereunder as agent, the provisions of this Section 8 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was agent under this Agreement.

    [~~SECTION 8.11 ]~~

    SECTION 8A. THE TRANCHE C AGENT

    SECTION 8.01A Administration by the Tranche C Agent. The general administration of the Loan Documents in respect of the Tranche C Loan shall be by the Tranche C Agent. Each Tranche C Lender hereby irrevocably authorizes the Tranche C Agent, at its discretion, to take or refrain from taking such actions as agent on its behalf and to exercise or refrain from exercising such powers under the Loan Documents as are delegated by the terms hereof or thereof, as appropriate, together with all powers reasonably incidental thereto (including the release of Collateral in connection with any transaction that is expressly permitted by the Loan Documents). The Tranche C Agent and the Tranche C Collateral Agent shall have no duties or responsibilities except as set forth in this Agreement and the remaining Loan Documents and shall have no duties or responsibilities with respect to the Tranche A Loans or the Tranche B Loan.

    SECTION 8.02A [Intentionally Omitted]

    SECTION 8.03A Sharing of Setoffs Among Tranche C Lenders. Each Tranche C Lender agrees that if it shall, through the exercise of a right of banker's lien, setoff or counterclaim against the Borrower, or otherwise, obtain payment in respect of its Tranche C Loan as a result of which the unpaid portion of its Tranche C Loan is proportionately less than the unpaid portion of the Tranche C Loan of any other Tranche C Lender (a) it shall promptly purchase at par (and shall be deemed to have thereupon purchased) from such other Tranche C Lender a participation in the Tranche C Loan of such other Tranche C Lender, so that the aggregate unpaid principal amount of each Tranche C Lender's Tranche C Loan and its participation in Tranche C Loan of the other Tranche C Lenders shall be in the same proportion to the aggregate unpaid principal amount of all Tranche C Loan then outstanding as the principal amount of its Tranche C Loan prior to the obtaining of such payment was to the principal amount of all Tranche C Loan outstanding prior to the obtaining of such payment and (b) such other adjustments shall be made from time to time as shall be equitable to ensure that the Tranche C Lenders share such payment pro-rata, provided that if any such non-pro-rata payment is thereafter recovered or otherwise set aside such purchase of participations shall be rescinded (without interest). The Borrower expressly consents to the foregoing arrangements and agrees that any Tranche C Lender holding (or deemed to be holding) a participation in a Tranche C Loan may exercise any and all rights of banker's lien, setoff (in each case, subject to the same notice requirements as pertain to clause (iv) of the remedial provisions of Section 7.01) or counterclaim with respect to any and all moneys owing by the Borrower to such Lender as fully as if such Lender were the original obligee thereon, in the amount of such participation.

    SECTION 8.04A Agreement of Requisite Tranche C Lenders. Upon any occasion requiring or permitting an approval, consent, waiver, election or other action on the part of the applicable percentage of Tranche C Lenders, action shall be taken by (x) the Tranche C Agent or, (y) in the case of certain action in respect of enforcement of remedies against the Collateral by the Tranche C Collateral Agent, in either case for and on behalf or for the benefit of all Tranche C Lenders, upon the direction of the applicable percentage of Tranche C Lenders, and any such action shall be binding on all Tranche C Lenders. No amendment, modification, consent, or waiver shall be effective except in accordance with the provisions of Section 10.11.

    SECTION 8.05A Liability of Tranche C Agent.

      The Tranche C Agent, Tranche C Collateral Agent and Paying Agent, when acting on behalf of the Tranche C Lenders, may execute any of their respective duties under this Agreement by or through any of their respective officers, agents, and employees, and none of such agents nor any of their directors, officers, agents, employees or Affiliates shall be liable to the Tranche C Lenders or any of them for any action taken or omitted to be taken in good faith, or be responsible to the Tranche C Lenders or to any of them for the consequences of any oversight or error of judgment, or for any loss, unless the same shall happen through its gross negligence or willful misconduct. The Tranche C Agent, the Tranche C Collateral Agent and Paying Agent, and their respective directors, officers, agents, employees and Affiliates shall in no event be liable to the Tranche C Lenders or to any of them for any action taken or omitted to be taken by them pursuant to instructions received by them from the Tranche C Lenders as required pursuant to Sections 10.10 and 10.11 or in reliance upon the advice of counsel selected by it. Without limiting the foregoing, none of the Tranche C Agent, the Tranche C Collateral Agent and Paying Agent nor any of their respective directors, officers, employees, agents or Affiliates shall be responsible to any Tranche C Lender for the due execution, validity, genuineness, effectiveness, sufficiency, or enforceability of, or for any statement, warranty, or representation in, this Agreement, any Loan Document or any related agreement, document or order, or shall be required to ascertain or to make any inquiry concerning the performance or observance by the Borrower or any Guarantor of any of the terms, conditions, covenants, or agreements of this Agreement or any of the Loan Documents.
      None of the Tranche C Agent, Tranche C Collateral Agent and Paying Agent nor any of their respective directors, officers, employees, agents or Affiliates shall have any responsibility to the Borrower or the Guarantors on account of the failure or delay in performance or breach by any Tranche C Lender or by the Borrower or the Guarantors of any of their respective obligations under this Agreement or any of the Loan Documents or in connection herewith or therewith.
      The Tranche C Agent, Tranche C Collateral Agent and Paying Agent, in their respective agency capacities hereunder, shall be entitled to rely on any communication, instrument, or document reasonably believed by such person to be genuine or correct and to have been signed or sent by a person or persons believed by such person to be the proper person or persons, and such person shall be entitled to rely on advice of legal counsel, independent public accountants, and other professional advisers and experts selected by such person.
  SECTION 8.06A Reimbursement and Indemnification. Each Tranche C Lender agrees promptly upon demand (i) to reimburse (x) the Tranche C Agent (and the Tranche C Collateral Agent and Paying Agent) for such Tranche C Lender's Tranche C Commitment Percentage of any expenses and fees incurred for the benefit of the Tranche C Lenders under this Agreement and any of the Loan Documents, including, without limitation, counsel fees and compensation of agents and employees paid for services rendered on behalf of the Tranche C Lenders, and any other expense incurred in connection with the operations or enforcement thereof not reimbursed by the Borrower or the Guarantors and (y) the Tranche C Agent (and the Tranche C Collateral Agent and Paying Agent) for such Tranche C Lender's Tranche C Commitment Percentage of any expenses of the Tranche C Agent (or the Tranche C Collateral Agent and Paying Agent) incurred for the benefit of the Tranche C Lenders that the Borrower has agreed to reimburse pursuant to Section 10.05 and has failed to so reimburse and (ii) to indemnify and hold harmless the Tranche C Agent, the Tranche C Collateral Agent and Paying Agent and any of their directors, officers, employees, agents or Affiliates, on demand, in the amount of its proportionate share, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses, or disbursements of any kind or nature whatsoever which may be imposed on, incurred by, or asserted against it or any of them in any way relating to or arising out of this Agreement or any of the Loan Documents or any action taken or omitted by it or any of them under this Agreement or any of the Loan Documents to the extent not reimbursed by the Borrower or the Guarantors (except such as shall result from their respective gross negligence or willful misconduct).

  SECTION 8.07A Rights of Tranche C Agent. For so long as JPMorgan Chase is a Tranche C Lender, it is understood and agreed that JPMorgan Chase shall have the same rights and powers hereunder (including the right to give such instructions) as the other Tranche C Lenders and may exercise such rights and powers, as well as its rights and powers under other agreements and instruments to which it is or may be party, and engage in other transactions with the Borrower or any Guarantor, as though it were not an agent of the Tranche C Lenders under this Agreement.

  SECTION 8.08A Independent Lenders. Each Tranche C Lender acknowledges that it has decided to enter into this Agreement and to make the Tranche C Loan hereunder based on its own analysis of the transactions contemplated hereby (including the intercreditor provisions contained in Section 11) and of the creditworthiness of the Borrower and the Guarantors and agrees that the Tranche C Agent shall bear no responsibility therefor.

  SECTION 8.09A Notice of Transfer. The Paying Agent may deem and treat a Tranche C Lender party to this Agreement as the owner of such Tranche C Lender's portion of the Tranche C Loan for all purposes, unless and until an Assignment and Acceptance with respect thereto has been accepted and recorded by the Paying Agent in accordance with Section 10.03(b).

  SECTION 8.10A Successor Agents. The Tranche C Agent or the Paying Agent may resign at any time by giving written notice thereof to the Tranche C Lenders and the Borrower. Upon any resignation by the Tranche C Agent, the Tranche C Required Lenders shall have the right to appoint a successor for the Tranche C Agent, which shall be reasonably satisfactory to the Borrower. If no successor shall have been so appointed by the Tranche C Required Lenders and shall have accepted such appointment, within 30 days after the retiring agent's giving of notice of resignation, the retiring agent may, on behalf of the Tranche C Lenders, appoint a successor agent, which shall be a commercial bank organized under the laws of the United States of America or of any State thereof and having a combined capital and surplus of a least $100,000,000, which shall be reasonably satisfactory to the Borrower. Upon the acceptance of any appointment as agent hereunder by a successor agent, such successor agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring agent, and the retiring agent shall be discharged from its duties and obligations under this Agreement. After any retiring agent's resignation hereunder as agent, the provisions of this Section 8A shall inure to its benefit as to any actions taken or omitted to be taken by it while it was agent under this Agreement.

  GUARANTY
    Guaranty.
      Each of the Guarantors unconditionally and irrevocably guarantees the due and punctual payment by the Borrower of the Obligations. Each of the Guarantors further agrees that the Obligations may be extended or renewed, in whole or in part, without notice to or further assent from it, and it will remain bound upon this guaranty notwithstanding any extension or renewal of any of the Obligations. The Obligations of the Guarantors shall be joint and several.
      Each of the Guarantors waives presentation to, demand for payment from and protest to the Borrower or any other Guarantor, and also waives notice of protest for nonpayment. The Obligations of the Guarantors hereunder shall not be affected by (i) the failure of the Agent, the Tranche C Agent or a Lender to assert any claim or demand or to enforce any right or remedy against the Borrower or any other Guarantor under the provisions of this Agreement or any other Loan Document or otherwise; (ii) any extension or renewal of any provision hereof or thereof; (iii) any rescission, waiver, compromise, acceleration, amendment or modification of any of the terms or provisions of any of the Loan Documents; (iv) the release, exchange, waiver or foreclosure of any security held by the Collateral Agent or the Tranche C Collateral Agent for the Obligations or any of them; (v) the failure of the Collateral Agent, the Tranche C Collateral Agent or a Lender to exercise any right or remedy against any other Guarantor; or (vi) the release or substitution of any Guarantor or any other Guarantor.
      Each of the Guarantors further agrees that this guaranty constitutes a guaranty of payment when due and not just of collection, and waives any right to require that any resort be had by the Agents, the Tranche C Agent, the Collateral Agent, the Tranche C Collateral Agent or a Lender to any security held for payment of the Obligations or to any balance of any deposit, account or credit on the books of the Agents, the Tranche C Agent, Collateral Agent, the Tranche C Collateral Agent or a Lender in favor of the Borrower or any other Guarantor, or to any other Person.
      Each of the Guarantors hereby waives any defense that it might have based on a failure to remain informed of the financial condition of the Borrower and of any other Guarantor and any circumstances affecting the ability of the Borrower to perform under this Agreement.
      Each Guarantor's guaranty shall not be affected by the genuineness, validity, regularity or enforceability of the Obligations or any other instrument evidencing any Obligations, or by the existence, validity, enforceability, perfection, or extent of any collateral therefor or by any other circumstance relating to the Obligations which might otherwise constitute a defense to this Guaranty. None of the Agents, the Tranche C Agent, the Collateral Agent, the Tranche C Collateral Agent nor any of the Lenders makes any representation or warranty in respect to any such circumstances or shall have any duty or responsibility whatsoever to any Guarantor in respect of the management and maintenance of the Obligations.
      Subject to the provisions of Section 7.01, upon the Obligations becoming due and payable (by acceleration or otherwise), the Lenders shall be entitled to immediate payment of such Obligations by the Guarantors upon written demand by the Agents or the Tranche C Agent, as the case may be, without further application to or order of the Bankruptcy Court.
    No Impairment of Guaranty. The obligations of the Guarantors hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason, including, without limitation, any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to any defense or set-off, counterclaim, recoupment or termination whatsoever by reason of the invalidity, illegality or unenforceability of the Obligations. Without limiting the generality of the foregoing, the obligations of the Guarantors hereunder shall not be discharged or impaired or otherwise affected by the failure of the Agents, the Tranche C Agent, the Collateral Agent, the Tranche C Collateral Agent or a Lender to assert any claim or demand or to enforce any remedy under this Agreement or any other agreement, by any waiver or modification of any provision hereof or thereof, by any default, failure or delay, willful or otherwise, in the performance of the Obligations, or by any other act or thing or omission or delay to do any other act or thing which may or might in any manner or to any extent vary the risk of the Guarantors or would otherwise operate as a discharge of the Guarantors as a matter of law, unless and until the Obligations are paid in full (other than contingent indemnification obligations as to which no claim giving rise thereto has been asserted).
    Subrogation. Upon payment by any Guarantor of any sums to the Agents, the Tranche C Agent, the Collateral Agent, the Tranche C Collateral Agent or a Lender hereunder, all rights of such Guarantor against the Borrower arising as a result thereof by way of right of subrogation or otherwise, shall in all respects be subordinate and junior in right of payment to the prior final and indefeasible payment in full of all the Obligations. If any amount shall be paid to such Guarantor for the account of the Borrower, such amount shall be held in trust for the benefit of the Paying Agent and the Lenders and shall forthwith be paid to the Paying Agent and the Lenders to be credited and applied to the Obligations, whether matured or unmatured.
  MISCELLANEOUS
    Notices. Notices and other communications provided for herein shall be in writing (including facsimile communication) and shall be mailed, transmitted by facsimile or delivered to the Borrower or any Guarantor at United Air Lines, 1200 Algonquin Road, Elk Grove Village, Illinois 60007, Attention: Fredric F. Brace, with a copy to Kirkland & Ellis, 200 East Randolph Drive, Chicago, Illinois 60601, Attention: James H.M. Sprayregen, P.C. and Linda K. Myers, P.C., and to a Lender or the Agents or the Tranche C Agent to them at their address reflected in the Register, or such other address as such party may from time to time designate by giving written notice to the other parties hereunder. All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the fifth Business Day after the date when sent by registered or certified mail, postage prepaid, return receipt requested, if by mail; or when receipt is acknowledged, if by any facsimile equipment of the sender; or the Business Day following the day on which the same has been delivered to a reputable national overnight air courier service; in each case addressed to such party as provided in this Section 10.01 or in accordance with the latest unrevoked written direction from such party; provided, however, that in the case of notices to the Agents or the Tranche C Agent notices pursuant to the preceding sentence with respect to change of address and pursuant to Section 2 shall be effective only when received by the Agents and the Tranche C Agent.
    Survival of Agreement, Representations and Warranties, etc. All warranties, representations and covenants made by the Borrower or any Guarantor herein or in any certificate or other instrument delivered by it or on its behalf in connection with this Agreement shall be considered to have been relied upon by the Lenders and shall survive the making of the Loans herein contemplated regardless of any investigation made by any Lender or on its behalf and shall continue in full force and effect so long as any amount due or to become due hereunder is outstanding and unpaid (other than contingent indemnification obligations as to which no claim giving rise thereto has been asserted) and so long as the Tranche A Commitments[ ~~and~~], Tranche B Commitments and Tranche C Commitments have not been terminated. All statements in any such certificate or other instrument shall constitute representations and warranties by the Borrower and the Guarantors hereunder with respect to the Borrower.
    Successors and Assigns.
      This Agreement shall be binding upon and inure to the benefit of the Borrower, the Agent, the Tranche C Agent and the Lenders and their respective successors and assigns. Neither the Borrower nor any of the Guarantors may assign or transfer any of their rights or obligations hereunder without the prior written consent of all of the Lenders. Each Lender may sell participations to any Person in all or part of any Loan, or all or part of its Tranche A Commitment, Tranche B Commitment or Tranche [~~B~~]C Commitment (as the case may be), in which event, without limiting the foregoing, the provisions of Section 2.15 shall inure to the benefit of each purchaser of a participation (provided that such participant shall look solely to the seller of such participation for such benefits and the Borrower's and the Guarantors' liability, if any, under Sections 2.15 and 2.18 shall not be increased as a result of the sale of any such participation) and the pro rata treatment of payments, as described in Section 2.17, shall be determined as if such Lender had not sold such participation. In the event any Lender shall sell any participation, such Lender shall retain the sole right and responsibility to enforce the obligations of the Borrower and each of the Guarantors relating to the Loans, including, without limitation, the right to approve any amendment, modification or waiver of any provision of this Agreement (provided that such Lender may grant its participant the right to consent to such Lender's execution of amendments, modifications or waivers which (i) reduce any Fees payable hereunder to the Lenders, (ii) reduce the amount of any scheduled principal payment on any Loan or reduce the principal amount of any Loan or the rate of interest payable hereunder or (iii) extend the maturity of the Borrower's obligations hereunder). The sale of any such participation shall not alter the rights and obligations of the Lender selling such participation hereunder with respect to the Borrower.
      Each Lender may assign to one or more Lenders or Eligible Assignees all or a portion of its interests, rights and obligations under this Agreement (including, without limitation, all or a portion of its Tranche A Commitment, Tranche B Commitment or Tranche [~~B~~]C Commitment (as the case may be) and the same portion of the related Loans at the time owing to it), provided, however, that (i) other than in the case of an assignment to a Person at least 50% owned by the assignor Lender, or to a Lender Affiliate of such assignor Lender, or by a common parent of both, or to another Lender that has a Tranche A Commitment in the case of an assignment with respect to a Tranche A Commitment, or to another Lender in the case of an assignment with respect to a Tranche B Commitment or a Tranche C Commitment, the Paying Agent (with the consent of the Agents, in the case of an assignment of a Tranche A Commitment and/or Tranche B Commitment, or the Tranche C Agent, in the case of an assignment of a Tranche C Commitment) and the Fronting Bank (in the case of an assignment of a Tranche A Commitment) must give their respective prior written consent to such assignment, which consent will not be unreasonably withheld, (ii) the aggregate amount of the Tranche A Commitment, Tranche B Commitment or Tranche [~~B~~]C Commitment (as the case may be) and/or Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Acceptance with respect to such assignment is delivered to the Paying Agent) shall, unless otherwise agreed to in writing by the Borrower and the Agents, in the case of an assignment of Tranche A Commitment and/or Tranche B Commitment, or the Tranche C Agent, in the case of an assignment of Tranche C Commitment, in no event be less than $1,000,000 or the remaining portion of such Lender's Tranche A Commitment or Tranche B Commitment (as the case may be) and/or Loans, if less and (iii) the parties to each such assignment shall execute and deliver to the Paying Agent, for its acceptance (with the consent of the Agents, in the case of an assignment of Tranche A Commitment and/or Tranche B Commitment, or the Tranche C Agent, in the case of an assignment of Tranche C Commitment) and recording in the Register (as defined below), an Assignment and Acceptance with blanks appropriately completed, together with a processing and recordation fee of $3,500 (for which the Borrower shall have no liability). Upon such execution, delivery, acceptance and recording, from and after the effective date specified in each Assignment and Acceptance, which effective date shall be within ten (10) Business Days after the execution thereof (unless otherwise agreed to in writing by the Paying Agent), (A) the assignee thereunder shall be a party hereto and, to the extent provided in such Assignment and Acceptance, have the rights and obligations of a Lender hereunder and (B) the Lender thereunder shall, to the extent provided in such Assignment and Acceptance, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto).
      By executing and delivering an Assignment and Acceptance, the Lender assignor thereunder and the assignee thereunder confirm to and agree with each other and the other parties hereto as follows: (i) other than the representation and warranty that it is the legal and beneficial owner of the interest being assigned thereby free and clear of any adverse claim, such Lender assignor makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement or any of the other Loan Documents or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or any of the other Loan Documents; (ii) such Lender assignor makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrower or any Guarantor or the performance or observance by the Borrower or any Guarantor of any of its obligations under this Agreement or any of the other Loan Documents or any other instrument or document furnished pursuant hereto; (iii) such assignee confirms that it has received a copy of this Agreement and the other Loan Documents, together with copies of the financial statements referred to in Section 3.05 and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance; (iv) such assignee will, independently and without reliance upon the Agents or the Tranche C Agent, as the case may be, such Lender assignor or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement; (v) such assignee appoints and authorizes[ ~~the Agent, the~~], as applicable, the Agent, the Tranche C Agent, the Collateral Agent, the Tranche C Collateral Agent and the Paying Agent to take such action as agent on its behalf and to exercise such powers under this Agreement as are delegated to such agents by the terms thereto, together with such powers as are reasonably incidental hereof; and (vi) such assignee agrees that it will perform in accordance with its terms all obligations that by the terms of this Agreement are required to be performed by it as a Lender.
      The Paying Agent shall maintain at its office a copy of each Assignment and Acceptance delivered to it and a register for the recordation of the names and addresses of the Lenders and the Tranche A Commitments, Tranche B Commitments or Tranche [~~B~~]C Commitments (as the case may be) of, and principal amount of the Loans owing to, each Lender from time to time (the "Register"). The entries in the Register shall be conclusive, in the absence of manifest error, and the Borrower, the Guarantors, the Paying Agent and the Lenders shall treat each Person the name of which is recorded in the Register as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Borrower or any Lender at any reasonable time and from time to time upon reasonable prior notice.
      Upon its receipt of an Assignment and Acceptance executed by an assigning Lender and the assignee thereunder together with the fee payable in respect thereto, the Paying Agent shall, if such Assignment and Acceptance has been completed with blanks appropriately filled and consented to by the Agents, the Tranche C Agent and the Fronting Bank (to the extent such consent is required hereunder), (i) accept such Assignment and Acceptance, (ii) record the information contained therein in the Register and (iii) give prompt written notice thereof to the Borrower (together with a copy thereof). No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this paragraph.
      Any Lender may, in connection with any assignment or participation or proposed assignment or participation pursuant to this Section 10.03, disclose to the assignee or participant or proposed assignee or participant, any information relating to the Borrower or any of the Guarantors furnished to such Lender by or on behalf of the Borrower or any of the Guarantors; provided that prior to any such disclosure, each such assignee or participant or proposed assignee or participant shall agree in writing to be bound by the provisions of Section 10.04.
      The Borrower hereby agrees, to the extent set forth in the Joint Commitment Letter, to actively assist and cooperate with the Agents in the Agents' efforts to sell participations herein (as described in Section 10.03(a)) and assign to one or more Lenders or Eligible Assignees a portion of its interests, rights and obligations under this Agreement (as set forth in Section 10.03(b)).
    Confidentiality. Each Lender agrees to keep any information delivered or made available to it by the Borrower or any of the Guarantors pursuant to this Agreement confidential from anyone other than persons employed or retained by such Lender who are or are expected to become engaged in evaluating, approving, structuring or administering the Loans and who are advised by such Lender of the confidential nature of such information; provided, that nothing herein shall prevent any Lender from disclosing such information (i) to any of its Affiliates or to any other Lender, provided such Affiliate agrees to keep such information confidential to the same extent required by the Lenders hereunder, (ii) upon the order of any court or administrative agency, (iii) upon the request or demand of any regulatory agency or authority, (iv) which has been publicly disclosed other than as a result of a disclosure by the Agents, the Tranche C Agent or any Lender which is not permitted by this Agreement, (v) in connection with any litigation to which the Agents, the Tranche C Agent, any Lender, or their respective Affiliates may be a party to the extent reasonably required, (vi) to the extent reasonably required in connection with the exercise of any remedy hereunder, (vii) to such Lender's legal counsel and independent auditors, and (viii) to any actual or proposed participant or assignee of all or part of its rights hereunder subject to the proviso in Section 10.03(f). Each Lender shall use commercially reasonable efforts to notify the Borrower of any required disclosure under clause (ii) of this Section.
    Expenses. Whether or not the transactions hereby contemplated shall be consummated, the Borrower and the Guarantors agree to pay all reasonable out-of-pocket expenses (promptly upon written demand, together with backup documentation reasonably supporting such reimbursement request) incurred by the Agents and the Tranche C Agent (including but not limited to the reasonable fees and disbursements of Morgan, Lewis & Bockius LLP, special counsel for the Agents and the Tranche C Agent, any other counsel that the Agents shall retain (including, without limitation, aviation counsel), the Appraisers and any other internal or third-party appraisers, consultants and auditors advising the Agents, the Tranche C Agent and the Joint Lead Arrangers) in connection with the preparation, execution, delivery and administration of this Agreement and the other Loan Documents, the making of the Loans and the issuance of the Letters of Credit, the perfection of the Liens contemplated hereby, the syndication of the transactions contemplated hereby, the reasonable and customary costs, fees and expenses (including, without limitation, internally allocated charges and expenses relating to the Agents' initial and ongoing Borrowing Base examinations) of the Agents in connection with its monthly and other periodic field examinations, appraisals and audits, monitoring of assets (including reasonable and customary internal collateral monitoring fees) and the reasonable fees and disbursements of respective counsel for, and other reasonable expenses of, each Joint Lead Arranger, Bank One, Banc One Capital Markets, Inc. and CIT Group (and their respective Lender Affiliates), and, following the occurrence of an Event of Default, all reasonable out-of-pocket expenses incurred by the Lenders, the Agents[ ~~and the~~], the Tranche C Agent, the Collateral Agent or the Tranche C Collateral Agent in the enforcement or protection of the rights of any one or more of the Lenders, the Agents, the Tranche C Agent, the Collateral Agent or the Tranche C Collateral Agent in connection with this Agreement or the other Loan Documents, including but not limited to the reasonable fees and disbursements of any counsel for the Lenders, the Agents and the Collateral Agent and the Tranche C Collateral Agent. Such payments shall be made on the date of the Interim Order and thereafter on demand upon delivery of a statement setting forth such costs and expenses. Whether or not the transactions hereby contemplated shall be consummated, the Borrower and the Guarantors agree to reimburse the Agents, each Joint Lead Arranger, Bank One, Banc One Capital Markets, Inc. and CIT Group (and their respective Lender Affiliates) for the expenses set forth in the Joint Commitment Letter and the reimbursement provisions thereof are hereby incorporated herein by reference. The obligations of the Borrower and the Guarantors under this Section shall survive the termination of this Agreement and/or the payment of the Loans.
    Indemnity. The Borrower and each of the Guarantors agree to indemnify and hold harmless the Agents, the Tranche C Agent, the Joint Lead Arrangers, Bank One, Banc One Capital Markets, Inc., CIT Group, the Lenders and any Fronting Bank and their directors, officers, employees, agents, advisors, controlling persons and Affiliates (each an "Indemnified Party") from and against any and all expenses, losses, claims, damages and liabilities (including, without limitation, reasonable legal fees or other expenses) incurred by such Indemnified Party arising out of claims made by any Person in any way relating to the transactions contemplated hereby or the use of the proceeds of extensions of credit hereunder, but excluding therefrom all expenses, losses, claims, damages, and liabilities to the extent that they are determined by the final judgment of a court of competent jurisdiction to have resulted from the bad faith, gross negligence or willful misconduct of such Indemnified Party. No such Indemnified Party shall be liable for any special, indirect, consequential or punitive damages in connection with this Agreement, the other Loan Documents or the transaction contemplated hereby or thereby. The obligations of the Borrower and the Guarantors under this Section shall survive the termination of this Agreement and/or the payment of the Loans.
    CHOICE OF LAW. THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS SHALL IN ALL RESPECTS BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK AND (TO THE EXTENT APPLICABLE) THE BANKRUPTCY CODE.
    No Waiver. No failure on the part of the Agents[ ~~or the~~], the Tranche C Agent, the Collateral Agent, the Tranche C Collateral Agent or any of the Lenders to exercise, and no delay in exercising, any right, power or remedy hereunder or any of the other Loan Documents shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy. All remedies hereunder are cumulative and are not exclusive of any other remedies provided by law.
    Extension of Maturity. Should any payment of principal of or interest or any other amount due hereunder become due and payable on a day other than a Business Day, the maturity thereof shall be extended to the next succeeding Business Day and, in the case of principal, interest shall be payable thereon at the rate herein specified during such extension.
    Amendments, etc.
      No modification, amendment or waiver of any provision of this Agreement or the Collateral Documents, and no consent to any departure by the Borrower or any Guarantor therefrom, shall in any event be effective unless the same shall be in writing and signed by the Required Lenders, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given; provided, however, that no such modification, amendment or waiver shall without the written consent of (1) the Required Lenders (including all of the Initial Lenders), amend, waive or modify any provision of this Agreement which requires the consent or approval of the Initial Lenders, (2) the Super-majority Lenders, (i) release a material portion (as determined by the Agents) of the Liens granted to the Collateral Agent hereunder, under the Orders or under the other Loan Documents or (ii) or amend or modify any provision of this Agreement which requires the consent or approval of the Super-majority Lenders, (3) Lenders having Tranche A Commitments and Tranche B Commitments representing at least 90% of the Total Commitment in the aggregate, (i) increase the advance rate in the definition of the term "Borrowing Base" or add new asset categories to the Borrowing Base, (ii) amend or modify any provision of this Agreement which requires the consent or approval of 90% of the Total Commitments, or (iii) reduce the amount of the Tranche A Reserve set forth in the definition thereof, (4) [Intentionally Omitted], (5) the Lender affected thereby (x) increase the Tranche A Commitment or Tranche B Commitment (as the case may be) of a Lender (it being understood that a waiver of an Event of Default shall not constitute an increase in the Tranche A Commitment or Tranche B Commitment (as the case may be) of a Lender), or (y) reduce the principal amount of any Loan or the rate of interest payable thereon, or extend any date for the payment of interest hereunder or reduce any Fees payable hereunder or extend the final maturity of the Borrower's obligations hereunder or (6) all of the Lenders (i) amend or modify any provision of this Agreement which requires the unanimous consent or approval of the Lenders, (ii) amend this Section 10.10 or the definition of Required Lenders, (iii) amend or modify the Superpriority Claim status of the Lenders contemplated by Section 2.23, or (iv) release all or substantially all of the Liens granted to the Collateral Agent hereunder, under the Orders or under any other Loan Document, or release all or substantially all of the Guarantors. No such amendment or modification may adversely affect the rights and obligations of the Agents or any Lender or any of their banking Affiliates in the capacity referred to in Section 6.03(vii) without its prior written consent. No notice to or demand on the Borrower or any Guarantor shall entitle the Borrower or any Guarantor to any other or further notice or demand in the same, similar or other circumstances. Each assignee under Section 10.03(b) shall be bound by any amendment, modification, waiver, or consent authorized as provided herein, and any consent by a Lender shall bind any Person subsequently acquiring an interest on the Loans held by such Lender. No amendment to this Agreement shall be effective against the Borrower or any Guarantor unless signed by the Borrower or such Guarantor, as the case may be.
      Notwithstanding anything to the contrary contained in Section 10.10(a), in the event that the Borrower requests that this Agreement be modified or amended in a manner which would require the unanimous consent of all of the Lenders and such modification or amendment is agreed to by the Super-majority Lenders, then with the consent of the Borrower and the Super-majority Lenders, the Borrower and the Super-majority Lenders shall be permitted to amend the Agreement without the consent of the Lender or Lenders which did not agree to the modification or amendment requested by the Borrower (such Lender or Lenders, collectively the "Minority Lenders") to provide for (w) the termination of the Tranche A Commitment or Tranche B Commitment (as the case may be) of each of the Minority Lenders, (x) the addition to this Agreement of one or more other financial institutions (each of which shall be an Eligible Assignee), or an increase in the Tranche A Commitment or Tranche B Commitment (as the case may be) of one or more of the Super-majority Lenders, so that the Total Commitment after giving effect to such amendment shall be in the same amount as the Total Commitment immediately before giving effect to such amendment, (y) if any Loans are outstanding at the time of such amendment, the making of such additional Loans by such new financial institutions or Super-majority Lender or Lenders, as the case may be, as may be necessary to repay in full the outstanding Loans (together with any accrued but unpaid interest, Fees or expenses) of the Minority Lenders immediately before giving effect to such amendment and (z) such other modifications to this Agreement as may be appropriate. As used herein, the term "Super-majority Lenders" shall mean, at any time, Lenders (including the Initial Lenders) having Tranche A Commitment and Tranche B Commitment representing at least 66 2/3% of the Total Commitment.
      Nothing contained in this Agreement shall prevent or limit any Lender from pledging all or any portion of that Lender's interest and rights under this Agreement and the other Loan Documents to any of the twelve Federal Reserve Banks organized under Section4 of the Federal Reserve Act (12 U.S.C. Section341), provided, however, neither such pledge nor the enforcement thereof shall release the pledging Lender from any of its obligations hereunder or under any of the Loan Documents.
    Additional Amendments Requirements; Tranche C Voting.
      In addition to any provision contained in Section 10.10(a) requiring the approval of the Required Lenders, no modification, amendment or waiver of any provision of this Agreement or the Collateral Documents, and no consent to any departure by the Borrower or any Guarantor therefrom, shall in any event be effective unless the same shall be in writing and signed by Tranche A Lenders, Tranche B Lenders and Tranche C Lenders representing in excess of 50% of the Combined DIP Total Commitment, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given; provided, however, that no such modification, amendment or waiver shall without the written consent of (1) the Super-majority Tranche C Lenders, (i) release a material portion (as determined by the Tranche C Agent) of the Liens on the Tranche C Priority Collateral granted to the Tranche C Collateral Agent hereunder, under the Orders or under the other Loan Documents or (ii) or amend or modify any provision of this Agreement which requires the consent or approval of the Super-majority Tranche C Lenders or (2) the Tranche C Lender affected thereby (x) increase the Tranche C Commitment of a Lender (it being understood that a waiver of an Event of Default shall not constitute an increase in the Tranche C Commitment of a Lender), or (y) reduce the principal amount of any Tranche C Loan or the rate of interest payable thereon, or extend any date for the payment of interest on a Tranche C Loan hereunder or reduce any Fees payable to a Tranche C Lender hereunder or extend the final maturity of the Borrower's obligations with respect to the Tranche C Loan hereunder. No such amendment or modification may adversely affect the rights and obligations of the Tranche C Agent or any Tranche C Lender or any of their banking Affiliates in the capacity referred to in Section 6.03(vii) without its prior written consent.
      Notwithstanding anything to the contrary contained in Section 10.11(a), in the event that the Borrower requests that this Agreement be modified or amended in a manner which would require the unanimous consent of all of the Tranche C Lenders and such modification or amendment is agreed to by the Super-majority Tranche C Lenders, then with the consent of the Borrower and the Super-majority Tranche C Lenders, the Borrower and the Super-majority Tranche C Lenders shall be permitted to amend the Agreement without the consent of the Tranche C Lender or Tranche C Lenders which did not agree to the modification or amendment requested by the Borrower (such Tranche C Lender or Tranche C Lenders, collectively the "Minority Tranche C Lenders") to provide for (w) the termination of the Tranche C Commitment of each of the Minority Tranche C Lenders, (x) the addition to this Agreement of one or more other financial institutions (each of which shall be an Eligible Assignee), or an increase in the Tranche C Commitment of one or more of the Super-majority Tranche C Lenders, so that the Total Tranche C Commitment after giving effect to such amendment shall be in the same amount as the Total Tranche C Commitment immediately before giving effect to such amendment, (y) if any Tranche C Loans are outstanding at the time of such amendment, the making of such additional Tranche C Loans by such new financial institutions or Super-majority Tranche C Lender or Tranche C Lenders, as the case may be, as may be necessary to repay in full the outstanding Tranche C Loans (together with any accrued but unpaid interest, Fees or expenses) of the Minority Tranche C Lenders immediately before giving effect to such amendment and (z) such other modifications to this Agreement as may be appropriate. As used herein, the term "Super-majority Tranche C Lenders" shall mean, at any time, Tranche C Lenders having Tranche C Commitment representing at least 66 2/3% of the Total Tranche C Commitment.
      Notwithstanding anything to the contrary contained in Section 10.10 or elsewhere in this Section 10.11, any modification, amendment or waiver of any provision of the Aircraft Mortgage or any releases of any Tranches A and B Priority Collateral may be effectuated with the written consent of the Tranche A Lenders and Tranche B Lenders required pursuant to Section 10.10 and without the requirement for any consent from any of the Tranche C Lenders.
      Notwithstanding anything to the contrary contained in Section 10.10 or elsewhere in this Section 10.11, (1) any modification, amendment or waiver of any provision of the Tranche C Aircraft Mortgage or any releases of any Tranche C Priority Collateral may be effectuated with the written consent of the Tranche C Lenders required pursuant to Section 10.11 and without the requirement for any consent from any of the Tranche A Lenders or the Tranche B Lenders and (2) no increase in the Tranche A Commitments or Tranche B Commitments may be implemented without the written consent of the Tranche C Required Lenders.
    Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.
    Headings. Section headings used herein are for convenience only and are not to affect the construction of or be taken into consideration in interpreting this Agreement.
    Execution in Counterparts. This Agreement may be executed in any number of counterparts, each of which shall constitute an original, but all of which taken together shall constitute one and the same instrument.
    Prior Agreements. This Agreement represents the entire agreement of the parties with regard to the subject matter hereof and the terms of any letters and other documentation entered into between the Borrower or a Guarantor and any Lender[ ~~or~~], the Agents or the Tranche C Agent prior to the execution of this Agreement which relate to Loans to be made hereunder shall be replaced by the terms of this Agreement (except as otherwise expressly provided herein with respect to the Joint Commitment Letter and the fee letters referred to herein and therein, including without limitation, the Borrower's agreement to actively assist the Agents and the Initial Lenders in the syndication of the transactions contemplated hereby referred to in Section 10.03(g) and including also the provisions of Section 2.19).
    Further Assurances. Whenever and so often as reasonably requested by the Agents, the Borrower and the Guarantors will promptly execute and deliver or cause to be executed and delivered all such other and further instruments, documents or assurances, and promptly do or cause to be done all such other and further things as may be necessary and reasonably required in order to further and more fully vest in the Agents and the Tranche C Agent all rights, interests, powers, benefits, privileges and advantages conferred or intended to be conferred by this Agreement and the other Loan Documents.
    WAIVER OF JURY TRIAL. EACH OF THE BORROWER, THE GUARANTORS, THE AGENT, THE TRANCHE C AGENT AND EACH LENDER HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO ANY OF THE LOAN DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED THEREBY.
  INTERCREDITOR PROVISIONS
    Lien Priorities. Notwithstanding the date, manner or order of perfection of the security interests and liens granted to the Collateral Agent and the Tranche C Collateral Agent and notwithstanding any provisions of the UCC, the Bankruptcy Code or any applicable law or decision or the Collateral Documents or the documents and agreements executed in connection therewith, or whether the Collateral Agent or the Tranche C Collateral Agent holds possession of all or any part of the Collateral, the following, as between the Collateral Agent and the Tranche C Collateral Agent, shall govern the security interests and liens of the Collateral Agent and the Tranche C Collateral Agent in the Collateral:
      The Collateral Agent shall have a senior and prior security interest and lien in all Tranches A and B Priority Collateral and the proceeds thereof; and the Tranche C Collateral Agent shall have a junior priority security interest in all Tranches A and B Priority Collateral and the proceeds thereof. Prior to the final payment or satisfaction in full of the Tranches A and B Obligations and the termination of the Tranche A Commitment and Tranche B Commitment, the Collateral Agent shall have the exclusive right to exercise remedies against the Tranches A and B Priority Collateral, and the Tranche C Collateral Agent agrees to forbear commencement of any action or proceeding of any kind to enforce any claim with respect to the Tranches A and B Priority Collateral.
      The Tranche C Collateral Agent shall have a senior and prior security interest and lien in all Tranche C Priority Collateral and the proceeds thereof; and the Collateral Agent shall have a junior priority security interest in all Tranche C Priority Collateral and the proceeds thereof. Prior to the final payment or satisfaction in full of the Tranche C Obligations and termination of the Tranche C Commitment, the Tranche C Collateral Agent shall have the exclusive right to exercise remedies against the Tranche C Priority Collateral, and the Collateral Agent agrees to forbear commencement of any action or proceeding of any kind to enforce any claim with respect to the Tranche C Priority Collateral.
    Enforcement; Insurance; Remedies.
      Each of the Collateral Agent and Tranche C Collateral Agent agrees to give the other an Enforcement Notice prior to or as soon as reasonably possible subsequent to the commencement of an Enforcement. The failure of either party to do so shall not affect the validity of such notice or create a cause of action against the party failing to give such notice or create any claim or right on behalf of any third party.
      The Collateral Agent and the Tranche A Lenders and the Tranche B Lenders may, at their option in accordance with, and subject to, the terms of this Agreement (including, without limitation, Section 7) and the Collateral Documents (including, without limitation, the Aircraft Mortgage) and without the consent of Tranche C Collateral Agent or the Tranche C Lenders, take any actions to accelerate payment of the Tranches A and B Obligations and, following delivery of an Enforcement Notice, to foreclose or realize upon or enforce any of their contractual, legal or equitable rights and remedies with respect to the Tranches A and B Priority Collateral. All proceeds of Enforcement shall be applied as required by Section 2.13(e).
      The Tranche C Collateral Agent and the Tranche C Lenders may, at their option in accordance with, and subject to, the terms of this Agreement (including, without limitation, Section 7) and the Collateral Documents (including, without limitation, the Tranche C Aircraft Mortgage) and without the consent of the Collateral Agent, Tranche A Lenders or Tranche B Lenders, take any action to accelerate payment of the Tranche C Obligations and, following delivery of an Enforcement Notice, to foreclose or realize upon or enforce any of their contractual, legal or equitable rights and remedies with respect to the Tranche C Priority Collateral. All proceeds of Enforcement shall be applied as required by Section 2.13(e).
      If both the Tranche C Collateral Agent and the Collateral Agent elect to proceed with Enforcement, then the Tranche C Collateral Agent may proceed with Enforcement with respect to the Tranche C Priority Collateral without prejudice to the right of the Collateral Agent to join in any such proceedings and the Collateral Agent may proceed with Enforcement with respect to the Tranches A and B Priority Collateral without prejudice to the right of the Tranche C Collateral Agent to join in such proceedings. Neither Tranche C Collateral Agent nor the Collateral Agent shall interfere with the Enforcement actions of the Tranche C Collateral Agent or the Collateral Agent with respect to Collateral in which such party has the priority lien in accordance with Section 2.23 and this Section 11.
      As between the Collateral Agent and the Tranche C Collateral Agent (i) the Tranche C Collateral Agent shall have the right to make, settle and receive all proceeds of claims with respect to business interruption insurance and casualty insurance with respect to the Tranche C Priority Collateral and (ii) the Collateral Agent shall have the right to make, settle and receive all proceeds of claims with respect to business interruption insurance and casualty insurance with respect to the Tranches A and B Priority Collateral.
    Revolving Nature of Certain Tranches A and B Obligations. The Tranche C Collateral Agent and the Tranche C Lenders acknowledge that a portion of the Tranches A and B Obligations represents debt that is revolving in nature and that the amount thereof that may be outstanding at any time or from time to time may be increased or reduced and subsequently reborrowed without notice to or consent of the Tranche C Collateral Agent or the Tranche C Lenders and without affecting the lien priorities provided in this Section 11.
    Post-Bankruptcy Issues. The intercreditor provisions of this Section 11 shall remain effective as to the parties hereto notwithstanding dismissal of the Cases or the conversion of the Cases to case(s) under Chapter 7 of the Bankruptcy Code.
    Disposition of Collateral; Release of Liens.
      If the Borrower or any Guarantor disposes of all or any portion of the Tranches A and B Priority Collateral or the Tranche C Priority Collateral to the extent permitted under this Agreement or consented to by the requisite Lenders as required pursuant to Sections 10.10 and 10.11, or if following the occurrence of an Event of Default and an Enforcement, the Tranche C Collateral Agent or the Collateral Agent disposes of all or any portion of the Collateral, then, provided that the net proceeds are applied as required by this Agreement (including Section 2.13(e)), each of the Tranche C Collateral Agent (on behalf of the Tranche C Lenders) and the Collateral Agent (on behalf of the Tranche A Lenders and the Tranche B Lenders) agrees that the junior Lien on such Collateral, as the case may be, shall be automatically and unconditionally released with no further consent of any Person and the Tranche C Collateral Agent and the Collateral Agent agrees to execute and deliver such consents and releases as the other may reasonably request to evidence the release of the liens on the Collateral.
      Notwithstanding anything to the contrary contained in Section 10.11 or the Tranche C Collateral Agent's status as a party to, as a secured party or grantee under, the Security and Pledge Agreement and the SGR Security Agreement, prior to the final payment or satisfaction in full of the Tranches A and B Obligations and the termination of all Tranche A Commitment and Tranche B Commitment, any modification, amendment or waiver of any provision of the Security and Pledge Agreement and the SGR Security Agreement may be effectuated by the Collateral Agent (acting, to the extent necessary, at the direction of the Lenders required pursuant to Sections 10.10 and 10.11), the Borrower and (in the case of the Security and Pledge Agreement) Guarantors and without the requirement for any consent from the Tranche C Collateral Agent or any of the Tranche C Lenders.
      With respect to (i) actions which may be taken by the Borrower or the Guarantors under any of the Loan Documents only upon having obtained the prior consent (written or otherwise) from a collateral agent, such actions may be taken, to the extent relating to Tranche A and B Priority Collateral, with the consent from the Collateral Agent (having consulted, to the extent applicable, with the other Collateral Agent) without the need for any consent from the Tranche C Collateral Agent and, to the extent relating to Tranche C Priority Collateral, with the consent from the Tranche C Collateral Agent and without the need for any consent from the Collateral Agent, (ii) provisions of the Loan Documents which provide that the Borrower or the Guarantors shall take any action relating to the maintenance or perfection of security interests or provide any information requested by a collateral agent, the Borrower or Guarantors shall comply with any such request from either the Collateral Agent (having consulted, to the extent applicable, with the other Collateral Agent) or the Tranche C Collateral Agent and (iii) any provisions of the Loan Documents which require that the Borrower or the Guarantors provide any notice or information to a collateral agent, such notice or information shall be provided to both the Collateral Agent and the Tranche C Collateral Agent.
    Contesting Liens or Security Interest. Each of the Collateral Agent, for itself and on behalf of the Tranche A Lenders and the Tranche B Lenders, and the Tranche C Collateral Agent, for itself and on behalf of the Tranche C Lenders, agrees that neither the Collateral Agent (nor the Tranche A Lenders or the Tranche B Lenders) nor the Tranche C Collateral Agent (nor the Tranche C Lenders) shall be entitled to contest the validity, perfection, priority or enforceability of any lien or security interest granted to the other and each of the Collateral Agent and the Tranche C Collateral Agent hereby agrees to reasonably cooperate in the defense of any action contesting the validity, perfection, priority or enforceability of such liens or security interest.
    No Benefit to Third Parties. The terms and provisions of this Section 11 shall be for the sole benefit of the Collateral Agent, the Tranche A Lenders, the Tranche B Lenders, the Tranche C Collateral Agent and Tranche C Lenders and their respective successors and assigns, and no other person, firm, entity or corporation shall have any right, benefit, priority, or interest under, or because of this Section 11.
    Limitation on Inter-Agent Liability. Except as expressly provided in this Section 11, neither the Collateral Agent nor the Tranche C Collateral Agent shall have any liability to the other except for gross negligence or willful misconduct with respect to the performance or non-performance of a duty to the other.
    Amendments to Financing Arrangements or to this Agreement. The Collateral Agent and the Tranche C Collateral Agent shall notify the other party of any written amendment or modification to the Aircraft Mortgage or the Tranche C Aircraft Mortgage.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and the year first written.

[Signature pages and exhibits intentionally omitted]

EXHIBIT B
TO
THIRTEENTH AMENDMENT

FORM OF SIXTH AMENDMENT TO AIRCRAFT MORTGAGE

EXHIBIT C
TO
THIRTEENTH AMENDMENT

FORM OF THIRD AMENDMENT AND SUPPLEMENTAL GRANT TO

SGR SECURITY AGREEMENT

EXHIBIT D
TO
THIRTEENTH AMENDMENT

FORM OF SECOND AMENDMENT AND SUPPLEMENTAL GRANT

TO SECURITY AND PLEDGE AGREEMENT

EXHIBIT E
TO
THIRTEENTH AMENDMENT

DESCRIPTION OF SLOT TRANSACTIONS

This Exhibit has reference to (i) the Revolving Credit, Term Loan and Guaranty Agreement dated as of December 24, 2002 (as at any time modified, the "Credit Agreement") among United Air Lines, Inc. (the "Borrower"), the Guarantors named therein, the Lenders party thereto, JPMorgan Chase Bank, N.A. ("JPMCB") and Citicorp USA, Inc. ("CITI"), as co-administrative agents, JPMorgan Chase Bank, N.A. and JPMorgan Chase Bank, N.A., as paying agent) (ii) the Waiver, Consent and Thirteenth Amendment to the Credit Agreement dated as of August 11, 2005 (the "Thirteenth Amendment") and (iii) the Slot, Gate and Route Security and Pledge Agreement, dated as of December 24, 2002 (as at any time modified, the "SGR Agreement"), by and between the Borrower, JPMorgan Chase and CITI as "Collateral Agent" and JPMorgan Chase as "Tranche C Collateral Agent." All terms used herein that are defined in the Credit Agreement have the same meanings herein.

  General Description of Slot Transactions.

  The Borrower has requested that, notwithstanding anything to the contrary in the Credit Agreement or the SGR Agreement, it be permitted to: (a) exchange one pair of Primary Foreign Slots located at London Heathrow Airport and described on Schedule I to this Exhibit E to the Thirteenth Amendment (the "Present Exchanged Slots") for a corresponding number of slots located at London Heathrow Airport to be determined at the time of the exchange (the "Present Replacement Slots") (such transactions, the "Present Transactions") and (b) exchange one additional pair of Primary Foreign Slots located at London Heathrow Airport which pair of Primary Foreign Slots shall be acceptable to the Collateral Agents and the Appraiser in their respective reasonable discretion (the "Future Exchanged Slots") for a corresponding number of slots located at London Heathrow Airport to be determined at the time of the exchange (the "Future Replacement Slots") (such transactions, the "Future Transactions"; and together with the Present Transactions, the "Slot Transactions"). For commercial reasons, the Borrower may decide to return the Present Replacement Slots and the Future Replacement Slots to the slot coordinator for London Heathrow Airport following the consummation of the Present Transactions (and, in the case of the Future Replacement Slots, following the consummation of the Future Transactions). A narrative description of the Present Transactions is provided in the summary from the Borrower contained in Section B of this Exhibit E. The final documentation relating to the Slot Transactions shall be reasonably satisfactory to the Collateral Agent.

  The Borrower has requested that the Lenders consent to the consummation of each of the Slot Transactions.

  Summary of Present Exchange.

  Exchange Agreement with Third Party.

  The Borrower and a third party airline reasonably acceptable to the Agents ("TP") are negotiating an exchange agreement (the "Exchange Agreement") under which United and TP will exchange one pair of Primary Foreign Slots for each of the summer and winter seasons at London Heathrow Airport. As part of this transaction, the Borrower may, for commercial reasons, return the Replacement Slots it receives to the London Heathrow Slot Coordinator following consummation of the exchange. At a later date to be mutually agreed, the Borrower may have the right to require TP to enter into and perform a mirror exchange pursuant to which the Borrower would receive back all of the Primary Foreign Slots it exchanged with TP. The proposed Exchange Agreement will enable the Borrower to better match its current operations at London Heathrow with demand, while both maintaining its ability to use the exchanged Primary Foreign Slots in the future and providing the Borrower with economic benefit as a result of such agreement.

  Specific Requests with Respect to Loan Documents.

  SGR Agreement

  The Borrower specifically requested that:

  (1) notwithstanding the limitations on dispositions of Collateral (as defined in the SGR Agreement) or the provisions relating to the maintenance or preservation of such Collateral contained in Sections 6(a)(ii), 6(c), 6(e), 6(f) and 6(g) of the SGR Agreement, and pursuant to the terms of the Slot Transactions described on Section B hereof, the Lenders consent to (i) the transfer of the Present Exchanged Slots and the Future Exchanged Slots and (ii) in the event the Borrower determines to return the Present Replacement Slots or the Future Replacement Slots, the return of such slots; and

  (2) upon the consummation of the Slot Transactions pursuant to the terms described in this Exhibit E to the Thirteenth Amendment (including Section B hereof), the Present Exchanged Slots and the Present Replacement Slots and, upon the consummation of the Future Exchange, the Future Exchanged Slots and the Future Replacement Slots be excluded from the representations and warranties required pursuant to Sections 4(a), (b), (f) and (i) of the SGR Agreement.

  Credit Agreement

  The Borrower also specifically requested that:

  (1) notwithstanding the affirmative covenants regarding the use, maintenance and preservation of Primary Foreign Slots, Primary Routes and Supporting Route Facilities contained in Sections 5.14 and 5.15 of the Credit Agreement and pursuant to the terms of the Slot Transactions described in this Exhibit E to the Thirteenth Amendment (including Section B hereof), the Lenders consent to (i) the transfer of the Present Exchanged Slots and the Future Exchanged Slots and (ii) in the event that the Borrower determines to return the Present Replacement Slots or the Future Replacement Slots, the return of such slots; and

  (2) upon the consummation of the Slot Transactions pursuant to the terms described in this Exhibit E to the Thirteenth Amendment (including Section B hereof), the Present Exchanged Slots and the Present Replacement Slots and, upon the exercise of the Future Exchange, the Future Exchanged Slots and the Future Replacement Slots, be excluded from the representations and warranties required pursuant to Section 3.13 of the Credit Agreement with respect to Primary Foreign Slots.

  Agreements; Effectiveness; Miscellaneous.
The Borrower and the Lenders hereby agree that Schedule 1.01(b) to the Credit Agreement and Schedule 4(f) to the SGR Agreement shall be deemed to be modified to reflect the removal of the Present Exchanged Slots and the Future Exchanged Slots upon the consummation of the Present Exchange and the Future Exchange, respectively.

By their execution and delivery of the Thirteenth Amendment, the Lenders hereby agree to the consents and waivers requested herein; provided, however, that effectiveness of the consents and waivers granted herein shall be subject to the final terms and conditions of the Slot Transactions being satisfactory to the Collateral Agent and to the Appraiser in their respective sole and absolute discretion.

The consents set forth in this Exhibit shall not become effective until the Effective Date (as defined in the Thirteenth Amendment).

Schedule I to

Exhibit E to Waiver, Consent and Thirteenth Amendment
DESCRIPTION OF PRESENT EXCHANGED SLOTS

A/D	Time	DooP	Effective Dates

Arr	0925 Local	Daily	Year Round
Dep	1800 Local	Daily	Year Round

EXHIBIT F
TO
THIRTEENTH AMENDMENT

SCHEDULE B TO CREDIT AGREEMENT

Tranche C Priority Collateral

Leased or Owned	Aircraft Type	Registration Number	Serial Number	Manufacture Date	Engine Type	Engine Serial Numbers
Leased	737-3	N202UA	24717	10/12/1990	CFM56-3C1	724690, 724691
Leased	737-3	N203UA	24718	10/25/1990	CFM56-3C1	725718, 725719
Leased	737-3	N398UA	24673	9/24/1990	CFM56-3C1	724431, 724453
Leased	737-3	N399UA	24674	10/9/1990	CFM56-3C1	724670, 724736
Owned	747-4	N193UA	26890	8/7/1996	PW4056-3	727574, 727575, 727576, 727577
Owned	747-4	N194UA	26892	9/19/1996	PW4056-3	727587, 727588, 727594, 727595
Owned	777A	N776UA	26937	4/11/1996	PW4077	777003, 777047
Owned	777A	N778UA	26940	7/18/1996	PW4077	777011, 777052
Owned	777A	N780UA	26944	8/6/1996	PW4077	777014, 777054
Owned	777B	N786UA	26938	4/4/1997	PW4090-3	222007, 222008
Owned	A320	N433UA	589	6/3/1996	V2500	V10165, V10167
Owned	A320	N434UA	592	6/10/1996	V2500	V10170, V10171
Owned	A320	N435UA	613	9/3/1996	V2500	V10182, V10183
Owned	A320	N436UA	638	12/10/1996	V2500	V10192, V10193

EXHIBIT G
TO
THIRTEENTH AMENDMENT

EXHIBIT I TO CREDIT AGREEMENT

Form of Tranche C Aircraft Mortgage

EXHIBIT H
TO
THIRTEENTH AMENDMENT

SCHEDULE 3.06 TO CREDIT AGREEMENT

SUBSIDIARIES

Subsidiaries	Shareholder	Percentage of Issued Shares Owned By Shareholder
Four Star Leasing, Inc.	UAL Corporation	100%
UAL Benefits Management, Inc.	UAL Corporation	95%
	Health Care Service Corporation	5%
UAL Company Services, Inc.	UAL Corporation	100%
Air Wis Services, Inc.	UAL Corporation	100%
Air Wisconsin, Inc.	Air Wis Services, Inc.	100%
United BizJet Holdings, Inc.	UAL Corporation	100%
BizJet Charter, Inc.	United BizJet Holdings, Inc.	100%
BizJet Fractional, Inc.	United BizJet Holdings, Inc.	100%
BizJet Services, Inc.	United BizJet Holdings, Inc.	100%
UAL Loyalty Services, LLC	United Air Lines, Inc.	100%
Ameniti Travel Clubs, Inc.	MyPoints.com, Inc.	100%
Mileage Plus Holdings, Inc.	UAL Loyalty Services, LLC	100%
Mileage Plus Marketing, Inc.	Mileage Plus Holdings, Inc.	100%
MyPoints.com, Inc.	UAL Corporation	100%
Cybergold, Inc.	MyPoints.com, Inc.	100%
itarget.com, inc.	MyPoints.com, Inc.	100%
MyPoints Offline Services, Inc.	MyPoints.com, Inc.	100%
United Air Lines, Inc.	UAL Corporation	100%
Kion Leasing, Inc.	United Air Lines, Inc.	100%
Premier Meeting and Travel Services, Inc.	United Air Lines, Inc.	100%
United Aviation Fuels Corporation	United Air Lines, Inc.	100%
United Cogen, Inc.	United Air Lines, Inc.	100%
United GHS, Inc.	United Air Lines, Inc.	100%
United Vacations, Inc.	United Air Lines, Inc.	100%
United Worldwide Corporation	United Air Lines, Inc.	100%
Mileage Plus, Inc.	United Air Lines, Inc.	100%
Domicile Management Services, Inc.	Air Wis Services, Inc.	99.9%
	United Air Lines, Inc.	.1%
ULS Ventures, Inc.	UAL Loyalty Services, LLC	100%
Four Star Insurance Co. Ltd.	UAL Corporation	100%
Kion de Mexico, S.A. de C.V.	United Air Lines, Inc.	99%
Covia LLC	United Air Lines, Inc.	100%
United Air Lines Ventures, Inc.	United Airlines, Inc.	100%
Galileo Japan Partnership	Covia LLC	56%

SCHEDULE 1
TO
THIRTEENTH AMENDMENT

DESCRIPTION OF CHARLES DEGAULLE SLOTS

TO BE RELINQUISHED

A/D	Time	DooP	Effective Dates

Arr	1030 UTC	On Sunday	30 October only
Arr	1130 UTC	Daily	31October - 25March
Dep	1420 UTC	Daily	30October - 25March
EXHIBIT B
TO
THIRTEENTH AMENDMENT

SIXTH AMENDMENT TO AIRCRAFT, SPARE ENGINES
AND SPARE PARTS
MORTGAGE AND SECURITY AGREEMENT

            THIS SIXTH AMENDMENT TO AIRCRAFT, SPARE ENGINES AND SPARE PARTS MORTGAGE AND SECURITY AGREEMENT dated as of August __, 2005 (this "Mortgage Amendment") made by UNITED AIR LINES, INC., a Delaware corporation and a debtor-in-possession under Chapter 11 of the Bankruptcy Code (the "Grantor"), in favor of JPMORGAN CHASE BANK, N.A. (formerly known as JPMorgan Chase Bank) and CITICORP USA, INC., acting as co-collateral agents (together, the "Collateral Agent").

W I T N E S S E T H

            WHEREAS, the Grantor and the Collateral Agent entered into that certain Aircraft, Spare Engines and Spare Parts Mortgage and Security Agreement, dated as of December, 24, 2002 (as heretofore amended, restated, extended, supplemented or otherwise modified in writing from time to time, herein called the "Mortgage"; capitalized terms used herein but not defined shall have the meaning ascribed to them in the Mortgage) in order to secure the Obligations of the Grantor under that certain Revolving Credit, Term Loan and Guaranty Agreement, dated as of December 24, 2002 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, herein called the "Credit Agreement"), among the Grantor, a debtor and a debtor-in-possession in a case pending under Chapter 11 of the Bankruptcy Code, UAL Corporation, a Delaware corporation and the parent company of the Grantor (the "Parent"), and all of the direct and indirect subsidiaries of the Grantor and the Parent signatory thereto (the "Subsidiaries" and together with the Parent, each a "Guarantor" and collectively the "Guarantors"), each of which Guarantors referred to in this paragraph is a debtor and a debtor-in-possession in a case pending under Chapter 11 of the Bankruptcy Code (the cases of the Borrower and the Guarantors, each a "Case" and collectively, the "Cases"), JPMorgan Chase Bank, N.A. (formerly known as JPMorgan Chase Bank), a national banking corporation ("JPMorgan Chase"), Citicorp USA, Inc., a Delaware corporation ("CITI"), JPMorgan Chase Bank, N.A. (successor by merger to Bank One, NA), a national banking corporation ("Bank One"), The CIT Group/Business Credit, Inc., a New York corporation ("CIT Group"), each of the other financial institutions from time to time party thereto (together with JPMorgan Chase, Citi, Bank One and CIT Group, the "Lenders"), JPMorgan Chase and Citi, as co-administrative agents (together, the "Agents") for the Lenders and JPMorgan Chase as paying agent (in such capacity, the "Paying Agent") for the Lenders;

            WHEREAS, the Mortgage was filed for recordation with the Federal Aviation Administration along with the Aircraft, Spare Engines and Spare Parts Mortgage and Security Agreement Supplement No. 1 ("Mortgage Supplement No. 1") on December 24, 2002, and the Mortgage and Mortgage Supplement No. 1 were recorded by the Federal Aviation Administration on February 26, 2003 as Conveyance No. MM024558;

            WHEREAS, the Mortgage was previously supplemented by the Aircraft, Spare Engines and Spare Parts Mortgage and Security Agreement Supplement No. 2, dated March 19, 2003, executed by Grantor, recorded by the Federal Aviation Administration on March 26, 2003 and assigned Conveyance No. YY036809;

            WHEREAS, the Mortgage was previously supplemented by the Aircraft, Spare Engines and Spare Parts Mortgage and Security Agreement Supplement No. 3, dated July 11, 2003, executed by Grantor, recorded by the Federal Aviation Administration on August 1, 2003, as Conveyance No. H109394;

            WHEREAS, the Mortgage was previously supplemented by the Aircraft, Spare Engines and Spare Parts Mortgage and Security Agreement Supplement No. 4, dated March 12, 2004, executed by Grantor, recorded by the Federal Aviation Administration on April 23, 2004 and assigned Conveyance No. U083669;

            WHEREAS, the Mortgage was previously supplemented by the Aircraft, Spare Engines and Spare Parts Mortgage and Security Agreement Supplement No. 5, dated August 25, 2004, executed by Grantor, recorded by the Federal Aviation Administration on October 29, 2004 and assigned Conveyance No. FF003509;

            WHEREAS, the Mortgage was previously supplemented by the Aircraft, Spare Engines and Spare Parts Mortgage and Security Agreement Supplement No. 6, dated October 13, 2004, executed by Grantor, recorded by the Federal Aviation Administration on November 18, 2004 and assigned Conveyance No. ZZ030843;

            WHEREAS, the Mortgage was previously supplemented by the Aircraft, Spare Engines and Spare Parts Mortgage and Security Agreement Supplement No. 7, dated October 29, 2004, executed by Grantor, recorded by the Federal Aviation Administration on November 18, 2004 and assigned Conveyance No. GG033321;

            WHEREAS, the Mortgage was previously supplemented by the Aircraft, Spare Engines and Spare Parts Mortgage and Security Agreement Supplement No. 8, dated November 10, 2004, executed by Grantor, recorded by the Federal Aviation Administration on December 16, 2004 and assigned Conveyance No. H112344;

            WHEREAS, the Mortgage was previously supplemented by the Aircraft, Spare Engines and Spare Parts Mortgage and Security Agreement Supplement No. 9, dated November 30, 2004, executed by Grantor, recorded by the Federal Aviation Administration on December 16, 2004 and assigned Conveyance No. R065812;

            WHEREAS, the Mortgage was previously supplemented by the Aircraft, Spare Engines and Spare Parts Mortgage and Security Agreement Supplement No. 10, dated February 22, 2005, executed by Grantor, recorded by the Federal Aviation Administration on March 24, 2005 and assigned Conveyance No. M006119;

            WHEREAS, the Mortgage was previously supplemented by the Aircraft, Spare Engines and Spare Parts Mortgage and Security Agreement Supplement No. 11, dated July 18, 2005, executed by Grantor, filed with the Federal Aviation Administration on July 18, 2005 but not yet recorded;

            WHEREAS, the Mortgage was previously amended by the First Amendment to Aircraft, Spare Engines and Spare Parts Mortgage and Security Agreement dated as of May 7, 2004 (the "First Mortgage Amendment"), executed by Grantor and the Collateral Agent, recorded by the Federal Aviation Administration on June 28, 2004 as Conveyance No. XX026858;

            WHEREAS, the Mortgage was previously amended by the Second Amendment to Aircraft, Spare Engines and Spare Parts Mortgage and Security Agreement dated as of September 1, 2004 (the "Second Mortgage Amendment"), executed by Grantor and the Collateral Agent, recorded by the Federal Aviation Administration on October 20, 2004 as Conveyance No. FF003475;

            WHEREAS, the Mortgage was previously amended by the Third Amendment to Aircraft, Spare Engines and Spare Parts Mortgage and Security Agreement dated as of February 22, 2005 (the "Third Mortgage Amendment"), executed by Grantor and the Collateral Agent, recorded by the Federal Aviation Administration on March 24, 2005 as Conveyance No. M006120;

            WHEREAS, the Mortgage was previously amended by the Fourth Amendment to Aircraft, Spare Engines and Spare Parts Mortgage and Security Agreement dated as of April 27, 2005 (the "Fourth Mortgage Amendment"), executed by Grantor and the Collateral Agent, recorded by the Federal Aviation Administration on May 17, 2005 as Conveyance No. K039819;

            WHEREAS, the Mortgage was previously amended by the Fifth Amendment to Aircraft, Spare Engines and Spare Parts Mortgage and Security Agreement dated as of July 18, 2005 (the "Fifth Mortgage Amendment"), executed by Grantor and the Collateral Agent, recorded by the Federal Aviation Administration on [_____ __, 2005] as [Conveyance No. __________];

            WHEREAS, a listing of the Airframes, Engines, Spare Engines and Spare Parts Locations currently subject to the Mortgage is attached as Exhibit 1 to this Mortgage Amendment;

            WHEREAS, the parties to the Credit Agreement have entered into certain amendments to the Credit Agreement;

            WHEREAS, (a) a copy of the Credit Agreement as in effect on December 24, 2002 was attached to the Mortgage as Exhibit C, (b) an unexecuted composite conformed copy of the Credit Agreement reflecting modifications made to the Credit Agreement through and including the Seventh Amendment to Revolving Credit, Term Loan and Guaranty Agreement dated as of May 7, 2004 was added as Exhibit D to the Mortgage pursuant to the First Mortgage Amendment, (c) Exhibit D to the Mortgage was replaced with an updated unexecuted composite conformed copy of the Credit Agreement reflecting modifications made to the Credit Agreement through and including the Waiver, Consent and Eighth Amendment to Revolving Credit, Term Loan and Guaranty Agreement dated as of July 22, 2004 pursuant to the Second Mortgage Amendment, (d) Exhibit D to the Mortgage was further replaced with an updated unexecuted composite conformed copy of the Credit Agreement reflecting modifications made to the Credit Agreement through and including the Waiver, Consent and Tenth Amendment to Revolving Credit, Term Loan and Guaranty Agreement dated as of February 22, 2004 pursuant to the Third Mortgage Amendment, (e) Exhibit D to the Mortgage was further replaced with an updated unexecuted composite conformed copy of the Credit Agreement reflecting modifications made to the Credit Agreement through and including the Waiver, Consent and Eleventh Amendment to Revolving Credit, Term Loan and Guaranty Agreement dated as of April 8, 2004 pursuant to the Third Mortgage Amendment and (f) Exhibit D to the Mortgage was further replaced with an updated unexecuted composite conformed copy of the Credit Agreement reflecting modifications made to the Credit Agreement through and including the Waiver, Consent and Twelfth Amendment to Revolving Credit, Term Loan and Guaranty Agreement dated as of June 27, 2005 pursuant to the Fourth Mortgage Amendment;

            WHEREAS, the parties to the Credit Agreement have entered into that certain Waiver, Consent and Thirteenth Amendment to Revolving Credit, Term Loan and Guaranty Agreement dated as of August 11, 2005 (the "Thirteenth Amendment"), which Thirteenth Amendment will, among other things, implement a new Tranche C Term Loan; and

            WHEREAS, in connection with the execution of the Thirteenth Amendment, the Grantor and the Collateral Agent have agreed that the Mortgage shall be amended as set forth herein subject to and upon the terms and conditions set forth herein.

            NOW, THEREFORE, the parties hereto hereby agree as follows:

            1.  Amendment to Witnesseth Section. The fourth paragraph appearing in the Witnesseth section of the Mortgage is hereby amended to read in its entirety as follows:

    WHEREAS, pursuant to that certain Revolving Credit, Term Loan and Guaranty Agreement, dated as of December 24, 2002 (as previously amended, restated, extended, supplemented or otherwise modified by that certain Waiver and Amendment Letter dated as of February 7, 2003, that certain First Amendment to Revolving Credit, Term Loan and Guaranty Agreement dated as of February 10, 2003, that certain Second Amendment to Revolving Credit, Term Loan and Guaranty Agreement dated as of February 10, 2003, that certain Correction Letter dated as of February 14, 2003, that certain Third Amendment to Revolving Credit, Term Loan and Guaranty Agreement dated as of February 18, 2003, that certain Fourth Amendment to Revolving Credit, Term Loan and Guaranty Agreement dated as of March 27, 2003, that certain Waiver and Fifth Amendment to Revolving Credit, Term Loan and Guaranty Agreement dated as of May 15, 2003, that certain Waiver and Sixth Amendment to Revolving Credit, Term Loan and Guaranty Agreement dated as of October 10, 2003, that certain Seventh Amendment to Revolving Credit, Term Loan and Guaranty Agreement dated as of May 7, 2004, that certain Waiver and Eighth Amendment to Revolving Credit, Term Loan and Guaranty Agreement dated as of July 21, 2004, that certain Waiver, Consent and Ninth Amendment to Revolving Credit, Term Loan and Guaranty Agreement dated as of November 5, 2004, that certain Waiver, Consent and Tenth Amendment to Revolving Credit, Term Loan and Guaranty Agreement dated as of January 26, 2005, that certain Waiver, Consent and Eleventh Amendment to Revolving Credit, Term Loan and Guaranty Agreement dated as of April 8, 2005, that certain Waiver, Consent and Twelfth Amendment to Revolving Credit, Term Loan and Guaranty Agreement dated as of June 27, 2005 and that certain Waiver, Consent and Thirteenth Amendment to Revolving Credit, Term Loan and Guaranty Agreement dated as of August 11, 2005 (the "Thirteenth Amendment"), and as may be further amended, restated, extended, supplemented or otherwise modified in writing from time to time, the "Credit Agreement"; a copy of the Credit Agreement as executed on December 24, 2002 is attached hereto as Exhibit C; an unexecuted conformed copy of the Credit Agreement as amended through and including the Thirteenth Amendment is attached hereto as Exhibit D), among the Grantor, UAL Corporation, the parent company of the Grantor (the "Parent"), each of the direct and indirect Subsidiaries of the Grantor from time to time party thereto, JPMorgan Chase Bank, N.A. (formerly known as JPMorgan Chase Bank), Citicorp USA, Inc. and the other lenders from time to time party thereto, JPMorgan Chase Bank, N.A., (formerly known as JPMorgan Chase Bank) as Paying Agent, and JPMorgan Chase Bank, N.A. (formerly known as JPMorgan Chase Bank) and Citicorp USA, Inc. (each, as a co-administrative agent on behalf of the Tranche A and B Lenders and a co-collateral agent on behalf of the Tranche A and B Lenders), the Lenders and the Tranche C Lenders have agreed to make the Loans to and issue Letters of Credit on behalf of the Grantor;
            2.  Amendment to Granting Clause. The Granting Clause is hereby amended by (A) deleting the words "the Obligations" appearing in Paragraph 1 therein and inserting in lieu thereof the words "Tranches A and B Obligations", (B) inserting the words "(subject to the prior rights granted to the Tranche C Collateral Agent on the Tranche C Priority Collateral)" immediately after the words "such other Persons, a first priority" appearing in Paragraph 1 therein and (C) inserting the words "(subject to the prior rights granted to the Tranche C Collateral Agent on the Tranche C Priority Collateral)" immediately after the words "continuing security interest in and first priority" appearing in Paragraph 1 therein.
    Amendment to Habendum Clause. The Habendum Clause is hereby amended by deleting the words "Bank One Mortgage" each time they appear in Paragraph 4 therein and inserting in each case in lieu thereof the words "Tranche C Aircraft Mortgage".
            3.  Amendments to Section 1.01. Section 1.01 of the Mortgage is hereby amended by (A) deleting in its entirety the definition of the term "Bank One Mortgage", (B) amending the definition of the term "Permitted Encumbrances" by deleting clause (h) appearing therein in its entirety and inserting the following new clause (h) in lieu thereof:
    "(h) the Liens in favor of the Tranche C Collateral Agent pursuant to the Tranche C Aircraft Mortgage securing the Grantor's obligations to the Tranche C Lenders under the Credit Agreement.",
(C) inserting the following new definitions of the terms "Lenders", "Loan", "Tranche A and B Lenders", "Tranche A and B Priority Collateral", "Tranche C Aircraft Mortgage", "Tranche C Collateral Agent", "Tranche C Lenders", "Tranche C Obligations", "Tranche C Priority Collateral" and "Tranches A and B Obligations" in appropriate alphabetical order:
    "Lenders" shall mean the Tranche A Lenders and the Tranche B Lenders, each as defined in the Credit Agreement.

    "Loan" shall mean, collectively, the Tranche A Loans and the Tranche B Loan, each as defined in the Credit Agreement.

    "Tranche A and B Lenders" shall mean the Tranche A Lenders and the Tranche B Lenders, each as defined in the Credit Agreement.

    "Tranche A and B Priority Collateral" shall mean the Collateral excluding the Tranche C Priority Collateral.

    "Tranche C Aircraft Mortgage" shall mean the Aircraft, Spare Engines and Spare Parts Mortgage and Security Agreement dated as of August __, 2005 by Grantor in favor of JPMorgan Chase Bank, N.A., as Collateral Agent for the Tranche C Lenders, securing the obligations owing to the Tranche C Lenders under the Credit Agreement, subordinate to the security interests created hereunder on the Tranche A and B Priority Collateral pursuant to the terms of the intercreditor provisions contained in Section 11 of the Credit Agreement.

    "Tranche C Collateral Agent" shall mean JPMorgan Chase, N.A. in its capacity as collateral agent for the Tranche C Lenders.

    "Tranche C Lenders" shall mean the meaning specified therefor in the Credit Agreement.

    "Tranche C Obligations" shall have the meaning specified therefor in the Credit Agreement.

    "Tranche C Priority Collateral" shall mean the meaning specified therefor in the Credit Agreement".

    "Tranches A and B Obligations" shall have the mean specified therefor in the Credit Agreement.

            4.  Amendment to Section 2.01(a)(3). Section 2.01(a)(3) is hereby amended by (A) inserting the words "(A) with respect to Tranche C Priority Collateral prior to the indefeasible payment in full of the Tranche C Obligations, so long as effectuated pursuant to Section 2.01(a)(3) of the Tranche C Aircraft Mortgage, and (B) with respect to all other Collateral," immediately following the words "and be continuing or result therefrom, the Grantor may," appearing in the first paragraph therein, and (B) inserting the words "in accordance with this Section 2.01(a)(3)" immediately following the words "Prior to any such re-registration of an Aircraft" where such words appear in the first sentences of the second, third and fifth paragraphs therein.

            5.  Amendment to Section 2.01(b). Section 2.01(b) is hereby amended by (A) inserting the words "(including Liens in favor of the Tranche C Collateral Agent under the Tranche C Aircraft Mortgage)" immediately following the words "except: (A) Permitted Encumbrances" appearing in clause (iii) therein, (B) inserting the words "(1) in the case of Tranche C Priority Collateral prior to the indefeasible payment in full of the Tranche C Obligations so long as permitted by Section 2.01(b)(vii) of the Tranche C Aircraft Mortgage and (2) in the case of all other Collateral," immediately following the words "without limitation, a Wet Lease) of" appearing in clause (vii) therein, (C) inserting the words "in the case of clause (2)," immediately after the words "with the consent of the Required Lenders; provided that," appearing in clause (vii) therein, (D) inserting the words "and the Tranche C Collateral Agent under the Tranche C Aircraft Mortgage" immediately following the words "the perfected Lien of the Collateral Agent under this Mortgage" appearing in clause (viii) therein and (E) deleting the words "quick engine exchange kits" appearing in clause (viii)(D)(2) appearing therein and inserting in lieu thereof the words "quick engine change kits".

            6.  Amendment to Section 2.01(c). Section 2.01(c) is hereby amended by (A) deleting the words "On or prior to the Closing Date, or as soon thereafter as practicable (and, in any event, within 30 days of the Closing Date)," appearing in the initial paragraph thereof and inserting in lieu thereof words "On or prior to (a) in the case of Collateral constituting Tranche A and B Priority Collateral, the Closing Date, or as soon thereafter as practicable (and, in any event, within 30 days of the Closing Date) and (b) in the case of Collateral constituting Tranche C Priority Collateral, the date of the filing of the Tranche C Aircraft Mortgage, or as soon thereafter as practicable (and, in any event, within 30 days of such filing)," and (B) deleting the words "placing its customary colors and insignia on Airframe, Engine or Spare Engine" appearing in the final paragraph thereof and inserting in lieu thereof the words "(i) placing its customary colors and insignia on an Airframe, Engine or Spare Engine or (ii) placing such nameplates reflecting the liens on such Aircraft, Engine or Spare Engine held by the Tranche C Collateral Agent as required by Section 2.01(c) of the Tranche C Aircraft Mortgage.".

            7.  Amendment to Section 2.03(b)(1). Section 2.03(b)(1) is hereby amended by inserting the words "(other than in the case of losses with respect to Tranche C Priority Collateral prior to the indefeasible payment in full of the Tranche C Aircraft Mortgage, which shall be adjusted pursuant to Section 2.03(b) of the Tranche C Aircraft Mortgage)" immediately after the words "adjustment without the consent of the Collateral Agent" appearing in the final paragraph thereof.

            8.  Amendment to Section 2.03(h). Section 2.03(h) is hereby deleted in its entirety and replaced with the following new clause:

    "(h) Terms of Insurance Policies. Any policies carried in accordance with the terms hereof covering the Aircraft, Engines and Spare Engines, and any policies taken out in substitution or replacement for any such policies, (A) shall name the Additional Insureds as additional insureds and (i) prior to the indefeasible payment in full of all Tranche C Obligations, with respect to the Tranche A and B Priority Collateral and (ii) thereafter, with respect to all Collateral, name the Collateral Agent as loss payee, as their respective interests may appear (but without imposing on any such party liability to pay premiums with respect to such insurance), (B) shall provide that if the insurers cancel such insurance for any reason whatever, or if the same is allowed to lapse for non-payment of premium or if any material change is made in the insurance which adversely affects the interest of any additional insured named in accordance with clause (A) (a "Named Additional Insured"), such lapse, cancellation or change shall not be effective as to any Named Additional Insured for thirty days (twenty days in the case of lapse for non-payment of premiums and seven days in the case of war risk and allied perils coverage) after receipt by such Named Additional Insured of written notice by such insurers of such lapse, cancellation or change; provided, however, that if any notice period specified above is not reasonably obtainable, such policies shall provide for as long a period of prior notice as shall then be reasonably obtainable, (C) shall provide that in respect of the respective interests of each Named Additional Insured in such policies the insurance shall not be invalidated by any action or inaction of the Grantor (or any Permitted Lessee) or any other Person and shall insure the respective interests of the Named Additional Insureds, as they appear, regardless of any breach or violation of any warranty, declaration or condition contained in such policies by the Grantor (or any Permitted Lessee) or by any other Person, (D) shall be primary without any right of contribution from any other insurance which is carried by any Named Additional Insured, (E) shall expressly provide that all of the provisions thereof, except the limits of liability, shall operate in the same manner as if there were a separate policy covering each insured, (F) shall waive any right of the insurers to set-off, recoupment or counterclaim or any other deduction, whether by attachment or otherwise, in respect of any liability of any Named Additional Insured, (G) shall specifically refer to this Section 2.03, (H) in the case of hull insurance policies carried in accordance with this Section 2.03, shall name the Collateral Agent as loss payee, (I) shall waive any right of the insurers to subrogation against any Named Additional Insured and (J) shall provide for a 50/50 claims settlement per AVS 103 or its equivalent. Subject as provided in Section 2.03(h), nothing herein is intended to limit or restrict Grantor's (or any Permitted Lessee's) right to self-insure, to the extent of any applicable minimum per aircraft or engine (or, if applicable, per annum or other period), the hull or liability insurance deductible imposed by the applicable hull or liability insurer, which are commensurate with the standard deductibles in the aircraft industry for major U.S. commercial airlines.".
            9.   Amendment to Section 2.05(d). Section 2.05(d) of the Mortgage is hereby amended by inserting the words "(subject, only in the case of the Tranche C Collateral, to the prior rights of the Tranche C Collateral Agent on behalf of the Tranche C Lenders)" immediately after the words "will constitute a perfected security interest therein prior" appearing therein.

            10.  Amendment to Section 2.05(f). Section 2.05(f) of the Mortgage is hereby amended by (A) deleting the words "Bank One" appearing therein and (B) inserting the words "Tranche C Aircraft" in lieu thereof.

            11.  Amendment to Section 3.01(a). Section 3.01(a) of the Mortgage is hereby amended by (A) inserting the words "in accordance with Sections 2.13(e) and 11 of the Credit Agreement" immediately after the words "applied by the Paying Agent to the prepayment of the Loans" appearing therein and (B) inserting the following new sentence immediately following the final sentence appearing in the final paragraph therein:

    "Any Replacement Airframe which substitutes for an airframe which prior to such substitution constituted Tranche A and B Priority Collateral shall constitute Tranche A and B Priority Collateral. Any Replacement Airframe which substitutes for an airframe which prior to such substitution constituted Tranche C Priority Collateral shall constitute Tranche C Priority Collateral.".
            12.  Amendment to Section 3.01(b). Section 3.01(b) of the Mortgage is hereby amended by (A) inserting the words "in accordance with Section 2.13(e) of the Credit Agreement," immediately after the words "give the Collateral Agent written notice thereof and prepay an aggregate principal amount of the Loans" appearing therein and (B) inserting the following new sentence after the sentence immediately following the final sentence appearing in the final paragraph therein:
    "Any Replacement Engine which substitutes for an engine which prior to such substitution constituted Tranche A and B Priority Collateral shall constitute Tranche A and B Priority Collateral. Any Replacement Engine which substitutes for an engine which prior to such substitution constituted Tranche C Priority Collateral shall constitute Tranche C Priority Collateral.".
            13.  Amendment to Section 3.01(c). Section 3.01(c) of the Mortgage is hereby amended by deleting the second sentence appearing therein in its entirety and replacing it with the following new sentence:
    "Prior to the indefeasible payment in full of all Tranche C Obligations, with respect to Airframes and Engines constituting Tranche A and B Priority Collateral, and thereafter, with respect to all of the Collateral, all payments received by the Paying Agent or a Collateral Agent or the Grantor from such government for the use of such Airframe and Engines or engines shall be held by or paid over to the Collateral Agent as security for the obligations of the Grantor (or such Permitted Lessee) under this Mortgage and applied against the Grantor's obligations hereunder or under the Loan Documents as and when due.".
            14.  Amendment to Section 3.01(d). Section 3.01(d) of the Mortgage is hereby amended by inserting the following new sentences immediately following the final sentence appearing therein:
    "Any Replacement Engine which substitutes for an engine which prior to such substitution constituted Tranche A and B Priority Collateral shall constitute Tranche A and B Priority Collateral. Any Replacement Engine which substitutes for an engine which prior to such substitution constituted Tranche C Priority Collateral shall constitute Tranche C Priority Collateral.".
            15.  Amendment to Section 4.02. Section 4.02 of the Mortgage is hereby amended by (A) deleting the words "Section 7 of the Credit Agreement" appearing therein and inserting in lieu thereof the words "Sections 7 and 11 of the Credit Agreement" and (B) deleting the words "all of the Obligations" appearing in clause (ii) therein and inserting in lieu thereof the words "all of the Tranches A and B Obligations".

            16.  Amendment to Section 6.04. Section 6.04 of the Mortgage is hereby amended by inserting the words ", N.A. (f/k/a JPMorgan Chase Bank)" immediately following the words "JPMorgan Chase Bank" appearing therein.

            17.  Amendment to Section 6.08. Section 6.08 of the Mortgage is hereby amended by (A) deleting the words "the Agents, the Collateral Agent" appearing therein and inserting in lieu thereof the words "the Agents, the Tranche C Agent, the Collateral Agent, the Tranche C Collateral Agent" and (B) deleting the word "Unless" appearing in the first sentence thereof and inserting in lieu thereof the words "Subject to Section 6.10, unless".

            18.  Addition of Section 6.10. A new Section 6.10 is hereby added to the Mortgage to read as follows:

    "Section 6.10 Intercreditor Provisions. Notwithstanding anything to the contrary contained herein, the terms of this Mortgage (including, without limitation, the relative priorities between the liens granted to the Collateral Agent and the Tranche C Collateral Agent), and any rights and remedies of the Collateral Agent provided for herein, shall be subject to the intercreditor provisions contained in Section 11 of the Credit Agreement and in the event of any inconsistency between any provisions herein and therein, the provisions contained in Section 11 of the Credit Agreement shall govern.".
            19.  Amendment to Exhibits. The Mortgage is hereby amended by replacing Exhibit D thereto with Exhibit 2 to this Mortgage Amendment.

            20.  Conditions to Amendment Effectiveness. The amendments set forth in this Mortgage Amendment shall not become effective until the date and time at which this Mortgage Amendment is filed for recordation with the Federal Aviation Administration Aircraft Registry.

            21.  Costs and Expenses. The Grantor agrees that its obligations set forth in Section 10.05 of the Credit Agreement shall extend to the preparation, execution and delivery of this Mortgage Amendment, including the reasonable fees and disbursements of special counsel to the Agents (as defined in the Credit Agreement).

            22.  Representations and Warranties. The Grantor represents and warrants to the Collateral Agent, to induce the Collateral Agent to enter into this Mortgage Amendment, that each of the representations, warranties and covenants made by the Grantor in the Mortgage are true and correct in all material respects as of the date hereof except where such representation or warranty relates to a specific date, in which such representation or warranty shall be true and correct as of such date.

            23.  References. This Mortgage Amendment shall be limited precisely as written and shall not be deemed (a) to be a consent granted pursuant to, or a waiver or modification of, any other term or condition of the Mortgage or any of the instruments or agreements referred to therein or (b) to prejudice any right or rights which the Collateral Agent may now have or have in the future under or in connection with the Mortgage or any of the instruments or agreements referred to therein. Whenever the Mortgage is referred to in the Mortgage, the Credit Agreement or any of the instruments, agreements or other documents or papers executed or delivered in connection therewith, such reference shall be deemed to mean the Mortgage as modified by this Mortgage Amendment.

            24.  Counterparts. This Mortgage Amendment may be executed in any number of counterparts and by the different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute but one and the same instrument.

            25.  Applicable Law. This Mortgage Amendment shall be governed by, and construed in accordance with, the laws of the State of New York to the full extent provided in Section 6.05 of the Mortgage.

            26.    This Mortgage Amendment shall be construed as supplemental to the Mortgage and shall form a part thereof, and the Mortgage is hereby incorporated by reference herein and is hereby ratified, approved and confirmed.

[Signature pages intentionally omitted in Exhibit B to Thirteenth Amendment]

Exhibit 1 to
Mortgage Amendment
DESCRIPTION OF AIRFRAMES, ENGINES,
SPARE ENGINES AND SPARE PARTS LOCATIONS

Exhibit 2 to
Mortgage Amendment
EXHIBIT D
TO
AIRCRAFT, SPARE ENGINES AND SPARE PARTS
MORTGAGE AND SECURITY AGREEMENT

COMPOSITE CONFORMED
CREDIT AGREEMENT

EXHIBIT C
TO
THIRTEENTH AMENDMENT
THIRD AMENDMENT AND SUPPLEMENTAL GRANT
TO SLOT, GATE AND ROUTE
SECURITY AND PLEDGE AGREEMENT

            THIRD AMENDMENT AND SUPPLEMENTAL GRANT, dated as of August __, 2005 (this "Amendment"), to the SLOT, GATE AND ROUTE SECURITY AND PLEDGE AGREEMENT (as heretofore amended and as the same may be further amended, modified or supplemented, the "SGR Security Agreement"), dated as of December 24, 2002, made by UNITED AIR LINES, INC. ("United"), a Delaware corporation (the "Grantor"), a debtor and a debtor-in-possession in a case pending under Chapter 11 of the Bankruptcy Code, to (i) JPMORGAN CHASE BANK, N.A. (formerly known as JPMorgan Chase Bank) and CITICORP USA, INC., acting as co-collateral agents (together, the "Tranche A/B Collateral Agent") for the Tranche A Lenders and the Tranche B Lenders and (ii) JPMORGAN CHASE BANK, N.A. (formerly known as JPMorgan Chase Bank), acting as collateral agent (the "Tranche C Collateral Agent"; and together with the Tranche A/B Collateral Agent, the "Collateral Agent") for the Tranche C Lenders.

W I T N E S S E T H:

            WHEREAS, the Grantor entered into a Revolving Credit, Term Loan and Guaranty Agreement, dated as of December 24, 2002 (as hereto amended and as the same may be further amended, modified or supplemented, the "Credit Agreement") among the Borrower, the Guarantors party thereto, the Collateral Agent and the Lenders from time to time party thereto;

            WHEREAS, United has requested that various amendments to the Credit Agreement be effected pursuant to a Waiver, Consent and Thirteenth Amendment to the Credit Agreement dated as of August 11, 2005 (the "Thirteenth Amendment"), and the Grantor has requested that certain amendments be made to the SGR Security Agreement pursuant to this Amendment;

            WHEREAS, the Thirteenth Amendment, among other things, implements a new Tranche C Term Loan;

            WHEREAS, JPMorgan Chase Bank, N.A. is acting as the administrative agent and collateral agent with respect to the Tranche C Term Loan;

            WHEREAS, pursuant to the guaranty set forth in Section 9 of the Credit Agreement, the Guarantors have agreed to guarantee the payment in full of all the Obligations (including the Tranche C Obligations) of the Borrower under or in respect of the Credit Agreement;

            WHEREAS, it is a condition precedent to the making of the Tranche C Term Loan that the Grantor shall have granted a security interest in, pledge of and lien on the Collateral in favor of the Tranche C Collateral Agent (subject to Sections 2.23 and 11 of the Credit Agreement) as security for the Tranche C Obligations pursuant to Sections 364(c)(2) and 364(c)(3) of the Bankruptcy Code;

            WHEREAS, the grant of such security interest, pledge and lien has been authorized pursuant to Sections 364(c)(2) and 364(c)(3) of the Bankruptcy Code by the Thirteenth Amendment Order;

            WHEREAS, to supplement the Orders, including the Thirteenth Amendment Order, without in any way diminishing or limiting the effect of the Orders, including the Thirteenth Amendment Order, or the security interest, pledge and lien granted thereunder, the parties hereto desire to more fully set forth their respective rights in connection with such security interest, pledge and lien; and

            WHEREAS, unless otherwise defined herein, terms defined in the Agreement are used herein as defined therein (including by cross-reference to definitions provided in the Credit Agreement, as modified through and including the Thirteenth Amendment); and

            WHEREAS, this Amendment has been approved by the Thirteenth Amendment Order;

            NOW, THEREFORE, in consideration of the premises and in order to induce the Lenders to make the Tranche C Term Loan, the Grantor hereby agrees with the Collateral Agent as follows:

            1.  Amendment to Cover Page. The cover page to the SGR Security Agreement is hereby replaced in its entirety with the cover page annexed to this Amendment as Exhibit A.

            2.  Amendment to Introduction. The Introduction to the SGR Security Agreement is hereby amended in its entirety to read as follows:

    "SLOT, GATE AND ROUTE SECURITY AND PLEDGE AGREEMENT dated as of December 24, 2002 (as heretofore amended and as the same may further be amended, modified, supplemented or replaced, this "Agreement"), made by UNITED AIR LINES, INC., a Delaware corporation (the "Borrower"), (the Borrower referred to herein as the "Grantor"), a debtor and a debtor-in-possession under Chapter 11 of the Bankruptcy Code, to (i) JPMORGAN CHASE BANK, N.A. (formerly known as JPMorgan Chase Bank) and CITICORP USA, INC., acting as co-collateral agents (together, the "Tranche A/B Collateral Agent") for the Tranche A Lenders and the Tranche B Lenders, and (ii) JPMORGAN CHASE BANK, N.A., acting as collateral agent (the "Tranche C Collateral Agent"; and together with the Tranche A/B Collateral Agent, the "Collateral Agent") for the Tranche C Lenders."
            3.  Global Amendment ("Collateral Agent"). The Agreement is hereby modified by, each time the words "a Collateral Agent (in consultation with the other Collateral Agent)" appears in Sections 7(a)(iv), 8, 9(b), 9(c) or 9(d) of the SGR Security Agreement, deleting such words and inserting in lieu thereof the words "a Tranche A/B Collateral Agent (in consultation with the other Tranche A/B Collateral Agent) or the Tranche C Collateral Agent".

            4.  Amendment to Section 1. Section 1 of the SGR Security Agreement is hereby amended by deleting the words "to the Collateral Agent and grants to the Collateral Agent for the ratable benefit of the Lenders a security interest in all of the Grantor's right, title and interest in and to each of the following (together, the "Collateral"), which security interest shall be subject to the priorities and other terms set forth in Section 2.23" and inserting in lieu thereof the words "to the Tranche A/B Collateral Agent and grants to the Tranche A/B Collateral Agent for the ratable benefit of the Tranche A Lenders and the Tranche B Lenders a security interest in all of the Grantor's right, title and interest in and to each of the following (together, the "Collateral"), which security interest shall be subject to the priorities and other terms set forth in Sections 2.23 and 11".

            5.   Addition of Section 1A. A new Section 1A is hereby added to the SGR Security Agreement, immediately following the flush language appearing in Section 1 and immediately prior to Section 2, to read as follows:

    "Section 1A. Tranche C Pledge. The Grantor hereby pledges to the Tranche C Collateral Agent and grants to the Tranche C Collateral Agent for the ratable benefit of the Tranche C Lenders a security interest in all of the Grantor's right, title and interest in and to the Collateral, which security interest shall be subject to the priorities and other terms set forth in Sections 2.23 and 11 of the Credit Agreement."
            6.   Amendment to Section 4. Section 4 of the SGR Security Agreement is hereby amended by amending (i) Section 4(a) by inserting the words "subject, in the case of the Tranche C Collateral Agent, to the security interest granted in favor of the Tranche A/B Collateral Agent hereunder," immediately prior to the words "and subject to the Carve-Out" appearing in the beginning of the parenthetical appearing therein; (ii) Section 4(c) by (A) deleting "(i)" appearing therein, (B) deleting the phrase "and (ii) that relate to the Bank One DIP" appearing therein, and (C) deleting the phrase "(I) granted hereby to the Collateral Agent and (II) granted to the agent and the lenders under the Bank One DIP" appearing therein and inserting in lieu thereof the phrase "granted hereby to the Collateral Agent"; and (iii) Section 4(l) by deleting the words "Interim Order or Final Order" appearing therein and inserting the word "Orders" in lieu thereof.

            7.   Amendment to Section 5. Section 5 of the SGR Security Agreement is hereby amended by amending (i) Section 5(a) by (A) deleting the word "either" appearing in the fourth line thereof and inserting in lieu thereof the word "any", (B) deleting the words "Interim Order or Final Order" appearing therein and inserting the word "Orders" in lieu thereof, immediately following the words "Final Order" appearing therein; (ii) Section 5(b) by inserting the words "(subject, in the case of the Tranche C Collateral Agent, to its security interest therein being immediately junior to the security interest granted to the Tranche A/B Collateral Agent)" immediately following the words "first priority" and immediately preceding the words "security interest" appearing therein; and (iii) Section 5(c) by inserting the words "(subject, in the case of the Tranche C Collateral Agent, to its security interest therein being immediately junior to the security interest granted to the Tranche A/B Collateral Agent)" immediately following the words "a duly perfected first priority" and immediately preceding the words "security interest" appearing therein.

            8.   Amendment to Section 6. Section 6(d) of the SGR Security Agreement is hereby amended by deleting the words "Interim Order or Final Order" appearing therein and inserting the word "Orders" in lieu thereof.

            9.   Amendment to Section 7. Section 7(a) of the SGR Security Agreement is hereby amended by deleting the words "appointment of either Collateral Agent, acting in consultation with the other Collateral Agent" appearing therein and inserting in lieu thereof the word "appointment of either Tranche A/B Collateral Agent, acting in consultation with the other Tranche A/B Collateral Agent, or the Tranche C Collateral Agent, as the case may be".

            10.   Amendment to Section 9. Section 9 of the SGR Security Agreement is hereby amended by amending (i) Section 9(b) by (A) deleting the phrase "the Interim Order and Final Order (as applicable) and Section 7 of the Credit Agreement" appearing therein and inserting in lieu thereof the phrase "the Orders and Sections 7 and 11 of the Credit Agreement", (B) deleting the words "Collateral Agent (or either of them, as permitted)" appearing in subsection 9(b)(i) and inserting in lieu thereof the words "Tranche A/B Collateral Agent (or in either Tranche A/B Collateral Agent, as permitted) or the Tranche C Collateral Agent", and (C) deleting the words "Collateral Agent (or in either of them, as permitted)" each time they appear in subsections 9(b)(iii), (iv) and (v) and inserting in lieu thereof the words "Tranche A/B Collateral Agent (or in either Tranche A/B Collateral Agent, as permitted) or the Tranche C Collateral Agent"; and (ii) Section 9(c) by (A) deleting the words "the Interim Order and Final Order, as the case may be," appearing in subsection 9(c)(i) and inserting in lieu the words "the Orders and Section 11 of the Credit Agreement,", (B) deleting the phrase "under the Interim Order, under the Final Order or otherwise available to it" appearing in subsection 9(c)(i) and inserting in lieu thereof the phrase "under any of the Orders or otherwise available to it", and (C) deleting the phrase "as set forth in the Interim Order or Final Order, as applicable" appearing in subsection 9(c)(ii) and inserting in lieu thereof the phrase "as set forth in the Orders (including the Final Order and the Thirteenth Amendment Order)".

            11.   Amendment to Section 13. Section 13 of the SGR Security Agreement is hereby amended by deleting the words "Section 10.10" appearing therein and inserting in lieu thereof the words "Sections 10.10 and 10.11".

            12.   Amendment to Section 17. Section 17 of the SGR Security Agreement is hereby amended by (A) deleting the words "if to the Collateral Agent" appearing therein and inserting in lieu thereof the words "if to the Tranche A/B Collateral Agent", (B) deleting the words "JPMorgan Chase Bank" appearing therein and inserting in lieu thereof the words "JPMorgan Chase Bank, N.A. (f/k/a JPMorgan Chase Bank)" and (C) inserting, immediately prior to the semicolon appearing at the end of the list of addresses appearing therein, the following new entry:

    "if to the Tranche C Collateral Agent:

    JPMorgan Chase Bank, N.A.
    270 Park Avenue
    New York, New York 10017
    Attn: Richard R. Thayer
    (Telecopier No. 212-270-1063)"

            13.   Amendment to Section 24. Section 24 of the SGR Security Agreement is hereby amended by inserting the words "the Tranche C Agent," immediately following the words "in favor of the Agents," and immediately preceding the words "the Collateral Agent or the Lenders".

            14.   Addition of Section 25. A new Section 25 is hereby added to the SGR Security Agreement to read as follows:

    "Section 25. Intercreditor Provisions. Notwithstanding anything to the contrary contained herein, the terms of this Agreement (including, without limitation, the relative priorities between the liens granted to the Tranche A/B Collateral Agent and the Tranche C Collateral Agent), and any rights and remedies of the Collateral Agent provided for herein, shall be subject to the intercreditor provisions contained in Section 11 of the Credit Agreement and in the event of any inconsistency between any provisions herein and therein, the provisions contained in Section 11 of the Credit Agreement shall govern."
            15.   Grant of Security Interest. By execution and delivery of this Amendment, the Grantor acknowledges its pledge and grant to the Tranche C Collateral Agent of a security interest in the Collateral, as more fully set forth in Paragraph 5 of this Amendment and Section 1A of the SGR Security Agreement, and hereby makes the pledge set forth in such Paragraph and such Section as if this Amendment were an original security agreement and pledge and as if such pledge were a stand-alone pledge.

            16.   Waiver of Defaults. The Collateral Agent hereby waives any Event of Default which may have arisen under Section 9(a) of the SGR Security Agreement solely as a result of the occurrence of the "Events of Default" under the Credit Agreement that have been waived under Article II of the Thirteenth Amendment.

            17.   Effectiveness. This Amendment shall not become effective until the later of (a) the date on which this Amendment shall have been executed by the Grantor and the Collateral Agent and the Collateral Agent shall have received evidence reasonably satisfactory to it of such execution, and (b) the making of the Tranche C Loan under the Credit Agreement following the satisfaction (or waiver by the Tranche C Lenders) of the conditions precedent to the making of the Tranche C Loan set forth in Section 4.03 of the Credit Agreement.

            18.   Ratification. Except to the extent hereby amended, the SGR Security Agreement remains in full force and effect and is hereby ratified and affirmed.

            19.   Expenses. The Borrower agrees that its obligations set forth in Section 10.05 of the Credit Agreement shall extend to the preparation, execution and delivery of this Amendment, including the reasonable fees and disbursements of special counsel to the Agents and the Tranche C Agent under the Credit Agreement.

            20.   Limitation of Amendment. This Amendment shall be limited precisely as written and shall not be deemed (a) to be a consent granted pursuant to, or a waiver or modification of, any other term or condition of the SGR Security Agreement, (b) to prejudice any right or rights which the Collateral Agent or the Lenders may now have or have in the future under or in connection with the SGR Security Agreement, the Credit Agreement or any of the instruments or agreements referred to therein. Whenever the SGR Security Agreement is referred to in the SGR Security Agreement or any of the instruments, agreements or other documents or papers executed or delivered in connection therewith, such reference shall be deemed to mean the SGR Security Agreement as modified by this Amendment.

            21.   Counterparts. This Amendment may be executed in any number of counterparts and by the different parties hereto in separate counterparts (including facsimile or .pdf counterparts), each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute but one and the same instrument.

            22.   Governing Law. This Amendment shall be governed by, and construed in accordance with, the laws of the State of New York.

[Signature pages intentionally omitted in Exhibit C to Thirteenth Amendment]

EXHIBIT A TO
THIRD AMENDMENT
TO SGR SECURITY AGREEMENT
SLOT, GATE AND ROUTE SECURITY AND PLEDGE AGREEMENT

Dated as of December 24, 2002

from

United Air Lines, Inc.,
a Debtor and a Debtor-In-Possession
under Chapter 11 of the Bankruptcy Code

as Grantor

to

JPMORGAN CHASE BANK, N.A. (f/k/a JPMorgan Chase Bank),

-and-

CITICORP USA, INC.,

as Co-Collateral Agents on behalf of the Tranche A Lenders and the Tranche B Lenders and to

JPMORGAN CHASE BANK, N.A.

as Collateral Agent on behalf of the Tranche C Lenders

EXHIBIT D
TO
THIRTEENTH AMENDMENT
SECOND AMENDMENT AND SUPPLEMENTAL GRANT TO SECURITY AND
PLEDGE AGREEMENT

            SECOND AMENDMENT AND SUPPLEMENTAL GRANT, dated as of August ____, 2005 (the "Amendment"), to the SECURITY AND PLEDGE AGREEMENT (as heretofore amended and as the same may be further amended, modified or supplemented, the "Agreement"), dated as of December 24, 2002, made by UNITED AIR LINES, INC. ("United"), a Delaware corporation, UAL CORPORATION, a Delaware corporation (the "Parent"), all of the direct and indirect subsidiaries of United and the Parent (together with United and the Parent, each a "Grantor" and collectively the "Grantors, each such Grantor being a debtor and a debtor-in-possession in a case pending under Chapter 11 of the Bankruptcy Code), to (i) JPMORGAN CHASE BANK, N.A. (formerly known as JPMorgan Chase Bank) and CITICORP USA, INC., acting as co-collateral agents (together, the "Tranche A/B Collateral Agent") for the Tranche A Lenders and the Tranche B Lenders and (ii) JPMORGAN CHASE BANK, N.A. (formerly known as JPMorgan Chase Bank), acting as collateral agent (the "Tranche C Collateral Agent"; and together with the Tranche A/B Collateral Agent, the "Collateral Agent") for the Tranche C Lenders.

W I T N E S S E T H:

            WHEREAS, the Grantors entered into a Revolving Credit, Term Loan and Guaranty Agreement, dated as of December 24, 2002 (as heretofore amended, modified, restated, extended or otherwise supplemented, and as in effect on the date hereof, the "Credit Agreement") among the Borrower, the Guarantors party thereto, the Collateral Agent and the Lenders from time to time party thereto; and

            WHEREAS, United has requested that various amendments to the Credit Agreement be effected pursuant to a Waiver, Consent and Thirteenth Amendment to the Credit Agreement dated as of August 11, 2005 (the "Thirteenth Amendment"), and the Grantors have requested that certain amendments be made to the Agreement pursuant to this Amendment;

            WHEREAS, the Thirteenth Amendment, among other things, implements a new Tranche C Term Loan;

            WHEREAS, JPMorgan Chase Bank, N.A. is acting as the administrative agent and collateral agent with respect to the Tranche C Term Loan;

            WHEREAS, pursuant to the guaranty set forth in Section 9 of the Credit Agreement, the Guarantors have agreed to guarantee the payment in full of all the Obligations (including the Tranche C Obligations) of the Borrower under or in respect of the Credit Agreement;

            WHEREAS, it is a condition precedent to the making of the Tranche C Term Loan that the Grantors shall have granted a security interest in, pledge of and lien on the Collateral in favor of the Tranche C Collateral Agent (subject to Sections 2.23 and 11 of the Credit Agreement) as security for the Tranche C Obligations pursuant to Sections 364(c)(2) and 364(c)(3) of the Bankruptcy Code;

            WHEREAS, the grant of such security interest, pledge and lien has been authorized pursuant to Sections 364(c)(2) and 364(c)(3) of the Bankruptcy Code by the Thirteenth Amendment Order;

            WHEREAS, to supplement the Orders, including the Thirteenth Amendment Order, without in any way diminishing or limiting the effect of the Orders, including the Thirteenth Amendment Order, or the security interest, pledge and lien granted thereunder, the parties hereto desire to more fully set forth their respective rights in connection with such security interest, pledge and lien; and

            WHEREAS, unless otherwise defined herein, terms defined in the Agreement are used herein as defined therein (including by cross-reference to definitions provided in the Credit Agreement, as modified through and including the Thirteenth Amendment); and

            WHEREAS, this Amendment has been approved by the Thirteenth Amendment Order;

            NOW, THEREFORE, in consideration of the premises and in order to induce the Lenders to make the Tranche C Term Loan, the Grantors hereby agree with the Collateral Agent as follows:

            1.   Amendment to Cover Page. The cover page to the Agreement is hereby replaced in its entirety with the cover page annexed to this Amendment as Exhibit A.

            2.   Amendment to Introduction. The Introduction to the Agreement is hereby amended in its entirety to read as follows:

    "SECURITY AND PLEDGE AGREEMENT (as heretofore amended and as the same may be further amended, modified, supplemented or replaced, this "Agreement"), dated as of December 24, 2002 by and among UNITED AIR LINES, INC., a Delaware corporation (the "Borrower"), UAL CORPORATION, a Delaware corporation and the parent company of the Borrower (the "Parent"), and all direct and indirect subsidiaries of the Parent and the Borrower signatory hereto (together with the Parent and the Borrower, the "Grantors"), each a debtor and a debtor-in-possession under Chapter 11 of the Bankruptcy Code, JPMORGAN CHASE BANK, N.A. (formerly known as JPMorgan Chase Bank) and CITICORP USA, INC., acting as co-collateral agents (together, the "Tranche A/B Collateral Agent") for the Tranche A Lenders and the Tranche B Lenders, and JPMORGAN CHASE BANK, N.A., acting as collateral agent (the "Tranche C Collateral Agent"; and together with the Tranche A/B Collateral Agent, the "Collateral Agent") for the Tranche C Lenders."
            3.   Global Amendment ("Collateral Agent"). The Agreement is hereby amended by, each time the words "Collateral Agent (in consultation with the other Collateral Agent)" appear in Sections 5(a), 6(c), 7(b), 8(e), 8(f), 9(b)(i), 12, 13, 15(a), 15(b), 15(c), 15(d), 15(f), 15(g) and 15(h) of the Agreement, deleting such words and inserting in lieu thereof the words "Tranche A/B Collateral Agent (in consultation with the other Tranche A/B Collateral Agent) or the Tranche C Collateral Agent".

            4.   Global Amendment ("Total Commitment"). The Agreement is amended by, each time the words "Total Commitment" appear in Sections 6(c), 8(c), 15(g), 17 and 20 of the Agreement, deleting such words and inserting in lieu thereof the words "Combined DIP Total Commitment".

            5.   Amendment to Section 1. Section 1 of the Agreement is hereby amended by (i) deleting the words "to the Collateral Agent for its benefit and the ratable benefit of the Lenders and hereby grants to the Collateral Agent for its benefit and the ratable benefit of the Lenders, a perfected pledge and security interest in all of any Grantor's right, title and interest in and to the following (collectively, the "Collateral"), which pledge and security interest shall be subject to the priorities and other terms set forth in Section 2.23" appearing therein and inserting in lieu thereof the words "to the Tranche A/B Collateral Agent for its benefit and the ratable benefit of the Tranche A Lenders and the Tranche B Lenders and hereby grants to the Tranche A/B Collateral Agent for its benefit and the ratable benefit of the Tranche A Lenders and the Tranche B Lenders, a perfected pledge and security interest in all of any Grantor's right, title and interest in and to the following (collectively, the "Collateral"), which pledge and security interest shall be subject to the priorities and other terms set forth in Sections 2.23 and 11"; (ii) amending Section 1(o) by deleting such clause in its entirety and inserting in lieu thereof the words "[INTENTIONALLY OMITTED]; and"; and (iii) amending the last paragraph of Section 1 by (A) deleting the words "the pledge and security interest granted to the Collateral Agent for its benefit and the ratable benefit of the Lenders pursuant to Section 1(o) of this Agreement with respect to the Bank One DIP Collateral shall be junior to the pledge and security interest granted to the Bank One DIP Lenders securing the obligations under the Bank One DIP, (iii)" appearing therein and (B) deleting the symbol "(iv)" appearing therein and inserting in lieu thereof the symbol "(iii)".

            6.   Addition of Section 1A. A new Section 1A is hereby added to the Agreement, immediately following the last paragraph of Section 1 and immediately prior to Section 2, to read as follows:

    "Section 1A. Grant of Security and Pledge to Tranche C Collateral Agent. Each of the Grantors hereby grants and pledges to the Tranche C Collateral Agent for its benefit and the ratable benefit of the Tranche C Lenders and hereby grants to the Tranche C Collateral Agent for its benefit and the ratable benefit of the Tranche C Lenders, a perfected pledge and security interest in all of any Grantor's right, title and interest in and to the Collateral, which pledge and security interest shall be subject to the priorities and other terms set forth in Sections 2.23 and 11 of the Credit Agreement. Notwithstanding anything contained herein to the contrary, (i) the Collateral shall not include the Section 1110 Assets that are subject to valid, perfected and non-avoidable liens and the Escrow Accounts (it being understood that, notwithstanding such exclusion, any Grantors' rights to receive any excess funds remaining in the Escrow Accounts following the payment in full of the taxes, fees and charges payable from such Escrow Accounts shall be subject to the grant of the security interest in this Agreement), (ii) the Collateral shall not include the Grantors' right, title or interest in or to any property or rights the subject of the Aircraft Mortgage or the SGR Security Agreement to the extent the Grantors thereunder have granted the Collateral Agent thereunder a perfected pledge and security interest in such property and rights of the Grantors to the extent required by the Aircraft Mortgage, SGR Security Agreement and any other Loan Document and (iii) the total amount of shares of capital stock or other ownership interests of any Person pledged pursuant to Section 1(l) above that is not incorporated or organized in the United States shall in no event exceed sixty-five percent (65%) of the total outstanding shares of capital stock or such other ownership interests thereof."
            7.   Amendment to Section 2. Section 2 of the Agreement is hereby amended by deleting the words "Section 2.23" appearing therein and inserting in lieu thereof the words "Sections 2.23 and 11".

            8.   Amendment to Section 3. Section 3 of the Agreement is hereby amended in its entirety to read as follows:

    "Upon written request by a Tranche A/B Collateral Agent (in consultation with the other Tranche A/B
  Collateral Agent, or the Tranche C Collateral Agent, and without further order of the Bankruptcy Court) or, subject to Section 23, the Tranche C Collateral Agent (without further order of the Bankruptcy Court), all certificates or instruments representing or evidencing the Pledged Collateral shall be delivered to and held by a Tranche A/B Collateral Agent (as to which Tranche A/B Collateral Agent, at the option of the Tranche A/B Collateral Agent) and subject to Section 23, the Tranche C Collateral Agent, pursuant hereto as of the Closing Date and shall be accompanied by duly executed instruments of transfer or assignment in blank, all in form and substance reasonably satisfactory to the Tranche A/B Collateral Agent or, subject to Section 23, the Tranche C Collateral Agent. Upon the occurrence and during the continuance of any Event of Default, a Tranche A/B Collateral Agent (in consultation with the other Tranche A/B Collateral Agent) or, subject to Section 23, the Tranche C Collateral Agent, shall have the right (for the ratable benefit of the Tranche A Lenders and the Tranche B Lenders or, subject to Section 23, the Tranche C Lenders), at any time, in its discretion and without notice to the Grantors to transfer to or to register in the name of such Tranche A/B Collateral Agent or, subject to Section 23, the Tranche C Collateral Agent, or any of its nominees any or all of the Pledged Collateral."
            9.   Amendment to Section 4. Section 4 of the Agreement is hereby amended by amending (i) Section 4(g) by deleting the words "Interim and Final" appearing therein immediately prior to the word "Orders" and (ii) Section 4(i) by deleting the words "Interim Order and the Final Order" appearing therein and inserting the word "Orders" in lieu thereof.

            10.   Amendment to Section 5. Section 5(a) of the Agreement is hereby amended by amending clause (iii) appearing therein to read in its entirety as follows:

    "(iii) will deliver to a Tranche A/B Collateral Agent (as to which Tranche A/B Collateral Agent, at the option of the Tranche A/B Collateral Agent) or, subject to Section 23, the Tranche C Collateral Agent, possession of Collateral (accompanied by instruments of transfer or assignment duly executed in blank as may be reasonably requested by a Tranche A/B Collateral Agent or, subject to Section 23, the Tranche C Collateral Agent)."
            11.   Amendment to Section 8. Section 8 of the Agreement is hereby amended by amending (i) Section 8(c) by deleting the words "(it being understood that such constitution shall be of either Collateral Agent, acting in consultation with the other Collateral Agent as set forth in this Agreement)" appearing therein and inserting in lieu thereof the words "(it being understood that such constitution shall be of either Tranche A/B Collateral Agent, acting in consultation with the other Tranche A/B Collateral Agent, or (subject to Section 23) the Tranche C Collateral Agent, as set forth in this Agreement)"; and (ii) Section 8(e) by deleting the words "(it being understood that such authorization shall be of either Collateral Agent, acting in consultation with the other Collateral Agent as set forth in this Agreement)" appearing therein and inserting in lieu thereof the words "(it being understood that such authorization shall be of either Tranche A/B Collateral Agent, acting in consultation with the other Tranche A/B Collateral Agent, or (subject to Section 23) the Tranche C Collateral Agent, as set forth in this Agreement)".

            12.   Amendment to Section 9. Section 9 of the Agreement is hereby amended by amending (i) Section 9(a)(ii) by (A) deleting the words "Section 1" appearing therein and inserting in lieu thereof the words "Sections 1 and 1A" and (B) deleting the words "to a Collateral Agent (as to which Collateral Agent, at the option of the Collateral Agent) to hold as, Pledged Collateral and shall, if received by any of the Grantors, be received in trust for the benefit of the Collateral Agent, be segregated from the other property or funds of such Grantor, and be forthwith delivered to a Collateral Agent" appearing therein and inserting in lieu thereof the words "to a Tranche A/B Collateral Agent (as to which Tranche A/B Collateral Agent, at the option of the Tranche A/B Collateral Agent) or, subject to Section 23, the Tranche C Collateral Agent, to hold as, Pledged Collateral and shall, if received by any of the Grantors, be received in trust for the benefit of the Tranche A/B Collateral Agent or, subject to Section 23, the Tranche C Collateral Agent, be segregated from the other property or funds of such Grantor, and be forthwith delivered to a Tranche A/B Collateral Agent or, subject to Section 23, the Tranche C Collateral Agent"; (ii) Section 9(b)(i) by deleting the words "vested in a Collateral Agent (as to which Collateral Agent, at the option of the Collateral Agent)" appearing therein and inserting in lieu thereof the words "vested in a Tranche A/B Collateral Agent (as to which Tranche A/B Collateral Agent, at the option of the Tranche A/B Collateral Agent) or, subject to Section 23, the Tranche C Collateral Agent"; and (iii) Section 9(b)(ii) by deleting the words "the benefit of the Collateral Agent, shall be segregated from the other funds of the Grantors and shall be forthwith paid over to a Collateral Agent" appearing therein and inserting in lieu thereof the words "the benefit of the Tranche A/B Collateral Agent or, subject to Section 23, the Tranche C Collateral Agent, shall be segregated from the other funds of the Grantors and shall be forthwith paid over to a Tranche A/B Collateral Agent or, subject to Section 23, the Tranche C Collateral Agent".

            13.   Amendment to Section 11. Section 11(b) of the Agreement is hereby amended by (A) deleting the words "the Final Order" appearing therein and inserting the word "Orders" in lieu thereof, and (B) deleting the following phrase "(including, without limitation, the security interest in favor of Bank One to secure the obligations under the Bank One DIP)" appearing therein.

            14.   Amendment to Section 12. Section 12 of the Agreement is hereby amended by (A) deleting the words "appointment of either Collateral Agent, acting in consultation with the other Collateral Agent" appearing therein and inserting in lieu thereof the words "appointment of either Tranche A/B Collateral Agent, acting in consultation with the other Tranche A/B Collateral Agent, or (subject to Section 23) the Tranche C Collateral Agent", and (B) deleting the words "a Collateral Agent's (in consultation with the other Collateral Agent)" appearing therein and inserting in lieu thereof the words "a Tranche A/B Collateral Agent's (in consultation with the other Tranche A/B Collateral Agent) or (subject to Section 23) the Tranche C Collateral Agent's".

            15.   Amendment to Section 15. The first paragraph of Section 15 of the Agreement is hereby amended by (i) deleting the words "Section 7" appearing therein and inserting in lieu thereof the words "Sections 7 and 11" and (ii) deleting the words "Interim Order and Final Orders" appearing therein and inserting the word "Order" in lieu thereof.

            16.   Addition of Section 23. A new Section 23 is hereby added to the Agreement to read as follows:

    "Section 23. Intercreditor Provisions. Notwithstanding anything to the contrary contained herein, the terms of this Agreement (including, without limitation, the relative priorities between the liens granted to the Tranche A/B Collateral Agent and the Tranche C Collateral Agent), and any rights and remedies of the Collateral Agent provided for herein, shall be subject to the intercreditor provisions contained in Section 11 of the Credit Agreement and in the event of any inconsistency between any provisions herein and therein, the provisions contained in Section 11 of the Credit Agreement shall govern."
            17.   Grant of Security Interest and Pledge. By execution and delivery of this Amendment, the Grantors acknowledge their pledge and grant to the Tranche C Collateral Agent of a security interest in the Collateral, as more fully set forth in Paragraph 6 of this Amendment and Section 1A of the Agreement, and hereby make the pledge set forth in such Paragraph and such Section as if this Amendment were an original security agreement and pledge and as if such pledge were a stand-alone pledge.

            18.   Effectiveness. This Amendment shall not become effective until the later of (a) the date on which this Amendment shall have been executed by the Grantors and the Collateral Agent and the Collateral Agent shall have received evidence reasonably satisfactory to it of such execution and (b) the making of the Tranche C Loan under the Credit Agreement following the satisfaction (or waiver by the Tranche C Lenders) of the conditions precedent to the making of the Tranche C Loan set forth in Section 4.03 of the Credit Agreement.

            19.   Ratification. Except to the extent hereby amended, the Agreement remains in full force and effect and is hereby ratified and affirmed.

            20.   Expenses. The Borrower and each Guarantor agrees that its obligations set forth in Section 10.05 of the Credit Agreement shall extend to the preparation, execution and delivery of this Amendment, including the reasonable fees and disbursements of special counsel to the Agents and the Tranche C Agent under the Credit Agreement.

            21.   Limitation of Amendment. This Amendment shall be limited precisely as written and shall not be deemed (a) to be a consent granted pursuant to, or a waiver or modification of, any other term or condition of the Agreement or any other Loan Document, (b) to prejudice any right or rights which the Collateral Agent or the Lenders may now have or have in the future under or in connection with the Agreement, the Credit Agreement, any Loan Document or any of the instruments or agreements referred to therein. Whenever the Agreement is referred to in the Agreement, any Loan Document or any of the instruments, agreements or other documents or papers executed or delivered in connection therewith, such reference shall be deemed to mean the Agreement as modified by this Amendment.

        22.    Counterparts. This Amendment may be executed in any number of counterparts and by the different parties hereto in separate counterparts (including facsimile and .pdf counterparts), each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute but one and the same instrument.

            23.   Governing Law. This Amendment shall be governed by, and construed in accordance with, the laws of the State of New York.

[Signature pages intentionally omitted in Exhibit D toThirteenth Amendment]

EXHIBIT A TO
SECOND AMENDMENT AND SUPPLEMENTAL GRANT
TO SECURITY AND PLEDGE AGREEMENT
SECURITY AND PLEDGE AGREEMENT

Dated as of December 24, 2002

from

United Air Lines, Inc.,
a Debtor and a Debtor-In-Possession
under Chapter 11 of the Bankruptcy Code

as Borrower and as a Grantor,

UAL Corporation,
a Debtor and a Debtor-In-Possession
under Chapter 11 of the Bankruptcy Code,

the Parent,

and

The Subsidiaries of the Borrower named herein,
Each a Debtor and a Debtor-In-Possession
under Chapter 11 of the Bankruptcy Code,

as Grantors

to

JPMORGAN CHASE BANK, N.A. (f/k/a JPMorgan Chase Bank),

-and-

CITICORP USA, INC.,

as Co-Collateral Agents on behalf of the Tranche A Lenders and the Tranche B Lenders and to

JPMORGAN CHASE BANK, N.A.

as Collateral Agent on behalf of the Tranche C Lenders

EXHIBIT E
TO
THIRTEENTH AMENDMENT
DESCRIPTION OF SLOT TRANSACTIONS

           This Exhibit has reference to (i) the Revolving Credit, Term Loan and Guaranty Agreement dated as of December 24, 2002 (as at any time modified, the "Credit Agreement") among United Air Lines, Inc. (the "Borrower"), the Guarantors named therein, the Lenders party thereto, JPMorgan Chase Bank, N.A. ("JPMCB") and Citicorp USA, Inc. ("CITI"), as co-administrative agents, JPMorgan Chase Bank, N.A. and JPMorgan Chase Bank, N.A., as paying agent) (ii) the Waiver, Consent and Thirteenth Amendment to the Credit Agreement dated as of August 11, 2005 (the "Thirteenth Amendment") and (iii) the Slot, Gate and Route Security and Pledge Agreement, dated as of December 24, 2002 (as at any time modified, the "SGR Agreement"), by and between the Borrower, JPMorgan Chase and CITI as "Collateral Agent" and JPMorgan Chase as "Tranche C Collateral Agent." All terms used herein that are defined in the Credit Agreement have the same meanings herein.

SECTION A.    General Description of Slot Transactions.

            The Borrower has requested that, notwithstanding anything to the contrary in the Credit Agreement or the SGR Agreement, it be permitted to: (a) exchange one pair of Primary Foreign Slots located at London Heathrow Airport and described on Schedule I to this Exhibit E to the Thirteenth Amendment (the "Present Exchanged Slots") for a corresponding number of slots located at London Heathrow Airport to be determined at the time of the exchange (the "Present Replacement Slots") (such transactions, the "Present Transactions") and (b) exchange one additional pair of Primary Foreign Slots located at London Heathrow Airport which pair of Primary Foreign Slots shall be acceptable to the Collateral Agents and the Appraiser in their respective reasonable discretion (the "Future Exchanged Slots") for a corresponding number of slots located at London Heathrow Airport to be determined at the time of the exchange (the "Future Replacement Slots") (such transactions, the "Future Transactions"; and together with the Present Transactions, the "Slot Transactions"). For commercial reasons, the Borrower may decide to return the Present Replacement Slots and the Future Replacement Slots to the slot coordinator for London Heathrow Airport following the consummation of the Present Transactions (and, in the case of the Future Replacement Slots, following the consummation of the Future Transactions). A narrative description of the Present Transactions is provided in the summary from the Borrower contained in Section B of this Exhibit E. The final documentation relating to the Slot Transactions shall be reasonably satisfactory to the Collateral Agent.

  The Borrower has requested that the Lenders consent to the consummation of each of the Slot Transactions.
SECTION B.    Summary of Present Exchange.
  Exchange Agreement with Third Party.

  The Borrower and a third party airline reasonably acceptable to the Agents ("TP") are negotiating an exchange agreement (the "Exchange Agreement") under which United and TP will exchange one pair of Primary Foreign Slots for each of the summer and winter seasons at London Heathrow Airport. As part of this transaction, the Borrower may, for commercial reasons, return the Replacement Slots it receives to the London Heathrow Slot Coordinator following consummation of the exchange. At a later date to be mutually agreed, the Borrower may have the right to require TP to enter into and perform a mirror exchange pursuant to which the Borrower would receive back all of the Primary Foreign Slots it exchanged with TP. The proposed Exchange Agreement will enable the Borrower to better match its current operations at London Heathrow with demand, while both maintaining its ability to use the exchanged Primary Foreign Slots in the future and providing the Borrower with economic benefit as a result of such agreement.

SECTION C.    Specific Requests with Respect to Loan Documents.
  SGR Agreement

  The Borrower specifically requested that:

  (1)     notwithstanding the limitations on dispositions of Collateral (as defined in the SGR Agreement) or the provisions relating to the maintenance or preservation of such Collateral contained in Sections 6(a)(ii), 6(c), 6(e), 6(f) and 6(g) of the SGR Agreement, and pursuant to the terms of the Slot Transactions described on Section B hereof, the Lenders consent to (i) the transfer of the Present Exchanged Slots and the Future Exchanged Slots and (ii) in the event the Borrower determines to return the Present Replacement Slots or the Future Replacement Slots, the return of such slots; and

  (2)     upon the consummation of the Slot Transactions pursuant to the terms described in this Exhibit E to the Thirteenth Amendment (including Section B hereof), the Present Exchanged Slots and the Present Replacement Slots and, upon the consummation of the Future Exchange, the Future Exchanged Slots and the Future Replacement Slots be excluded from the representations and warranties required pursuant to Sections 4(a), (b), (f) and (i) of the SGR Agreement.

  Credit Agreement

  The Borrower also specifically requested that:

  (1)     notwithstanding the affirmative covenants regarding the use, maintenance and preservation of Primary Foreign Slots, Primary Routes and Supporting Route Facilities contained in Sections 5.14 and 5.15 of the Credit Agreement and pursuant to the terms of the Slot Transactions described in this Exhibit E to the Thirteenth Amendment (including Section B hereof), the Lenders consent to (i) the transfer of the Present Exchanged Slots and the Future Exchanged Slots and (ii) in the event that the Borrower determines to return the Present Replacement Slots or the Future Replacement Slots, the return of such slots; and

  (2)     upon the consummation of the Slot Transactions pursuant to the terms described in this Exhibit E to the Thirteenth Amendment (including Section B hereof), the Present Exchanged Slots and the Present Replacement Slots and, upon the exercise of the Future Exchange, the Future Exchanged Slots and the Future Replacement Slots, be excluded from the representations and warranties required pursuant to Section 3.13 of the Credit Agreement with respect to Primary Foreign Slots.

SECTION D.    Agreements; Effectiveness; Miscellaneous.

            The Borrower and the Lenders hereby agree that Schedule 1.01(b) to the Credit Agreement and Schedule 4(f) to the SGR Agreement shall be deemed to be modified to reflect the removal of the Present Exchanged Slots and the Future Exchanged Slots upon the consummation of the Present Exchange and the Future Exchange, respectively.

            By their execution and delivery of the Thirteenth Amendment, the Lenders hereby agree to the consents and waivers requested herein; provided, however, that effectiveness of the consents and waivers granted herein shall be subject to the final terms and conditions of the Slot Transactions being satisfactory to the Collateral Agent and to the Appraiser in their respective sole and absolute discretion.

            The consents set forth in this Exhibit shall not become effective until the Effective Date (as defined in the Thirteenth Amendment).

Schedule I to
Exhibit E to Waiver, Consent and
Thirteenth Amendment

DESCRIPTION OF PRESENT EXCHANGED SLOTS

A/D	Time	DooP	Effective Dates

Arr	0925 Local	Daily	Year Round
Dep	1800 Local	Daily	Year Round

EXHIBIT F
TO
THIRTEENTH AMENDMENT
SCHEDULE B TO CREDIT AGREEMENT

Tranche C Priority Collateral

Leased or Owned	Aircraft Type	Registration Number	Serial Number	Manufacture Date	Engine Type	Engine Serial Numbers
Leased	737-3	N202UA	24717	10/12/1990	CFM56-3C1	724690, 724691
Leased	737-3	N203UA	24718	10/25/1990	CFM56-3C1	725718, 725719
Leased	737-3	N398UA	24673	9/24/1990	CFM56-3C1	724431, 724453
Leased	737-3	N399UA	24674	10/9/1990	CFM56-3C1	724670, 724736
Owned	747-4	N193UA	26890	8/7/1996	PW4056-3	727574, 727575, 727576, 727577
Owned	747-4	N194UA	26892	9/19/1996	PW4056-3	727587, 727588, 727594, 727595
Owned	777A	N776UA	26937	4/11/1996	PW4077	777003, 777047
Owned	777A	N778UA	26940	7/18/1996	PW4077	777011, 777052
Owned	777A	N780UA	26944	8/6/1996	PW4077	777014, 777054
Owned	777B	N786UA	26938	4/4/1997	PW4090-3	222007, 222008
Owned	A320	N433UA	589	6/3/1996	V2500	V10165, V10167
Owned	A320	N434UA	592	6/10/1996	V2500	V10170, V10171
Owned	A320	N435UA	613	9/3/1996	V2500	V10182, V10183
Owned	A320	N436UA	638	12/10/1996	V2500	V10192, V10193
EXHIBIT G
TO
THIRTEENTH AMENDMENT

TRANCHE C AIRCRAFT, SPARE ENGINES
AND SPARE PARTS
MORTGAGE AND SECURITY AGREEMENT

dated as of [August] __, 2005

made by

UNITED AIR LINES, INC.,
a debtor and a debtor-in-possession under
Chapter 11 of the Bankruptcy Code,

as Grantor

in favor of

JPMORGAN CHASE BANK, N.A.
(f/k/a JPMorgan Chase Bank)
as Collateral Agent for the Tranche C Lenders

TABLE OF CONTENTS

                                                                                                                  Page
table of contents

article 1                                                                                                                 DEFINITIONS 5

Section 1.01.                                                                                                        Definitions 5 article 2                                                                                 COVENANTS OF THE GRANTOR 12                     Section 2.01. Registration, Maintenance and Operation; Possession and Permitted Leases; Insignia (a)         (1)Registration and Maintenance                                                                    12 (2)     Operation                                                                                                                             13
(3)     Reregistration                                                                                                                        14 (b)     Possession and Permitted Leases                                                                       16
(c)     Insignia                                                                                                              20           (d)     Substitution of Engines                                                                                       20        Section 2.02. Replacement and Pooling of Parts; Alterations, Modifications and Additions 21 (a)     Replacement of Parts                                                                                         21
(b)     Pooling of Parts                                                                                                 21
(c)     Alterations, Modifications and Additions                                                             21
(d)     Certain Matters Regarding Passenger Convenience Equipment                            22 Section 2.03.                                                                                                         Insurance 23 (a)    Public Liability and Property Damage Insurance                                                 23
(b)    Insurance Against Loss or Damage to the Aircraft                                              24
(c)    War-Risk, Hijacking and Related Perils Insurance                                              24
(d)    Reports, etc.                                                                                                     25
(e)    Additional Insurance by the Grantor                                                                   26
(f)     Engine and Spare Part Insurance                                                                        26
(g)     Indemnification by Government in Lieu of Insurance                                           26
(h)     Terms of Insurance Policies                                                                               26 Section 2.04.                                                                                                       Inspection 27
Section 2.05.                                           Other Representations, Warranties and Covenants 28 (c)     Certificated U.S. Air Carrier                                                                              28
(d)     Necessary Filings                                                                                              28
(e)     No Liens                                                                                                           29
(f)     Other Financing Statements                                                                                29
(g)    Recourse                                                                                                           29
(h)    Filings                                                                                                                29
(i)     Notice of Certain Events                                                                                    30 article 3                                                                                                           EVENT OF LOSS 30 Section 3.01.                                                  (a)Event of Loss with Respect to an Airframe 30 (b)     Event of Loss with Respect to an Engine or Spare Engine                                  31
(c)     Requisition for Use of an Aircraft by the United States Government or
         Government of Registry of the Aircraft                                                              32
(d)     Requisition for Use of an Engine or Spare Engine by the United States
         Government or the Government of Registry of the Aircraft                                 32 article 4                                                                                                                     REMEDIES 33 Section 4.01.                                                                                             Event of Default 33
Section 4.02.                                                               Remedies with Respect to Collateral 33 (a)     Remedies Available                                                                                          33
(b)     Receiver                                                                                                          35
(c)     Concerning Sales                                                                                             35 Section 4.03.                                                                        Waiver of Appraisement, Etc. 35
Section 4.04.                                                                                      Remedies Cumulative35
Section 4.05.                                                                       Discontinuance of Proceedings 36 article 5                                                                                TERMINATION OF MORTGAGE 36 Section 5.01.                                                                                Termination of Mortgage 36 article 6                                                                                                       MISCELLANEOUS 37 Section 6.01.                                             No Legal Title to Collateral in Secured Creditor 37
Section 6.02.                                             Sale of Collateral by Collateral Agent is Binding 37
Section 6.03.                                                                                       Benefit of Mortgage 37
Section 6.04.                                                                                                         Notices 37
Section 6.05.                                                                                             Governing Law 38
Section 6.06.                                                                                            Grantor's Duties 38
Section 6.07.                                                                                                 Counterparts 38
Section 6.08.                                                            Conflicts with Other Loan Documents 39
Section 6.09.                                                                                                      Indemnity 39
Section 6.10.                                                                                  Intercreditor Provisions 40
EXHIBITS
Exhibit A	Form of Mortgage Supplement
Exhibit B	Certain Economic Terms
Exhibit C	Form of Credit Agreement
Exhibit D	Composite Conformed Credit Agreement

TRANCHE C AIRCRAFT, SPARE ENGINES AND SPARE PARTS
MORTGAGE AND SECURITY AGREEMENT

            THIS TRANCHE C AIRCRAFT, SPARE ENGINES AND SPARE PARTS MORTGAGE AND SECURITY AGREEMENT dated as of [August] __, 2005 (this "Mortgage") is made by UNITED AIR LINES, INC., a Delaware corporation and a debtor and a debtor-in-possession under Chapter 11 of the Bankruptcy Code (as hereinafter defined) (the "Grantor"), in favor of JPMORGAN CHASE BANK, N.A. acting as collateral agent (the "Collateral Agent") for the Lenders.

W I T N E S S E T H:

            WHEREAS, on December 9, 2002, the Grantor filed a voluntary petition for relief under Chapter 11 of the Bankruptcy Code in the Bankruptcy Court;

            WHEREAS, all capitalized terms used and not otherwise defined herein shall have the respective meanings set forth or referred to in Article 1 hereof or, if not defined in Article 1, in the Credit Agreement;

            WHEREAS, all things necessary to make this Mortgage the legal, valid and binding obligation of the Grantor and the Collateral Agent, for the uses and purposes herein set forth, in accordance with its terms, have been done and performed and have happened;

            WHEREAS, pursuant to that certain Revolving Credit, Term Loan and Guaranty Agreement, dated as of December 24, 2002 (as previously amended, restated, extended, supplemented or otherwise modified by that certain Waiver and Amendment Letter dated as of February 7, 2003, that certain First Amendment to Revolving Credit, Term Loan and Guaranty Agreement dated as of February 10, 2003, that certain Second Amendment to Revolving Credit, Term Loan and Guaranty Agreement dated as of February 10, 2003, that certain Correction Letter dated as of February 14, 2003, that certain Third Amendment to Revolving Credit, Term Loan and Guaranty Agreement dated as of February 18, 2003, that certain Fourth Amendment to Revolving Credit, Term Loan and Guaranty Agreement dated as of March 27, 2003, that certain Waiver and Fifth Amendment to Revolving Credit, Term Loan and Guaranty Agreement dated as of May 15, 2003, that certain Waiver and Sixth Amendment to Revolving Credit, Term Loan and Guaranty Agreement dated as of October 10, 2003, that certain Seventh Amendment to Revolving Credit, Term Loan and Guaranty Agreement dated as of May 7, 2004, that certain Waiver and Eighth Amendment to Revolving Credit, Term Loan and Guaranty Agreement dated as of July 21, 2004, that certain Waiver, Consent and Ninth Amendment to Revolving Credit, Term Loan and Guaranty Agreement dated as of November 5, 2004, that certain Waiver, Consent and Tenth Amendment to Revolving Credit, Term Loan and Guaranty Agreement dated as of January 26, 2005, that certain Waiver, Consent and Eleventh Amendment to Revolving Credit, Term Loan and Guaranty Agreement dated as of April 8, 2005, that certain Waiver Consent and Twelfth Amendment to Revolving Credit, Term Loan and Guaranty Agreement dated as of June 27, 2005, and that certain Waiver, Consent and Thirteenth Amendment to Revolving Credit, Term Loan and Guaranty Agreement dated as of August 11, 2005 (the "Thirteenth Amendment") and as may be further amended, restated, extended, supplemented or otherwise modified in writing from time to time, the "Credit Agreement"; a copy of the Credit Agreement as executed on December 24, 2002 is attached hereto as Exhibit C; an unexecuted conformed copy of the Credit Agreement as amended through and including the Thirteenth Amendment is attached hereto as Exhibit D), among the Grantor, UAL Corporation, the parent company of the Grantor (the "Parent"), each of the direct and indirect Subsidiaries of the Grantor from time to time party thereto, JPMorgan Chase Bank, N.A. (formerly known as JPMorgan Chase Bank), Citicorp USA, Inc. and the other lenders from time to time party thereto, JPMorgan Chase Bank, N.A., (formerly known as JPMorgan Chase Bank) as Paying Agent, and JPMorgan Chase Bank, N.A. (formerly known as JPMorgan Chase Bank) and Citicorp USA, Inc. (each, as a co-administrative agent on behalf of the Tranche A and B Lenders and a co-collateral agent on behalf of the Tranche A and B Lenders), the Tranche A and B Lenders and the Lenders have agreed to make the Loans to and issue Letters of Credit on behalf of the Grantor;

            WHEREAS, in order to induce the Collateral Agent, the Agents, the Tranche A and B Lenders and the Lenders to enter into the Thirteenth Amendment and in order to induce the Tranche C Lenders to make the Tranche C Loans as provided for in the Credit Agreement, the Grantor has agreed to execute and deliver this Mortgage to the Collateral Agent for the ratable benefit of the Tranche C Lenders;

            WHEREAS, the grant of the security interest under this Mortgage has been authorized pursuant to Sections 364(c)(2) and 364(c)(3) of the Bankruptcy Code by the Thirteenth Amendment Order;

            WHEREAS, to supplement the Thirteenth Amendment Order without in any way diminishing or limiting the effect of the Thirteenth Amendment Order, the parties hereto desire to more fully set forth their respective rights in connection with the security interest granted under this Mortgage; and

            WHEREAS, this Mortgage has been approved by the Final Order and the Thirteenth Amendment Order;

GRANTING CLAUSE

            NOW, THEREFORE, THIS TRANCHE C AIRCRAFT, SPARE ENGINES AND SPARE PARTS MORTGAGE AND SECURITY AGREEMENT WITNESSETH, that, to secure the prompt and complete payment and performance when due of the Tranche C Obligations of the Grantor and each of the Guarantors under the Credit Agreement and each of the other Loan Documents, to secure the performance and observance by the Grantor and each of the Guarantors of all the agreements, covenants and provisions contained herein and in the Loan Documents to which they are a party for the benefit of the Collateral Agent on behalf of the Lenders and each of the other Indemnified Persons, to secure the obligations of the Grantor and each of the Guarantors in respect of Indebtedness arising after the Filing Date owed to any Lender (or its banking Affiliates) permitted by Section 6.03(viii) of the Credit Agreement, and for the uses and purposes and subject to the terms and provisions hereof, and in consideration of the premises and of the covenants herein contained, and of other good and valuable consideration the receipt and adequacy whereof are hereby acknowledged, the Grantor has granted, bargained, sold, assigned, transferred, conveyed, mortgaged, pledged and confirmed, and does hereby grant, bargain, sell, assign, transfer, convey, mortgage, pledge and confirm, unto the Collateral Agent, its successors and assigns, for the security and benefit of the Lenders and such other Persons, a first priority (subject to the prior rights granted to the Tranche A and B Collateral Agent on the Tranche A and B Priority Collateral) continuing security interest in and first priority (subject to the prior rights granted to the Tranche A and B Collateral Agent on the Tranche A and B Priority Collateral) mortgage Lien on all estate, right, title and interest of the Grantor in, to and under the following described property, rights, interests and privileges whether now or hereafter acquired and subject to the Lien hereof (which collectively, including all property hereafter specifically subjected to the Lien of this Mortgage by any instrument supplemental hereto, are herein called the "Collateral"):

(1) each Aircraft (including, without limitation, each Airframe and its related Engines (each such Engine having 750 or more rated take-off horsepower or the equivalent thereof)) as the same is now and will hereafter be constituted, whether now or hereafter acquired and subjected to the Lien hereof, and in the case of such Engines, whether or not any such Engine shall be installed in or attached to the related Airframe or any other Airframe or airframe and all substitutions or replacements therefor, as provided in this Mortgage, together with all Parts of whatever nature which are from time to time included in any "Airframe" or its related "Engines", whether now or hereafter acquired and subjected to the Lien hereof, and all renewals, substitutions, replacements, additions, improvements, accessories and accumulations with respect to any of the foregoing, and all records, logs and other related materials with respect to any of the foregoing as may be required to be maintained by the Grantor's FAA-approved maintenance program;
(2) each Spare Engine (each such Spare Engine having 750 or more rated take-off horsepower or the equivalent thereof) as the same is now and will hereafter be constituted, whether now or hereafter acquired and subjected to the Lien hereof, and whether or not any such Spare Engine shall be installed in or attached to any Airframe or airframe and all substitutions or replacements therefor, as provided in this Mortgage, together with all Parts of whatever nature which are from time to time included in any "Spare Engine", whether now or hereafter acquired and subjected to the Lien hereof, and all renewals, substitutions, replacements, additions, improvements, accessories and accumulations with respect to any of the foregoing, and all records, logs and other related materials with respect to any of the foregoing as may be required to be maintained by the Grantor's FAA-approved maintenance program;
(3) the Spare Parts;

(4) the Contract Rights;

(5) all proceeds with respect to the requisition of title to or use of each Aircraft, Engine or Spare Engine or any Part thereof, or any Spare Parts, all insurance proceeds or indemnity payments with respect to any of the foregoing and any other proceeds of any kind resulting from an Event of Loss;
(6) all moneys and securities now or hereafter paid or deposited or required to be paid or deposited to or with a Collateral Agent by or for the account of the Grantor pursuant to the terms hereof and held or required to be held by a Collateral Agent hereunder;
(7) any and all property that may, from time to time hereafter, in accordance with the provisions of the Loan Documents, by delivery or by Mortgage Supplement or by other writing of any kind, for the purposes hereof be in any way subjected to the Lien and security interest hereof or be expressly conveyed, mortgaged, assigned, transferred, deposited, in which a security interest may be granted by the Grantor and/or pledged by the Grantor, or any Person authorized to do so on its behalf or with its consent, to and with a Collateral Agent, who is hereby authorized to receive the same at any and all times as and for additional security hereunder;
(8) all rents, issues, profits, revenues and other income of the property subjected or required to be subjected to the Lien of this Mortgage; and
(9) all proceeds of the foregoing, including, without limitation, all causes of action, claims and warranties now or hereafter held by the Grantor in respect of any of the items listed above and, to the extent related to any property described in said clauses or such proceeds, all books, correspondence, credit files, records, invoices and other papers.
HABENDUM CLAUSE

            TO HAVE AND TO HOLD all and singular the aforesaid property unto the Collateral Agent, its successors and assigns, and for the uses and purposes and subject to the terms and provisions set forth in this Mortgage.

            1. It is expressly agreed that anything herein contained to the contrary notwithstanding, the Grantor shall remain liable under each of the contracts and agreements included in the Collateral to which it is a party to perform all of the obligations assumed by it thereunder, all in accordance with and pursuant to the terms and provisions thereof, and neither the Collateral Agent nor any of the Lenders shall have any obligation or liability under any such contracts and agreements to which the Grantor is a party by reason of or arising out of the assignment hereunder, nor shall the Collateral Agent or any Lender be required or obligated in any manner to perform or fulfill any obligations of the Grantor, or to make any payment, or to make any inquiry as to the nature or sufficiency of any payment received by it, or present or file any claim, or take any action to collect or enforce the payment of any amounts which may have been assigned to it or to which it may be entitled at any time or times.

            2. The Grantor does hereby designate the Collateral Agent the true and lawful attorney of the Grantor, irrevocably, for good and valuable consideration and coupled with an interest and with full power of substitution (in the name of the Grantor or otherwise) subject to the terms and conditions of this Mortgage, to ask, require, demand, receive, sue for, compound and give acquittance for any and all moneys and claims for moneys due (in each case including insurance and requisition proceeds and indemnity payments) and to become due to the Grantor under or arising out of the Collateral, to endorse any checks or other instruments or orders in connection therewith, to file any claims or take any action or institute any proceedings which the Collateral Agent may deem to be necessary or advisable in the premises as fully as the Grantor itself could do; provided, that a Collateral Agent shall not exercise any such rights except upon the occurrence and during the continuance of an Event of Default.

            3. The Grantor agrees that at any time and from time to time, upon the written request of the Collateral Agent, the Grantor, at the Grantor's sole cost and expense, will promptly and duly execute and deliver or cause to be duly executed and delivered any and all such further instruments and documents as the Collateral Agent may reasonably deem desirable in obtaining the full benefits of the assignment hereunder and/or intended to be effected hereunder and of the rights and powers herein granted and/or intended to be granted hereunder including, without limitation, taking such steps as may be required to establish and maintain the Lien intended to be granted hereunder in full force and effect (whether under the UCC, Title 49, the law of any other jurisdiction under which any Aircraft or other portion of the Collateral may be registered and/or utilized, any international title and/or lien registration system that may be in effect from time to time, or any other applicable law, statute, rule, regulation or treaty in effect from time to time).

            4. The Grantor does hereby warrant and represent that none of the Collateral is currently subject to any assignment, pledge or other Lien (other than the Tranche A and B Aircraft Mortgage), and hereby covenants that it will not otherwise assign or pledge, so long as the Lien of this Mortgage has not been discharged in accordance with the terms hereof, any of its rights, title or interests hereby assigned to any Person other than the Collateral Agent except for the Tranche A and B Aircraft Mortgage.

            5. It is hereby further agreed that any and all property described or referred to in the granting clause hereof which is hereafter acquired by the Grantor shall ipso facto, and without any other conveyance, assignment or act on the part of the Grantor or the Collateral Agent, become and be subject to the Lien herein granted as fully and completely as though specifically described herein.

            IT IS HEREBY FURTHER COVENANTED AND AGREED by and among the parties hereto as follows:

  ARTICLE 1

  DEFINITIONS

            Section 1.01. Definitions.   For all purposes of this Mortgage, except as otherwise expressly provided or unless the context otherwise requires:
    (1) each of the "Grantor," "Collateral Agent," any "Lender" or any other Person includes any successor in interest to it and any permitted transferee, permitted purchaser or permitted assignee of it;

    (2) the terms defined in this Article 1 have the meanings assigned to them in this Article 1, and include the plural as well as the singular;

    (3) all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with generally accepted accounting principles in the United States, as in effect from time to time;

    (4) the words "herein", "hereof" and "hereunder" and other words of similar import refer to this Mortgage as a whole and not to any particular Article, Section or other subdivision; and

    (5) all references in this Mortgage to Articles, Sections and Exhibits refer to Articles, Sections and
  Exhibits of this Mortgage.

                b  For all purposes of this Mortgage, the following capitalized terms have the following respective meanings:

      "Additional Insured" shall mean each Lender, the Collateral Agent, the Grantor in its capacity as lessor under any Permitted Lease, and each of their respective Affiliates, successors and permitted assigns, and the respective directors, officers and employees of each of the foregoing.

      "Agents" shall have the meaning specified therefor in the Credit Agreement.

      "Airbus Liens" shall mean the Liens in favor of Airbus North America Customer Services Inc.

  and arising under (i) that certain Letter Agreement No. 9, dated as of August 10, 1992, between AVSA S.A.R.L. and the Grantor, as assigned to Airbus North America Customer Services Inc., and relating to certain spare parts for Airbus A320 aircraft (recorded by the FAA on October 7, 2002 as FAA Conveyance No. XX022150) and (ii) that certain Letter Agreement No. 9, dated as of August 22, 1996, between AVSA S.A.R.L. and the Grantor, as assigned to Airbus North America Customer Services Inc., and relating to certain spare parts for Airbus A319 aircraft (recorded by the FAA on October 3, 2002 as FAA Conveyance No. XX022149) (true and complete copies each of which have previously been delivered to the Collateral Agent), to the extent that such spare parts qualify as Section 1110 Assets.

      "Aircraft" shall mean each Airframe together with the related Engines whether or not such Engines are installed on such Airframe or any other Airframe or airframe.

      "Airframe" shall mean: (i) each aircraft (excluding Engines, Spare Engines or engines either initially or from time to time installed thereon) specified by United States Registration Number and Manufacturer's serial number in the initial Mortgage Supplement and any subsequent Mortgage Supplement, (ii) any Replacement Airframe which may from time to time be substituted for such Airframe pursuant to Section 3.01(a) hereof and (iii) in either case, any and all Parts which are from time to time incorporated or installed in or attached thereto or which have been removed therefrom, unless the Lien of this Mortgage shall not be applicable to such Part in accordance with Section 2.02.

      "Bankruptcy Code" shall mean The Bankruptcy Reform Act of 1978, as heretofore and hereafter amended, and codified as 11 U.S.C. Section 101 et seq.

      "Bankruptcy Court" shall mean the United States Bankruptcy Court for the Northern District of
  Illinois or any other court having jurisdiction over the Cases from time to time.

      "Certificated Air Carrier" shall mean a Citizen of the United States holding an air carrier operating certificate issued by the Secretary of Transportation of the United States pursuant to Chapter 447 of Title 49 for aircraft capable of carrying ten or more individuals or 6,000 pounds or more of cargo or that otherwise is certified or registered to the extent required to fall within the purview of Section 1110 of the Bankruptcy Code or any analogous provision of the Bankruptcy Code.

      "Citizen of the United States" shall have the meaning given to such term in Section 40102(a)(l5)
  of Title 49 and as that statutory provision has been interpreted by the DOT pursuant to its policies.

      "Closing Date" shall mean the date of the initial Mortgage Supplement, which shall be the date of the making of the Tranche C Loan.

      "Collateral" shall have the meaning assigned thereto in the Granting Clause hereof.

      "Contract Rights" shall mean all of the Grantor's right, title and interest in and to any purchase agreement, modification agreement, bill of sale, buyer-furnished equipment agreement or similar agreement or instrument, as and to the extent that the same relates to any Airframe, Engine, Spare Engine or Spare Part and the use, storage or operation thereof and to the extent that the same is assignable under applicable law (including, without limitation, the Bankruptcy Code), including, without limitation, (a) all claims for damages in respect of any Airframe, Engine, Spare Engine or Spare Part arising as a result of any default by the manufacturer or the seller under any purchase agreement, modification agreement, bill of sale, buyer-furnished equipment agreement or similar agreement or instrument, in respect of any such Airframe, Engine, Spare Engine or Spare Part including, without limitation, all warranty, service life policy, aircraft performance guarantee and indemnity provisions in such agreements in respect of any Airframe, Engine, Spare Engine or Spare Part and all claims thereunder and (b) any and all rights of the Grantor to compel performance of the terms of any purchase agreement, modification agreement, bill of sale, buyer-furnished equipment agreement or similar agreement or instrument, in respect of any Airframe, Engine, Spare Engine or Spare Part.

      "Engine" shall mean (i) each of the engines listed by manufacturer's serial numbers in the initial
  Mortgage Supplement and every subsequent Mortgage Supplement, and whether or not either initially or from time to time installed on an Airframe or any other airframe; (ii) any Replacement Engine which may from time to time be substituted for any of such Engines pursuant to the terms hereof; and (iii) in either case, any and all Parts which are from time to time incorporated or installed in or attached to any such Engine and any and all Parts removed therefrom unless the Lien of this Mortgage shall not apply to such Parts in accordance with Section 2.02.

      "Escrow Accounts" shall have the meaning specified therefor in the Credit Agreement.

      "Event of Loss" shall mean, with respect to any Airframe, any Engine, any Spare Engine or any

  Spare Part, any of the following events with respect to such property: (i) the loss of such property or of the use thereof due to the destruction of or damage to such property which renders repair uneconomic or which renders such property permanently unfit for normal use by the Grantor for any reason whatsoever; (ii) any damage to such property which results in an insurance settlement with respect to such property on the basis of a total loss or a constructive or compromised total loss; (iii) the theft, hijacking or disappearance of such property for a period of 10 consecutive days; (iv) the confiscation, condemnation or seizure of such property, or the requisition or taking of title to, or (subject to clause (vi) below) use of, such property, in any case, by any governmental or purported governmental authority, other than a requisition for use by the United States Government or by any other government of registry of the relevant Airframe (or, if applicable, the relevant Engine or engines), or any agency or instrumentality of any thereof, which is governed by clause (vi) below); (v) as a result of any law, rule, regulation, order or other action by the FAA or other governmental body of the government of registry of the relevant Airframe (or, if applicable, the relevant Engine or Engines) having jurisdiction, use of such property in the normal course of the business of air transportation shall have been prohibited for a period of 90 consecutive days (a "grounding"); (vi) the requisition for use by (x) the United States Government or (y) any other government of registry of the relevant Airframe (or, if applicable, the relevant Engine or Engines), or any instrumentality or agency of any thereof, which shall have occurred while the Obligations remain outstanding and shall continue beyond the Maturity Date; or (vii) with respect to an Engine only, any requisition of title to such Engine or other event which constitutes an Event of Loss pursuant to Article 3 of the Mortgage. An Event of Loss with respect to an Aircraft shall be deemed to have occurred if an Event of Loss shall have occurred with respect to the Airframe of such Aircraft.

      "FAA" shall mean the Federal Aviation Administration.

      "Final Order" shall have the meaning specified therefor in the Credit Agreement.

      "Foreign Air Carrier" shall mean any air carrier principally domiciled in a country other than the

  United States and which performs maintenance, preventative maintenance and inspections for aircraft, engines and related parts to standards which are approved by, or which are substantially equivalent to those required by, the FAA, the Civil Aviation Authority of the United Kingdom, the Direction Generale de l'Aviation Civile of the French Republic, the Luftfahrt Bundesaint of the Federal Republic of Germany, the Rijflauchtraatdienst of the Kingdom of the Netherlands, the Ministry of Transportation of Japan or the Federal Ministry of Transport of Canada (or any agency or instrumentality of the applicable government succeeding to the jurisdiction of the foregoing entities).

      "Indemnified Person" shall have the meaning specified therefor in Section 6.09 hereof.

      "Insured Amount" shall have the meaning specified therefor on Exhibit B.

      "Lenders" shall mean the Tranche C Lenders, as defined in the Credit Agreement.

      "Lien" shall mean, with respect to any asset, (a) any mortgage, deed of trust, lien (statutory or otherwise), pledge, hypothecation, encumbrance of any kind, charge or security interest in, on or of such asset, or any other type of preferential treatment and (b) the interest of a vendor or a lessor under any conditional sale agreement, equipment trust agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset.

      "Loan" shall mean the Tranche C Loan, as defined in the Credit Agreement.

      "Loan Documents" shall have the meaning specified therefor in the Credit Agreement.

      "Manufacturer" shall mean, with respect to any Airframe, Engine, Spare Engine or Spare Part,

  the manufacturer thereof, and its successors and assigns.

      "Minimum Liability Insurance Amount" shall have the meaning specified therefor on Exhibit B hereto.

      "Mortgage Supplement" shall mean any supplement to this Mortgage which is delivered from time to time pursuant to the terms hereof in the form of Exhibit A hereto.

      "Obligations" shall have the meaning specified therefor in the Credit Agreement.

      "Parts" shall mean, with respect to an Airframe, Engine or Spare Engine, any and all appliances,

  parts, instruments, appurtenances, accessories, avionics, furnishings, seats, and other equipment of whatever nature (other than (a) complete Engines, Spare Engines or engines, (b) any items leased by the Grantor from a third party, so long as title thereto shall remain vested in such third party, (c) any Passenger Convenience Equipment and (d) cargo containers) which may from time to time be incorporated or installed in or attached to such Airframe, Engine or Spare Engine or which have been removed therefrom, unless the Lien of this Mortgage shall not be applicable to such Part in accordance with Section 2.02.

      "Passenger Convenience Equipment" shall mean severable components or systems installed on or affixed to an Airframe that are used to provide individual telecommunications or electronic entertainment to passengers aboard such Airframe, if and for so long as such equipment shall be owned by, or shall be subject to a security interest, license or other interest of, another Person (other than any Affiliate of the Grantor) in accordance with the provisions of Section 2.02(d) hereof.

      "Permitted Air Carrier" shall mean any Certificated Air Carrier or any Foreign Air Carrier.

      "Permitted Encumbrances" shall mean, with respect to any Aircraft, Airframe, Engine or Spare

  Engine or any Part or any interest therein:

      (a) the respective rights of the Collateral Agent and the Grantor as provided herein,

      (b) Liens for Taxes of the Grantor (or any Permitted Lessee) which constitute Permitted Liens under the Credit Agreement and which do not involve or create any material danger of the sale, forfeiture or loss of such property or any interest therein,

      (c) materialmen's, mechanics', workmen's, repairmen's, employees' or other like Liens arising in the ordinary course of the Grantor's (or any Permitted Lessee's) business securing obligations that are not overdue for a period of more than 45 days or are being contested in good faith by appropriate proceedings so long as during such 45-day period there is not, or such proceedings do not involve, any material danger of the sale, forfeiture or loss of such Aircraft, Airframe, Engine or Spare Engine or any Part or any interest therein,

      (d) Liens arising out of any judgment or award against the Grantor (or any Permitted Lessee), unless the judgment or award secured shall not, within 45 days after the entry thereof, have been discharged, vacated, reversed or execution thereof stayed pending appeal or shall not have been discharged, vacated or reversed within 45 days after the expiration of such stay, so long as during either such 45-day period there is not, or any such judgment or award does not involve, any material danger of the sale, forfeiture or loss of such property or any interest therein,

      (e) salvage or similar rights of insurers under the insurances required to be maintained pursuant to
  Section 2.03(b) hereof,

      (f) any other Lien with respect to which the Grantor (or any Permitted Lessee) shall have provided a bond or other security to the Collateral Agent in an amount and under terms and issued by a Person reasonably satisfactory to the Collateral Agent,

      (g) the rights of any Permitted Lessee under any Permitted Lease, and

      (h) the Liens in favor of the Tranche A and B Collateral Agent pursuant to the Tranche A and B

  Aircraft Mortgage securing the Grantor's obligations to the Tranche A and B Lenders under the Credit Agreement.

      "Permitted Lease" shall mean a lease permitted under Section 2.01(b) hereof.

      "Permitted Lessee" shall mean the lessee under a Permitted Lease.

      "Replacement Airframe" shall mean any airframe substituted for an airframe in accordance with Section 3.01(a) hereof.

      "Replacement Engine" shall mean any engine substituted for an Engine or Replacement Engine in accordance with Section 3.01(b) hereof.

      "Spare Engine" shall mean (i) each of the spare engines listed by manufacturer's serial numbers in the initial Mortgage Supplement and each subsequent Mortgage Supplement, and whether or not either initially or from time to time installed on any Airframe or airframe; (ii) any Replacement Engine which may from time to time be substituted for any of such Spare Engines pursuant to the terms hereof; and (iii) in either case, any and all Parts which are from time to time incorporated or installed in or attached to any such Spare Engine and any and all Parts removed therefrom unless the Lien of this Mortgage shall not apply to such Parts in accordance with Section 2.02.

      "Spare Engines Locations" shall mean any of the locations described in the initial Mortgage
  Supplement and in each subsequent Mortgage Supplement at which Spare Engines are held by or on behalf of the Grantor.

      "Spare Parts" shall mean any and all appliances, engines, parts, instruments, appurtenances, accessories, furnishings, avionics, seats, and other equipment of whatever nature (including, but not limited to, "spare parts" as defined at 49 U.S.C. § 40102(a)(38) and "appliances" as defined at 49 U.S.C. § 40102(a)(11)) (other than complete Engines or Parts) which are now or hereafter maintained as spare parts or appliances by or on behalf of the Grantor at the Spare Parts Locations described in the initial Mortgage Supplement or in any subsequent Mortgage Supplement; provided, however, that the term "Spare Parts" shall not include any items to the extent that they are subject to the Airbus Lien.

      "Spare Parts Locations" shall mean any of the locations described in the initial Mortgage
  Supplement and any subsequent Mortgage Supplement at which Spare Parts are held by or on behalf of the Grantor.

      "Title 49" shall mean Title 49 of the United States Code, as amended and in effect from time to time, and the regulations promulgated pursuant thereto.

      "Tranche A and B Aircraft Mortgage" shall mean the Aircraft, Spare Engines and Spare Parts
  Mortgage and Security Agreement dated as of December 24, 2002 by Grantor in favor of JPMorgan Chase Bank and Citicorp USA, Inc., as co-collateral agents, securing the obligations owing to the Tranche A and B Lenders under the Credit Agreement, subordinate to the security interests created hereunder on the Tranche C Priority Collateral pursuant to the terms of the intercreditor provisions contained in Section 11 of the Credit Agreement.

      "Tranche A and B Collateral Agent" shall mean JPMorgan Chase Bank, N.A. (f/k/a JPMorgan
  Chase Bank) and Citicorp USA, Inc., in their capacity as co-collateral agents for the Tranche A and B Lenders.

      "Tranche A and B Lenders" shall mean the Tranche A Lenders and the Tranche B Lenders, each as defined in the Credit Agreement.

      "Tranche A and B Priority Collateral" shall mean the Collateral excluding the Tranche C Priority
  Collateral.

      "Tranche C Aircraft, Spare Engines and Spare Parts Mortgage and Security Agreement"
  or "this Agreement" or "this Mortgage" shall mean this Tranche C Aircraft, Spare Engines and Spare Parts Mortgage and Security Agreement, as the same may from time to time be supplemented, amended or modified.

      "Tranche C Obligations" shall have the meaning specified therefor in the Credit Agreement.

      "Tranche C Priority Collateral" shall mean the ten (10) aircraft listed on Schedule B hereto as

  "owned" by the Borrower and the four (4) aircraft listed on Schedule B hereto as "leased" by the Borrower but only to the extent the Borrower has legal title to such identified "leased" aircraft free and clear of all Liens and encumbrances immediately prior to and at the time of the making of the Tranche C Loan, and the corresponding QEC Kits with respect to each such aircraft.

      "Tranches A and B Obligations" shall have the meaning specified therefor in the Credit Agreement.

      "UCC" shall mean the Uniform Commercial Code (or any similar equivalent legislation) as in effect in any applicable jurisdiction.

      "United States" or "U.S." shall mean the United States of America.

      "United States Government" shall mean the federal government of the United States or any instrumentality or agency thereof.

      "Wet Lease" shall mean any arrangement whereby the Grantor agrees to furnish any Airframes or airframes and the Engines or engines installed thereon to a third party but with respect to which the Grantor (and/or its employees or agents) continue to operate and maintain the same.

      (c) Terms used herein and not defined herein shall have the meanings assigned thereto in the Credit
  Agreement.

  ARTICLE 2

  COVENANTS OF THE GRANTOR

              The Grantor represents, warrants and covenants, which representations, warranties and covenants shall survive execution and delivery of this Mortgage, as follows:

              Section 2.01. Registration, Maintenance and Operation; Possession and Permitted Leases; Insignia.

              (a)    (1) Registration and Maintenance. The Grantor, at its own cost and expense, shall (or shall cause any Permitted Lessee to): (i) on or prior to the Closing Date (and, with respect to any Aircraft acquired after the Closing Date, on the date of such acquisition), cause each Aircraft to be duly registered in its name, and, subject to subparagraph (3) of this Section 2.01(a), to remain duly registered in its name under Title 49; (ii) maintain, service, repair, and overhaul (or cause to be maintained, serviced, repaired, and overhauled) each Aircraft (and any engine or part which is not an Engine or Part but which is installed on such Aircraft), Engine, Spare Engine and Spare Part (x) so as at all times to keep such Aircraft, Engine, Spare Engine and Spare Part in as good an operating condition as when initially subjected to the Lien hereof, ordinary wear and tear excepted; and, in the case of an Aircraft, as may be necessary to enable the airworthiness certification for such Aircraft to be maintained in good standing at all times (other than during temporary periods of storage in accordance with applicable regulations, provided that the Grantor complies with the requirements of Section 5.19(a) of the Credit Agreement in connection with any such storage) under (I) Title 49, except when all of the Grantor's aircraft similar to such Aircraft (powered by engines of the same type as those with which such Aircraft shall be equipped at the time of such grounding) registered in the United States have been grounded by the FAA unless such grounding was caused by the failure of the Grantor to maintain, service, repair and overhaul such Aircraft in accordance with the terms hereof, or (II) the applicable laws of any other jurisdiction in which such Aircraft may then be registered from time to time, except when all of the Grantor's aircraft similar to such Aircraft (powered by engines of the same type as those with which such Aircraft shall be equipped at the time of such grounding) registered in such jurisdiction have been grounded by the aeronautical authority of such jurisdiction unless such grounding was caused by the failure of the Grantor to maintain, service, repair and overhaul such Aircraft in accordance with the terms hereof provided, that notwithstanding the provisions of this clause (ii), the Grantor shall be permitted to survey or break down into component Spare Parts a total of up to three (3) Engines or Spare Engines which are surplus, obsolete, negligible or uneconomical as Engines or Spare Engines during the period beginning on the Closing Date and ending on the Maturity Date, (y) in substantially the same manner as the Grantor (or any Permitted Lessee) maintains, services, repairs or overhauls similar aircraft and engines operated by the Grantor (or Permitted Lessee) in similar circumstances and (z) except to the extent that the Collateral Agent may otherwise agree in writing (in its reasonable discretion), in compliance with all applicable mandatory service bulletins and airworthiness directives issued by the FAA (or comparable rules and regulations issued by the applicable regulatory agency or body of any other jurisdiction in which the same is registered) from time to time; (iii) maintain or cause to be maintained all records, logs and other materials required to be maintained in respect of such Aircraft, Engine, Spare Engines and Spare Parts by the FAA or the applicable regulatory agency or body of any other jurisdiction in which such Aircraft may then be registered; and (iv) promptly furnish or cause to be furnished to the Collateral Agent such information as may be required to enable the Collateral Agent to file any reports required to be filed by the Collateral Agent with any governmental authority because of such person's interest in such Aircraft hereunder.

      (2) Operation. The Grantor will not (or permit any Permitted Lessee to) maintain, use, service,

  repair, overhaul or operate any Aircraft, Engine or Spare Engine in violation of any law or any rule, regulation, treaty, order or certificate of any government or Governmental Authority (domestic or foreign) having jurisdiction, or in violation of any airworthiness certificate, license or registration relating to such Aircraft, Engine or Spare Engine issued by any such authority. In the event that any such law, rule, regulation, treaty, order, certificate, license or registration requires alteration of any Aircraft, Engine or Spare Engine, the Grantor will conform thereto or obtain conformance therewith at no expense to the Collateral Agent. Notwithstanding the foregoing, the Grantor or any Permitted Lessee may contest in good faith the validity or application of any such law, rule, regulation, treaty, order, certificate, license, registration or violation in any reasonable manner which does not involve any material danger of the sale, forfeiture, or loss of any Aircraft, Engine or Spare Engine, any danger of criminal liability or material civil penalty for the Collateral Agent or any Lender or impair the Collateral Agent's or any Lender's interest in such Aircraft, Engine or Spare Engine or any Loan Document, including the Liens of this Mortgage. If the indemnities or insurance from the United States Government specified in Section 2.03, or some combination thereof in amounts equal to amounts required by Section 2.03, have not been obtained, the Grantor will not operate or locate an Aircraft, Engine or Spare Engine, or permit any Permitted Lessee or any other Person to operate or locate an Aircraft, Engine or Spare Engine, in or to any area excluded from coverage by any insurance required to be maintained by the terms of Section 2.03; provided, however, that the failure of the Grantor to comply with the provisions of this sentence shall not give rise to an Event of Default if such failure is attributable solely to a hijacking, medical emergency, equipment malfunction, weather conditions, navigational error or other isolated extraordinary event beyond the control of the Grantor (or any Permitted Lessee) and the Grantor (or such Permitted Lessee, as the case may be) is taking all reasonable steps to remedy such failure as soon as practicable.

      (3) Reregistration. So long as the Lien of this Mortgage shall not have been discharged and no Event of Default shall have occurred and be continuing or result therefrom, the Grantor may, (A) with respect to Tranche A and B Priority Collateral prior to the indefeasible payment in full of the Tranches A and B Obligations, so long as effectuated pursuant to Section 2.01(a)(3) of the Tranche A and B Aircraft Mortgage, and (B) with respect to all other Collateral, with the prior written approval of the Collateral Agent (acting with the consent of the Tranche C Required Lenders) and upon satisfaction of the further conditions specified below, re-register an Aircraft in the name of the Grantor (or, if appropriate, in the name of a Permitted Lessee as a "lessee"), at the Grantor's own cost and expense, under the laws of any country with which the United States then maintains normal diplomatic relations and which the Collateral Agent has determined, acting reasonably, would provide substantially equivalent protection (including the right to take possession of such Aircraft in the event of the bankruptcy of the Grantor or such Permitted Lessee, if any) for the rights of lenders in similar transactions or of secured creditors in similar asset-based financing transactions as provided under United States law. Such consent shall be conditioned upon, inter alia, the Collateral Agent's receipt of evidence that after giving effect to such re-registration the Collateral Agent shall possess a Lien and security interest over such Aircraft with priority and perfection (to the extent perfection is a relevant concept in such country) to substantially the same extent as is available under the corresponding laws of the United States.

      Prior to any such re-registration of an Aircraft in accordance with this Section 2.01(a)(3), the
  Collateral Agent shall have received a favorable opinion of counsel (reasonably satisfactory to the Collateral Agent) addressed to the Lenders and the Collateral Agent to the effect that (i) the laws of the new country of registration will recognize the Grantor's right of ownership with respect to such Aircraft and will give effect to the priority and perfection (to the extent perfection is a relevant concept in such country) of the Lien and security interest created by this Mortgage (or the Grantor shall enter into such other instrument as shall be necessary to convey a valid and enforceable security agreement to the Collateral Agent, such instrument to be in form and substance reasonably satisfactory to the Collateral Agent), (ii) this Mortgage (or such other instrument) and the Collateral Agent's Lien and right to repossession thereunder is valid and enforceable under the laws of such country and (iii) all filing, recording and other action necessary to perfect (to the extent perfection is a relevant concept in such country) and protect the Lien of this Mortgage in such new jurisdiction either has been accomplished prior to such change in the country of registry or, if such opinion cannot under applicable law be given at the time of registration, are specified in such opinion and the Grantor undertakes to accomplish such filing, recording or other action as soon as practicable after giving effect to such change in registry (in which case a further opinion (in form and substance reasonably satisfactory to the Collateral Agent) shall be received by the Collateral Agent promptly thereafter to the effect that all such recording, filing and other action have been accomplished).

      Prior to any such re-registration of an Aircraft in accordance with this Section 2.01(a)(3), the
  Collateral Agent shall have received a favorable opinion of counsel (reasonably satisfactory to the Collateral Agent) in the new jurisdiction of registry covering the matters set forth in the preceding paragraph and addressed to it and the Lenders and to the effect that (A) the terms (including, without limitation, the governing-law, service-of-process and jurisdictional-submission provisions thereof) of this Mortgage (or such other instrument) are legal, valid, binding and enforceable in such jurisdiction, (B) it is not necessary for the Collateral Agent to register or qualify to do business in such jurisdiction, (C) there is no tort liability for a lender with respect to an aircraft not in possession of such lender under the laws of such jurisdiction other than tort liability which might have been imposed on such lender under the laws of the United States or any state thereof (it being understood that, such opinion shall be waived if insurance reasonably satisfactory to Collateral Agent is provided, at the Grantor's expense, to cover such risk), (D) (unless the Grantor shall have procured satisfactory insurance covering the risk of requisition of use or title of such Aircraft by the government of such jurisdiction so long as such Aircraft is registered under the laws of such jurisdiction) the laws of such jurisdiction require fair compensation by the government of such jurisdiction payable in currency freely convertible into Dollars for the loss of use or title of such Aircraft in the event of the requisition by such government of such use or title, (E) if a Permitted Lease is then in effect with respect to such Aircraft, the laws of the new jurisdiction of registry do not provide the Permitted Lessee or any third party, possessory rights which would, upon any Event of Default (assuming that at such time the Permitted Lessee is not subject to a proceeding or final order under applicable bankruptcy, insolvency or reorganization laws of such jurisdiction), prevent the return of such Aircraft in accordance with the terms of this Mortgage (such opinion to be subject to customary qualifications and exceptions in the relevant domicile of the Permitted Lessee but only to the extent that they do not deny the Collateral Agent the practical realization of its rights and benefits pursuant to this Mortgage) and (F) to such further effect with respect to such other matters as the Collateral Agent may reasonably request.

      In addition to the opinion contemplated above, prior to any such re-registration of an Aircraft under the laws of any country other than the U.S., the Collateral Agent shall have received assurances, reasonably satisfactory to it, to the effect that (A) the insurance provisions of this Mortgage as they relate to such Aircraft will have been complied with after giving effect to such change of registry, (B) the original indemnities (and any additional indemnities which the Collateral Agent reasonably requests) in favor of the Collateral Agent and the Lenders afford each such party substantially the same protection as provided prior to such change of registry, (C) such change will not result in the imposition of, or increase in the amount of, any Tax for which the Grantor is not required to indemnify, or is not then willing to enter into a binding agreement to indemnify, the Collateral Agent or the Lenders and (D) such new country of registry imposes aircraft maintenance standards not materially less stringent than those of the FAA or the Civil Aviation Authority of the United Kingdom, France, Germany, Japan or Canada.

      In connection with any such re-registration of an Aircraft in accordance with this Section 2.01(a)(3), the Grantor shall, at its cost and to the extent permitted by the laws of such country, cause the interests of the Collateral Agent in such Aircraft to be duly registered or recorded under the laws of such country and at all times thereafter to remain so duly registered or recorded unless and until changed as permitted hereby, and shall cause to be done at all times all other acts (including the filing, recording and delivery of any document or instrument and the payment of any sum) necessary or, by reference to prudent industry practice in such country, advisable in order to establish the Collateral Agent's interest in and to such Aircraft as against the Grantor, any Permitted Lessee or any third parties in such jurisdiction.

      Subject as provided herein, the Collateral Agent shall execute and deliver, at the Grantor's expense, all such documents as the Grantor may reasonably request and otherwise cooperate with the Grantor for the purpose of effecting, continuing or (as provided in this subparagraph (3)) changing the registration of such Aircraft in accordance with the terms hereof.

      The Grantor shall pay all reasonable fees and expenses on an after-tax basis of the Collateral Agent or any Lender in connection with any change of registry of such Aircraft.

                      (b)    Possession and Permitted Leases. The Grantor will not, without the prior written consent of the Collateral Agent, lease (whether by way of a Wet Lease, finance lease, operating lease, or otherwise) or otherwise in any manner deliver, transfer or relinquish possession of any Aircraft, Airframe, Engine, Spare Engine or Spare Part or install or permit any Engine or Spare Engine to be installed on any airframe other than an Airframe; provided, that the foregoing shall not restrict the Grantor from using Spare Parts in the ordinary course of business consistent with past practice (it being understood that any sale-leaseback transaction (or similar transaction) involving any of the Grantor's spare parts inventory shall not be considered to be in the ordinary course of business); providedfurther that, so long as no Event of Default shall have occurred and be continuing at the time of such lease, delivery, transfer or relinquishment of possession or installation and so long as such action shall not deprive the Collateral Agent of the perfected Lien of this Mortgage on such Aircraft, Airframe, Engine, Spare Engine or Spare Part, the Grantor (or, except with respect to subparagraph (vii) below, any Permitted Lessee) may, without the prior written consent of the Collateral Agent (other than in the case of clause (vii) below), so long as the Grantor (or such Permitted Lessee) shall comply with any other applicable requirements of this Mortgage:

                          (i)    subject such Airframe and the Engines, Spare Engines or engines then installed thereon to normal interchange agreements or any Engine or Spare Engine to normal pooling or similar arrangements, in each case customary in the commercial airline industry and entered into by the Grantor (or any Permitted Lessee) in the ordinary course of its business; provided, that (A) no such interchange agreement or arrangement contemplates, requires or results in the transfer of title to such Airframe and (B) if the Grantor's title to such Airframe or any Engine or Spare Engine shall be divested under any such agreement or arrangement, such divestiture shall be deemed to be an Event of Loss with respect to such Airframe, Engine or Spare Engine, as applicable, and the Grantor shall (or shall cause any Permitted Lessee to) comply with Section 3.01 hereof in respect thereof;

                          (ii)    deliver possession of such Airframe, Engine, Spare Engine or Spare Part to the Manufacturer thereof or to any other qualified organization for testing, service, repair, maintenance or overhaul work on such Airframe, Engine, Spare Engine or Spare Part or any part of any thereof or for alterations or modifications therein or additions thereto to the extent required or permitted by the terms hereof;

                          (iii)    install an Engine or Spare Engine on an airframe owned by the Grantor (or any Permitted Lessee) which airframe is free and clear of all Liens, except: (A) Permitted Encumbrances (including Liens in favor of the Tranche A and B Collateral Agent under the Tranche A and B Aircraft Mortgage) and those which apply only to the engines (other than Engines or Spare Engines), appliances, parts, instruments, appurtenances, accessories, furnishings and other equipment (other than Parts) installed on such airframe (but not to the airframe as an entirety), (B) the rights of third parties under interchange agreements which would be permitted under clause (i) above, provided that Grantor's title to such Engine or Spare Engine shall not be divested as a result thereof, and (C) mortgage Liens or other security interests, provided, that (as regards this clause (C)), such mortgage Liens or other security interests effectively provide that such Engine or Spare Engine shall not become subject to the Lien of such mortgage or security interest, notwithstanding the installation thereof on such airframe;

                          (iv)    install an Engine or Spare Engine on an airframe leased to the Grantor (or any Permitted Lessee) or purchased by the Grantor (or any Permitted Lessee) subject to a conditional sale or other security agreement, provided that (x) such airframe is free and clear of all Liens, except: (A) the rights of the parties to the lease or conditional sale or other security agreement covering such airframe, or their assignees and (B) Liens of the type permitted by subparagraph (iii) of this Section 2.01(b) and (y) such lease, conditional sale or other security agreement effectively provides that such Engine or Spare Engine shall not become subject to any Lien of such lessee, seller or secured party, notwithstanding the installation thereof on such airframe;

                          (v)    transfer (or permit any Permitted Lessee to transfer) possession of such Airframe, Engine or Spare Engine to the United States of America or any instrumentality or agency thereof pursuant to the Civil Reserve Air Fleet Program so long as the Grantor (or any Permitted Lessee) shall promptly notify the Collateral Agent (x) upon transferring possession of such Airframe, Engine or Spare Engine to the United States of America or any agency or instrumentality thereof pursuant to the Civil Reserve Air Fleet Program and (y) of the name and the address of the Contracting Office Representative for the Military Airlift Command of the United States Air Force to whom notice must be given pursuant to Section 3.01 hereof;

                          (vi)    transfer possession of such Airframe, Engine or Spare Engine to the United States of America or any instrumentality or agency thereof pursuant to a lease, contract or other instrument, a copy of which shall be provided to Collateral Agent, and provided that the Collateral Agent is provided written notice within 1 Business Day of the date on which such transfer of possession occurs;

                          (vii)    at any time so long as no Event of Default shall have occurred and be continuing, enter into a lease (including, without limitation, a Wet Lease) of (1) in the case of Tranche A and B Priority Collateral prior to the indefeasible payment in full of the Tranches A and B Obligations so long as permitted by Section 2.01(b)(vii) of the Tranche A and B Aircraft Mortgage and (2) in the case of all other Collateral, such Aircraft, Airframe, Engine or Spare Engine with any Person approved in writing by the Collateral Agent, acting with the consent of the Tranche C Required Lenders; provided that, in the case of clause (2), (A) the lessee under such lease is not subject to a proceeding or final order under applicable bankruptcy, insolvency or reorganization laws on the date the lease is entered into, (B) in the case only of a lease to any non-U.S. Person, (x) on the date of such lease or any renewal or extension thereof, the United States and the country in which such lessee is domiciled and principally located maintain diplomatic relations and (y) the Collateral Agent receives at the time of such lease an opinion of counsel (in form and substance reasonably satisfactory to the Collateral Agent) to the effect that (aa) the terms of such lease are the legal, valid, and binding obligations of the parties thereto, enforceable under the laws of such lessee's country and, upon bankruptcy or insolvency of or other default by the Grantor or the lessee, the return or repossession of the Aircraft or Airframe or such Engine or Spare Engine to the Collateral Agent in accordance with the terms of this Mortgage would not be prevented, (bb) it is not necessary for the Collateral Agent to register or qualify to do business in such lessee's country, if not already so registered or qualified (including as a result of the proposed lease), (cc) the validity, priority, and perfection of the Collateral Agent's Lien in respect of the Aircraft, Airframe, Engines, and Spare Engines will be recognized and enforceable in such lessee's country, (dd) there exist no possessory rights in favor of the lessee under such lease under the laws of such lessee's country of domicile that would, upon bankruptcy or insolvency of or other default by the Grantor or such lessee, prevent the return or repossession of the Aircraft in accordance with the terms of this Mortgage and (ee) the laws of such lessee's country of domicile require fair compensation by the government of such lessee's country, payable in a currency freely convertible into Dollars, for the loss of title to such Aircraft, Airframe, Engines or Spare Engines in the event of the requisition by such government of such title (unless the Grantor provides insurance in the amounts required with respect to hull insurance under this Mortgage covering the requisition of title to such Aircraft, Airframe, Engines or Spare Engines by the government of such lessee's country so long as the Aircraft, Airframe, Engines or Spare Engines are subject to such lease); (C) if the lessee under such lease is a governmental entity, such lessee has waived all rights of sovereign immunity; and (D) if the lessee is a Certificated Air Carrier, the Grantor will be entitled as lessor to the benefits of Section 1110 of the Bankruptcy Code with respect to the leased property in connection with a proceeding under Chapter 11 of the Bankruptcy Code in which the lessee is the debtor; or

                          (viii)    Notwithstanding anything to the contrary contained in Section 2.01(b)(vii), enter into a non-consecutive short term lease (i.e., for a lease term of no longer than 120 days) of such Engine or Spare Engine (including in each case a quick engine change kit which may be installed thereon) with any repair customer of the Grantors or any other Person which is a Certificated Air Carrier or a Foreign Air Carrier, provided that, (A) the aggregate number of (x) Engines and Spare Engines leased as permitted pursuant to this Section 2.01(b)(viii) at any one time shall not exceed five (5) Engines or Spare Engines, and (y) quick engine change kits leased or otherwise delivered along with Engines and Spare Engines leased under this Section 2.01(b)(viii) at any one time shall not exceed five (5) quick exchange kits at any one time, (B) the aggregate Orderly Liquidation Value of the Engines and Spare Engines (including the Orderly Liquidation Value attributable to any quick engine change kits installed on any Engine or Spare engine leased pursuant to this Section 2.01(b)(viii)) leased at any time as permitted pursuant to this Section 2.01(b)(viii) shall not exceed $22,000,000, (C) the lease documentation for any Engine or Spare Engine leased as permitted pursuant to this Section 2.01(b)(viii) shall (1) contain an acknowledgement by the lessee party thereto of the perfected Lien of the Collateral Agent under this Mortgage and the Tranche A and B Collateral Agent under the Tranche A and B Aircraft Mortgage on such Engine or Spare Engine, (2) provide that the Grantor shall be entitled to perform a boroscope examination on such Engine or Spare Engine at the end of the lease period and (3) provide that the lessee of such Engine or Spare Engine shall be responsible for a use fee per cycle and a use fee per hour with respect to its utilization of such Engine or Spare Engine during the term of the lease, (D) the Grantor shall provide the Collateral Agent with (1) written notice of such lease no less than one (1) day prior to the transfer of the Engine or Spare Engine and the quick engine change kit corresponding thereto subject to such lease, (2) copies of the lease documentation with respect to each such lease and (3) on or before the last Business Day of each month a report identifying each Engine, Spare Engine and the quick engine change kits subject to leases permitted pursuant to this Section 2.01(b)(viii) and the Orderly Liquidation Value of such leased Engines, Spare Engines and quick engine change kits and (E) the lessee under such lease is not subject to a proceeding or final order under applicable bankruptcy, insolvency or reorganization laws on the date the lease is entered into.

          The rights of any transferee who receives possession by reason of a transfer permitted by this Section 2.01(b)shall be during the period of such possession, subject and subordinate to, all the terms of this Mortgage (and shall expressly state that it is so subject and subordinate), including, without limitation, the covenants contained in this Article 2, including the inspection rights contained in Section 2.04, and the Collateral Agent's right to repossess an Aircraft, Airframe, Engine or Spare Engine, as applicable, and to avoid and terminate any lease upon such repossession, and the Grantor shall remain primarily liable for the performance of all of the terms of this Mortgage, and the terms of any such Permitted Lease shall not permit any Permitted Lessee to take any action not permitted to be taken by the Grantor in this Mortgage with respect to such Aircraft, Airframe, Engine or Spare Engine, as applicable. No pooling agreement, Permitted Lease or other relinquishment of possession of an Aircraft, Airframe, Engine or Spare Engine shall in any way discharge or diminish any of the Grantor's obligations to the Collateral Agent under this Mortgage or constitute a waiver of the Collateral Agent's rights or remedies hereunder. The Collateral Agent agrees, for the benefit of any mortgagee or other holder of a security interest in any engine other than an Engine or Spare Engine owned by the Grantor (or any Permitted Lessee), any lessor of any engine other than an Engine or Spare Engine leased to the Grantor (or any Permitted Lessee) and any conditional vendor of any engine other than an Engine or Spare Engine purchased by the Grantor (or any Permitted Lessee) subject to a conditional sale agreement or any other security agreement, that no interest shall be created under this Mortgage in any engine so owned, leased or purchased and that neither the Collateral Agent nor its successors or assigns will acquire or claim, as against any such mortgagee, lessor or conditional vendor or other holder of a security interest or any successor or assignee of any thereof, any right, title or interest in such engine solely as the result of such engine being installed on an Airframe; provided, however, that such agreement of the Collateral Agent shall not be for the benefit of any lessor of an airframe leased to the Grantor (or any Permitted Lessee) or purchased by the Grantor (or any Permitted Lessee) subject to a conditional sale or other security agreement or for the benefit of any mortgagee or any other holder of a security interest in an airframe owned by the Grantor (or any Permitted Lessee), on which airframe the Grantor (or any Permitted Lessee) then proposes to install an Engine or Spare Engine, unless such lessor, conditional vendor, or mortgagee has expressly agreed (which agreement may be contained in such lease, conditional sale or other security agreement or mortgage) that neither it nor its successors or assigns will acquire, as against the Collateral Agent, any right, title or interest in an Engine or Spare Engine as a result of such Engine or Spare Engine being installed on such airframe. Notwithstanding any of the foregoing to the contrary, nothing contained in this Mortgage shall in any way limit the Collateral Agent's right to assert any Lien granted unto the Collateral Agent under the Final Order and the Thirteenth Amendment Order.

             In the case of any Permitted Lease entered into pursuant to this Section 2.01(b), the Grantor will include in such Permitted Lease appropriate provisions which make such lease expressly subject and subordinate to this Mortgage, including the Collateral Agent's and each Lender's right to avoid such Permitted Lease in the exercise of its rights to repossession hereunder. No Permitted Lease shall be entered unless Grantor shall reimburse the Collateral Agent for all of its reasonable out-of-pocket fees and expenses (including reasonable fees and disbursements of counsel) incurred in connection with any such Permitted Lease. Except as otherwise provided herein and without in any way relieving Grantor from its primary obligation for the performance of its obligations under this Mortgage, Grantor may in its sole discretion permit a Permitted Lessee to exercise any or all rights which Grantor would be entitled to exercise under Section 2.01 and Section 2.02, and may cause a Permitted Lessee to perform any or all of Grantor's obligations under Article 2, and the Collateral Agent agrees to accept actual and full performance thereof by a Permitted Lessee in lieu of performance by the Grantor.

            No Permitted Lease entered into pursuant to this Section 2.01(b) shall permit any subleasing of the applicable Aircraft, Airframe, Engine or Spare Engine.

                (c)    Insignia. On or prior to (a) in the case of Collateral constituting Tranche C Priority Collateral, the Closing Date, or as soon thereafter as practicable (and, in any event, within 30 days of the Closing Date) and (b) in the case of Collateral constituting Tranche A and B Priority Collateral, the payment in full of the Tranches A and B Obligations, or as soon thereafter as practicable (and, in any event, within 30 days of such payment in full), the Grantor agrees to affix and maintain (or cause to be affixed and maintained) in the cockpit of each Airframe adjacent to the registration certificate therein and stencil and maintain on each Engine and Spare Engine a nameplate (or, in the case of an Engine or Spare Engine, a placard) bearing the inscription:

"THIS AIRCRAFT/ENGINE IS MORTGAGED TO
JPMORGAN CHASE BANK, N.A., as
TRANCHE C COLLATERAL AGENT"

(such nameplate to be replaced, if necessary, with a nameplate reflecting the name of any successor Collateral Agent, in each case as permitted under the Loan Documents).

            Except as above provided, the Grantor will not allow the name of any Person to be placed on any Airframe, Engine or Spare Engine as a designation that might be interpreted as a claim of ownership; provided, that nothing herein contained shall prohibit the Grantor (or any Permitted Lessee) from (i) placing its customary colors and insignia on an Airframe, Engine or Spare Engine or (ii) placing such nameplates reflecting the liens on such Aircraft, Engine or Spare Engine held by the Tranche A and B Collateral Agent as required by Section 2.01(c) of the Tranche A and B Aircraft Mortgage.

            (d)   Substitution of Engines. The Grantor may at any time, at no cost to the Collateral Agent, replace any Engine or Spare Engine subjected to the Lien hereof by causing an engine to be substituted for such Engine or Spare Engine hereunder in accordance with the provisions of Section 3.01(b) hereof to the same extent as if an Event of Loss has occurred with respect to such Engine or Spare Engine.

            Section 2.02. Replacement and Pooling of Parts; Alterations, Modifications and Additions.

            (a)   Replacement of Parts. The Grantor, at its own cost and expense, will promptly replace or cause to be replaced all Parts which may from time to time become worn out, lost, stolen, destroyed, seized, confiscated, damaged beyond repair or permanently rendered unfit for use for any reason whatsoever, except as otherwise provided in Section 2.02(c). All replacement Parts shall be owned by the Grantor free and clear of all Liens (except Permitted Encumbrances, pooling arrangements permitted by Section 2.02(b) hereof and replacement parts temporarily installed on an emergency basis) and shall be in as good an operating condition as, and shall have a value and utility at least equal to, the Parts replaced assuming such replaced Parts were in the condition and repair required to be maintained by the terms hereof. All Parts at any time removed from any Airframe, Engine or Spare Engine shall remain the property of the Grantor and subject to the Lien of this Mortgage, no matter where located, until such time as such Parts shall be replaced by Parts which meet the requirements for replacement Parts specified herein. Immediately upon any replacement Part becoming incorporated or installed in or attached to the applicable Airframe, Engine or Spare Engine, without further act (subject only to Permitted Encumbrances and any pooling arrangement permitted by Section 2.02(b) hereof and except replacement parts temporarily installed on an emergency basis), such replacement Part shall become the property of the Grantor and subject to the Lien of this Mortgage and be deemed a Part for all purposes hereof to the same extent as the Parts originally incorporated or installed in or attached to such Airframe, Engine or Spare Engine and the replaced Part shall no longer be deemed a Part hereunder.

            (b)   Pooling of Parts. Any Part removed from any Airframe, Engine or Spare Engine as provided in Section 2.02(a) hereof may be subjected by the Grantor (or any Permitted Lessee) to a pooling arrangement of the type which is permitted by Section 2.01(b)(i) hereof; provided, that the Part replacing such removed Part shall be incorporated or installed in or attached to such Airframe, Engine or Spare Engine in accordance with Section 2.02(a) as promptly as practicable after the removal of such removed Part. In addition, any replacement Part when incorporated or installed in or attached to an Airframe, Engine or Spare Engine in accordance with such Sections may be owned by any third party subject to such a pooling arrangement, provided, that the Grantor (or any Permitted Lessee), at its expense, as promptly thereafter as practicable, either (i) causes such replacement Part to become subject to the Lien of this Mortgage, free and clear of all Liens other than Permitted Encumbrances or (ii) replaces such replacement Part with a further replacement Part owned by the Grantor (or any Permitted Lessee) which shall become the property of the Grantor and subject to the Lien of this Mortgage, free and clear of all Liens other than Permitted Encumbrances.

            (c)   Alterations, Modifications and Additions. The Grantor, at its own expense, will make (or cause to be made) such alterations and modifications in and additions to each Airframe, Engine and Spare Engine as may be required to be made from time to time so as to comply with any law, rule, regulation or order of any regulatory agency or body of any jurisdiction in which an Aircraft may then be registered or any Engine or Spare Engine may be located; provided, however, that the Grantor or any Permitted Lessee may, in good faith, and by appropriate proceedings contest the validity or application of any such law, rule, regulation or order in any reasonable manner which does not adversely affect the Collateral Agent or any Lender or any of their respective legal and economic interests in or to such Airframe, Engine or Spare Engine, subject any such Person to risk of any material civil or any criminal penalties, or involve any material damage of loss or forfeiture of title to any Airframe, Engine or Spare Engine. In addition, the Grantor (or any Permitted Lessee), at its own expense, may from time to time make such alterations and modifications in and additions to any Airframe, Engine or Spare Engine as the Grantor (or any Permitted Lessee) may deem desirable in the proper conduct of its business, including removal of Parts which the Grantor (or any Permitted Lessee) deems to be obsolete or no longer suitable or appropriate for use on such Airframe, Engine or Spare Engine (such parts, "Obsolete Parts"); provided that no such alteration, modification, removal or addition impairs the condition or airworthiness of such Airframe, Engine or Spare Engine, or materially diminishes the value or utility of such Airframe, Engine or Spare Engine below the condition, airworthiness, value or utility thereof immediately prior to such alteration, modification, removal or addition assuming such Airframe, Engine or Spare Engine was then in the condition required to be maintained by the terms of this Mortgage. In addition, the value (but not the utility, condition or airworthiness) of an Airframe, Engine or Spare Engine may be reduced by the value, if any, of Obsolete Parts which shall have been removed so long as the aggregate fair market value of all Obsolete Parts which shall have been removed and not replaced with respect to any Airframe, Engine or Spare Engine shall not exceed $100,000 in the aggregate ($150,000 in the case of any Boeing 747 or 777 Aircraft), unless the Collateral Agent agrees otherwise in writing, in its reasonable discretion. All Parts incorporated or installed in or attached or added to an Airframe, Engine or Spare Engine as the result of such alteration, modification or addition (except those parts which are excluded from the definition of Parts or which may be removed by the Grantor pursuant to the next sentence) (the "Additional Parts") shall, without further act, become subject to the Lien of this Mortgage. Notwithstanding the foregoing sentence, the Grantor (or any Permitted Lessee) may, at its own expense, so long as no Default or Event of Default shall have occurred and be continuing, remove or suffer to be removed any Additional Part, provided that such Additional Part (i) is in addition to, and not in replacement of or substitution for, any Part originally incorporated or installed in or attached to such Airframe, Engine or Spare Engine at the time of delivery thereof hereunder or any Part in replacement of or substitution for any such Part, (ii) is not required to be incorporated or installed in or attached or added to such Airframe, Engine or Spare Engine pursuant to the first sentence of this paragraph (c) and (iii) can be removed from such Airframe, Engine or Spare Engine without diminishing the condition, airworthiness, fair market value or utility of such Airframe, Engine or Spare Engine which such Airframe, Engine or Spare Engine would have had at such time had such alteration, modification or addition not occurred. Upon the removal thereof as provided above, such Additional Part shall no longer be deemed to be subject to the Lien of this Mortgage or part of such Airframe, Engine or Spare Engine from which it was removed.

            (d)   Certain Matters Regarding Passenger Convenience Equipment. The Grantor may at any time and from time to time hereafter install on any Airframe, subject to the requirements of Section 2.02(c) above, Passenger Convenience Equipment that is (i) owned by another Person and leased to the Grantor, (ii) sold to the Grantor by another Person subject to a conditional sale contract or other retained security interest, (iii) leased to the Grantor pursuant to a lease which is subject to a security interest in favor of another Person or (iv) installed on such Airframe subject to a license granted to the Grantor by another Person, provided that (x) the Collateral Agent will not acquire or claim, as against any such other Person, any right, title or interest in any such Passenger Convenience Equipment solely as a result of its installation on such Airframe, (y) the Grantor shall notify such Person of Collateral Agent's interest in such Airframe and (z) the Grantor shall procure that, upon the occurrence of any default under the applicable lease, conditional sales agreement, security agreement or license, such Person shall not be entitled to repossess such Passenger Convenience Equipment unless it shall, in connection with such repossession, undertake to restore such Airframe to the condition it had been in had the installation of such Passenger Convenience Equipment not occurred. Notwithstanding any of the foregoing to the contrary, nothing contained in this Mortgage shall in any way limit the Collateral Agent's right to assert any Lien arising unto the Collateral Agent under the Thirteenth Amendment Order.

            Section 2.03. Insurance.

            (a)   Public Liability and Property Damage Insurance.   Except as provided in clause (2) of this Section 2.03(a), the Grantor will at all times (including when the Grantor is required to carry war risk insurance and terrorism risk insurance pursuant to Section 2.03(c)) carry or cause to be carried with respect to each Aircraft and each airframe on which an Engine or Spare Engine shall be installed at its or any Permitted Lessee's expense (i) comprehensive airline liability (including, without limitation, passenger, contractual, bodily injury, and property damage liability and product liability) insurance (exclusive of manufacturer's product liability insurance) and (ii) cargo liability insurance, in each case (A) in an amount not less than the greater of (x) the amounts of comprehensive airline liability insurance from time to time applicable to aircraft owned or leased and operated by the Grantor of the same type as such Aircraft (or aircraft) and (y) the Minimum Liability Insurance Amount, (B) of the type and covering the same risks as from time to time are applicable to aircraft owned or leased and operated by the Grantor of the same type as such Aircraft (or aircraft), and (C) which is maintained in effect with insurers (or reinsurers) of nationally or internationally recognized reputation and responsibility; provided, however, that the Grantor may maintain cargo liability insurance in an amount less than the Minimum Liability Insurance Amount, as long as the amount of cargo liability insurance maintained with respect to the affected Aircraft (or aircraft) is the same as the amount of such coverage which is customarily maintained by major U.S. cargo carriers.

            (2)     During any period that an Airframe, Engine or Spare Engine, as the case may be, is on the ground and not in operation, the Grantor may carry or cause to be carried as to such non-operating property, in lieu of the insurance required by clause (1) above, insurance by insurers of recognized reputation and responsibility otherwise conforming with the provisions of clause (1) above except that (A) the amounts of coverage shall not be required to exceed the amounts of comprehensive airline liability insurance from time to time applicable to property owned or leased by the Grantor of the same type as such non-operating property and which is on the ground and not in operation and (B) the scope of the risks covered and the type of insurance shall be the same as from time to time shall be applicable to property owned or leased by the Grantor of the same type as such non-operating property and which is on the ground and not in operation.

                (b)    Insurance Against Loss or Damage to the Aircraft.   Except as provided in clause (2) of this Section 2.03(b), the Grantor shall maintain or cause to be maintained in effect, at its or any Permitted Lessee's expense, with insurers of recognized reputation and responsibility, "all-risk" aircraft hull insurance covering each Aircraft, Engine and Spare Engine and fire and extended coverage and "all-risk" aircraft hull insurance covering Engines, Spare Engines and Parts while temporarily removed from an Airframe or airframe and not replaced by similar components; provided, that such insurance shall at all times while such Aircraft, Engine or Spare Engine is subject to this Mortgage be for an amount not less than the Insured Amount for such Aircraft, Engine or Spare Engine; provided, further, that such "all-risk" property damage insurance covering Engines, Spare Engines and Parts while temporarily removed from an Airframe or an airframe or (in the case of Parts) an Engine or Spare Engine need be obtained only to the extent commercially available at a reasonable cost (as reasonably determined by the Grantor) and then regularly obtained by major U.S. airlines.

            All losses will be adjusted by the Grantor (giving due regard to the interests of the Collateral Agent and the Lenders) with the insurers; provided, however, that during a period when any Event of Default shall have occurred and be continuing, the Grantor shall not agree to any such adjustment without the consent of the Collateral Agent (other than in the case of losses with respect to Tranche A and B Priority Collateral prior to the indefeasible payment in full of the Tranche A and B Aircraft Mortgage, which shall be adjusted pursuant to Section 2.03(b) of the Tranche A and B Aircraft Mortgage). As between the Collateral Agent and the Grantor, it is agreed that all proceeds of insurance maintained in compliance with the preceding paragraph and received as the result of the occurrence of an Event of Loss will be remitted to the Collateral Agent and applied in the manner described in Section 3.01 hereof.

            (2)     During any period that an Aircraft, Engine or Spare Engine is on the ground and not in operation, the Grantor may carry or cause to be carried, in lieu of the insurance required by clause (1) above, insurance otherwise conforming with the provisions of said clause (1) except that the scope of the risks and the type of insurance shall be the same as from time to time applicable to aircraft and/or engines owned or leased by the Grantor of the same type as such Aircraft, Engine or Spare Engine, as the case may be, similarly on the ground and not in operation, provided, that the Grantor shall maintain insurance against risk of loss or damage to such Aircraft, Engine or Spare Engine in an amount at least equal to the Insured Amount of such Aircraft, Engine or Spare Engine during such period that such Aircraft, Engine or Spare Engine is on the ground and not in operation.

                (c)    War-Risk, Hijacking and Related Perils Insurance. In addition to (and not in limitation of) its obligations under Section 5.03 of the Credit Agreement, the Grantor agrees that the Grantor shall maintain or cause to be maintained world-wide coverage of war-risk, hijacking and related perils insurance of substantially the same type carried by major United States commercial air carriers operating the same or comparable models of aircraft on such routes and in no event in an amount less than (x) the amounts set forth in Section 2.03(a) hereof with respect to liability coverage and (y) the Insured Amount for such Aircraft, Airframe, Engine or Spare Engine, and such insurance shall, to the extent available, cover the perils of (i) war, invasion, acts of foreign enemies, hostilities (whether war be declared or not), civil war, rebellion, revolution, insurrection, martial law, military or usurped power or attempts at usurpation of power, (ii) strikes, riots, civil commotions or labor disturbances, (iii) any act of one or more persons, whether or not agents of a sovereign power, for political or terrorist purposes and whether the loss or damage resulting therefrom is accidental or intentional, (iv) any vandalism, malicious act or act of sabotage, (v) confiscation, nationalization, seizure, restraint, detention, diversion, appropriation, requisition for title or use by or under the order of any government (whether civil, military or de facto) (other than the government of registry) or public or local authority and (vi) hijacking, or any unlawful seizure or wrongful exercise of control of any aircraft or crew in flight (including any attempt at such seizure or control) made by any person or persons on board any aircraft acting without the consent of the insured (including if committed by persons engaged in a program of irregular warfare for terrorist purposes).

                (d)    Reports, etc. The Grantor will furnish, or cause to be furnished, to the Collateral Agent on or before the Closing Date, and each annual renewal of the applicable insurances, a report, signed by AON Risk Services of Illinois, Inc. or any other independent firm of insurance brokers reasonably acceptable to the Collateral Agent which brokers may be in the regular employ of the Grantor (the "Insurance Brokers"), describing in reasonable detail the hull and liability insurance (and property insurance for detached engines and parts) then carried and maintained with respect to each Aircraft, Engine and Spare Engine and stating the opinion of such firm that (i) such insurance complies with the terms hereof, (ii) all premiums in connection with such insurance then due have been paid and (iii) such insurance provides coverages against risks that are customarily insured against by major U.S. air carriers and that such coverages are in substantially similar forms, are of such types and have limits as are customarily carried by major U.S. air carriers (but in no event less than what is required under the Credit Agreement with respect thereto); provided that all information contained in the foregoing report shall not be made available by the Collateral Agent to anyone except (A) to any Lender's or to prospective and permitted transferees of the Collateral Agent's or any Lender's interest or its respective counsel, independent certified public accountants, independent insurance brokers or other agents, who agree to hold such information confidential, (B) to the Collateral Agent's or any Lender's counsel or independent certified public accountants, independent insurance brokers or other agents who agree to hold such information confidential, (C) as may be required by any statute, court or administrative order or decree or governmental ruling or regulation or (D) as may be necessary for purposes of protecting the interest of any such Person or for enforcement of this Mortgage by the Collateral Agent; provided, further, that any and all disclosures permitted by clause (C) above shall be made only to the extent necessary to meet the specific requirements or needs of the Persons to whom such disclosures are hereby permitted. The Grantor will cause such Insurance Broker to agree to advise the Collateral Agent and the Lenders promptly in writing of any default in the payment of any premium and of any act or omission on the part of the Grantor of which it has knowledge and which might invalidate or render unenforceable, in whole or in part, any insurance on such Aircraft or Spare Engine and to advise such Persons in writing at least 30 days (20 days in the case of lapse for nonpayment of premiums and 7 days in the case of war risk and allied perils coverage) prior to the cancellation (but not expiration), lapse for non-payment of premium or material adverse change of any insurance maintained pursuant to this Section 2.03; provided that if the notice period specified above is not reasonably obtainable, the Insurance Broker shall provide for as long a period of prior notice as shall then be reasonably obtainable. In addition, the Grantor will also cause such Insurance Broker to deliver to the Collateral Agent and the Lenders, on or prior to the date of expiration of any insurance policy referenced in a previously delivered certificate of insurance, a new certificate of insurance, substantially in the same form as delivered by the Grantor to such parties on the Closing Date except for changes in the report or the coverage consistent with the terms hereof. In the event that the Grantor shall fail to maintain or cause to be maintained insurance as herein provided, the Collateral Agent or any Lender may, at its sole option, but shall be under no duty to, provide such insurance and, in such event, the Grantor shall, upon demand, reimburse the Collateral Agent or such Lender, for the cost thereof to the Collateral Agent or such Lender, as the case may be, together with interest on such cost at a rate of interest equal to the Alternate Base Rate (as defined in the Credit Agreement) plus 5.25% from the date of such payment by the Collateral Agent or such Lender to the date of reimbursement without waiver of any other rights the Collateral Agent or such Lender may have; provided, however, that no exercise by the Collateral Agent or such Lender, as the case may be, of said option shall affect the provisions of this Mortgage, including the provisions that failure by the Grantor to maintain the prescribed insurance shall constitute an Event of Default.

                (e)    Additional Insurance by the Grantor. The Grantor (and any Permitted Lessee) may at its own expense carry insurance with respect to its interest in the Aircraft, Engines and Spare Engines in amounts in excess of that required to be maintained by this Section 2.03.

                (f)    Engine and Spare Part Insurance. The Grantor shall maintain insurance or reinsurance with financially sound and reputable insurance companies not Affiliated with the Grantor, with respect to any Engine, Spare Engine and any Spare Part not (i) installed on an Aircraft or Airframe or (ii) otherwise constituting part of an Aircraft or Airframe, in accordance with the provisions of Section 5.03 of the Credit Agreement.

                (g)    Indemnification by Government in Lieu of Insurance. Notwithstanding any provisions of this Section 2.03 requiring insurance, the Collateral Agent agrees to accept, in lieu of insurance against any risk with respect to the Aircraft, Engines and Spare Engines, indemnification from, or insurance provided by, the United States Government, against such risk in an amount which, when added to the amount of insurance against such risk maintained by the Grantor (or any Permitted Lessee) shall be at least equal to the amount of insurance against such risk otherwise required by this Section 2.03. Any such indemnification or insurance provided by the United States Government shall provide substantially similar protection as the insurance required by this Section 2.03. The Grantor shall furnish, in advance of attachment of such indemnity or insurance, a certificate of a responsible financial or legal officer of the Grantor stating that such indemnification or insurance complies with the preceding sentence, and promptly following such attachment, a certificate of a responsible financial or legal officer of the Grantor confirming in reasonable detail the amount and scope of such indemnification or insurance.

                (h)    Terms of Insurance Policies. Any policies carried in accordance with the terms hereof covering the Aircraft, Engines and Spare Engines, and any policies taken out in substitution or replacement for any such policies, (A) shall name the Additional Insureds as additional insureds and (i) prior to the indefeasible payment in full of all Tranches A and B Obligations, with respect to the Tranche C Priority Collateral and (ii) thereafter, with respect to all Collateral, name the Collateral Agent as loss payee, as their respective interests may appear (but without imposing on any such party liability to pay premiums with respect to such insurance), (B)  shall provide that if the insurers cancel such insurance for any reason whatever, or if the same is allowed to lapse for non-payment of premium or if any material change is made in the insurance which adversely affects the interest of any additional insured named in accordance with clause (A) (a "Named Additional Insured"), such lapse, cancellation or change shall not be effective as to any Named Additional Insured for thirty days (twenty days in the case of lapse for non-payment of premiums and seven days in the case of war risk and allied perils coverage) after receipt by such Named Additional Insured of written notice by such insurers of such lapse, cancellation or change; provided, however, that if any notice period specified above is not reasonably obtainable, such policies shall provide for as long a period of prior notice as shall then be reasonably obtainable, (C) shall provide that in respect of the respective interests of each Named Additional Insured in such policies the insurance shall not be invalidated by any action or inaction of the Grantor (or any Permitted Lessee) or any other Person and shall insure the respective interests of the Named Additional Insureds, as they appear, regardless of any breach or violation of any warranty, declaration or condition contained in such policies by the Grantor (or any Permitted Lessee) or by any other Person, (D) shall be primary without any right of contribution from any other insurance which is carried by any Named Additional Insured, (E) shall expressly provide that all of the provisions thereof, except the limits of liability, shall operate in the same manner as if there were a separate policy covering each insured, (F) shall waive any right of the insurers to set-off, recoupment or counterclaim or any other deduction, whether by attachment or otherwise, in respect of any liability of any Named Additional Insured, (G) shall specifically refer to this Section 2.03, (H) in the case of hull insurance policies carried in accordance with this Section 2.03, shall name the Collateral Agent as loss payee, (I) shall waive any right of the insurers to subrogation against any Named Additional Insured and (J) shall provide for a 50/50 claims settlement per AVS 103 or its equivalent. Subject as provided in Section 2.03(h), nothing herein is intended to limit or restrict Grantor's (or any Permitted Lessee's) right to self-insure, to the extent of any applicable minimum per aircraft or engine (or, if applicable, per annum or other period), the hull or liability insurance deductible imposed by the applicable hull or liability insurer, which are commensurate with the standard deductibles in the aircraft industry for major U.S. commercial airlines.

                (i)    Additional Required Insurance. Notwithstanding anything to the contrary set forth in this Section 2.03, the Collateral Agent may at any time and from time to time require an increase in the amount or scope of coverage of any insurance maintained by the Grantor to cover any risks which, in the reasonable opinion of the Collateral Agent, are not adequately covered by the Grantor's insurance coverage then in effect.

            Section 2.04 Inspection. At reasonable times and, so long as no Default or Event of Default shall have occurred and be continuing, on at least 10 days' prior written notice to the Grantor, the Collateral Agent or its authorized representatives may (not more than once every three months in respect of an Aircraft and each Engine, Spare Engine or Spare Parts (unless a Default or an Event of Default has occurred and is continuing or the affected Aircraft, Engine or Spare Engine has been grounded or taken out of normal operations)) inspect any Aircraft, Engine, Spare Engine or Spare Parts and inspect and make copies of the books, logs and records of the Grantor relating to the operation and maintenance of such Aircraft, Engine, Spare Engine or Spare Parts; any such inspection of any Aircraft, Engine or Spare Engine shall be subject to Grantor's safety and security rules and shall be limited to visual, walk-around inspection and shall not include opening any panels, bays or the like without the express consent of the Grantor (except in connection with a heavy maintenance visit when a panel, bay or the like is scheduled or required to be open), provided, however that no exercise of such inspection rights shall interfere with the normal operation or maintenance of any Aircraft, Engine or Spare Engine by, or the normal business and operations of the Grantor or any Permitted Lessee, so long as no Event of Default has occurred and is continuing. The Collateral Agent shall not have any duty to make any such inspection and shall not incur any liability or obligation by reason of not making any such inspection.

            Section 2.05. Other Representations, Warranties and Covenants.

                (a)    The Grantor hereby represents and warrants that it (i) has good and marketable title to (x) each of the Aircraft (including the Airframes and Engines attached thereto) that are listed on the initial Mortgage Supplement and will have good and marketable title to each of the Aircraft (including the Airframes and Engines attached thereto) listed on each subsequent Mortgage Supplement at the time of execution and delivery thereof; (y) each of the Spare Engines listed on the initial Mortgage Supplement and will have good and marketable title to each of the Spare Engines listed on each subsequent Mortgage Supplement at the time of execution and delivery thereof; and (z) all of the Spare Parts which are held by or on behalf of the Grantor at the Spare Parts Locations identified on the initial Mortgage Supplement and will have good and marketable title to each of the Spare Parts which are held by or on behalf of the Grantor at the Spare Parts Locations identified on each subsequent Mortgage Supplement at the time of execution and delivery; and (ii) good title to any other Collateral which is subject to this Mortgage or which becomes subject to this Mortgage from time to time hereafter.

                (b)    The Grantor further represents, warrants and agrees that prior to any utilization or disposition thereof which is permitted hereunder or under any other Loan Document, it shall maintain each of the Spare Parts at the respective locations identified in each applicable Mortgage Supplement, and that the nature of its interest in and to each such location (e.g., owner, leasehold, tenant) is and shall remain as described therein. The Grantor will promptly notify the Collateral Agent in writing if the representations contained in the preceding sentence become inaccurate in any respect.

                (c)    Certificated U.S. Air Carrier. The Grantor hereby confirms that it is a Certificated Air Carrier under Section 44705 of Title 49, and the Spare Parts are maintained by or on behalf of the Grantor at the Spare Parts Locations.

                (d)    Necessary Filings. Upon the filing of this Mortgage with the FAA in accordance with Title 49 and the regulations thereunder and the filing of financing statements (and continuation statements at periodic intervals) with respect to the security and other interests created hereby under the UCC as in effect in any applicable jurisdiction, (i) all filings, registrations and recordings (including, without limitation, the filing of financing statements under the UCC and placing of the insignia referred to in Section 2.01(c) herein) necessary to create, preserve, protect and perfect the security interest granted by the Grantor to the Collateral Agent hereby in respect of the Collateral have been accomplished or, as to Collateral to become subject to the security interest of this Mortgage as provided herein from time to time after the date hereof, will be filed simultaneously with such Collateral being subject to the Lien of this Mortgage, and (ii) the security interest granted to the Collateral Agent pursuant to this Mortgage in and to the Collateral will constitute a perfected security interest therein prior (subject, only in the case of the Tranche A and B Collateral, to the prior rights of the Tranche A and B Collateral Agent on behalf of the Tranche A and B Lenders) to the rights of all other Persons therein, but subject to no other Liens (other than Permitted Encumbrances), and is entitled to all the rights, priorities and benefits afforded by Title 49 and other relevant law as enacted in any relevant jurisdiction to perfected security interests.

                (e)    No Liens. The Grantor is, and as to Collateral acquired by it from time to time after the date hereof the Grantor will be, the owner of all Collateral free from any Lien, or other right, title or interest of any Person (other than Permitted Encumbrances), and the Grantor shall promptly, at its own expense, (i) defend the Collateral against all claims and demands of all Persons (other than Persons claiming by, through or under the Collateral Agent) at any time claiming the same or any interest therein adverse to the Collateral Agent and (ii) take such action as may be necessary to duly discharge any Lien (other than a Permitted Encumbrance) arising at any time.

                (f)    Other Financing Statements. There is no financing statement (or similar statement or instrument of encumbrance under the law of any jurisdiction) covering or purporting to cover any interest of any kind in the Collateral (other than Permitted Encumbrances and other than any financing statements or FAA filings that relate to transactions for which all obligations have been paid in full and for which there is no commitment on the part of any Person to advance funds or perform any obligation that would otherwise be secured by any collateral described in such financing statement), and so long as the Total Tranche C Commitment has not been terminated or any of the Tranche C Obligations remain unpaid, the Grantor will not execute or authorize to be filed in any public office any financing statement (or similar statement or instrument of encumbrance under the law of any jurisdiction) or statements relating to the Collateral, except financing statements filed or to be filed in respect of and covering the security interests granted hereby by the Grantor or covering the security interests granted pursuant to the Tranche A and B Aircraft Mortgage by the Grantor.

                (g)    Recourse. This Mortgage is made with full recourse to the Grantor and pursuant to and upon all the representations, warranties, covenants and agreements on the part of the Grantor contained herein, in the other Loan Documents and otherwise in writing in connection herewith or therewith.

                (h)    Filings. The Grantor will take, or cause to be taken, at the Grantor's cost and expense, such action with respect to the recording, filing, re-recording and re-filing of this Mortgage and each Mortgage Supplement in the office of the FAA, pursuant to Title 49, and in such other places as may be required under any applicable law or regulation, and any financing statements or other instruments as are necessary, or reasonably requested by the Collateral Agent and appropriate, to maintain, so long as this Mortgage is in effect, the perfection and preservation of the Lien created by this Mortgage, and will furnish to the Collateral Agent timely notice of the necessity of such action, together with, if requested by the Collateral Agent, such instruments, in execution form, and such other information as may be reasonably required to enable the Collateral Agent to take such action or otherwise reasonably requested by the Collateral Agent.

                (i)    Notice of Certain Events. The Grantor shall provide the Collateral Agent with prior written notice of its intent to convert any of the Aircraft from passenger configuration to cargo configuration.

ARTICLE 3

EVENT OF LOSS

           Section 3.01.    (a) Event of Loss with Respect to an Airframe. Upon the occurrence of an Event of Loss (or an event or circumstance which, with the passage of time, would constitute an Event of Loss) with respect to an Airframe, the Grantor shall deposit 100% of all net cash proceeds of any insurance claim, indemnity payments or other amounts received therefrom immediately upon receipt thereof into an account that is maintained with the Paying Agent. The Grantor may use such proceeds to replace such Airframe in accordance with this Sub-section 3.01(a); provided, that upon the occurrence of an Event of Default prior to such replacement, such proceeds may be applied by the Paying Agent to the prepayment of the Loans in accordance with Sections 2.13(e) and 11 of the Credit Agreement.

            The Grantor's right to substitute a Replacement Airframe shall be subject to the fulfillment, at the Grantor's sole cost and expense, of the following conditions precedent:

                (i)    on the date when such Replacement Airframe is subjected to the Lien of this Mortgage, the following documents shall have been duly authorized, executed and delivered by the respective party or parties thereto and shall be in full force and effect, and an executed counterpart of each thereof shall have been delivered to the Collateral Agent:
                        (A)    a Mortgage Supplement covering such Replacement Airframe shall have been duly filed for recordation pursuant to Title 49 or such other applicable law of such jurisdiction other than the United States in which such Replacement Airframe is to be registered in accordance with Section 2.01(a)(3); and
                        (B)    UCC financing statements (and any similar statements or other documents required to be filed or delivered pursuant to the laws of the jurisdiction in which such Replacement Airframe may be registered) as are deemed necessary or desirable by counsel for the Collateral Agent to protect the security interests of the Collateral Agent in such Replacement Airframe, shall have been duly filed;
                (ii)    the Collateral Agent shall have received satisfactory evidence as to the compliance with Section 2.03 with respect to such Replacement Airframe; and
                (iii)    the Grantor shall have satisfied any additional conditions to replacement as shall reasonably be specified by the Collateral Agent, acting reasonably (including, without limitation, the delivery of a satisfactory appraisal in relation to such Replacement Airframe).
            For all purposes hereof, each such Replacement Airframe shall be deemed to be subjected to the Lien of this Mortgage and shall be deemed an "Airframe", and the Lien of this Mortgage shall still cover such replaced Airframe. Any Replacement Airframe which substitutes for an airframe which prior to such substitution constituted Tranche C Priority Collateral shall constitute Tranche C Priority Collateral. Any Replacement Airframe which substitutes for an airframe which prior to such substitution constituted Tranche A and B Priority Collateral shall constitute Tranche A and B Priority Collateral.

                (b)    Event of Loss with Respect to an Engine or Spare Engine. Upon the occurrence of an Event of Loss (or an event or circumstance which, with the passage of time, would constitute an Event of Loss) with respect to an Engine, Spare Engine or Spare Part under circumstances in which there has not occurred an Event of Loss with respect to the related Airframe (if any), the Grantor shall forthwith (and in any event, within ten days after such occurrence) give the Collateral Agent written notice thereof and prepay an aggregate principal amount of the Loans in accordance with Section 2.13(e) of the Credit Agreement in an amount equal to 100% of the net cash proceeds of any insurance claim, indemnity payments or other amounts received in respect thereof immediately upon receipt of such amounts, provided, that, in the case of an Event of Loss with respect to an Engine, prior to the occurrence of an Event of Default, or an event which upon notice or lapse of time or both would constitute an Event of Default, the Grantor may, within 30 days after the occurrence of such Event of Loss, determine to apply such net cash proceeds to replace such Engine, provided that, as soon as commercially reasonable and in any event within 120 days after the occurrence of such Event of Loss, the Grantor has so applied such net cash proceeds (or has entered into a binding contractual arrangement for such application) and immediately upon such application, the Grantor substitutes an engine (that is reasonably satisfactory to the Appraisers referred to in the Credit Agreement) or spare part, as applicable, free and clear of all Liens (other than Permitted Encumbrances) and causes such engine to be subjected to the Lien of this Mortgage. Any insurance proceeds, indemnity payments or other amounts received during the aforementioned periods shall be held in escrow by the Collateral Agent, and in the event that the Grantor elects to replace the applicable Engine in accordance with the terms hereof, shall be released to the Grantor or its designee upon such replacement. The Grantor's right to make a replacement hereunder shall be subject to the fulfillment (which may be simultaneous with such replacement) of the following conditions precedent at the Grantor's sole cost and expense and the Collateral Agent agrees to cooperate with the Grantor to the extent necessary to enable it to timely satisfy such conditions:

                (i)    the following documents shall be duly authorized, executed and delivered by the respective party or parties thereto, and an executed counterpart of each shall be delivered to the Collateral Agent:
                        (A)    a Mortgage Supplement covering the Replacement Engine, which shall have been duly filed for recordation pursuant to Title 49 or such other applicable law of the jurisdiction other than the United States in which the aircraft of which such Replacement Engine is a part is registered in accordance with Section 2.01(a)(3), as the case may be; and

                        (B)    UCC financing statements covering the security interests created by this Mortgage (and any similar statements or other documents required to be filed or delivered pursuant to the laws of the jurisdiction in which such aircraft may be registered) as are deemed necessary or desirable by counsel for a Collateral Agent to protect the security interests of the Collateral Agent in the Replacement Engine; and

                            (ii)    The Grantor shall have satisfied any additional conditions to replacement as shall reasonably be specified by the Collateral Agent, acting reasonably (including, without limitation, the delivery of a satisfactory appraisal in relation to any Replacement Engine), at the Grantor's sole cost and expense.
            For all purposes hereof, each such Replacement Engine shall be deemed to be subjected to the Lien of this Mortgage and shall be deemed an "Engine" and the Lien of this Mortgage shall still cover such replaced Engine. Any Replacement Engine which substitutes for an engine which prior to such substitution constituted Tranche C Priority Collateral shall constitute Tranche C Priority Collateral. Any Replacement Engine which substitutes for an engine which prior to such substitution constituted Tranche A and B Priority Collateral shall constitute Tranche A and B Priority Collateral.

            (c)   Requisition for Use of an Aircraft by the United States Government or Government of Registry of the Aircraft. In the event of the requisition for use of an Airframe and the related Engines or engines installed on such Airframe by the United States Government or any other government of registry of such Aircraft or any instrumentality or agency of any thereof, the Grantor shall promptly notify the Collateral Agent of such requisition, and all of the Grantor's obligations under this Mortgage with respect to such Aircraft shall continue to the same extent as if such requisition had not occurred. Prior to the indefeasible payment in full of all Tranches A and B Obligations, with respect to Airframes and Engines constituting Tranche C Priority Collateral, and thereafter, with respect to all of the Collateral, all payments received by the Paying Agent or the Collateral Agent or the Grantor from such government for the use of such Airframe and Engines or engines shall be held by or paid over to the Collateral Agent as security for the obligations of the Grantor (or such Permitted Lessee) under this Mortgage and applied against the Grantor's obligations hereunder or under the Loan Documents as and when due.

            (d)   Requisition for Use of an Engine or Spare Engine by the United States Government or the Government of Registry of the Aircraft. In the event of the requisition for use of an Engine or Spare Engine by the United States Government or any other government of registry of the applicable Aircraft or aircraft or any agency or instrumentality of any thereof (other than in the circumstances contemplated by subsection (c)), the Grantor shall replace (or cause any Permitted Lessee to replace) such Engine or Spare Engine hereunder and the Collateral Agent and the Grantor (or Permitted Lessee as the case may be) shall comply with the terms of Section 3.01(b) hereof to the same extent as if an Event of Loss had occurred at the time of such requisition with respect to such Engine or Spare Engine. Any payments received by the Paying Agent or the Collateral Agent or the Grantor from such government with respect to such requisition shall be held by or paid over to the Collateral Agent as security for the obligations of the Grantor (or such Permitted Lessee) under this Mortgage and applied against the Grantor's obligations hereunder or under the Loan Documents as and when due. Any Replacement Engine which substitutes for an engine which prior to such substitution constituted Tranche C Priority Collateral shall constitute Tranche C Priority Collateral. Any Replacement Engine which substitutes for an engine which prior to such substitution constituted Tranche A and B Priority Collateral shall constitute Tranche A and B Priority Collateral.

ARTICLE 4

REMEDIES

            Section 4.01.    Event of Default. It shall be an Event of Default hereunder if under the Credit Agreement an "Event of Default" shall occur and be continuing thereunder.

            Sectin 4.02.    Remedies with Respect to Collateral.

                (a)    Remedies Available. Upon (i) the occurrence and continuance of any Event of Default, the Collateral Agent may do one or more of the following, in each case subject to the Thirteenth Amendment Order and Sections 7 and 11 of the Credit Agreement and Section 6.10 of this Mortgage; provided, however, that during any period that an Aircraft is subject to the Civil Reserve Air Fleet Program in accordance with the provisions of Section 2.01(b)(v) hereof and in possession of the United States government or an agency or instrumentality of the United States, the Collateral Agent shall not, on account of any Event of Default, be entitled to exercise any of the remedies specified in the following clauses (i), (ii) and (iii) in relation to such Aircraft in such manner as to limit the Grantor's control (or any Permitted Lessee's control under any Permitted Lease) under this Mortgage of the relevant Airframe, or any Engines or Spare Engines installed thereon, unless at least sixty (60) days' (or such lesser period as may then be applicable under the Air Mobility Command program of the United States Air Force) written notice of default hereunder shall have been given by the Collateral Agent by registered or certified mail to the Grantor (and any Permitted Lessee) with a copy addressed to the Contracting Office Representative for the Air Mobility Command of the United States Air Force under any contract with the Grantor (or any Permitted Lessee) relating to such Aircraft:

                        (i)    cause the Grantor, upon the written demand of the Collateral Agent, at the Grantor's expense, to deliver promptly, and the Grantor shall deliver promptly, all or such part of the Airframes, the Engines, the Spare Engines or other Collateral as the Collateral Agent may so demand to the Collateral Agent or its order, or the Collateral Agent, at its option, may enter upon the premises where all or any part of the Airframes, the Engines, the Spare Engines or other Collateral are located and take immediate possession (to the exclusion of the Grantor and all Persons claiming under or through the Grantor) of and remove the same by summary proceedings or otherwise together with any engine which is not an Engine or Spare Engine but which is installed on an Airframe, subject to all of the rights of the owner, lessor, or lien holder of or with respect to such engine;

                        (ii)    sell all or any part of the Airframes, Engines, Spare Engines or other Collateral at public or private sale, whether or not the Collateral Agent shall at the time have possession thereof, as the Collateral Agent may determine, or lease or otherwise dispose of all or any part of the Airframes, the Engines, Spare Engines or other Collateral as the Collateral Agent, in its sole discretion, may determine, all free and clear of any rights or claims of whatsoever kind of the Grantor; provided, however, that the Grantor shall be entitled at any time prior to any such disposition to redeem the Collateral by paying in full all of the Tranche C Obligations; or

                        (iii)    exercise any or all of the rights and powers and pursue any and all remedies of a lender under the UCC of the State of New York.

                        Upon every taking of possession of Collateral under this Section 4.02, the Collateral Agent may, from time to time, at the expense of the Grantor, make all such expenditures for maintenance, insurance, repairs, replacements, alterations, additions and improvements to and of the Collateral as it may deem proper. In each such case, the Collateral Agent shall have the right to maintain, use, insure, operate, store, lease, control or manage the Collateral and to carry on business and to exercise all rights and powers of the Grantor relating to the Collateral in connection therewith, as the Collateral Agent shall deem appropriate, including the right to enter into any and all such agreements with respect to the maintenance, use, insurance, operation, storage, leasing, control, management or disposition of the Collateral or any part thereof as the Collateral Agent may determine; and the Collateral Agent shall be entitled to collect and receive directly all tolls, rents, revenues, issues, income, products and profits of the Collateral and every part thereof, without prejudice, however, to the right of the Collateral Agent under any provision of this Mortgage to collect and receive all cash held by, or required to be deposited with, the Collateral Agent hereunder. Such tolls, rents, revenues, issues, income, products and profits shall be applied to pay the expenses of using, operating, storage, leasing, control, management or disposition of the Collateral, and of all maintenance, insurance repairs, replacement, alterations, additions and improvements, and to make all payments which the Collateral Agent may be required or may elect to make, if any, for taxes, assessments, insurance or other proper charges upon the Collateral or any part thereof (including the employment of engineers and accountants to examine, inspect and make reports upon the properties and books and records of the Grantor), and all other payments which the Collateral Agent may be required or authorized to make under any provision of this Mortgage, as well as just and reasonable compensation for the services of the Collateral Agent, and of all Persons engaged and employed by the Collateral Agent.

  In addition, the Grantor shall be liable for all legal fees and other costs and expenses incurred by reason of the occurrence of any Event of Default or the exercise of the Collateral Agent's remedies with respect thereto, including all costs and expenses incurred in connection with the retaking or return of any Airframe, Engines, Spare Engines or other Collateral in accordance with the terms hereof under the UCC of the State of New York, which amounts shall, until paid, be secured by the Lien of this Mortgage.

  If any Event of Default shall have occurred and be continuing, or the Loans shall have been declared forthwith due and payable pursuant to the Credit Agreement, at the direction of the Agents, the Collateral Agent shall at any time thereafter while any Event of Default shall be continuing, without notice of any kind to the Grantor (except as provided herein) to the extent permitted by law, carry out or enforce any one or more of the actions and remedies provided in this Article 4 or elsewhere in this Mortgage or otherwise available to a secured party under the UCC as in effect at the time in New York State, whether or not any or all of the Collateral is subject to the jurisdiction of such UCC and whether or not such remedies are referred to in this Article 4, in each case subject to the Final Order and the Thirteenth Amendment Order.

      Nothing in the foregoing shall affect the right of each Lender to receive all payments of principal of, and interest on, the Tranche C Obligations held by such Lender and all other amounts owing to such Lender as and when the same may be due.
                (b)    Receiver. If any Event of Default shall occur and be continuing, to the extent permitted by law, the Collateral Agent shall be entitled, as a matter of right as against the Grantor, without notice or demand and without regard to the adequacy of the security for the Tranche C Obligations or the solvency of the Grantor, upon the commencement of judicial proceedings by it to enforce any right under this Mortgage, to the appointment of a receiver of the Collateral or any part thereof and of the tolls, rents, revenues, issues, income, products and profits thereof for the recovery of judgment for the indebtedness secured by the Lien created under this Mortgage or for the enforcement of any other proper, legal or equitable remedy available under applicable law.

                (c)    Concerning Sales. At any sale under this Article, any Lender may bid for and purchase the property offered for sale, may make payment on account thereof as herein provided, and, upon compliance with the terms of sale, may hold, retain and dispose of such property without further accountability therefor. Any purchaser shall be entitled, for the purpose of making payment for the property purchased, to deliver any of the Tranche C Obligations in lieu of cash in the amount which shall be payable thereon as principal or interest. Said Tranche C Obligations, in case the amount so payable to the holders thereof shall be less than the amounts due thereon, shall be returned to the holders thereof after being stamped or endorsed to show partial payment.

            Section 4.03.    Waiver of Appraisement, Etc. To the full extent that it may lawfully so agree, the Grantor agrees that it will not at any time insist upon, plead, claim or take the benefit or advantage of, any appraisement, valuation, stay, extension, or redemption law now or hereafter in force, in order to prevent or hinder the enforcement of this Mortgage or the absolute sale of the Collateral, or any part thereof, or the possession thereof by any purchaser at any sale under this Article 4; but the Grantor, for itself and all who may claim under it so far as it or they now or hereafter lawfully may, hereby waives the benefit of all such laws. The Grantor, for itself and all who may claim under it, waives, to the extent that it lawfully may, all right to have the property in the Collateral marshalled upon any foreclosure hereof, and agrees that any court having jurisdiction to foreclosure under this Mortgage may order the sale of the Collateral as an entirety.

            Section 4.04.    Remedies Cumulative. Each and every right, power and remedy hereby specifically given to the Collateral Agent or otherwise in this Mortgage shall be cumulative and shall be in addition to every other right, power and remedy specifically given under this Mortgage or the other Loan Documents or now or hereafter existing at law, in equity or by statute or treaty and each and every right, power and remedy whether specifically herein given or otherwise existing may be exercised from time to time or simultaneously and as often and in such order as may be deemed expedient by the Collateral Agent. All such rights, powers and remedies shall be cumulative and the exercise or the beginning of the exercise of one shall not be deemed a waiver of the right to exercise any other or others. No delay or omission of the Collateral Agent in the exercise of any such right, power or remedy and no renewal or extension of any of the Tranche C Obligations shall impair any such right, power or remedy or shall be construed to be a waiver of any Event of Default or an acquiescence therein. No notice to or demand on the Grantor in any case shall entitle it to any other or further notice or demand in similar or other circumstances or constitute a waiver of any of the rights of the Collateral Agent to any other or further action in any circumstances. In the event that the Collateral Agent shall bring any suit to enforce any of its rights hereunder and shall be entitled to judgment, then in such suit the Collateral Agent may recover reasonable expenses, including attorneys' fees, and the amounts thereof shall be included in such judgment.

            Section 4.05.    Discontinuance of Proceedings. In case the Collateral Agent shall have instituted any proceeding to enforce any right, power or remedy under this Mortgage by foreclosure, sale entry or otherwise, and such proceeding shall have been discontinued or abandoned for any reason or shall have been determined adversely to the Collateral Agent, then and in every such case the Grantor, the Collateral Agent and each holder of any of the Tranche C Obligations shall be restored to their former positions and rights hereunder with respect to the Collateral subject to the security interest created under this Mortgage, and all rights, remedies and powers of the Collateral Agent shall continue as if no such proceeding had been instituted (but otherwise without prejudice).

ARTICLE 5

TERMINATION OF MORTGAGE

            Section 5.01.    Termination of Mortgage. This Mortgage shall terminate upon indefeasible payment and performance in full of the obligations hereby secured. Upon termination, the Grantor may request, at the Grantor's sole cost and expense, the Collateral Agent to execute and deliver to or as directed in writing by the Grantor an appropriate instrument reasonably required to release the Collateral from the Lien of this Mortgage and the Collateral Agent shall execute and deliver such instrument as aforesaid; provided, however, that in the event that any portion of the Collateral is sold or otherwise disposed of in accordance with Section 6.11 of the Credit Agreement, the Collateral Agent shall cooperate, at the Grantor's sole cost and expense, in releasing the Lien of this Mortgage from such portion of the Collateral. Except as aforesaid otherwise provided, this Mortgage and the trusts created hereby shall continue in full force and effect in accordance with the terms hereof.

ARTICLE 6

MISCELLANEOUS

            Section 6.01.    No Legal Title to Collateral in Secured Creditor. No Lender shall have legal title to any part of the Collateral. No transfer, by operation of law or otherwise, of any portion of the Loans or other right, title and interest of a Lender in and to the Collateral or this Mortgage shall operate to terminate this Mortgage or entitle any successor or transferee of such Lender to an accounting or to the transfer to it of legal title to any part of the Collateral.

            Section 6.02.    Sale of Collateral by Collateral Agent is Binding. Any sale or other conveyance of any Airframe, Engine, Spare Engine or other item of Collateral or any interest therein by the Collateral Agent made pursuant to the terms of this Mortgage shall bind the Lenders and the Grantor, and shall be effective to transfer or convey all right, title and interest of the Collateral Agent, the Grantor, and the Lenders therein. No purchaser or other grantee shall be required to inquire as to the authorization, necessity, expediency or regularity of such sale or conveyance or as to the application of any sale or other proceeds with respect thereto by the Collateral Agent.

            Section 6.03.    Benefit of Mortgage. Nothing in this Mortgage, whether express or implied, shall be construed to give to any Person other than the Grantor, the Collateral Agent and the Lenders any legal or equitable right, remedy or claim under or in respect of this Mortgage.

            Section 6.04.    Notices. All notices and other communication provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopy as follows:

  if to the Grantor, to:

    United Air Lines, Inc.
    1200 East Algonquin Road
    Elk Grove Village, Illinois 60007
    Attention: Fredric F. Brace
    Telecopier: (703) 872-5960

    with a copy to:

    Kirkland & Ellis
    200 East Randolph
    Chicago, Illinois 60601
    Attn: Linda Myers
    Telecopier: (312) 660-0506

  if to the Collateral Agent, to:

    JPMorgan Chase Bank. N.A.
    270 Park Avenue
    New York, New York 10017
    Attention: Richard R. Thayer
    Telecopier: (212) 270-1063
  Either party hereto may change its address or telecopy number for notices and other communications hereunder by notice to the other party hereto. All notices and other communications given to either party hereto in accordance with the provisions of this Mortgage shall be deemed to have been given on the date of receipt.
            Section 6.05.    Governing Law. THIS MORTGAGE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK AND, TO THE EXTENT APPLICABLE THE BANKRUPTCY CODE. EACH PARTY TO THE AGREEMENT HEREBY IRREVOCABLY AND UNCONDITIONALLY SUBMITS FOR ITSELF AND PROPERTY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR RELATED DOCUMENTS, OR FOR RECOGNITION AND ENFORCEMENT OF ANY JUDGMENT IN RESPECT THEREOF, TO THE NON-EXCLUSIVE JURISDICTION OF THE BANKRUPTCY COURT AND, IF THE BANKRUPTCY COURT DOES NOT HAVE (OR ABSTAINS FROM) JURISDICTION, TO THE NON-EXCLUSIVE GENERAL JURISDICTION OR ANY STATE OR FEDERAL COURT OF COMPETENT JURISDICTION SITTING IN NEW YORK COUNTY, NEW YORK. THE GRANTOR AND THE COLLATERAL AGENT IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY ACTION OR PROCEEDING IN SUCH JURISDICTION IN RESPECT OF ANY LOAN DOCUMENT OR OTHER DOCUMENT RELATED THERETO. EACH OF THE GRANTORS AND THE COLLATERAL AGENT WAIVES PERSONAL SERVICE OF ANY SUMMONS, COMPLAINT OR OTHER PROCESS, WHICH MAY BE MADE BY ANY OTHER MEANS PERMITTED BY THE LAW OF SUCH STATE.

            Section 6.06.    Grantor's Duties. It is expressly agreed, anything herein contained to the contrary notwithstanding, that the Grantor shall remain liable to perform all of the obligations, if any, assumed by it with respect to the Collateral and neither the Collateral Agent nor any Lender shall have any obligations or liabilities with respect to any Collateral by reason of or arising out of this Mortgage, nor shall the Collateral Agent nor any Lender be required or obligated in any manner perform or fulfill any of the obligations of the Grantor under or with respect to any Collateral.

            Section 6.07.    Counterparts. This Mortgage may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

            Section 6.08.    Conflicts with Other Loan Documents. Subject to Section 6.10, unless otherwise expressly provided in this Mortgage, if any provision contained in this Mortgage conflicts with any provision of any other Loan Document, the provision contained in this Mortgage shall govern and control, provided, that the inclusion of supplemental rights or remedies in favor of the Agents, the Tranche C Agent, the Tranche A and B Collateral Agent, the Collateral Agent or the Lenders in any other Loan Document shall not be deemed a conflict with this Mortgage. In the event of any conflict between this Mortgage and the Final Order or the Thirteenth Amendment Order, the Final Order (as supplemented by Thirteenth Amendment Order) shall control.

            Section 6.09.    Indemnity. The Grantor does hereby assume liability for, and does hereby agree (whether or not any of the transactions contemplated hereby shall be consummated and whether or not also indemnified by any manufacturer or subcontractor or any other Person, and without necessity of recourse thereto prior to recourse against the Grantor) to indemnify, protect, defend, save and hold harmless and keep whole the Collateral Agent, each Agent, each Lender, any affiliate of any of the foregoing Persons, and any officer, director, employee, and agent of any of the foregoing Persons (each, an "Indemnified Person") from and against any and all liabilities (including but not limited to liabilities arising out of the doctrine of strict or absolute liability with or without fault in tort or otherwise or arising out of violation of applicable law of any kind), obligations, losses, damages, penalties, claims, actions, suits, judgments, costs, expenses and disbursements (including, without limitation, legal fees and expenses and costs of investigation), whether any of the foregoing be founded or unfounded, of whatsoever kind and nature that maybe imposed on, incurred by or asserted against any Indemnified Person, and in any way relating to or arising out of (i) the Collateral, or any part thereof, or of the Loan Documents (including, without limitation, the performance of all obligations of the Grantor under the Loan Documents and payments made pursuant thereto or any other transactions contemplated thereby), (ii) any Default, Event of Default or Event of Loss or (iii) the design, manufacture, testing, financing, construction, purchase, acceptance, non-acceptance, possession, rejection, control, ownership, registration, delivery, nondelivery, use, operation, leasing, subleasing, storage, modification, replacement, substitution, pooling, interchange, condition, maintenance, repair, overhaul, sale, return, abandonment, redelivery or other disposition of, or the imposition of any Lien (or incurrence of any liability to refund or pay over any amount as a result of any Lien) on, the Collateral or any interest therein, including, without limitation, any claim or penalty arising out of violations of applicable laws, or in tort (strict or otherwise), latent or other defects, whether or not discoverable by any Indemnified Person or any other Person, loss of or damage to any property or the environment, death of or injury to any person, and any claim for patent, trademark or copyright infringement (collectively, "Expenses"); provided, however, that the foregoing indemnity shall not extend to (i) any Expenses of any Indemnified Person to the extent solely resulting from or arising out of the willful misconduct or gross negligence of such Indemnified Person, other than willful misconduct or gross negligence imputed to such Indemnified Person solely by reason of its interest in the Collateral or the Loan Documents and other than willful misconduct or gross negligence that shall have been on the part of the Grantor in acting on behalf of such Indemnified Person, (ii) any Expenses that result solely from an Indemnified Person's breach of any Loan Document (as finally determined by a court of competent jurisdiction), (iii) any Expenses that result solely from any transfer of a Lender's interest under the Loan Documents or (iv) any Expenses, to the extent the same constitute Excluded Taxes.

            The Grantor (and, at the Grantor's option, its insurers) shall investigate and defend any matter for which indemnification is sought under this Section and may employ for such purpose the counsel of its choosing (which counsel shall, however, be reasonably acceptable to the Indemnified Person) and each Indemnified Person shall, at the Grantors' expense, cooperate with the Grantor (or such insurers) with respect thereto; provided, however, that the Grantor (and, unless required by a policy which insures the indemnified matter, such insurers) shall not be entitled to defend any such matter if (x) a Default or an Event of Default has occurred and is continuing or (y) there is, in the reasonable judgment of the Indemnified Person, an actual risk of a finding of criminal liability or a material danger of the sale, forfeiture, loss of, or the creation of a Lien on or with respect to, the Collateral or any part thereof. In any instance in which the Grantor shall be controlling the defense of any action, the Indemnified Person shall have the right to employ separate counsel and to participate therein.

            The Grantor will pay interest at the Alternate Base Rate plus 5.5% to the relevant Indemnified Person for any indemnities not paid when due, payable 10 days after notice. The rights of any Indemnified Person under this Section shall not be affected by any insurance maintained by or for the benefit of such Indemnified Person and which the Indemnified Person or any of its affiliates obtained for their own account.

            Section 6.10.    Intercreditor Provisions. Notwithstanding anything to the contrary contained herein, the terms of this Mortgage (including, without limitation, the relative priorities between the liens granted to the Collateral Agent and the Tranche A and B Collateral Agent), and any rights and remedies of the Collateral Agent provided for herein, shall be subject to the intercreditor provisions contained in Section 11 of the Credit Agreement and in the event of any inconsistency between any provisions herein and therein, the provisions contained in Section 11 of the Credit Agreement shall govern.

[Signature pages intentionally omitted in Exhibit G to Thirteenth Amendment]

EXHIBIT A
To
TRANCHE C AIRCRAFT,SPARE ENGINES AND SPARE PARTS
MORTGAGE AND SECURITY AGREEMENT

TRANCHE C AIRCRAFT, SPARE ENGINES AND SPARE PARTS
MORTGAGE AND SECURITY AGREEMENT
SUPPLEMENT NO. ___

            THIS TRANCHE C AIRCRAFT, SPARE ENGINES AND SPARE PARTS MORTGAGE AND SECURITY AGREEMENT SUPPLEMENT NO. __ dated __________ (this "Mortgage Supplement") made by UNITED AIR LINES, INC., a Delaware corporation and a debtor-in-possession under Chapter 11 of the Bankruptcy Code (the "Grantor"), in favor of JPMORGAN CHASE BANK, N.A., acting as collateral agent (the "Collateral Agent") for the Tranche C Lenders.

W I T N E S S E T H:

            WHEREAS, the Tranche C Aircraft, Spare Engines and Spare Parts Mortgage and Security Agreement, dated as of August, __, 2005 (herein called the "Mortgage"; capitalized terms used herein but not defined shall have the meaning ascribed to them in the Mortgage), between the Grantor and Collateral Agent, provides for the execution and delivery of supplements thereto substantially in the form hereof, which shall particularly describe certain collateral, and shall specifically mortgage the same to the Collateral Agent; and

            WHEREAS, the Mortgage was entered into between the Grantor and the Collateral Agent in order to secure the Tranche C Obligations of the Grantor under that certain Revolving Credit, Term Loan and Guaranty Agreement, dated as of December 26, 2002 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, herein called the "Credit Agreement"), among the Grantor, each of the Subsidiaries of the Borrower (as defined in the Credit Agreement) from time to time party thereto, JPMorgan Chase Bank N.A. (f/k/a JPMorgan Chase Bank), Citicorp USA, Inc. and the other lenders from time to time party thereto, JPMorgan Chase Bank as Paying Agent and JPMorgan Chase Bank and Citicorp USA, Inc. (each, as co-administrative agent and co-collateral agent for the Tranche A and B Lenders) and JPMorgan Chase Bank, N.A. (as administrative agent and collateral agent for the Tranche C Lenders));

            WHEREAS, the Mortgage relates to the Aircraft, Airframes, Engines, Spare Engines and Spare Parts described in Exhibit 1 hereto, and a counterpart of the Mortgage is attached hereto and made a part hereof and this Mortgage Supplement, together with such counterpart of the Mortgage and any previous Mortgage Supplements, is being filed for recordation on the date hereof with the Federal Aviation Administration as one document;

            NOW, THEREFORE, this Mortgage Supplement Witnesseth, that to secure the prompt and complete payment and performance when due of the Tranche C Obligations of the Grantor and each of the Guarantors under the Credit Agreement and each of the other Loan Documents, to secure the performance and observance by the Grantor and each of the Guarantors of all the agreements, covenants and provisions contained in the Mortgage and in the Loan Documents for the benefit of the Collateral Agent on behalf of the Lenders and each of the other Indemnified Persons, to secure the obligations of the Grantor and each of the Guarantors in respect of Indebtedness arising after the Closing Date owed to any Lender (or its banking Affiliates) thereof permitted by Section 6.03(viii) of the Credit Agreement and for the uses and purposes and subject to the terms and provisions of the Mortgage, and in consideration of the premises and of the covenants contained in the Mortgage, and of other good and valuable consideration the receipt and adequacy whereof are hereby acknowledged, the Grantor has granted, bargained, sold, assigned, transferred, conveyed, mortgaged, pledged and confirmed, and does hereby grant, bargain, sell, assign, transfer, convey, mortgage, pledge and confirm, unto the Collateral Agent, its successors and assigns, for the security and benefit of the Lenders and such other Persons, a first priority continuing security interest in and first priority mortgage lien on the following described property:

1. The Airframes described on Exhibit 1 hereto together with all Parts which are from time to time incorporated or installed in or attached thereto or which have been removed therefrom, unless the Lien of the Mortgage shall not be applicable to such Part pursuant to the provisions of the Mortgage.

2. The Engines described on Exhibit 1 hereto (each such engine having 750 or more rated take-off horsepower or the equivalent thereof, whether or not such engines shall be installed in or attached to an Airframe or any other airframe) in each case, together with all Parts which are from time to time incorporated or installed in or attached thereto or which have been removed therefrom, unless the Lien of the Mortgage shall not be applicable to such Part pursuant to the provisions of the Mortgage.

3. The Spare Engines described on Exhibit 1 hereto (each such engine having 750 or more rated take-off horsepower or the equivalent thereof, whether or not such engines shall be installed in or attached to an Airframe or any other airframe) in each case, together with all Parts which are from time to time incorporated or installed in or attached thereto or which have been removed therefrom, unless the Lien of the Mortgage shall not be applicable to such Part pursuant to the provisions of the Mortgage.

4. The Spare Parts maintained by or on behalf of the Grantor at the Spare Parts Locations described in Exhibit 1 hereto.

             TO HAVE AND TO HOLD all and singular the aforesaid property unto the Collateral Agent, its successors and assigns, for the uses and purposes and subject to the terms and provisions set forth in the Mortgage.

This Mortgage Supplement shall be construed as a supplemental Mortgage and shall form a part thereof, and the Mortgage is hereby incorporated by reference herein and is hereby ratified, approved and confirmed.

[Signature pages intentionally omitted]

EXHIBIT 1
TO
TRANCHE C AIRCRAFT, SPARE ENGINES AND SPARE PARTS
MORTGAGE AND SECURITY AGREEMENT
SUPPLEMENT NO. ___

DESCRIPTION OF AIRFRAMES, ENGINES,
SPARE ENGINES AND SPARE PARTS

[FAA COUNSEL TO PREPARE]

EXHIBIT B
TO
TRANCHE C AIRCRAFT, SPARE ENGINES AND SPARE PARTS
MORTGAGE AND SECURITY AGREEMENT

CERTAIN ECONOMIC TERMS

Insured Amount:	Replacement Cost

Minimum Liability Insurance Amount:*	$300,000,000 per occurrence for Boeing 737 or 757 Aircraft or an Airbus A319 or A320 Aircraft

$400,000,000 per occurrence for Boeing 767 or 777 Aircraft

$500,000,000 per occurrence for Boeing 747 Aircraft

* Subject to Lender review.

EXHIBIT C
TO
TRANCHE C AIRCRAFT, SPARE ENGINES AND SPARE PARTS
MORTGAGE AND SECURITY AGREEMENT

CREDIT AGREEMENT

EXHIBIT H
TO
THIRTEENTH AMENDMENT
SCHEDULE 3.06 TO CREDIT AGREEMENT

SUBSIDIARIES

Subsidiaries	Shareholder	Percentage of Issued Shares Owned By Shareholder
Four Star Leasing, Inc.	UAL Corporation	100%
UAL Benefits Management, Inc.	UAL Corporation	95%
	Health Care Service Corporation	5%
UAL Company Services, Inc.	UAL Corporation	100%
Air Wis Services, Inc.	UAL Corporation	100%
Air Wisconsin, Inc.	Air Wis Services, Inc.	100%
United BizJet Holdings, Inc.	UAL Corporation	100%
BizJet Charter, Inc.	United BizJet Holdings, Inc.	100%
BizJet Fractional, Inc.	United BizJet Holdings, Inc.	100%
BizJet Services, Inc.	United BizJet Holdings, Inc.	100%
UAL Loyalty Services, LLC	United Air Lines, Inc.	100%
Ameniti Travel Clubs, Inc.	MyPoints.com, Inc.	100%
Mileage Plus Holdings, Inc.	UAL Loyalty Services, LLC	100%
Mileage Plus Marketing, Inc.	Mileage Plus Holdings, Inc.	100%
MyPoints.com, Inc.	UAL Corporation	100%
Cybergold, Inc.	MyPoints.com, Inc.	100%
itarget.com, inc.	MyPoints.com, Inc.	100%
MyPoints Offline Services, Inc.	MyPoints.com, Inc.	100%
United Air Lines, Inc.	UAL Corporation	100%
Kion Leasing, Inc.	United Air Lines, Inc.	100%
Premier Meeting and Travel Services, Inc.	United Air Lines, Inc.	100%
United Aviation Fuels Corporation	United Air Lines, Inc.	100%
United Cogen, Inc.	United Air Lines, Inc.	100%
United GHS, Inc.	United Air Lines, Inc.	100%
United Vacations, Inc.	United Air Lines, Inc.	100%
United Worldwide Corporation	United Air Lines, Inc.	100%
Mileage Plus, Inc.	United Air Lines, Inc.	100%
Domicile Management Services, Inc.	Air Wis Services, Inc.	99.9%
	United Air Lines, Inc.	.1%
ULS Ventures, Inc.	UAL Loyalty Services, LLC	100%
Four Star Insurance Co. Ltd.	UAL Corporation	100%
Kion de Mexico, S.A. de C.V.	United Air Lines, Inc.	99%
Covia LLC	United Air Lines, Inc.	100%
United Air Lines Ventures, Inc.	United Airlines, Inc.	100%
Galileo Japan Partnership	Covia LLC	56%
SCHEDULE 1
TO
THIRTEENTH AMENDMENT
DESCRIPTION OF CHARLES DEGAULLE SLOTS
TO BE RELINQUISHED

A/D	Time	DooP	Effective Dates

Arr	1030 UTC	On Sunday	30 October only
Arr	1130 UTC	Daily	31October - 25March
Dep	1420 UTC	Daily	30October - 25March